As filed with the Securities and Exchange Commission on October 17, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Data Corporation

(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	6199	47-0731996
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

(404) 890-2000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

David R. Money

First Data Corporation

Executive Vice President, General Counsel and Secretary

Administrative Headquarters

6200 South Quebec Street

Greenwood Village, Colorado 80111

(303) 967-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard A. Fenyes, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telephone: (212) 455-2000

Approximate date of commencement of proposed exchange offer:

As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
12.625% Senior Notes due 2021	$3,000,000,000	100%	$3,000,000,000	$343,800
Guarantees of 12.625% Senior Notes due 2021(2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Bankcard Investigative Group Inc.	Delaware	58-2368158	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
BUYPASS Inco Corporation	Delaware	51-0362700	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Call Interactive Holdings LLC	Delaware	45-0492144	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Cardservice International, LLC.	California	95-4207932	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
CESI Holdings, Inc.	Delaware	11-3145051	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Computing Corporation	Delaware	36-3833854	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Corporate Services, Inc.	Delaware	23-2709591	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord EFS Financial Services, Inc.	Delaware	01-0757630	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord EFS, Inc.	Delaware	04-2462252	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Emerging Technologies, Inc.	Arizona	86-0837769	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Concord Financial Technologies, Inc.	Delaware	13-4064184	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord One, LLC	Delaware	01-0757619	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Payment Services, Inc.	Georgia	58-1495598	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Processing, Inc.	Delaware	57-1143159	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Transaction Services, LLC	Colorado	20-0187517	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
CTS Holdings, LLC	Colorado	20-0675870	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
CTS, Inc.	Tennessee	52-2251178	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
EFS Transportation Services, Inc.	Tennessee	62-1830443	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
EPSF Corporation	Delaware	51-0380978	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDFS Holdings, LLC	Delaware	84-1564482	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
FDGS Group, LLC	Delaware	58-2582293	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDR Ireland Limited	Delaware	98-0122368	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDR Limited	Delaware	98-0122367	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDR Missouri Inc.	Delaware	47-0772712	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDS Holdings, Inc.	Delaware	58-2517182	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Capital, Inc.	Delaware	58-2436936	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Card Solutions, Inc.	Maryland	75-1300913	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Commercial Services Holdings, Inc.	Delaware	20-5626772	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Communications Corporation	Delaware	22-2991933	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data EC, LLC	Delaware	30-0512868	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
First Data Government Solutions, Inc.	Delaware	59-2957887	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Government Solutions, LP	Delaware	58-2582959	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Latin America Inc.	Delaware	47-0789663	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Merchant Services Corporation	Florida	59-2126793	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Merchant Services Northeast, LLC	Delaware	11-3383565	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Merchant Services Southeast, L.L.C.	Delaware	11-3301903	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Mobile Holdings, Inc.	Delaware	20-5449819	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Payment Services, LLC	Delaware	26-0359308	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Real Estate Holdings L.L.C.	Delaware	84-1593311	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Resources, LLC	Delaware	47-0535472	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
First Data Retail ATM Services L.P.	Texas	01-0757624	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Secure LLC	Delaware	47-0902841	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Solutions, Inc.	Washington	91-2113799	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Technologies, Inc.	Delaware	04-3125703	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Voice Services	Delaware	22-2915646	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FSM Services Inc.	Delaware	58-2517180	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FundsXpress Financial Network, Inc.	Texas	74-2830594	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FundsXpress, Inc.	Delaware	74-2935781	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Gift Card Services, Inc.	Oklahoma	73-1483616	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Gratitude Holdings LLC	Delaware	41-2077284	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Instant Cash Services, LLC	Delaware	30-0412561	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Linkpoint International, Inc.	Nevada	95-4704661	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
LoyaltyCo LLC	Delaware	Not applicable	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
MAS Inco Corporation	Delaware	51-0362703	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
MAS Ohio Corporation	Delaware	52-2139525	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Money Network Financial, LLC	Delaware	36-4483540	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
National Payment Systems Inc.	New York	13-3789541	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
New Payment Services, Inc.	Georgia	20-3848972	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
PayPoint Electronic Payment Systems, LLC	Delaware	82-0569438	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
PaySys International, Inc.	Florida	59-2061461	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
REMITCO LLC	Delaware	82-0580864	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Sagebrush Holdings LLC	Delaware	75-3097583	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Size Technologies, Inc.	California	94-3329671	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Networks, Inc.	Delaware	59-3558624	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Processing, Inc.	Delaware	23-2696693	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Systems Assets, Inc.	Delaware	33-0886220	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Systems, Inc.	Delaware	59-3558623	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Systems, LLC	Delaware	33-0886218	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Strategic Investment Alternatives LLC	Delaware	01-0716816	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TASQ LLC	Delaware	84-1581144	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
TASQ Technology, Inc.	California	68-0345149	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TeleCheck International, Inc.	Georgia	58-2014182	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TeleCheck Pittsburgh/West Virginia, Inc.	Pennsylvania	25-1405316	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TeleCheck Services, Inc.	Delaware	58-2035074	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Transaction Solutions, LLC	Delaware	82-0547328	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Unified Merchant Services	Georgia	58-2169129	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
ValueLink, LLC	Delaware	20-0055795	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 17, 2011

PRELIMINARY PROSPECTUS

FIRST DATA CORPORATION

Offer to Exchange (the “Exchange Offer”)

$3,000,000,000 aggregate principal amount of its 12.625% Senior Notes due 2021 (the “exchange notes”) which have been registered under the Securities Act of 1933, as amended, (the “Securities Act”) for any and all of its outstanding unregistered 12.625% Senior Notes due 2021 (the “outstanding notes”).

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 12:00 a.m., New York City time, on , 2011, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offers will not constitute taxable events to holders for United States federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 11 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2011.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

i

BASIS OF PRESENTATION

On April 1, 2007, Omaha Acquisition Corp., a Delaware corporation formed by investment funds associated with Kohlberg Kravis Roberts & Co. L. P. (“KKR”), merged with and into First Data Corporation (“First Data”) (the “Merger”), with First Data continuing as the surviving corporation and an indirect subsidiary of New Omaha Holdings L. P. (the “Parent”). As a result of the Merger, investment funds associated with or designated by KKR and certain other co-investors indirectly own First Data.

The financial information presented in this prospectus is presented for two periods: Predecessor and Successor, which primarily relate to the periods preceding the Merger and the periods succeeding the Merger, respectively. The Predecessor period includes results of First Data through September 24, 2007. The Successor period includes the results of operations of Acquisition Corp. for the period prior to the Merger from March 29, 2007 (its formation) through September 24, 2007 (comprised entirely of the change in fair value of certain forward starting, deal contingent interest rate swaps) and includes post-Merger results of First Data for the periods beginning September 25, 2007, including all impacts of purchase accounting.

A substantial portion of our business is conducted through “alliances” with banks and other institutions. Where we discuss the operations of our Retail and Alliance Services segment, such discussions include our alliances since they generally do not have their own operations (other than certain majority owned and equity method alliances) and are part of our core operations. Our alliance structures take on different forms, including consolidated subsidiaries, equity method investments and revenue sharing arrangements. Under the alliance program, we and a bank or other institution form a venture, either contractually or through a separate legal entity. Merchant contracts may be contributed to the venture by us and/or the bank or institution. The banks or other institutions generally provide card association sponsorship, clearing and settlement services. These institutions typically act as a merchant referral source when the institution has an existing banking or other relationship. We provide transaction processing and related functions. Both owners of these ventures may provide management, sales, marketing and other administrative services. The alliance structure allows us to be the processor for multiple financial institutions, any one of which may be selected by the merchant as their bank partner.

Unless the context requires otherwise, in this prospectus, “First Data,” “FDC,” the “Company,” “we,” “us” and “our” refer to First Data Corporation and its consolidated subsidiaries, both before and after the consummation of the Merger described herein. References to the “notes” refer to the outstanding notes and the exchange notes.

ii

PROSPECTUS SUMMARY

This summary highlights key aspects of the information contained elsewhere in this prospectus and may not contain all of the information you should consider before investing in the exchange notes. You should read this summary together with the entire prospectus, including the information presented under the heading “Risk Factors” and the information in the historical financial statements and related notes appearing elsewhere in this prospectus. For a more complete description of our business, see the “Business” section in this prospectus.

Our Company

We are a global technology and payments processing leader, providing electronic commerce and payment solutions for merchants, financial institutions and card issuers worldwide. We process nearly 1,700 transactions every second, and serve more than six million merchant locations, thousands of card issuers and millions of consumers in 35 countries, with a leading market position in each of our core businesses, we are well-positioned to capitalize on the continued shift from cash and checks to electronic payment transactions.

We have built long-standing relationships with merchants, financial institutions and card issuers globally through superior industry knowledge, product innovation and high-quality, reliable service. As a result, our revenues are highly diversified across customers, products, geography and distribution channels, with no single customer accounting for more than 3% of our 2010 adjusted revenue. We also enter into alliances with banks and other institutions, increasing our broad geographic coverage and presence in various industries. The contracted and stable nature of our revenue base makes our business highly predictable. Our revenue is recurring in nature, as we typically initially enter into multi-year contracts with our merchant, financial institution and card issuer customers.

Our principal executive offices are located at 5565 Glenridge Connector, N.E., Suite 2000, Atlanta, Georgia 30342. The telephone number of our principal executive offices is (404) 890-2000. Our Internet address is http://www.firstdata.com. Information on our web site does not constitute part of this prospectus.

The Exchange Offer

On December 17, 2010, First Data issued in a private placement $3,000,000,000 aggregate principal amount of outstanding notes.

General	In connection with the private placement of the outstanding notes, First Data and the guarantors of the outstanding notes entered into a registration rights agreement pursuant to which we agreed, under certain circumstances, to use our reasonable best efforts to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes and have it declared effective by the SEC within 360 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provisions of the registration rights agreement are not applicable.

The Exchange Offer	First Data is offering to exchange $3,000,000,000 aggregate principal amount of its exchange notes which have been registered under the Securities Act for any and all of its outstanding notes.

You may only exchange outstanding notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 12.00 a.m., New York City time, on , 2011, unless extended by First Data. First Data currently does not intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. First Data will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which First Data may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with your outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available, or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, First Data and the guarantors of the outstanding notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except First Data and the guarantors of the outstanding notes will not have any further obligation to you to provide for the exchange and registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, First Data and the guarantors of the notes do not currently anticipate that we will register the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute taxable events to holders for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	First Data Corporation

Securities Offered	$3,000,000,000 aggregate principal amount of exchange notes.

Maturity Date	The exchange notes will mature on January 15, 2021.

Interest Rate	Interest on the exchange notes will be payable in cash and will accrue at a rate of 12.625% per annum.

Interest Payment Dates	We will pay interest on the exchange notes on January 15 and July 15. Interest began to accrue from the issue date of the notes.

Mandatory Principal Redemption	If any of the exchange notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the outstanding notes’ issuance (each, an “AHYDO redemption date”), we will be required to redeem for cash the portion, if any, of each exchange notes then outstanding equal to the “Mandatory Principal Redemption Amount” (each such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each exchange note redeemed pursuant to any Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. “Mandatory Principal Redemption Amount” means, as of each AHYDO redemption date, the portion, if any, of a exchange note required to be redeemed to prevent such exchange note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, determined without regard to the provisions of IRS Notice 2010-11. No partial redemption or repurchase of the exchange notes prior to any AHYDO redemption date pursuant to any other provision of the indenture governing the exchange notes will alter our obligation to make any Mandatory Principal Redemption with respect to any exchange notes that remain outstanding on such AHYDO redemption date.

Ranking	The exchange notes will be unsecured senior obligations and will:

•	rank senior in right of payment to all existing and future subordinated indebtedness;

•	rank equal in right of payment with all of our existing and future senior indebtedness;

•

be effectively subordinated, to the extent of the value of the assets securing such indebtedness, to our and our guarantors’ obligations under the senior secured credit facilities (including any future obligations thereto) and other secured obligations; and

•

be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our subsidiary guarantor).

As of June 30, 2011, on an as adjusted basis after giving effect to this exchange offer:

•	the exchange notes and related guarantees would have ranked effectively junior in right of payment to $176.3 million of capital leases;

•

the exchange notes and related guarantees would have been structurally subordinated to approximately $77.1 million of debt of our non-guarantor subsidiaries, which consists of borrowings under short-term lines of credit and other arrangements with foreign banks and alliance partners primarily to fund settlement activity; these arrangements are primarily associated with our international operations and are in various functional currencies, the most significant of which are the euro, Australian dollar and Polish zloty. As of June 30, 2011, our non-guarantor subsidiaries had additional availability of approximately $290.3 million (of which none was uncommitted);

•

the exchange notes and related guarantees would have ranked effectively junior in right of payment to $11,272.9 million of senior secured indebtedness under our senior secured credit facilities and $4,201.8 million of our senior secured notes to the extent of the value of the collateral; we would have had an additional $1,515.3 million of availability under the senior secured credit facilities (without giving effect to $44.9 million of outstanding letters of credit);

•	the exchange notes and related guarantees would have ranked effectively equal in right of payment to $4,468.9 million of our senior unsecured notes; and

•	the exchange notes and related guarantees would have ranked effectively senior in right of payment to $2,500.0 million of our senior subordinated notes and $57.0 million of other unsecured debt.

Guarantees

The exchange notes will be jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by each of our existing and future direct and indirect wholly owned domestic subsidiaries that guarantees the senior secured credit facilities. The guarantees of the notes will be a general senior obligation of each subsidiary guarantor and will:

•	rank senior in right of payment to all existing and future subordinated indebtedness of the guarantor subsidiary;

•	rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiary;

•

be effectively subordinated, to the extent of the value of the assets securing such indebtedness, to our and the guarantors’ obligations under the senior secured credit facilities (including any future obligations thereto); and

•	be effectively subordinated to all existing and future indebtedness and other liabilities of any subsidiary of a subsidiary guarantor that is not also a guarantor of the notes.

Any guarantee of the exchange notes will be released in the event such guarantee is released under the senior secured credit facilities.

Our non-guarantor subsidiaries accounted for approximately $3,964 million, or 36%, of our consolidated revenue (without giving effect to consolidation adjustments), and $1,037 million, or approximately 38%, of our consolidated EBITDA (without giving effect to consolidation adjustments), in each case for the twelve months ended June 30, 2011. As of June 30, 2011, our non-guarantor subsidiaries had $12,540 million, or approximately 42%, of our total assets (excluding settlement assets) and liabilities (excluding settlement liabilities) of $278 million (an asset balance due to net intercompany accounts with parent and guarantor subsidiaries). Additionally, guarantor subsidiaries hold equity interests in entities that are not consolidated subsidiaries that accounted for $191 million, or approximately 7%, of consolidated EBITDA (without giving effect to consolidation adjustments) for the twelve months ended June 30, 2011. As of June 30, 2011, our non-guarantor subsidiaries had $290 million remaining available under short-term lines of credit and other arrangements with foreign banks and alliance partners primarily to fund settlement activity. These arrangements are primarily associated with international operations and are in various currencies, the most significant of which are the euro, Australian dollar and Polish zloty. Total amounts outstanding against short-term lines of credit and other arrangements were $77 million as of June 30, 2011.

Optional Redemption	We may redeem the exchange notes, in whole or in part, at any time prior to January 15, 2016, at a price equal to 100% of the principal amount of the exchange notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium,” as described under “Description of Notes—Optional Redemption.”

We may redeem the exchange notes, in whole or in part, on or after January 15, 2016, at the redemption prices set forth under “Description of Notes—Optional Redemption.”

Additionally, from time to time on or before January 15, 2014, we may choose to redeem up to 35% of the aggregate principal amount of the notes with the proceeds from one or more public equity offerings at the redemption prices set forth under “Description of Notes—Optional Redemption.”

Change of Control Offer	Upon the occurrence of a change of control, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sale Proceeds Offer	Upon the occurrence of a non-ordinary course asset sale, you may have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 100% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The indenture governing the exchange notes contain covenants limiting our ability and the ability of our restricted subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of Notes.”

Original Issue Discount	We will treat the exchange notes as having been issued with original issue discount (“OID”) for United States federal income tax purposes in an amount equal to the difference between their stated principal amount and the fair market value of the corresponding outstanding notes exchanged therefor on the date of initial issuance of such corresponding outstanding notes. U.S. holders (as defined in “Certain United States Federal Income Tax Consequences”) of the exchange notes will be required to include such OID in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof regardless of such holders’ method of accounting for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

No Prior Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly,

we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market that may develop.

You should consider carefully all of the information set forth in this prospectus prior to exchanging your outstanding notes. In particular, we urge you to consider carefully the factors set forth under the heading “Risk Factors.”

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offer. Any of the following risks could materially and adversely affect our business, financial condition, operating results or cash flow; however, the following risks are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the exchange notes could decline or we may not be able to make payments of interest and principal on the exchange notes, and you may lose all or part of your original investment.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum distributed in connection with the private placement of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. We cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain persons who participate in the Exchange Offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp. , SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc. , SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness and Our Business

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our debt obligations.

We are highly leveraged. As of June 30, 2011, we had $22.8 billion of total debt. Our high degree of leverage could have important consequences, including:

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•

requiring a substantial and increasing portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities; for example, per the terms of our 10.55% PIK Notes (as defined below), we have been permitted to pay interest in-kind with additional notes, but will be required to pay all interest in cash starting March 2012. As of June 30, 2011, we had $710.9 million aggregate principal amount of these 10.55% PIK Notes outstanding. In addition, per the terms of our 8.75%/10.00% PIK Toggle Notes (as defined below), we have been permitted to pay interest in-kind with additional notes, but will be required to pay all interest in cash starting January 2014. As of June 30, 2011, we had $1,000.0 million aggregate principal amount ($991.4 million net of discount) of these 8.75%/10.00% PIK Toggle Notes outstanding;

•

exposing us to the risk of increased interest rates because certain of our borrowings, including and most significantly borrowings under our senior secured credit facilities, are at variable rates of interest;

•

making it more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indenture governing the notes and the agreements governing such other indebtedness;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	making it more difficult for us to obtain network sponsorship and clearing services from financial institutions;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

•

limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who, therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting.

A substantial amount of this indebtedness consists of our indebtedness under our senior secured term loan facility, which matures in September 2014, or March 2018 in the case of the dollar-denominated term loan tranche and the euro-denominated term loan tranche (collectively, the “Tranche C Loans”). Our senior secured revolving credit facility matures in September 2013, or September 2016 (subject to certain conditions discussed under “Description of Other Indebtedness—Senior Secured Credit Facilities—Amendments”) in the case of the 2016 Revolving Credit Facility. We may not be able to refinance our senior secured credit facilities or our other indebtedness because of our high levels of debt, debt incurrence restrictions under our debt agreements or because of adverse conditions in credit markets generally.

Despite our high indebtedness level, we and our subsidiaries still may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the credit agreement governing our senior secured credit facilities, the indentures governing our 7.375% Senior Secured First Lien Notes due 2019 (the “7.375% Notes”), our 8.875% Senior Secured First Lien Notes due 2020 (the “8.875% Notes”), our 8.25% Senior Secured Second Lien Notes due 2021 (the “8.25% Notes”), our 8.75%/10/00% PIK Toggle Senior Secured Second Lien Notes due 2022 (the “8.75%/10/00% PIK Toggle Notes” and, together with the 7.375% Notes, the 8.875% Notes and the 8.25% Notes, the “senior secured notes”), our 9.875% Senior Unsecured Notes due 2015 (the “9.875% Notes”), our 10.55% PIK Senior Unsecured Notes due 2015 (the “10.55% PIK Notes” and, together with the 9.875% Notes and the notes, the “senior unsecured notes”), our 11.25% Senior Subordinated Notes due 2016 (the “senior subordinated notes”) and the 11.5% Senior PIK Notes due 2016 (the “senior PIK notes”) of First Data Holdings Inc. (“Holdings”) contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If new debt is added to our and our subsidiaries’ existing debt levels, the related risks that we will face would increase.

Global economics, political and other conditions may adversely affect trends in consumer spending, which may adversely impact our revenue and profitability.

The global electronic payments industry depends heavily upon the overall level of consumer, business and government spending. A sustained deterioration in general economic conditions, particularly in the United States or Europe, or increases in interest rates in key countries in which we operate, may adversely affect our financial performance by reducing the number or average purchase amount of transactions involving payment cards. A reduction in the amount of consumer spending could result in a decrease of our revenue and profits.

A further weakening in the economy could also force some retailers to close, resulting in exposure to potential credit losses and further transaction declines and our earning less on transactions due also to a potential shift to large discount merchants. Additionally, credit card issuers have been reducing credit limits and are more selective with regard to whom they issue credit cards. A continuation or acceleration of the economic slowdown could adversely impact future revenues and our profits and result in a downgrade of our debt ratings, which may lead to termination or modification of certain contracts and make it more difficult for us to obtain new business.

Material breaches in security of our systems may have a significant effect on our business.

The uninterrupted operation of our information systems and the confidentiality of the customer/consumer information that resides on such systems are critical to the successful operations of our business. We have security, backup and recovery systems in place, as well as a business continuity plan to ensure the system will not be inoperable. We also have what we deem sufficient security around the system to prevent unauthorized access to the system. However, our visibility in the global payments industry may attract hackers to conduct attacks on our systems that could compromise the security of our data. An information breach in the system and loss of confidential information such as credit card numbers and related information could have a longer and more significant impact on the business operations than a hardware failure. The loss of confidential information could result in losing the customers’ confidence and thus the loss of their business, as well as imposition of fines and damages.

Acquisitions and integrating such acquisitions create certain risks and may affect our operating results.

We have been an active business acquirer both in the United States and internationally, and may continue to be active in the future. The acquisition and integration of businesses involves a number of risks. The core risks are in the areas of valuation (negotiating a fair price for the business based on inherently limited diligence) and integration (managing the complex process of integrating the acquired company’s people, products, technology and other assets so as to realize the projected value of the acquired company and the synergies projected to be realized in connection with the acquisition). In June 2009, we formed a new alliance, Banc of America Merchant Services, LLC (“BAMS”), with Bank of America, N.A. Processing, technology and operational synergies of BAMS are dependent upon the successful migration of merchant accounts to us. Any failure to migrate accounts or material adverse impact to merchants from potential conversion issues could negatively impact our business and result in a reduction of our revenue and profit.

In addition, international acquisitions often involve additional or increased risks including, for example:

•	managing geographically separated organizations, systems and facilities;

•	integrating personnel with diverse business backgrounds and organizational cultures;

•	complying with foreign regulatory requirements;

•	fluctuations in currency exchange rates;

•	enforcement of intellectual property rights in some foreign countries;

•	difficulty entering new foreign markets due to, among other things, customer acceptance and business knowledge of these new markets; and

•	general economic and political conditions.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of our combined businesses and the possible loss of key personnel. The diversion of management’s attention and any delays or difficulties encountered in connection with acquisitions and the integration of the two companies’ operations could have an adverse effect on our business, results of operations, financial condition or prospects.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

The indentures governing our senior secured notes, our senior unsecured notes, our senior subordinated notes, the senior PIK notes of Holdings and the credit agreement governing our senior secured credit facilities contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and our restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

A breach of any of these covenants could result in a default under one or more of these agreements, including as a result of cross default provisions and, in the case of the revolving credit facilities, permit the lenders to cease making loans to us. Upon the occurrence of an event of default under our senior secured credit facilities, the lenders could elect to declare all amounts outstanding under our senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit. Such actions by those lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under our senior secured credit facilities could proceed against the collateral securing those facilities. We have pledged a significant portion of our assets as collateral under our senior secured credit facilities. If the lenders under the senior secured credit facilities accelerate the repayment of borrowings, we may not have sufficient assets to repay our senior secured credit facilities, our senior secured notes, our second lien notes, our senior unsecured notes and our senior subordinated notes.

Changes in laws, regulations and enforcement activities may adversely affect the products, services and markets in which we operate.

We and our customers are subject to regulations that affect the electronic payments industry in the many countries in which our services are used. In particular, our customers are subject to numerous regulations applicable to banks, financial institutions and card issuers in the United States and abroad, and, consequently, we are at times affected by these federal, state and local regulations. The U.S. Congress and governmental agencies have increased their scrutiny of a number of credit card practices, from which some of our customers derive significant revenue. Regulation of the payments industry, including regulations applicable to us and our customers, has increased significantly in recent years. Our failure to comply with regulations may result in the suspension or revocation of our licenses or registrations, the limitation, suspension or termination of our services, and/or the imposition of civil and criminal penalties, including fines which could have an adverse effect on our results of operation and financial condition. We are subject to U.S. and international financial services regulations, a myriad of consumer protection laws, escheat regulations and privacy and information security regulations to name only a few. Changes to legal rules and regulations, or interpretation or enforcement thereof, could have a negative financial effect on us. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which was signed into law in July 2010, significantly changes the U.S. financial regulatory system, including creating a new executive agency within the Federal Reserve Board to regulate consumer financial products and services (including many offered by our customers), restricting debit card interchange fees paid by merchants to issuer banks and allowing merchants to offer discounts for different payment methods. Network fees, such as the switch fees assessed by First Data’s STAR Network, also are subject to a degree of regulatory oversight. The impact of the Dodd-Frank Act on First Data is difficult to estimate, in part because regulations are still being developed by the newly-created Bureau of Consumer Financial Protection, with respect to consumer financial products and services and the difficulty in predicting market reaction to the recent regulations published by the Federal Reserve Board limiting interchange fees and banning exclusivity arrangements in debit transactions. The Federal Reserve Board also needs to develop regulations for approval by the Financial Stability Oversight Council with respect to criteria for, and additional oversight of, certain systemically important financial institutions. At this point it is unclear as to whether we would be subject to additional oversight or what such oversight may entail. Each of the proposed regulations may adversely affect our business or operations, directly or indirectly (if, for example, our customers’ business and operations are adversely affected). In addition, an inadvertent failure by us to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage our reputation or brands. Furthermore, we are subject to tax laws in each jurisdiction where we do business. Changes in tax laws or their interpretations could decrease the value of revenues we receive, the value of tax loss carryforwards and tax credits recorded on our balance sheet and the amount of our cash flow and have a material adverse impact on our business.

We depend, in part, on our merchant relationships and alliances to grow our Retail and Alliance Services business. If we are unable to maintain these relationships and alliances, our business may be adversely affected.

Growth in our Retail and Alliance Services business is derived primarily from acquiring new merchant relationships, new and enhanced product and service offerings, cross selling products and services into existing relationships, the shift of consumer spending to increased usage of electronic forms of payment and the strength of our alliance partnerships with banks and financial institutions and other third parties. A substantial portion of our business is conducted through “alliances” with banks and other institutions. Our alliance structures take on different forms, including consolidated subsidiaries, equity method investments and revenue sharing arrangements. Under the alliance program, we and a bank or other institution form an alliance, either contractually or through a separate legal entity. Merchant contracts may be contributed to the alliance by us and/or the bank or institution. The banks and other institutions generally provide card association sponsorship, clearing and settlement services. These institutions typically act as a merchant referral source when the institution has an existing banking or other relationship. We provide transaction processing and related functions. Both alliance partners may provide management, sales, marketing and other administrative services. The alliance structure allows us to be the processor for multiple financial institutions, any one of which may be selected by the merchant as their bank partner. We rely on the continuing growth of our merchant relationships, alliances and other distribution channels. There can be no guarantee that this growth will continue. The loss of merchant relationships or alliance and financial institution partners could negatively impact our business and result in a reduction of our revenue and profit.

We rely on various financial institutions to provide clearing services in connection with our settlement activities. If we are unable to maintain clearing services with these financial institutions and are unable to find a replacement, our business may be adversely affected.

We rely on various financial institutions to provide clearing services in connection with our settlement activities. If such financial institutions should stop providing clearing services, we must find other financial institutions to provide those services. If we are unable to find a replacement financial institution, we may no longer be able to provide processing services to certain customers, which could negatively impact our revenue and earnings.

Future consolidation of client financial institutions or other client groups may adversely affect our financial condition.

We have experienced the negative impact of the substantial bank industry consolidation in recent years. Bank industry consolidation impacts existing and potential clients in our service areas, primarily in Financial Services and Retail and Alliance Services. Our alliance strategy could be negatively impacted as a result of consolidations, especially where the banks involved are committed to their internal merchant processing businesses that compete with us. Bank consolidation has led to an increasingly concentrated client base in the industry, resulting in a changing client mix for Financial Services as well as increased price compression. Further consolidation in the bank industry or other client base could have a negative impact on us.

We are subject to the credit risk that our merchants will be unable to satisfy obligations for which we may also be liable.

We are subject to the credit risk of our merchants being unable to satisfy obligations for which we also may be liable. For example, we and our merchant acquiring alliances are contingently liable for transactions originally acquired by us that are disputed by the card holder and charged back to the merchants. If we or the alliance are unable to collect this amount from the merchant, due to the merchant’s insolvency or other reasons, we or the alliance will bear the loss for the amount of the refund paid to the cardholder. We have an active program to manage our credit risk and often mitigate our risk by obtaining collateral. Notwithstanding our program for managing our credit risk, it is possible that a default on such obligations by one or more of our merchants could have a material adverse effect on our business.

Our cost saving plans are based on assumptions that may prove to be inaccurate, which may negatively impact our operating results.

We are implementing cost improvement and cost containment programs across all of our business segments. While we expect our cost savings initiatives to result in significant cost savings throughout our organization, our estimated savings are based on several assumptions that may prove to be inaccurate, and as a result we cannot assure you that we will realize these cost savings. The failure to achieve our estimated cost savings would negatively affect our results of operations and financial condition.

The ability to adopt technology to changing industry and customer needs or trends may affect our competitiveness or demand for our products, which may adversely affect our operating results.

Changes in technology may limit the competitiveness of, and demand for, our services. Our businesses operate in industries that are subject to technological advancements, developing industry standards and changing customer needs and preferences. Also, our customers continue to adopt new technology for business and personal uses. We must anticipate and respond to these industry and customer changes in order to remain competitive within our relative markets. For example, the ability to adopt technological advancements surrounding point-of-sale (“POS”) technology available to merchants could have an impact on our International and Retail and Alliance Services businesses. Any inability to respond to new competitors and technological advancements could impact all of our businesses.

Changes in credit card association or other network rules or standards could adversely affect our business.

In order to provide our transaction processing services, several of our subsidiaries are registered with Visa and MasterCard and other networks as members or service providers for member institutions. As such, we and many of our customers are subject to card association and network rules that could subject us or our customers to a variety of fines or penalties that may be levied by the card associations or networks for certain acts or omissions by us, acquirer customers, processing customers and merchants. Visa, MasterCard and other networks, some of which are our competitors, set the standards with respect to which we must comply. The termination of our member registration or our status as a certified service provider, or any changes in card association or other network rules or standards, including interpretation and implementation of the rules or standards, that increase the cost of doing business or limit our ability to provide transaction processing services to or through our customers, could have an adverse effect on our business, results of operations and financial condition.

Changes in card association and debit network fees or products could increase costs or otherwise limit our operations.

From time to time, card associations and debit networks increase the organization and/or processing fees (known as interchange fees) that they charge. It is possible that competitive pressures will result in our absorbing a portion of such increases in the future, which would increase our operating costs, reduce our profit margin and adversely affect our business, operating results and financial condition. Furthermore, the rules and regulations of the various card associations and networks prescribe certain capital requirements. Any increase in the capital level required would further limit our use of capital for other purposes.

Our business may be adversely affected by risks associated with foreign operations.

We are subject to risks related to the changes in currency rates as a result of our investments in foreign operations and from revenues generated in currencies other than the U.S. dollar. Revenue and profit generated by international operations will increase or decrease compared to prior periods as a result of changes in foreign currency exchange rates. From time to time, we utilize foreign currency forward contracts or other derivative instruments to mitigate the cash flow or market value risks associated with foreign currency denominated transactions. However, these hedge contracts may not eliminate all of the risks related to foreign currency translation. Furthermore, we may become subject to exchange control regulations that might restrict or prohibit the conversion of our other revenue currencies into U.S. dollars. The occurrence of any of these factors could decrease the value of revenues we receive from our international operations and have a material adverse impact on our business.

Increases in interest rates may negatively impact our operating results and financial condition.

Certain of our borrowings, including borrowings under our senior secured credit facilities, to the extent the interest rate is not fixed by an interest rate swap, are at variable rates of interest. An increase in interest rates would have a negative impact on our results of operations by causing an increase in interest expense.

As of June 30, 2011, we had $11.3 billion aggregate principal amount of variable rate long-term indebtedness, of which interest rate swaps fix the interest rate on $5.0 billion in notional amount. We also had a $750 million fixed to floating swap to preserve the ratio of fixed and floating rate debt that we had prior to the

April 2011 debt modification and amendment. As a result, as of June 30, 2011, the impact of a 100 basis point increase in interest rates would increase our annual interest expense by approximately $71 million. See the discussion of our interest rate swap transactions in Notes 6 and 11 to our Audited and Unaudited Consolidated Financial Statements, included elsewhere in this prospectus.

Unfavorable resolution of tax contingencies could adversely affect our tax expense.

Our tax returns and positions are subject to review and audit by federal, state, local and international taxing authorities. An unfavorable outcome to a tax audit could result in higher tax expense, thereby negatively impacting our results of operations. We have established contingency reserves for material, known tax exposures relating to deductions, transactions and other matters involving some uncertainty as to the proper tax treatment of the item. These reserves reflect what we believe to be reasonable assumptions as to the likely final resolution of each issue if raised by a taxing authority. While we believe that the reserves are adequate to cover reasonably expected tax risks, there is no assurance that, in all instances, an issue raised by a tax authority will be finally resolved at a financial cost not in excess of any related reserve. An unfavorable resolution, therefore, could negatively impact our effective tax rate, financial position, results of operations and cash flows in the current and/or future periods. Our exposure to tax audits includes matters involving our former Western Union unit, which was spun off in September 2006. Under the Tax Allocation Agreement executed at the time of the spin-off, Western Union is responsible for all taxes, interest and penalties related to it and must indemnify us against such amounts. We, however, generally have ultimate liability to the relevant tax authorities for such amounts in the event Western Union were to default in its indemnification obligation.

Failure to protect our intellectual property rights and defend ourselves from potential patent infringement claims may diminish our competitive advantages or restrict us from delivering our services.

Our trademarks, patents and other intellectual property are important to our future success. The FIRST DATA trademark and trade name and the STAR trademark and trade name are intellectual property rights which are individually material to us. These trademarks and trade names are widely recognized and associated with quality and reliable service. Loss of the proprietary use of the FIRST DATA or STAR trademarks and trade names or a diminution in the perceived quality associated with them could harm the growth of our businesses. We also rely on proprietary technology. It is possible that others will independently develop the same or similar technology. Assurance of protecting our trade secrets, know-how or other proprietary information cannot be guaranteed. Our patents could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection or advantage. If we were unable to maintain the proprietary nature of our technologies, we could lose competitive advantages and be materially adversely affected. The laws of certain foreign countries in which we do business or contemplate doing business in the future do not recognize intellectual property rights or protect them to the same extent as do the laws of the United States. Adverse determinations in judicial or administrative proceedings could prevent us from selling our services or prevent us from preventing others from selling competing services, and thereby may have a material adverse affect on our business and results of operations. Additionally, claims have been made, are currently pending, and other claims may be made in the future, with regard to our technology allegedly infringing on a patent or other intellectual property rights. Unfavorable resolution of these claims could either result in our being restricted from delivering the related product or service or result in a settlement that could be materially adverse to us.

We are the subject of various legal proceedings which could have a material adverse effect on our revenue and profitability.

We are involved in various litigation matters. We are also involved in or are the subject of governmental or regulatory agency inquiries or investigations from time to time. If we are unsuccessful in our defense of those litigation matters or any other legal proceeding, we may be forced to pay damages or fines and/or change our business practices, any of which could have a material adverse effect on our revenue and profitability.

The ability to recruit, retain and develop qualified personnel is critical to our success and growth.

All of our businesses function at the intersection of rapidly changing technological, social, economic and regulatory developments that require a wide ranging set of expertise and intellectual capital. For us to successfully compete and grow, we must retain, recruit and develop the necessary personnel who can provide the needed expertise across the entire spectrum of our intellectual capital needs. In addition, we must develop our personnel to provide succession plans capable of maintaining continuity in the midst of the inevitable unpredictability of human capital. However, the market for qualified personnel is competitive and we may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors. Our effort to retain and develop personnel may also result in significant additional expenses, which could adversely affect our profitability. We cannot assure you that key personnel, including executive officers, will continue to be employed or that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract key personnel could have a material adverse effect on us.

Failure to comply with state and federal antitrust requirements could adversely affect our business.

Through our merchant alliances, we hold an ownership interest in several competing merchant acquiring businesses while serving as the electronic processor for those businesses. In order to satisfy state and federal antitrust requirements, we actively maintain an antitrust compliance program. Notwithstanding our compliance program, it is possible that perceived or actual violation of state or federal antitrust requirements could give rise to regulatory enforcement investigations or actions. Regulatory scrutiny of, or regulatory enforcement action in connection with, compliance with state and federal antitrust requirements could have a material adverse effect on our reputation and business.

The market for our electronic commerce services is evolving and may not continue to develop or grow rapidly enough for us to maintain and increase our profitability.

If the number of electronic commerce transactions does not continue to grow or if consumers or businesses do not continue to adopt our services, it could have a material adverse effect on the profitability of our business, results of operations and financial condition. We believe future growth in the electronic commerce market will be driven by the cost, ease-of-use and quality of products and services offered to consumers and businesses. In order to consistently increase and maintain our profitability, consumers and businesses must continue to adopt our services.

We may experience breakdowns in our processing systems that could damage customer relations and expose us to liability.

We depend heavily on the reliability of our processing systems in our core businesses. A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. Not only would we suffer damage to our reputation in the event of a system outage or data loss, but we may also be liable to third parties. Many of our contractual agreements with financial institutions require the payment of penalties if our systems do not meet certain operating standards. To successfully operate our business, we must be able to protect our processing and other systems from interruption, including from events that may be beyond our control. Events that could cause system interruptions include, but are not limited to, fire, natural disaster, unauthorized entry, power loss, telecommunications failure, computer viruses, terrorist acts and war. Although we have taken steps to protect against data loss and system failures, there is still risk that we may lose critical data or experience system failures. We perform the vast majority of disaster recovery operations ourselves, though we utilize select third parties for some aspects of recovery, particularly internationally. To the extent we outsource our disaster recovery, we are at risk of the vendor’s unresponsiveness in the event of breakdowns in our systems. Furthermore, our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur.

We may experience software defects, computer viruses and development delays, which could damage customer relations, decrease our potential profitability and expose us to liability.

Our products are based on sophisticated software and computing systems that often encounter development delays, and the underlying software may contain undetected errors, viruses or defects. Defects in our software products and errors or delays in our processing of electronic transactions could result in:

•	additional development costs;

•	diversion of technical and other resources from our other development efforts;

•	loss of credibility with current or potential customers;

•	harm to our reputation; or

•	exposure to liability claims.

In addition, we rely on technologies supplied to us by third parties that may also contain undetected errors, viruses or defects that could have a material adverse effect on our business, financial condition and results of operations. Although we attempt to limit our potential liability for warranty claims through disclaimers in our software documentation and limitation-of-liability provisions in our license and customer agreements, we cannot assure that these measures will be successful in limiting our liability.

Risks Related to the Exchange Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments, including the indenture governing the notes, may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Your right to receive payments on the notes is effectively junior to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes will be unsecured, but our obligations under our senior secured credit facilities and our senior secured notes and each guarantor’s obligations under its guarantee of the senior secured credit facilities and our senior secured notes are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of substantially all of our wholly owned U.S. subsidiaries and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit facilities or our senior secured notes, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full. See “Description of Other Indebtedness.”

As of June 30, 2011, we had $15,474.7 million of senior secured indebtedness, which is indebtedness under our senior secured credit facilities and our senior secured notes, not including the availability of an additional $1,515.3 million under our revolving credit facility but without giving effect to approximately $44.9 million of outstanding letters of credit as of June 30, 2011, up to an additional $1,000.0 million of term loan and revolving credit facilities that we are permitted to obtain under our senior secured credit agreement if we are able to obtain loan commitments from banks, $5,000.0 million notional of floating rate to fixed rate swaps that hedge interest rate risk exposure on the senior secured term loan facility and a $750.0 million notional fixed to floating interest rate swap to preserve the ratio of fixed rate and floating rate debt that we held prior to the debt modifications and amendments occurring in April 2011. The indenture governing the notes permits us, our subsidiary guarantors and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Claims of holders will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the notes.

The notes will not be guaranteed by any of our foreign subsidiaries or certain other subsidiaries, including Integrated Payment Systems Inc. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or creditors of us, including the holders of the notes.

Our non-guarantor subsidiaries accounted for $3,964 million, or approximately 36%, of our consolidated revenue (without giving effect to consolidation adjustments), and $1,037 million, or approximately 38%, of our consolidated EBITDA (without giving effect to consolidation adjustments), in each case for the twelve months ended June 30, 2011. As of June 30, 2011, our non-guarantor subsidiaries had $12,540 million, or approximately 42%, of our total assets (excluding settlement assets) and liabilities (excluding settlement liabilities) of $278 million (an asset balance due to net intercompany accounts with parent and guarantor subsidiaries). Additionally, guarantor subsidiaries hold equity interests in entities that are not consolidated subsidiaries that accounted for $191 million, or approximately 7%, of consolidated EBITDA (without giving effect to consolidation adjustments) for the twelve months ended June 30, 2011. As of June 30, 2011, our non-guarantor subsidiaries had $290 million remaining available under short-term lines of credit and other arrangements with foreign banks and alliance partners primarily to fund settlement activity. These arrangements are primarily associated with international operations and are in various functional currencies, the most significant of which are the euro, Australian dollar and Polish zloty. Total amounts outstanding against short-term lines of credit and other arrangements were $77 million as of June 30, 2011.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are subsidiary guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes will limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under the credit agreement governing the senior secured credit facilities, the indentures governing our senior secured notes, our senior unsecured notes and our senior subordinated notes, that is not waived by the required holders of such indebtedness, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default,

•

the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default under our senior secured credit facilities or the agreements governing our other debt, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all notes that are outstanding at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of our senior secured credit facilities from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our senior secured credit facilities. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross default under the credit agreement governing the senior secured credit facilities and, if such debt becomes due and payable as a result of such default, under the indentures governing our senior secured notes, our senior unsecured notes and our senior subordinated notes. The credit agreement governing the senior secured credit facilities also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder.

The indentures governing our senior secured notes, our senior unsecured notes and our senior subordinated notes also require us to offer to repurchase those notes upon certain kinds of change of control events. Any of our future debt agreements may contain similar provisions.

The change of control provisions in the indenture governing the notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change of the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the notes. Except as otherwise described above, the indenture does not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the notes.

Legal uncertainty regarding what constitutes a change of control and the provisions of the indenture governing the notes may allow us to enter into transactions, such as acquisitions, refinancing or recapitalizations, that would not constitute a change of control but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the notes. The definition of change of control for purposes of the notes includes a phrase relating to the transfer of “all or substantially all” of our assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase the notes as a result of a transfer of less than all of our assets to another person may be uncertain.

The lenders under the senior secured credit facilities will have the discretion to release any subsidiary guarantors under the senior secured credit facilities in a variety of circumstances, which will cause those subsidiary guarantors to be released from their guarantees of the notes.

While any obligations under the senior secured credit facilities remain outstanding, any subsidiary guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indentures governing the notes, at the discretion of lenders under the senior secured credit facilities, if the related subsidiary guarantor is no longer a guarantor of obligations under the senior secured credit facilities or any other indebtedness. See “Description of Notes.” The lenders under the senior secured credit facilities will have the discretion to release the subsidiary guarantees under the senior secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees in respect thereof, subordinate claims in respect of the notes and the guarantees in respect thereof and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees of the notes, including the guarantee by the subsidiary guarantors entered into upon issuance of the notes and guarantees (if any) that may be entered into thereafter under the terms of the indenture governing the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the subsidiary guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of clause (2) only, one of the following is also true at the time thereof:

•	we or any of the subsidiary guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the subsidiary guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•

we or any of the subsidiary guarantors intended to, or believed that we or such subsidiary guarantor would, incur debts beyond our or such subsidiary guarantor’s ability to pay such debts as they mature; or

•

we or any of the subsidiary guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such subsidiary guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that we or a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our subsidiary guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related subsidiary guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Although each guarantee entered into by a subsidiary will contain a provision intended to limit that subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that subsidiary guarantor’s obligation to an amount that effectively makes its guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was founded to be ineffective to protect the guarantees.

The exchange notes will be issued with OID for United States federal income tax purposes.

We will treat the exchange notes as having been issued with OID for United States federal income tax purposes in an amount equal to the difference between their stated principal amount and the fair market value of the corresponding outstanding notes exchanged therefor on the date of initial issuance of such corresponding outstanding notes. U.S. holders (as defined in “Certain United States Federal Income Tax Consequences”) of the

exchange notes will be required to include such OID in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof regardless of such holders’ method of accounting for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

The interests of our controlling stockholders may differ from the interests of the holders of the notes.

Affiliates of KKR are our largest equity holder and indirectly control substantially all of our voting capital stock. Affiliates of KKR are entitled to elect all of our directors, to appoint new management and to approve actions requiring the approval of the holders of our capital stock, including adopting amendments to our certificate of incorporation and approving mergers or sales of substantially all of our assets.

The interests of these persons may differ from yours in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, KKR and its affiliates, as equity holders, may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a note holder. Additionally, the indentures governing the notes permit us to pay advisory fees, dividends or make other restricted payments under certain circumstances, and KKR may have an interest in our doing so.

Additionally, KKR is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly and indirectly with us. KKR may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. You should consider that the interests of these holders may differ from yours in material respects. See “Certain Relationships and Related Party Transactions and Director Independence.”

FORWARD-LOOKING STATEMENTS

Certain matters we discuss in this prospectus and in other public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, EBITDA, earnings, margins, growth rates and other financial results for future periods. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include:

(a)	no adverse impact on our business as a result of our high degree of leverage;

(b)	successful conversions under service contracts with major clients, including clients of BAMS;

(c)	successfully adjusting to new U.S. financial regulatory reform legislation and regulations;

(d)	successful implementation and improvement of processing systems to provide new products, improved functionality and increased efficiencies;

(e)	successfully managing adverse economic conditions and developments in consumer spending;

(f)	successful consolidation of our processing platforms and data centers;

(g)	no further consolidation among client financial institutions or other client groups which have a significant impact on client relationships and no material loss of business from our significant customers;

(h)	achieving planned revenue growth, including in the merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost-management initiatives;

(i)	no significant adverse movement in foreign currency exchange rates;

(j)	anticipation of and response to technological changes, particularly with respect to e-commerce and mobile commerce;

(k)	successfully managing the credit and fraud risks in our business units and the merchant alliances, particularly in the context of the developing e-commerce markets;

(l)	no material breach of security of any of our systems;

(m)	continuing development and maintenance of appropriate business continuity plans for our processing systems based on the needs and risks relative to each such system;

(n)	no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting our businesses which require significant product redevelopment efforts, reduce the market for or value of our products or render products obsolete;

(o)	continuation of the existing interest rate environment so as to avoid unanticipated increases in interest on our borrowings;

(p)	no unanticipated developments relating to lawsuits, investigations or similar matters;

(q)	no catastrophic events that could impact our or our major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; and

(r)	successfully managing the potential both for patent protection and patent liability.

Variations from these assumptions or failure to achieve these objectives could cause actual results to differ from those projected in the forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us speaks only as of the date on which it was made. We assume no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time, except as may be required by law. Due to the uncertainties inherent in forward-looking statements, readers are urged not to place undue reliance on these statements.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table summarizes our cash position and capitalization as of June 30, 2011. This table should be read in conjunction with the information included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Other Indebtedness,” “Selected Consolidated Financial Data” and “Use of Proceeds,” and our consolidated financial statements and related notes included elsewhere in this prospectus.

As of June 30, 2011
(unaudited)
(in millions)
Cash and cash equivalents	$611.5

Debt(1):
Senior secured credit facilities:
Revolving credit facilities(2)	—
Term loan facility due 2014(3)	$6,600.9
Term loan facility due 2018(3)	4,672.0
7.375% Senior Secured First Lien Notes due 2019	734.0
8.875% Senior Secured First Lien Notes due 2020	493.7
8.25% Senior Secured Second Lien Notes due 2021	1,982.7
8.75%/10.00% PIK Toggle Senior Secured Second Lien Notes due 2022	991.4
9.875% Senior Unsecured Notes due 2015	783.5
12.625% Senior Unsecured Notes due 2021	2,974.5
10.55% PIK Senior Unsecured Notes due 2015	710.9
11.25% Senior Subordinated Notes due 2016	2,500.0
Pre-Merger Notes(4)	57.0
Capital Leases	176.3
Other existing debt(5)	77.1

Total debt	22,754.0
Total First Data Corporation stockholders’ equity	392.7

Total capitalization	$23,146.7

(1)	Neither we nor our subsidiaries provide credit support for Holdings’ obligations under its $1,482.1 million of senior PIK notes. As a result, the senior PIK notes of Holdings are not indebtedness of ours or our subsidiaries.
(2)	As of June 30, 2011, our $2,000.0 million senior secured revolving credit facility had commitments from financial institutions to provide $1,515.3 million of credit. Approximately $499.1 million of the facility matures in the third quarter of 2013 with the remaining $1,016.2 million maturing in the third quarter of 2016, subject to certain conditions discussed under the “Description of Other Indebtedness—Senior Secured Credit Facilities—Amendments”. As of June 30, 2011, $1,515.3 million remained available under this facility (without giving effect to $44.9 million of outstanding letters of credit).

(3)	On March 24, 2011, we executed a 2011 Extension Amendment relating to our senior secured credit facilities, which became effective on April 13, 2011. The Extension Amendment, among other things, resulted in the extension of the maturity date of approximately $5.0 billion of the term loan facility to March 24, 2018.
(4)	Represents notes outstanding prior to the Merger. The maturity dates for these notes range from 2011 to 2015. See Note 8 of our Audited Consolidated Financial Statements included elsewhere in this prospectus.
(5)	Consists of $77.1 million of borrowings outstanding under lines of credits. As of June 30, 2011 we had additional availability of $290.3 million (of which none was uncommitted) under short-term lines of credit and other arrangements with foreign banks and alliance partners primarily to fund settlement activity. These arrangements are primarily associated with international operations and are in various functional currencies, the most significant of which are the euro, Australian dollar and Polish zloty.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected historical consolidated financial data as of the dates and for the periods indicated. The selected historical consolidated financial data of the Successor as of December 31, 2008, 2009 and 2010 and for the years ended December 31, 2008, 2009 and 2010 have been derived from our audited consolidated financial statements and related notes appearing elsewhere in this prospectus. The selected historical consolidated financial data of the Predecessor as of December 31, 2006 and for the year ended December 31, 2006 and the period from January 1, 2007 through September 24, 2007 as well as the selected historical consolidated financial data of the Successor as of December 31, 2007 and for the period from September 25, 2007 through December 31, 2007 have been derived from our audited consolidated financial statements and related notes thereto not included in this prospectus. The selected historical consolidated financial data for the six months ended June 30, 2010 and June 30, 2011 and as of June 30, 2011 have been derived from our unaudited consolidated financial statements appearing elsewhere in this prospectus.

The results of operations for any period are not necessarily indicative of the results to be expected for any future period. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

In 2008, we changed to a classified balance sheet presentation. Balance sheet data for 2007 and 2006 have been adjusted to conform to this presentation. All results are in millions, or as otherwise noted.

	Predecessor		Successor
	Year ended December 31, 2006	Period from January 1, 2007 through September 24, 2007	Period from September 25, 2007 through December 31, 2007	Year ended December 31,			For the Six Months Ended June 30,
				2008	2009	2010	2010	2011
Statement of operations data:
Revenues	$7,076.4	$5,772.9	$2,278.5	$8,811.3	$9,313.8	$10,380.4	$5,016.8	$5,294.0
Operating expenses(a)	5,990.9	5,209.2	2,123.7	8,032.6	8,869.3	9,782.2	4,765.6	4,944.5
Other operating expenses(b)(c)	5.0	23.3	(0.2)	3,255.6	289.7	81.5	34.4	31.0
Interest expense	(248.0)	(103.6)	(584.7)	(1,964.9)	(1,796.4)	(1,796.6)	(899.8)	(904.6)
Net (loss) income from continuing operations(c)	990.0	569.7	(262.9)	(3,608.0)	(1,014.6)	(846.9)	(330.6)	(312.7)
Depreciation and amortization(d)	700.8	540.2	427.2	1,559.6	1,553.8	1,526.0	753.8	725.0
Balance sheet data (at year-end):
Total assets	$34,565.8		$52,509.3	$38,176.1	$39,735.4	$37,544.1	$37,991.5	$37,290.3
Total current and long-term settlement assets	19,149.8		18,228.4	8,662.9	7,351.0	7,059.1	6,991.1	7,126.3
Total liabilities	24,312.7		45,609.2	35,773.8	34,408.4	33,456.1	33,539.7	33,426.4
Settlement obligations	19,166.5		18,228.4	8,680.6	7,394.7	7,058.9	7,025.3	7,125.2
Long-term borrowings	2,294.3		21,953.5	22,075.2	22,304.9	22,438.8	22,261.9	22,584.3
Other long-term liabilities(e)	1,098.3		3,306.2	2,920.6	2,648.3	2,153.3	2,303.9	1,850.1
Redeemable noncontrolling interests	—		—	—	226.9	28.1	27.1	45.4
Total equity	10,253.1		6,900.1	2,402.3	5,100.1	4,059.9	4,424.7	3,818.5

(a)	Operating expenses include Cost of services; Cost of products sold; Selling, general and administrative; Reimbursable debit network fees, postage and other; and Depreciation and amortization.
(b)	Other operating expenses include Restructuring, net; Impairments; Litigation and regulatory settlements; and Other charges.
(c)	Includes a goodwill impairment charge in 2008 of $3.2 billion (pretax).
(d)	Includes amortization of initial payments for new contracts, which is recorded as a contra-revenue within “Transaction and processing service fees” and amortization related to equity method investments, which is netted within “Equity earnings in affiliates” in the Consolidated Statements of Operations.
(e)	Other long-term liabilities include Long-term deferred tax liabilities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our results of operations and financial condition with the “Selected Historical Consolidated Financial Data” and the audited and unaudited historical consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

You also should read the following discussion of our results of operations and financial condition with “Business” for a discussion of certain of our important financial policies and objectives; performance measures and operational factors we use to evaluate our financial condition and operating performance; and our business segments.

Overview

First Data Corporation, with global headquarters and principal executive offices in Atlanta, Georgia, operates electronic commerce businesses providing services that include merchant transaction processing and acquiring services; credit, retail and debit card issuing and processing services; prepaid card services; and check verification, settlement and guarantee services.

Banc of America Merchant Services, LLC. On June 26, 2009, we and Bank of America N.A. (“BofA”), together with Rockmount Investments, LLC (“Rockmount”), an investment vehicle controlled by a third-party investor, formed a new company, Banc of America Merchant Services, LLC (“BAMS”). BAMS provides clients with a comprehensive suite of acquiring and processing payment products for credit and debit cards as well as merchant loyalty, prepaid, check and e-commerce solutions.

At the time of the formation, we owned a 48.45% direct voting interest in BAMS and BofA owned a 46.55% direct voting interest. The remaining stake in BAMS was a 5% non-voting interest held by Rockmount. We owned a 40% noncontrolling interest in Rockmount. In May 2010, the third party owning a controlling interest in Rockmount exercised a put right on Rockmount’s beneficial interest in BAMS requiring net cash payments from us of $213 million. The redemption amount was based on Rockmount’s capital account balance in BAMS immediately prior to the redemption with an additional adjustment paid by us and BofA based on the level of BAMS revenues for the trailing 12 month period ended March 31, 2010. After redemption by Rockmount, we own 51% of BAMS and BofA owns 49%. Our 51% direct voting interest in BAMS, together with our control of the management committee, which governs BAMS, provides us with a controlling financial interest in BAMS under the applicable accounting standards and rules and thus BAMS is consolidated by us and reported in our Retail and Alliance Services segment. BofA’s 49% interest in BAMS is presented as a noncontrolling interest component of total equity.

The formation of BAMS was accounted for by us as a sale of a noncontrolling interest in a subsidiary and a purchase business combination. We recorded a gain of approximately $33 million ($21 million, net of taxes), through adjustments to additional paid in capital and noncontrolling interest. The gain was not material because the assets comprising the most significant portion of our contribution were adjusted to fair value in the fourth quarter of 2008 in connection with the November 1, 2008 termination of the Chase Paymentech Solutions (the “CPS”) alliance.

In the “Consolidated Results” below, the impact of the BAMS alliance prior to the anniversary of its formation will be quantified based on the contribution made by BofA as the assets contributed by us will continue to be discussed as part of the termination of the CPS alliance.

Regulatory reform. The payments industry has come under increased scrutiny from lawmakers and regulators. In July 2010, the Dodd-Frank Act was signed into law in the United States. The Dodd-Frank Act will result in significant structural and other changes to the regulation of the financial services industry. Among other things, the Dodd-Frank Act imposes a new regulatory regime on card issuers by establishing a new executive agency within the Federal Reserve (known as the Consumer Financial Protection Bureau) to regulate consumer financial products and services (including many offered by our customers).

Separately, under the Dodd-Frank Act, debit interchange transaction fees that a card issuer or payment card network receives or charges for an electronic debit transaction will now be regulated by the Federal Reserve Board and must be “reasonable and proportional” to the cost incurred by the card issuer in authorizing, clearing and settling transactions. On June 29, 2011, the Federal Reserve Board published the final rules governing debit card interchange fees, and routing and exclusivity restrictions as well as a proposed rule governing the fraud prevention adjustment in response to Section 1075 of the Dodd-Frank Act. Effective October 1, 2011, debit interchange rates for card issuers with more than $10 billion of assets are capped at $.21 per transaction with an ad valorem component of 5 basis points to reflect a portion of the issuer’s fraud losses plus, for qualifying issuers, an additional $.01 per transaction in debit interchange for fraud prevention costs. In addition, the new regulations ban debit payment card networks from prohibiting an issuer from contracting with any other payment card network that may process an electronic debit transaction involving an issuers debit cards and prohibit card issuers and payment networks from inhibiting the ability of merchants to direct the routing of debit card transactions over any network that can process the transaction. On April 1, 2013, the ban on network exclusivity arrangements becomes effective for non-reloadable prepaid card and healthcare prepaid issuers. Additionally, each debit card issuer must participate in 2 unaffiliated networks beginning April 1, 2012 and each debit payment card network must comply with applicable exclusivity requirements by October 1, 2011. Finally, the Dodd-Frank Act provided two self-executing statutory provisions that became effective on July 22, 2010. The first provision allows merchants to set minimum dollar amounts (not to exceed $10) for the acceptance of a credit card (while federal governmental entities and institutions of higher education may set maximum amounts for the acceptance of credit cards). The second provision allows merchants to provide discounts or incentives to entice consumers to pay with an alternative payment method, such as cash, checks or debit cards.

The impact of the Dodd-Frank Act on us is difficult to estimate as it will take some time for the market to react and adjust to the new regulations and because regulations need to be developed by the new Consumer Financial Protection Bureau with respect to consumer financial products and services.

These regulatory changes may create both opportunities and challenges for us. Increased regulation may increase the complexity of operating, both domestically and internationally, creating an opportunity for larger competitors to differentiate themselves both in product capabilities and service delivery. At the same time, these regulatory changes may cause operating costs to increase as we adjust our activities in light of compliance costs and customer requirements.

Chase Paymentech Solutions and Wells Fargo Merchant Services. On November 1, 2008, we and JPMorgan Chase terminated our merchant alliance relationship, CPS, which was our largest merchant alliance. We received our proportionate 49% share of the assets of the alliance. The new domestic owned and managed business was operated as part of our Retail and Alliance Services segment until, as noted under “Banc of America Merchant Services, LLC” above, the majority of the assets received by us from the termination of CPS were contributed to BAMS effective June 26, 2009. We continue to provide transaction processing and related services for certain merchants of the alliance that were allocated to JPMorgan Chase but are resident on our processing platforms. We historically accounted for our minority interest in the alliance under the equity method of accounting. Since November 1, 2008, the portion of CPS business received by us in the separation is reflected on a consolidated basis throughout the financial statements. In 2008 CPS comprised the vast majority of the “Equity earnings in affiliates” and the processing and other fees noted in footnote (a) on the face of the Consolidated Statements of Operations.

On December 31, 2008, we and Wells Fargo & Company (“WFB”) extended our merchant alliance relationship, Wells Fargo Merchant Services, LLC (“WFMS”), for five years beyond our previously contracted termination date through December 31, 2014. In connection with the agreement to extend WFMS, we sold 12.5% of the membership interests to WFB for cash consideration. This resulted in us and WFB owning 40% and 60% of WFMS, respectively, as of December 31, 2008. As a result of the transaction, we deconsolidated the WFMS balance sheet as of December 31, 2008 and began reflecting our remaining ownership interest as an equity method investment beginning January 1, 2009. In 2009, our share of WFMS’s earnings is reflected in the “Equity earnings in affiliates” line in the Consolidated Statements of Operations. In 2010 and 2009 WFMS comprised the majority of the “Equity earnings in affiliates” and the processing and other fees noted in footnote (a) on the face of the Consolidated Statements of Operations.

In comparing 2009 to 2008, the net impact of the termination of CPS and the deconsolidation of WFMS were offsetting in nature but resulted in net increases in consolidated revenues and expenses and net decreases in “Equity earnings in affiliates” due to the relative greater significance of CPS related balances. Net loss attributable to First Data Corporation was negatively impacted in 2009 compared to 2008 as the result of the WFMS membership interest sale referred to above but was generally unaffected by the structural changes for CPS. The combined impact of these transactions when comparing results for 2009 to 2008 is referred to as “the net impact of the CPS and WFMS alliance transactions” in the “Consolidated Results” discussion below.

Presentation. Effective January 1, 2010, Integrated Payment Systems (“IPS”) is being reported within All Other and Corporate. Results for 2009 and 2008 have been adjusted to reflect the change. Other amounts in 2009 and 2008 have been adjusted to conform to current year presentation.

Other. Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities and Exchange Act of 1934 (the “Exchange Act”). As allowed by the SEC, our policy is to not include in management’s assessment of internal controls the internal controls of acquired companies in the year of acquisition if we deem that an assessment could not be adequately accomplished in the normal course of business.

Segment Discussion

Retail and Alliance Services segment. The Retail and Alliance Services segment is comprised of businesses that provide services which facilitate the merchants’ ability to accept credit, debit, stored-value and loyalty cards and checks. The segment’s merchant processing and acquiring services include authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing and are the largest component of the segment’s revenue. A majority of these services pertain to transactions in which consumer payments to merchants are made through a card association (such as Visa or MasterCard), a debit network (such as STAR or Interlink), or another payment network (such as Discover). Many of the segment’s services are offered through alliance arrangements. Financial results of the merchant alliance strategy appear both in the “Transaction and processing service fees revenue” and “Equity earnings in affiliates” line items of the Consolidated Statements of Operations. We evaluate the Retail and Alliance Services segment based on our proportionate share of the results of these alliances. Refer to “Segment Results” below for a more detailed discussion.

Merchant processing and acquiring revenues are driven most significantly by the number of transactions, dollar volumes of those transactions and trends in consumer spending between national, regional and local merchants. Consumers continue to increase the use of credit, debit and stored-value cards in place of cash and paper checks. Internet payments continue to grow but account for a small portion of the segment’s transactions. While transactions over the internet may involve increased risk, these transactions typically generate higher profits for us. We continue to enhance our fraud detection and other systems to address such risks.

In addition, Retail and Alliance Services provides check verification, settlement and guarantee services. We continue to see a decrease in the use of checks which negatively affects our check verification, settlement and guarantee business. The segment also manages prepaid stored-value card issuance and processing services (i.e. gift cards) for retailers and others.

Financial Services segment. The Financial Services segment provides issuer card and network solutions and payment management solutions for recurring bill payments. Financial Services also offers services to improve customer communications, billing, online banking and consumer bill payment. Issuer card and network solutions includes credit, retail and debit card processing, debit network services (including the STAR Network), and output services for financial institutions and other organizations offering credit cards, debit cards and retail private label cards to consumers and businesses to manage customer accounts. Output services include statement and letter printing, embossing and mailing services. The segment also provides remittance processing services, information services and other payment services such as remote deposit, clearing services and processing for payments which occur in such forms as checks, ACH, wire transfer and stored-value cards. The segment’s largest components of revenue consist of fees for account management, transaction authorization and posting and network switching.

Credit and retail based revenue is derived primarily from the card processing services offered to financial institutions and other issuers of cards. Revenue from these markets is driven primarily by accounts on file, with active accounts having a larger impact on revenue than inactive accounts. Retail account portfolios typically have a lower proportionate share of active accounts than credit account portfolios and product usage is different between the card types resulting in lower revenue per active retail account. In addition, contract pricing at the customer level is dependent upon the volume of accounts, mix of account types (e.g. retail, credit, co-branded credit and debit) and product usage.

Debit processing revenue is derived mostly from the processing of transactions where we could receive multiple fees for a transaction, depending on our role. Within the Financial Services segment, domestic debit issuer transactions have been the fastest growing type of transaction as we continue to see a shift to the use of debit cards from credit cards, checks and cash, with the decrease in use of checks negatively affecting our remittance processing business.

The underlying economic drivers of card issuance are population demographics and employment. Strengthening in the economy typically results in an improved credit risk profile, allowing card issuers to be more aggressive in their marketing campaigns to issue more cards. Conversely, a weakening in the economy typically results in a tightening of the credit market with fewer consumers qualifying for credit.

International segment. The International segment businesses provide the following services outside of the U.S.: credit, retail, debit and prepaid card processing, merchant acquiring and processing; ATM and POS processing, driving, acquiring and switching services; and card processing software. The primary service offerings of the International segment are substantially the same as those provided in the Retail and Alliance Services and Financial Services segments. The largest components of the segment’s revenue are fees for facilitating the merchant’s ability to accept credit, retail and debit cards by authorizing, capturing, and settling merchants’ credit, retail, debit, stored-value and loyalty card transactions as well as for transaction authorization and posting, network switching and account management.

All Other and Corporate. All Other and Corporate is comprised of our business units not included in the segments noted above, primarily our government services business and our official check business that is winding down, as well as our Corporate results.

Industry

The payments industry has come under increased scrutiny from lawmakers and regulators. As discussed above, in July 2010, the Dodd-Frank Act was signed into law. Such changes in laws and regulations could impact our operating results and financial condition.

Bank industry consolidation impacts existing and potential clients in our service areas. Our alliance strategy could be impacted negatively as a result of such consolidations, especially where the banks involved are committed to merchant processing businesses that compete with us. Conversely, if an existing alliance bank partner acquires a new merchant business, this could result in such business being contributed to the alliance. Bank consolidation has led to an increasingly concentrated client base in the industry, resulting in a changing client mix for Financial Services as well as increased price compression. Bank consolidations impacted us, specifically the Financial Services and Retail and Alliance Services segments, during 2010 and 2009. In 2010 and 2009 the Financial Services segment was negatively impacted by the consolidation of JPMorgan Chase and Washington Mutual which is discussed in more detail in the “Segment Results” discussion below. The Retail and Alliance Services segment and Financial Services segment were positively impacted by The PNC Financial Services Group (“PNC”) and National City Corporation consolidation. If bank consolidations continue in 2011, we could be impacted positively or negatively depending on our relationship with the bank.

Components of Revenue and Expenses

The following briefly describes the components of operating revenues and expenses as presented in the Consolidated Statements of Operations. Descriptions of the revenue recognition policies are included in Note 1 to our Consolidated Financial Statements found elsewhere in this prospectus.

Transaction and processing service fees. Transaction and processing service fee revenue is comprised of fees related to merchant acquiring; check processing; credit, retail and debit card processing; output and remittance processing; and payment management services. Revenues are based on a per transaction fee, a percentage of dollar volume processed, accounts on file or some combination thereof. These revenues represent approximately 60% of our 2010 revenue and are most reflective of our core business performance. “Merchant related services” revenue is comprised primarily of fees charged to merchants and processing fees charged to alliances accounted for under the equity method. Merchant discount revenue from credit card and signature debit card transactions acquired from merchants is recorded net of interchange and assessments charged by the credit card associations. “Check services” revenues include check verification, settlement and guarantee fees which are charged on a per transaction basis or as a percentage of the face value of the check. “Card services” revenue related to credit and retail card processing is comprised primarily of fees charged to the client based on cardholder accounts on file, both active and inactive. “Card services” revenue for output services consists of fees for printing statements and letters and embossing plastics. Debit processing and network service fees included in “Card services” revenues are typically based on transaction volumes processed. “Other services” revenue includes all other types of transactional revenue not specifically related to the classifications noted above.

Product sales and other. Sales and leasing of POS devices in the Retail and Alliance Services and International segments are the primary drivers of this revenue component, providing a recurring revenue stream. This component also includes contract termination fees, royalty income and gain/loss from the sale of merchant portfolios, all of which occur less frequently but are considered a part of ongoing operations. Also included within this line item is revenue recognized from custom programming and system consulting services, software licensing and maintenance revenue generated primarily from the VisionPLUS software in the International segment, software licensing and maintenance revenue in All Other and Corporate and investment income generated by invested settlement assets, realized net gains and losses and, if applicable, impairment losses from such assets within the Retail and Alliance Services, Financial Services and International segments and All Other and Corporate. This revenue is recorded net of official check agents’ commissions.

Reimbursable debit network fees, postage and other. Debit network fees from personal identification number (“PIN”) debit card transactions acquired from merchants are recorded gross with the associated network fee recorded in the corresponding expense caption, principally within the Retail and Alliance Services segment. In addition, the reimbursable component and the offsetting expense caption include postage, telecommunications and similar costs that are passed through to customers principally within the Financial Services segment. Reimbursable debit network fees, postage and other revenue and the corresponding expense are not included in segment results.

Cost of services. This caption includes the costs directly associated with providing services to customers and includes the following: telecommunications costs, personnel and infrastructure costs to develop and maintain applications, operate computer networks and provide associated customer support, losses on check guarantee services and merchant chargebacks, and other operating expenses.

Cost of products sold. These costs include those directly associated with product and software sales such as cost of POS devices, merchant terminal leasing costs and software licensing and maintenance costs.

Selling, general and administrative. This caption primarily consists of salaries, wages and related expenses paid to sales personnel, administrative employees and management as well as advertising and promotional costs and other selling expenses.

Depreciation and amortization. This caption consists of our depreciation and amortization expense. Excluded from this caption is the amortization of initial payments for contracts which is recorded as a contra-revenue within the “Transaction and processing services fees” line as well as amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line.

Results of Operations

Consolidated Results of Operations for the Three and Six Months Ended June 30, 2011 and 2010.

The following discussion for both consolidated results and segment results are for the three and six months ended June 30, 2011 compared to the three and six months ended June 30, 2010. Consolidated results should be read in conjunction with segment results, which provide more detailed discussions concerning certain components of the Consolidated Statements of Operations. All significant intercompany accounts and transactions have been eliminated.

	Three months ended June 30,			Six months ended June 30,
(in millions)	2011	2010	%	2011	2010	%
Revenues:
Transaction and processing service fees	$1,593.4	$1,557.3	2%	$3,076.4	$3,005.5	2%
Product sales and other	217.4	207.5	5%	414.3	402.3	3%
Reimbursable debit network fees, postage and other	939.0	849.9	10%	1,803.3	1,609.0	12%

	2,749.8	2,614.7	5%	5,294.0	5,016.8	6%

Expenses:
Cost of services (exclusive of items shown below)	719.5	752.8	(4)%	1,436.0	1,508.3	(5)%
Cost of products sold	92.5	99.7	(7)%	183.3	175.0	5%
Selling, general and administrative	438.6	395.9	11%	850.3	774.6	10%
Reimbursable debit network fees, postage and other	939.0	849.9	10%	1,803.3	1,609.0	12%
Depreciation and amortization	329.8	347.4	(5)%	671.6	698.7	(4)%
Other operating expenses, net(a)	18.4	22.2	*	31.0	34.4	*

	2,537.8	2,467.9	3%	4,975.5	4,800.0	4%

Interest income	1.9	1.4	36%	3.8	3.4	12%
Interest expense	(462.3)	(450.9)	3%	(904.6)	(899.8)	1%
Other income (expense)(b)	(1.4)	24.8	*	(27.7)	33.0	*
Income tax benefit	(88.1)	(122.4)	(28)%	(236.1)	(260.5)	(9)%
Equity earnings in affiliates	33.5	33.3	1%	61.2	55.5	10%

Net loss	(128.2)	(122.2)	5%	(312.7)	(330.6)	(5)%
Less: Net income attributable to noncontrolling interests	47.6	49.0	(3)%	80.2	80.7	(1)%

Net loss attributable to First Data Corporation	$(175.8)	$(171.2)	3%	$(392.9)	$(411.3)	(4)%

*	Calculation not meaningful
(a)	Other operating expenses, net includes restructuring, net and litigation and regulatory settlements as applicable to the periods presented.
(b)	Other income (expense) includes investment gains and losses, derivative financial instruments gains and losses, divestitures, net, and non-operating foreign currency exchange gains and losses as applicable to the periods presented.

The following provides highlights of revenue and expense growth while a more detailed discussion is included in the “Segment Results” section below.

Operating revenues overview.

Transaction and processing service fees. Revenue increased for the three and six months ended June 30, 2011 compared to the same periods in 2010 due to growth in merchant transactions and dollar volumes both domestically and internationally, growth in debit issuer transactions, new business and foreign currency exchange rate movements. Partially offsetting these increases were decreases due to price compression, changes in merchant and pricing mix, lower overall check volumes and lost business. Foreign currency exchange rate movements positively impacted the transaction and processing service fees growth rates for the three and six-month periods by approximately 2 and 1 percentage points, respectively.

Product sales and other. Revenue increased for the three and six months ended June 30, 2011 compared to the same periods in 2010 mainly resulting from an increase in equipment sales internationally due in part to new regulations, increases in the leasing business domestically and internationally resulting from new lease originations as well as fees associated with lease renewals and a bulk terminal sale to a customer in the first quarter of 2011. Foreign currency exchange rate movements also positively affected the product sales and other growth rates for the three and six-month period compared to the prior year by approximately 2 and 1 percentage points, respectively. Partially offsetting these increases for the six months ended June 30, 2011 compared to the same periods in 2010 were decreases related to higher domestic terminal sales in the prior year due to new regulations and decreased professional services revenue due to the completion of prior year projects. In addition, investment income decreased for the six-month period compared to the prior year due to a net loss of $1.7 million recognized on the sale of student loan auction rate securities (“SLARS”) and bonds in 2011 compared to a gain of $3.3 million recognized in the first quarter of 2010 and a decrease in portfolio balances caused by the wind down of the official check business.

Reimbursable debit network fees, postage and other. Revenue and expense increased for the three and six months ended June 30, 2011 compared to the same periods in 2010 due to growth of PIN-debit transaction volumes as well as an increase in debit network fees resulting from rate increases imposed by the debit networks. Partially offsetting these increases for the six-month period compared to the prior year were decreases in postage due to lower print volumes resulting from a significant print job in 2010 as well as lost business and movement to online statements.

Operating expenses overview.

Cost of services. Expenses decreased for the three and six months ended June 30, 2011 compared to the same periods in 2010 due to decreases in certain costs associated with the BAMS alliance, outside professional services and net check warranty expense. Certain costs associated with the BAMS alliance decreased driven by lower technology costs. Net check warranty expense decreased due to lower check volumes. Merchant credit losses also contributed to the decrease for the six months ended June 30, 2011 compared to the same period in 2010 due to a lower level of merchant delinquencies. These decreases were partially offset by increases due to foreign currency exchange rate movements which negatively affected the growth rates for the three and six-month periods ended June 30, 2011 compared to the prior year by approximately 2 and 1 percentage points, respectively.

Cost of products sold. Expenses decreased for the three months ended June 30, 2011 compared to the same period in 2010 due most significantly to the write-off of international leasing receivables in the second quarter of 2010 as well as higher domestic terminal sales in the prior year due to new regulations. Partially offsetting the decreases were increases in hardware replacements and deployments internationally associated with new regulations, contract extensions and new customers in 2011, growth in the leasing business both domestically and internationally and foreign currency exchange rate movements. Expenses increased for the six-month period compared to the prior year by the items impacting the three-month period noted above as well as a bulk terminal sale to a customer in the first quarter of 2011. The international leasing receivable write-off in 2010 positively affected the expense growth rates for the three and six-month periods compared to prior year by approximately 11 and 6 percentage points, respectively, while foreign currency exchange rate movements negatively impacted the growth rates by approximately 3 and 1 percentage points, respectively.

Selling, general and administrative. Expenses increased for the three and six months ended June 30, 2011 compared to same periods in 2010 due most significantly to growth in payments made to ISOs due to us increasing the number of independent sales organizations (“ISOs”) and an increase in ISO transaction volumes. Foreign currency exchange rate movements also contributed to the increase in expenses and negatively impacted the growth rates for the three and six-month periods compared to the prior year by approximately 2 and 1 percentage points, respectively.

Depreciation and amortization. Expenses decreased for the three and six months ended June 30, 2011 compared to the same periods in 2010 due to certain assets becoming fully amortized and a decrease in the amortization of certain intangible assets that are being amortized on an accelerated basis resulting in higher amortization in the prior period. These decreases were partially offset by increases due to newly capitalized assets and foreign currency exchange rate movements. Foreign currency exchange rate movements negatively impacted the growth rates for the three and six-month periods compared to the prior year by 2 and 1 percentage points, respectively.

Other operating expenses, net. A summary of net pretax benefits (charges), incurred by segment, for each period is as follows:

		Pretax Benefit (Charge)
Three months ended June 30, 2011 (in millions)	Approximate Number of Employees	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	260	$(1.2)	$(0.4)	$(16.0)	$(1.6)	$(19.2)
Restructuring accrual reversal		0.1	—	0.2	0.5	0.8

Total pretax charge, net of reversals		$(1.1)	$(0.4)	$(15.8)	$(1.1)	$(18.4)

		Pretax Benefit (Charge)
Six months ended June 30, 2011 (in millions)	Approximate Number of Employees	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	520	$(2.7)	$(5.6)	$(22.5)	$(2.8)	$(33.6)
Restructuring accrual reversal		0.8	—	0.9	0.9	2.6

Total pretax charge, net of reversals		$(1.9)	$(5.6)	$(21.6)	$(1.9)	$(31.0)

		Pretax Benefit (Charge)
Three months ended June 30, 2010 (in millions)	Approximate Number of Employees	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	580	$(6.0)	$(1.7)	$(6.3)	$(13.3)	$(27.3)
Restructuring accrual reversal		0.1	0.5	1.9	0.9	3.4
Litigation and regulatory settlements		—	1.7	—	—	1.7

Total pretax charge, net of reversals		$(5.9)	$0.5	$(4.4)	$(12.4)	$(22.2)

		Pretax Benefit (Charge)
Six months ended June 30, 2010 (in millions)	Approximate Number of Employees	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	720	$(6.7)	$(7.1)	$(12.7)	$(17.4)	$(43.9)
Restructuring accrual reversal		0.3	0.7	4.2	2.3	7.5
Litigation and regulatory settlements		—	2.0	—	—	2.0

Total pretax charge, net of reversals		$(6.4)	$(4.4)	$(8.5)	$(15.1)	$(34.4)

We recorded restructuring charges during the three and six months ended June 30, 2011 and 2010 in connection with management’s alignment of the business with strategic objectives. Similar initiatives are expected to occur in the future periods resulting in additional restructuring charges. Restructuring charges in 2010 also resulted from domestic site consolidations as well as the termination of certain management positions across the organization including the reorganization of executive officers. We estimate cost savings resulting from 2011 restructuring activities of approximately $17 million in 2011 and approximately $36 million on an annual basis.

The following table summarizes our utilization of restructuring accruals for the period from January 1, 2011 through June 30, 2011:

(in millions)	Employee Severance	Facility Closure
Remaining accrual as of January 1, 2011	$38.7	$0.2
Expense provision	33.6	—
Cash payments and other	(34.2)	—
Changes in estimates	(2.5)	(0.1)

Remaining accrual as of June 30, 2011	$35.6	$0.1

Interest expense. Interest expense increased for the three and six months ended June 30, 2011 compared to the same periods in 2010 due to higher average interest rates and debt balances resulting primarily from the August 2010 and April 2011 debt modifications and amendments as well as the December 2010 debt exchange. Partially offsetting these increases was a decrease resulting from the expiration of interest rate swaps with a notional balance of $2.5 billion.

We utilize interest rate swaps to hedge our interest payments on a portion of our variable rate debt from fluctuations in interest rates. While certain of these swaps do not qualify for hedge accounting, they continue to be effective economically in eliminating variability in interest rate payments. Additionally, we utilize a fixed to floating interest rate swap, which does not qualify for hedge accounting, to preserve the ratio of fixed rate and floating rate debt that we held prior to the debt modifications and amendments discussed below in Capital Resources and Liquidity. The fair value adjustments for interest rate swaps that do not qualify for hedge accounting as well as interest rate swap ineffectiveness are recorded in the “Other income (expense)” line item of the Consolidated Statements of Operations and totaled benefits of $9.4 million and $4.4 million for the three and six months ended June 30, 2011 and charges of $17.3 million and $46.3 million for the three and six months ended June 30, 2010, respectively.

Other income (expense).

	Three months ended June 30,		Six months ended June 30,
(in millions)	2011	2010	2011	2010
Investment gains	$—	$—	$—	$1.8
Derivative financial instruments gains (losses)	6.2	(2.1)	(5.1)	(26.8)
Divestitures, net	(0.9)	—	(0.9)	20.0
Non-operating foreign currency (losses) and gains	(6.7)	26.9	(21.7)	38.0

Other income (expense)	$(1.4)	$24.8	$(27.7)	$33.0

Derivative financial instruments gains and (losses). The net gains and losses for the three and six months ended June 30, 2011 and 2010 were due most significantly to the fair value adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges.

Divestitures, net. The net gain for the six months ended June 30, 2010 resulted most significantly from a contingent payment received in connection with the our November 2009 sale of a merchant acquiring business in Canada.

Non-operating foreign currency (losses) and gains. The net gains and losses related to the fair value adjustment for our intercompany loans and our euro-denominated debt.

Income taxes. Our effective tax rates on pretax loss were tax benefits of 40.7% and 43.0%, for the three and six months ended June 30, 2011, respectively, and 50.0% and 44.1% for the same periods in 2010. The effective tax rate for the three and six months ended June 30, 2011 was higher than the federal statutory rate primarily due to net income attributable to noncontrolling interests for which there was no tax expense provided, state tax benefits and foreign income taxed at lower effective rates, partially offset by an increase in our valuation allowance against foreign tax credits. The three-month period was also affected by an increase in our liability for unrecognized tax benefits. The effective tax rate for the six months ended June 30, 2011 was additionally impacted by a net benefit relating to tax effects of foreign exchange gains and losses on intercompany notes.

The effective tax rates for the three and six months ended June 30, 2010 were higher than the federal statutory rate primarily due to a decrease in our liability for unrecognized tax benefits, net income attributable to noncontrolling interests for which there was no tax expense provided and state tax benefits partially offset by an overall detriment relating to tax effects of foreign exchange gains and losses on intercompany notes and a detriment relating to a tax law change in Greece.

The balance of our liability for unrecognized tax benefits, net of the federal benefit on state income taxes, was approximately $540 million as of June 30, 2011, including accrued interest, penalties and approximately $132 million of income tax liabilities for which The Western Union Company is required to indemnify us. As of June 30, 2011, we anticipate it is reasonably possible that our liability for unrecognized tax benefits may decrease by approximately $57 million within the next twelve months as the result of the possible closure of our 2003 and 2004 federal tax years, potential settlements with certain states and the lapse of the statute of limitations in various state jurisdictions. The potential decrease relates to various federal and state tax benefits including research and experimentation credits and certain amortization, loss and stock warrant deductions.

Equity earnings in affiliates. Equity earnings in affiliates increased for the three and six months ended June 30, 2011 compared to the same periods in 2010 due to volume growth associated with our merchant alliances.

Net income attributable to noncontrolling interests. Most of the net income attributable to noncontrolling interests relates to our consolidated merchant alliances.

Consolidated Results of Operations for the Years Ended December 31, 2010, 2009 and 2008.

The following discussion for both consolidated results and segment results are for the year ended December 31, 2010 compared to the year ended December 31, 2009 as well as for the year ended December 31, 2009 compared to the year ended December 31, 2008. Consolidated results should be read in conjunction with segment results, which provide more detailed discussions concerning certain components of the Consolidated Statements of Operations. All significant intercompany accounts and transactions have been eliminated.

	Year ended December 31,			Percent Change
	2010	2009	2008	2010 vs. 2009	2009 vs. 2008
Revenues:
Transaction and processing service fees	$6,181.5	$5,788.9	$5,785.3	7%	0%
Product sales and other	809.3	796.7	925.3	2%	(14)%
Reimbursable debit network fees, postage and other	3,389.6	2,728.2	2,100.7	24%	30%

	10,380.4	9,313.8	8,811.3	11%	6%

Expenses:
Cost of services (exclusive of items shown below)	3,023.3	2,945.1	2,870.6	3%	3%
Cost of products sold	375.2	305.5	316.8	23%	(4)%
Selling, general and administrative	1,579.7	1,438.2	1,374.8	10%	5%
Reimbursable debit network fees, postage and other	3,389.6	2,728.2	2,100.7	24%	30%
Depreciation and amortization	1,414.4	1,452.3	1,369.7	(3)%	6%
Other operating expenses, net	81.5	289.7	3,255.6	*	*

	9,863.7	9,159.0	11,288.2	8%	(19)%

Interest income	7.8	11.7	26.0	(33)%	(55)%
Interest expense	(1,796.6)	(1,796.4)	(1,964.9)	0%	(9)%
Other income (expense)(a)	(15.9)	(61.3)	(14.4)	*	*
Income tax benefit	(323.8)	(578.8)	(699.2)	(44)%	(17)%
Equity earnings in affiliates	117.3	97.8	123.0	20%	(20)%

Net loss	(846.9)	(1,014.6)	(3,608.0)	(17)%	(72)%
Less: Net income attributable to noncontrolling interests	174.9	71.8	156.3	*	(54)%

Net loss attributable to First Data Corporation	$(1,021.8)	$(1,086.4)	$(3,764.3)	(6)%	(71)%

*	Calculation not meaningful.
(a)	Other income (expense) includes investment gains and (losses), derivative financial instruments gains and losses, divestitures, net, debt repayment gains and losses and non-operating foreign currency exchange gains and (losses).

The following provides highlights of revenue and expense growth on a consolidated basis while a more detailed discussion is included in the “Segment Results” section below.

Operating revenues overview.

Transaction and processing service fees. Revenue increased in 2010 compared to 2009 due to the incremental impact of the BAMS alliance, new sales, growth from existing clients and a card association fee increase that only benefited the third quarter of 2010. The incremental impact of the BAMS alliance benefited the transaction and processing service fees growth rate by 5 percentage points. Prepaid revenue also contributed to the increase due most significantly to higher transaction volumes within the payroll distribution program as well as an increase in card shipments to existing clients. Partially offsetting these increases were decreases due to price compression and lost business. The termination of services by Washington Mutual beginning in March 2009 negatively impacted the transaction and processing service fee growth rate by 1 percentage point.

Revenues remained flat in 2009 compared to 2008 due to the beneficial incremental impact of the BAMS alliance and the net impact of the CPS and WFMS alliance transactions in Merchant related services offset by a decrease due to the weakened economy, price compression, lost business and the impact of foreign exchange rate movements in all businesses. The incremental impact of the BAMS alliance and the net impact of the CPS and WFMS alliance transactions described above benefited the growth rate by 5 and 1 percentage points, respectively. Growth of existing clients and new business also benefited 2009 revenues compared to 2008.

Product sales and other. Revenue increased in 2010 compared to 2009 as a result of increased volumes due in part to increased terminal demand as a result of new regulations, increased sales to existing clients, new business and the incremental impact of the BAMS alliance. Partially offsetting these increases were decreases due to fewer contract termination fees recognized in 2010, lower investment income, lower royalty income and the divestiture of an international business. The contract termination fees received in 2009 and 2010 relate most significantly to the termination of services by a customer in the Financial Services segment and negatively impacted the product sales and other revenue growth rate by 3 percentage points in 2010 compared to 2009. The decrease in investment income is due to a $27.9 million impairment recognized in All Other and Corporate related to SLARS and a decrease in settlement portfolio balances caused by the wind down of the official check business partially offset by decreased commission payments related to the retail money order business as a result of its transfer to Western Union in October 2009.

Revenues decreased for 2009 compared to 2008 due most significantly to a decrease of approximately $76 million in royalty income reflected in All Other and Corporate and decreased investment income. Also contributing to the decrease were declines resulting from divested businesses as well as declines in equipment and terminal sales, primarily internationally. Partially offsetting the decrease in 2009 compared to 2008 was an increase due to contract termination fees recognized in 2009 related to the termination of services noted above. The recognition of contract termination fees positively impacted the product sales and other revenue growth rate in 2009 by 3 percentage points. The decrease in investment income in 2009 compared to 2008 resulted from lower market interest rates and a decrease in the IPS settlement portfolio balances caused by the wind-down of the official check and money order businesses. Earnings from the official check and money order business were more than offset by a decrease in commissions. Partially offsetting these decreases was a benefit in 2009 due to a $60.3 million impairment recognized in the third and fourth quarters of 2008 (related to the SLARS and other investments).

Reimbursable debit network fees, postage and other. Revenue and expense increased in 2010 compared to 2009 due to an increase in debit network fees as a result of growth of PIN-debit transaction volumes as well as rate increases imposed by the debit networks. Also contributing to the increase in revenue and expense for 2010 compared to 2009 is the incremental impact of the BAMS alliance which benefited the reimbursable debit network fees, postage and other growth rate by 9 percentage points. Partially offsetting these increases was a decrease in postage due to a decrease in print and plastic volumes as a result of the termination of services discussed above. The termination of services impacted the reimbursable debit network fees, postage and other revenue growth rates by 2 percentage points.

Revenues and expense increased in 2009 compared to 2008 most significantly due to the incremental impact of the BAMS alliance and the net impact of the CPS and WFMS alliance transactions described above which benefited the reimbursable debit network fees, postage and other growth rate by 11 and 19 percentage points, respectively. Also contributing to the increase was continued growth of PIN-debit transaction volumes as well as rate increases imposed by the debit networks and an increase in postage rates. Partially offsetting these increases was a decrease in print and plastic volumes as a result of the termination of services discussed above as well as the reduction in the number of accounts and account activity due to adverse economic conditions. The termination of services impacted the reimbursable debit network fees, postage and other revenue growth rate by 3 percentage points.

Operating expenses overview.

Cost of services. The increase in expenses in 2010 compared to 2009 was due most significantly to the incremental third-party processing fees related to the BAMS alliance and higher incentive compensation expense. The increase in incentive compensation expense for 2010 compared to 2009 impacted the cost of services growth rate by 1 percentage point. Partially offsetting the increases was a decrease in employee related expenses as a result of reduced headcount.

Expenses increased for 2009 compared to 2008 due to the incremental impact of the BAMS alliance, the net impact of the CPS and WFMS alliance transactions and increases in expenses related to platform development. Partially offsetting these increases were decreases due most significantly to decreases in employee related expenses as a result of lower incentive compensation which impacted the cost of services growth rate by 1 percentage point. Employee related expenses were also lower due to reduced headcount. Cost of services, as a percentage of transaction and processing service fee revenue, increased slightly in 2009 compared to 2008 as a result of the items noted above.

Cost of products sold. Expenses increased in 2010 compared to 2009 due to an increase in terminal sales partly due to new regulations, new sales and increased sales to existing customers as well as a write-off of international leasing receivables incorrectly recognized in prior years and the write-off of international terminal inventory.

Expenses decreased in 2009 compared to 2008 due principally to decreases in International equipment and terminal sales partially offset by an increase in domestic terminal costs due to the incremental impact of the BAMS alliance and replacement of outdated terminals as well as increased credit losses due to a higher level of merchant failures and bankruptcy filings resulting from challenges in the economic environment.

Selling, general and administrative. The increase in selling, general and administrative expenses in 2010 compared to 2009 was due to higher incentive compensation expense and an increase in payments made to ISOs due to our increasing the number of ISOs and growth in ISO transaction volumes. The increase in payments made to ISOs impacted the selling, general and administrative expenses growth rate by 6 percentage points. Higher incentive compensation expenses impacted the selling, general and administrative expenses growth rate by 2 percentage points when comparing 2010 to 2009. Higher employee related expenses (part of which resulted from employees assumed as part of the BAMS alliance transaction) also impacted the growth rate by 2 percentage points.

Expenses increased in 2009 compared to 2008 due to an increase in expenses associated with payments to ISOs most significantly as a result of the portion of the CPS alliance received by us upon termination which impacted the selling, general and administrative growth rate by 8 percentage points. Also contributing to the increase in 2009 were increased expenses due to the formation of the BAMS alliance. Partially offsetting this increase was a decrease due most significantly to lower compensation expense as a result of reduced headcount as well as lower incentive compensation which impacted the selling, general and administrative growth rate by 1 percentage point. Also contributing to the decrease were foreign currency exchange rate movements and lower legal and professional fees related to the settlement of certain litigation in 2008. Selling, general and administrative expenses, as a percentage of transaction and processing service fee revenue, increased slightly in 2009 compared to 2008 as a result of the items noted above.

Depreciation and Amortization. Expense decreased in 2010 compared to 2009 due to amortization of certain intangible assets that are being amortized on an accelerated basis resulting in higher amortization in prior periods. Also contributing is accelerated amortization recorded in 2009 related to intangible assets associated with the termination of services noted above. These decreases are partially offset by increases due to newly capitalized assets and assets associated with the BAMS alliance.

Expenses increased in 2009 compared to 2008 due most significantly to the net impact of amortization associated with the CPS and WFMS alliance transactions and the BAMS alliance noted above as well as an increase due to newly capitalized assets. In addition, amortization expense increased as a result of accelerated amortization recorded in second quarter 2009 related to intangible assets associated with the contract termination in the Financial Services segment. These increases were partially offset by less amortization on certain intangible assets that are being amortized on an accelerated basis resulting in higher amortization in prior periods.

Other operating expenses, net. Other operating expenses related to restructuring, impairments, litigation and regulatory settlements and other are presented on the Consolidated Statements of Operations under those respective descriptions.

2010 Activities.

Year ended December 31, 2010	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	$(20.3)	$(11.3)	$(28.2)	$(27.7)	$(87.5)
Restructuring accrual reversals	0.7	0.8	10.9	3.1	15.5
Impairments	(1.6)	—	(9.9)	—	(11.5)
Litigation and regulatory settlements	—	2.0	—	—	2.0

Total pretax charge, net of reversals	$(21.2)	$(8.5)	$(27.2)	$(24.6)	$(81.5)

The 2010 restructurings resulted from the elimination of management and other positions, approximately 1,200 employees, as part of us aligning the business with strategic objectives as well as domestic site consolidations and the reorganization of executive officers. Similar initiatives are expected to occur in future periods resulting in additional restructuring charges. Partially offsetting the charges were reversals of excess 2008 and 2009 restructuring accruals as well as reversals resulting from the refinement of 2010 estimates. We estimate cost savings resulting from the 2010 restructuring activities to be approximately $111 million on an annual basis.

In the fourth quarter of 2010, within Retail and Alliance Services, we recorded approximately $1.6 million in impairment charges related to other intangibles. Also during the fourth quarter of 2010, we recorded approximately $9.9 million in asset impairment charges related to the International segment. Approximately $6.2 million of the total impairment occurred because we did not complete a software project and determined that there are no likely alternative uses for the software. The remaining $3.7 million of impairment charges resulted from the write off of assets we determined have no future use or value.

The following table summarizes our utilization of restructuring accruals, excluding merger related restructuring charges, for the years ended December 31, 2009 and 2010 (in millions):

	Employee Severance	Facility Closure
Remaining accrual as of January 1, 2009	$11.1	$—
Expense provision	101.6	0.5
Cash payments and other	(44.9)	(0.3)
Changes in estimates	(9.3)	—

Remaining accrual as of December 31, 2009	58.5	0.2
Expense provision	86.7	0.6
Cash payments and other	(91.2)	(0.4)
Changes in estimates	(15.3)	(0.2)

Remaining accrual as of December 31, 2010	$38.7	$0.2

2009 Activities.

	Pretax Benefit (Charge)
Year ended December 31, 2009	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Divested Operations	Totals
	(in millions)
Restructuring charges	$(15.9)	$(14.5)	$(49.2)	$(22.0)	$(0.5)	$(102.1)
Restructuring accrual reversals	4.2	1.7	2.9	0.5	—	9.3
Impairments	—	—	(131.9)	(53.2)	—	(185.1)
Litigation and regulatory settlements	—	(14.5)	—	2.7	—	(11.8)

Total pretax charge, net of reversals	$(11.7)	$(27.3)	$(178.2)	$(72.0)	$(0.5)	$(289.7)

The 2009 restructurings resulted from the elimination of management and other positions, approximately 1,700 employees, as part of our cost saving initiatives as well as domestic site consolidations and the elimination of certain information technology positions. Partially offsetting the charges are reversals of 2009 and 2008 restructuring accruals related to our change in strategy related to global labor sourcing initiatives as well as refining previously recorded estimates.

In the fourth quarter of 2009, domestically, we recorded a $33 million impairment charge related to customer contracts, a $17 million goodwill impairment charge and a $3 million software impairment charge related to the Information Services reporting unit. The significant factor that drove most of the impairment was lower projections of financial results as compared to those used in the 2008 impairment testing.

In the fourth quarter of 2009, we recorded $124 million in asset impairment charges related to the International reporting unit and segment. Approximately $64 million of the total impairment charge related to our business in Germany and was allocated to impair the value of customer contracts and real property by approximately $58 million and $6 million, respectively. The impairment occurred because of the deterioration of profitability on existing business, higher risk of revenue attrition in future years and lower projections of financial results compared to those used in prior periods. Approximately $47 million of the total impairment charge related to impairment of customer contracts associated with our card-issuing business in the United Kingdom. The impairment occurred because of negative cash flow in the existing business and lower projections of financial results compared to those used in prior periods. The remaining $13 million of impairment charges related to a trade name in Canada, customer contracts in Brazil and Ireland and software.

During the third quarter of 2009, we recorded a charge of $7.7 million related to an intangible asset impairment within the International segment resulting from continuing and projected losses combined with a change in business strategy related to an existing business.

We followed a discounted cash flow approach in estimating the fair value of the affected asset groups and individual intangible assets within those groups. Discount rates were determined on a market participant basis. In certain situations, we relied in part on a third-party valuation firm in determining the appropriate discount rates. A relatively small change in these inputs would have had an immaterial impact on the impairments. We obtained an appraisal from a third-party brokerage firm to assist in estimating the value of real property in Germany. All key assumptions and valuations were determined by and are the responsibility of management.

In 2009, we recorded anticipated settlements of several matters within the Financial Services segment. In the first and second quarters of 2010, we released $2.0 million related to these settlements.

2008 Activities.

	Pretax Benefit (Charge)
Year ended December 31, 2008	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Divested Operations	Totals
	(in millions)
Restructuring charges	$(7.2)	$(13.2)	—	—	—	$(20.4)
Restructuring accrual reversals	0.7	7.6	—	—	$0.1	8.4
Impairments	(1,106.5)	(1,396.0)	$(376.2)	$(160.7)	(204.2)	(3,243.6)

Total pretax charge, net of reversals	$(1,113.0)	$(1,401.6)	$(376.2)	$(160.7)	$(204.1)	$(3,255.6)

The 2008 restructurings resulted from the planned terminations of approximately 1,000 employees associated with initial plans for call center consolidation and global labor sourcing initiatives primarily related to information technology development. During the fourth quarter, our strategy related to global labor sourcing initiatives changed resulting in delaying implementation of certain of the initiatives and 20% fewer terminations than originally planned which resulted in the reversal of the associated charges.

In the fourth quarter of 2008, we recorded a $3.2 billion goodwill impairment charge. Every reporting unit had an impairment charge representing a percentage of goodwill ranging from a small charge for one reporting unit to all of the goodwill at two small reporting units. During the fourth quarter and in connection with the deterioration in general global economic conditions, we experienced a decrease in our operating results. These operating results caused us to reassess our near and long-term projections as part of our annual budgeting process. We followed a discounted cash flow approach in estimating the fair value of the reporting units and intangible assets consistent with the approach used to allocate the purchase price of the merger. The significant factors that drove most of the impairment were higher discount rates and revised projections of financial results as compared to those used to allocate the purchase price of the merger with an affiliate of KKR in 2007. Also during 2008, we recorded a charge related to an asset impairment associated with our subsidiary, Peace Software (“Peace”), included within divested operations. The impairment occurred because of the deterioration of profitability on existing business and Peace’s limited success in attracting new clients. This resulted in us recording an impairment of $29.9 million of the goodwill and intangible assets associated with this business which was reported in the “Impairments” line item of the Consolidated Statements of Operations. We sold Peace in October of 2008.

Interest income. Interest income in 2010 decreased compared to 2009 due to lower interest rates and a decrease in cash balances. Interest income in 2009 decreased compared to 2008 due to the same factors.

Interest expense. Interest expense remained flat in 2010 compared to 2009 while interest expense decreased in 2009 compared to 2008 due to lower average interest rates on variable rate debt in 2009. Also contributing to the decrease in 2009 compared to 2008 were interest rate swaps that no longer qualified for hedge accounting beginning in 2009. Partially offsetting these decreases was an increase due to higher average balances (approximately $22,609.8 million as of December 31, 2009 which is slightly higher than the debt balances as of December 31, 2008) as well as higher interest rates on our senior unsecured debt in 2009 as the result of amendments to such debt in June 2008. The mark-to-market adjustments for interest rate swaps that do not qualify for hedge accounting as well as interest rate swap ineffectiveness are recorded in the “Other income (expense)” line item of the Consolidated Statement of Operations and totaled charges of $67.9 million, $64.3 million and $16.0 million, respectively, for the years ended December 31, 2010, 2009 and 2008.

Other income (expense).

	Year ended December 31,
	2010	2009	2008
Investment gains	$2.5	$3.0	$21.1
Derivative financial instruments losses	(58.3)	(67.4)	(12.9)
Divestitures, net	18.7	(12.9)	(8.5)
Debt repayment gains	—	—	7.0
Non-operating foreign currency gains and (losses)	21.2	10.5	(21.1)
Other	—	5.5	—

Other income (expense)	$(15.9)	$(61.3)	$(14.4)

Investment gains and (losses). The 2008 investment gains and losses resulted from the recognition of a gain related to the sale of MasterCard stock in the Retail and Alliance Services and International segments and a gain on the sale of investment securities within the Financial Services segment partially offset by a loss resulting from a money market investment impairment.

Derivative financial instruments gains and (losses). The net losses in 2010 and 2009 were due most significantly to the mark-to-market adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges as well as the impact of payments on interest rate swaps that do not qualify as accounting hedges.

The derivative financial instruments loss in 2008 related most significantly to $16.0 million of charges for ineffectiveness from interest rate swaps that were designated as accounting hedges but were not perfectly effective partially offset by miscellaneous individually insignificant items.

Divestitures, net. The 2010 gain related most significantly to a contingent payment received in connection with our November 2009 sale of a merchant acquiring business in Canada. The loss in 2009 resulted from us selling our debit and credit card issuing and acquiring processing business in Austria in August 2009. The loss is partially offset by a gain related to the sale of a merchant acquiring business in Canada in November 2009. During 2008, we recognized a loss related to a divestiture of a business within the International segment. We also recognized a pretax loss of $3.8 million resulting from the sale of 12.5% of our membership interest in WFMS discussed above in “Overview.”

Debt repayment gains and losses. The 2008 debt repayment gain related to the early repayment of long-term debt at a discount from the principal amount.

Non-operating foreign currency gains and (losses). For the years ended December 31, 2010, 2009 and 2008 net non-operating foreign currency exchange gains and losses related to the mark-to-market of our intercompany loans and the euro-denominated debt.

Income taxes. Our effective tax rates on pretax income (loss) were tax benefits of 27.7% in 2010, 36.3% in 2009, and 16.2% in 2008. The calculation of the effective tax rate includes most of the equity earnings in affiliates in pretax income because this item relates principally to entities that are considered pass-through entities for income tax purposes.

The effective tax rate benefit in 2010 was less than the statutory rate primarily due to an increase in our valuation allowance against foreign tax credits (discussed below). This negative adjustment was partially offset by state tax benefits, net income attributable to noncontrolling interests for which there was no tax expense provided and a decrease in our liability for unrecognized tax benefits.

The effective tax rate benefit in 2009 was greater than the statutory rate due primarily to state tax benefits, lower tax earnings and profits than book income for foreign entities and net income attributable to noncontrolling interests for pass through entities for which there was no tax expense provided. These positive adjustments were partially offset by an increase in our liability for unrecognized tax benefits and an increase in the valuation allowance established against certain state and foreign net operating losses.

The effective tax rate benefit in 2008 was less than the statutory rate due primarily to the non-deductibility of most of the goodwill impairment expense recorded in the fourth quarter of 2008. Partially offsetting the tax disallowance of the goodwill impairment was the release of a valuation allowance against foreign tax credits established since consummation of the Merger with an affiliate of KKR in 2007.

Subsequent to the Merger and as part of the Holdings consolidated federal group and consolidated, combined or unitary state groups for income tax purposes, we have been and continue to be in a tax net operating loss position. We currently anticipate being able to utilize in the future most of our existing federal and state net operating loss carryforwards due to the existence of significant deferred tax liabilities established in connection with purchase accounting for the merger. Accordingly, we have not established valuation allowances against most of such loss carryforwards. We, however, may not be able to record a benefit related to losses in certain states and foreign countries, requiring the establishment of valuation allowances.

Despite the net operating loss position discussed above, we continue to incur income taxes in states for which we file returns on a separate entity basis and in certain foreign countries. Generally, these foreign income taxes would result in a foreign tax credit in the U.S. to the extent of any U.S. income taxes on the income upon repatriation. However, on August 10, 2010, federal legislation was enacted which included a tax change that adversely affects our ability to utilize foreign tax credits recorded on our balance sheet. As a result, we recorded a valuation allowance against foreign tax credits of approximately $182 million during the third and fourth quarters of 2010. This valuation allowance will increase over time as foreign taxes are accrued, and will have a continuing adverse impact on our effective tax rate in the future. The tax law change will also have an adverse impact on our cash flow in future periods, when and as we would be in a position to utilize foreign tax credits.

During the year ended December 31, 2010, our liability for unrecognized tax benefits was reduced by $39 million upon the closure of the 2002 federal tax year and after negotiating settlements with the IRS regarding specific contested issues in the 2003 and 2004 federal tax years. The liability for the interest accrued on the unrecognized tax benefits of $17 million and the contra-liability for the federal benefit on state income taxes of $1 million were reduced at the same time. The total $55 million reduction in liabilities was recorded through a $43 million decrease to tax expense and a $12 million increase to deferred tax liabilities. As of December 31, 2010, we anticipate it is reasonably possible that our liability for unrecognized tax benefits may decrease by approximately $57 million within the next twelve months as the result of the possible closure of our 2003 and 2004 federal tax years, potential settlements with certain states and the lapse of the statute of limitations in various state jurisdictions. The potential decrease relates to various federal and state tax benefits including research and experimentation credits and certain amortization, loss and stock warrant deductions.

The IRS completed its examination of our U.S. federal consolidated income tax returns for 2003 and 2004 and issued a Notice of Deficiency (the “Notice”) in December 2008. The Notice claims that we and our subsidiaries, which included Western Union during the years at issue, owe significant additional taxes, interest and penalties with respect to a variety of adjustments. We and Western Union agree with several of the adjustments in the Notice. Additionally, during 2010 the IRS conceded certain of the adjustments. As to the adjustments that remain in dispute, for 2003 such issues represent total taxes and penalties allegedly due of approximately $31 million, of which $8 million relates to us and $23 million relates to Western Union, and for 2004 such issues represent total taxes and penalties allegedly due of approximately $91 million, all of which relates to Western Union. We estimate that the total interest due (pretax) on such amounts for both years is approximately $53 million through December 31, 2010, of which $4 million relates to us and $49 million relates to Western Union. As to the disputed issues, we and Western Union are contesting the asserted deficiencies in U.S. Tax Court; however, in the fourth quarter of 2010 all disputed issues were assigned to IRS Appeals and currently are being reviewed in that forum for possible resolution. We believe that we have adequately reserved for the disputed issues and final resolution of those issues will not have a material adverse effect on our financial position or results of operations.

Under the Tax Allocation Agreement executed at the time of the spin-off of Western Union on September 29, 2006, Western Union is responsible for and must indemnify us against all taxes, interest and penalties that relate to Western Union for periods prior to the spin-off date, including the amounts asserted in the Notice as described above. If Western Union were to agree to or be finally determined to owe any amounts for such periods but were to default in our indemnification obligation under the Tax Allocation Agreement, we as parent of the tax group during such periods generally would be required to pay the amounts to the relevant tax authority, resulting in a potentially material adverse effect on our financial position and results of operations. As of December 31, 2010, we had approximately $130 million of uncertain income tax liabilities recorded related to Western Union for periods prior to the spin-off date. We have recorded a corresponding account receivable of equal amount from Western Union, which is included as a long-term account receivable in the “Other long-term assets” line of our Consolidated Balance Sheets, reflecting the indemnification obligation. The uncertain income tax liabilities and corresponding receivable are based on information provided by Western Union regarding its tax contingency reserves for periods prior to the spin-off date. There is no assurance that a Western Union-related issue raised by the IRS or other tax authority will be finally resolved at a cost not in excess of the amount reserved and reflected in our uncertain income tax liabilities and corresponding receivable from Western Union.

Equity earnings in affiliates. Equity earnings in affiliates increased in 2010 compared to 2009 due to volume growth associated with our merchant alliances. Equity earnings in affiliates decreased in 2009 compared to 2008 due to the net impact of the CPS and WFMS alliance transactions described above.

Net income attributable to noncontrolling interests. Most of the net income attributable to noncontrolling interests relates to our consolidated merchant alliances. Net income attributable to noncontrolling interests increased in 2010 compared to 2009 due to the formation of the BAMS alliance.

Net income attributable to noncontrolling interests decreased in 2009 compared to 2008 due to the deconsolidation of the alliance with Wells Fargo at December 31, 2008 upon sale of part of our interest in the alliance discussed in “Overview” above. Partially offsetting this decrease was an increase due to the formation of the BAMS alliance beginning in June 2009.

Segment results.

We classify our businesses into three segments: Retail and Alliance Services, Financial Services and International. All Other and Corporate is not discussed separately as its results that had a significant impact on operating results are discussed in the “Consolidated Results” discussion above.

The results of divested businesses are excluded from segment results. We sold a merchant acquiring business in Canada, a debit and credit card issuing and acquiring processing business in Austria and Active Business Services, Ltd, all reported within the International segment, in November 2009, August 2009 and July 2008, respectively, and Peace, reported within the Financial Services segment, in October 2008. The

International and Financial Services performance measures have been adjusted for 2009 and 2008 to exclude the results of divested businesses. Retail and Alliance Services segment performance measures have been adjusted for 2008 to reflect the sale of 12.5% of our ownership interest in the WFMS alliance that occurred on December 31, 2008.

The business segment measurements provided to and evaluated by the chief operating decision maker are computed in accordance with the following principles:

•	The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies.

•

Retail and Alliance Services segment revenue does not include equity earnings because it is reported using proportionate consolidation as described below. Other segment revenue includes equity earnings in affiliates (excluding amortization expense) and intersegment revenue.

•	Segment revenue excludes reimbursable debit network fees, postage and other revenue.

•

Segment earnings before net interest expense, income taxes, depreciation and amortization (“EBITDA”) includes equity earnings in affiliates and excludes depreciation and amortization expense, net income attributable to noncontrolling interests, other operating expenses and other income (expense). Retail and Alliance Services segment EBITDA does not include equity earnings because it is reported using proportionate consolidation as described below. Additionally, segment EBITDA is adjusted for items similar to certain of those used in calculating our compliance with debt covenants. The additional items that are adjusted to determine segment EBITDA are:

•	stock based compensation expense is excluded;

•	official check and money order businesses’ EBITDA are excluded;

•

cost of data center technology and savings initiatives are excluded and represent implementation costs associated with initiatives to reduce operating expenses including items such as platform and data center consolidation initiatives in the International segment, expenses related to the reorganization of global application development resources, expenses associated with domestic data center consolidation initiatives and planned workforce reduction expenses, expenses related to the conversion of certain BAMS merchant clients onto First Data platforms, as well as certain platform development and other costs directly associated with the termination of the CPS alliance, all of which are considered nonrecurring projects (excludes costs accrued in purchase accounting);

•

debt issuance costs are excluded and represent costs associated with issuing debt and modifying our debt structure as well as costs associated with the issuance of debt related to the merger with an affiliate of KKR in 2007;

•

KKR related items are excluded and represent items related to the merger with an affiliate of KKR primarily resulting from annual sponsor fees for management, consulting, financial and other advisory services and the effect of purchase accounting associated with the merger on EBITDA which is primarily the result of revenue recognition adjustments.

•

Retail and Alliance Services segment revenue and EBITDA are reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. In addition, Retail and Alliance Services segment measures reflect commission payments to certain ISOs, which are treated as an expense in the Consolidated Statements of Operations, as contra revenue to be consistent with revenue share arrangements with other ISOs that are recorded as contra revenue.

•

Corporate operations include administrative and shared service functions such as the executive group, legal, tax, treasury, internal audit, accounting, human resources, information technology and procurement. Costs incurred by Corporate that are directly attributable to a segment are allocated to the respective segment. Administrative and shared service costs are retained by Corporate.

Segment Results for the Three and Six Months Ended June 30, 2011 and 2010.

Retail and Alliance Services segment results.

(in millions)	Three months ended June 30,		Change %
	2011	2010
Revenues:
Transaction and processing service fees	$740.9	$750.2	(1)%
Product sales and other	102.8	103.5	(1)%

Segment revenue	$843.7	$853.7	(1)%

Segment EBITDA	$352.2	$344.9	2%
Segment margin	42%	40%	2 pts
Key indicators:
Domestic merchant transactions (a)	9,059.6	8,459.9	7%

	Six months ended June 30,		Change %
(in millions)	2011	2010
Revenues:
Transaction and processing service fees	$1,405.0	$1,401.8	0%
Product sales and other	203.5	189.1	8%

Segment revenue	$1,608.5	$1,590.9	1%

Segment EBITDA	$637.7	$594.2	7%
Segment margin	40%	37%	3 pts

Key indicators:
Domestic merchant transactions(a)	17,431.1	16,120.3	8%

(a)	Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions, and processed-only or gateway customer transactions at the point of sale. Transactions in the prior year have been adjusted to conform to current year presentation.

Transaction and processing service fees revenue.

Components of transaction and processing service fees revenue.

(in millions)	Three months ended June 30,		Change %
	2011	2010
Acquiring revenue	$556.0	$554.5	0%
Check processing revenue	83.8	95.7	(12)%
Prepaid revenue	67.7	69.9	(3)%
Processing fees and other revenue from alliance partners	33.4	30.1	11%

Total transaction and processing service fees revenue	$740.9	$750.2	(1)%

	Six months ended June 30,		Change %
(in millions)	2011	2010
Acquiring revenue	$1,047.0	$1,036.4	1%
Check processing revenue	164.7	184.1	(11)%
Prepaid revenue	129.6	124.0	5%
Processing fees and other revenue from alliance partners	63.7	57.3	11%

Total transaction and processing service fees revenue	$1,405.0	$1,401.8	0%

Acquiring revenue. Acquiring revenue increased in the three and six months ended June 30, 2011 compared to the same periods in 2010 due to increases in merchant transactions and dollar volumes, new sales and pricing increases primarily for regional merchants. These increases were substantially offset by decreases resulting from the impact of merchant mix on transactions and dollar volumes (discussed below), the affect of shifts in pricing mix, merchant attrition and price compression largely related to national merchants and ISO portfolios.

Transaction growth outpaced revenue growth for the periods presented as a result of lower revenue per transaction driven by the factors noted above. A greater proportion of transaction growth was driven by national merchants and merchants affiliated with ISOs rather than the more profitable regional merchants which contributed to lower revenue per transaction. The average ticket size of signature based transactions was flat for the three months ended June 30, 2011 as compared to the same period in 2010. Changes in consumer spending patterns could impact average ticket size. As electronic transactions continue to penetrate smaller ticket industries, such as quick service restaurants and similar merchants, and consumers become more comfortable making smaller ticket purchases electronically, average ticket mix could change over time.

Check processing revenue. Check processing revenue decreased in the three and six months ended June 30, 2011 versus the comparable periods in 2010 due most significantly to the impact of merchant mix and lower overall check volumes with regional merchants resulting from check writer and merchant attrition. While check volumes with national merchants have grown for the six-month period compared to prior year due to new business, these merchants generate lower processing revenue per check.

Prepaid revenue. Prepaid revenue decreased in the three months ended June 30, 2011 compared to the same period in 2010 due to lower revenue from sales of promotional gift cards driven by a specific direct marketing campaign in 2010 as well as a change in merchant mix resulting from increased card shipments to merchants that generate less revenue per card. Prepaid revenue increased in the six months ended June 30, 2011 compared to the same period in 2010 due most significantly to higher transaction volumes within the payroll distribution program related to existing customers and new business.

Processing fees and other revenue from alliance partners. The increase in processing fees and other revenue from alliance partners in the three and six months ended June 30, 2011 compared to same periods in 2010 resulted from new business, increased volumes and transaction growth within our merchant alliances.

Product sales and other revenue. Product sales and other revenue decreased slightly in the three months ended June 30, 2011 versus the comparable period in 2010 due to a decline in terminal sales and rentals resulting from higher terminal demand in the prior year from new regulations largely offset by an increase in leasing attributable to new clients and increased fees from lease renewals. Product sales and other revenue increased in the six months ended June 30, 2011 versus the comparable period in 2010 mainly resulting from increased equipment sales due to a bulk terminal sale to a customer in the first quarter of 2011 as well as increases in the leasing business resulting from portfolio growth and increased fees from lease renewals.

Segment EBITDA. Expense reductions associated with the revenue items noted above contributed to the increase in the Retail and Alliance Services segment EBITDA in the three and six months ended June 30, 2011 compared to the same periods in 2010. Lower net warranty expense resulting from the decrease in check volumes noted above benefited the segment EBITDA growth rates for both the three and six-month periods ended June 30, 2011 compared to the prior year by 2 percentage points. In addition, decreased technology and operations costs resulting from reduced headcount and operational efficiencies benefited segment EBITDA growth rates by 1 and 1 percentage points for the three and six months ended June 30, 2011. Also contributing to the increase in segment EBITDA for the six months ended June 30, 2011 compared to the same period ended 2010 were decreased credit losses due to a lower level of merchant delinquencies which benefited the segment EBITDA growth rate by 1 percentage point.

Financial Services segment results.

(in millions)	Three months ended June 30,		Change %
	2011	2010
Revenues:
Transaction and processing service fees	$337.7	$341.5	(1)%
Product sales and other	6.9	9.9	(30)%

Segment revenue	$344.6	$351.4	(2)%

Segment EBITDA	$142.5	$134.6	6%
Segment margin	41%	38%	3 pts
Key indicators:
Domestic debit issuer transactions (a)	3,313.0	3,086.6	7%

	Six months ended June 30,		Change %
(in millions)	2011	2010
Revenues:
Transaction and processing service fees	$669.2	$679.8	(2)%
Product sales and other	13.0	17.7	(27)%

Segment revenue	$682.2	$697.5	(2)%

Segment EBITDA	$279.2	$267.7	4%
Segment margin	41%	38%	3 pts

Key indicators:
Domestic debit issuer transactions(a)	6,360.2	5,988.5	6%
Domestic active card accounts on file (end of period)(b)	114.2	113.8	0%
Domestic card accounts on file (end of period)(c)	681.6	674.4	1%

(a)	Domestic debit issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS and ATM and PIN-debit POS gateway transactions.
(b)	Domestic active card accounts on file include bankcard and retail accounts that had a balance or any monetary posting or authorization activity during the last month of the quarter.
(c)	Domestic card accounts on file include credit, retail and debit card accounts as of the last day of the last month of the period.

Transaction and processing service fees revenue.

Components of transaction and processing service fees revenue.

	Three months ended June 30,		Change %
(in millions)	2011	2010
Credit card, retail card and debit processing	$229.8	$234.9	(2)%
Output services	54.3	51.6	5%
Other revenue	53.6	55.0	(3)%

Total	$337.7	$341.5	(1)%

	Six months ended June 30,		Change %
(in millions)	2011	2010
Credit card, retail card and debit processing	$450.9	$465.6	(3)%
Output services	110.6	105.4	5%
Other revenue	107.7	108.8	(1)%

Total	$669.2	$679.8	(2)%

Credit card, retail card and debit processing revenue. Credit card and retail card processing revenue was negatively impacted for the three and six months ended June 30, 2011 versus the comparable periods in 2010 due to net lost business, a decline in active accounts from existing customers and price compression. Growth in domestic active card accounts on file benefited from net new account conversions but was adversely impacted by a decline in active accounts from existing customers.

Debit processing revenue was relatively flat for the three and six months ended June 30, 2011 versus the comparable periods in 2010 due to debit issuer transaction growth from existing customers substantially offset by net lost business and price compression.

Debit issuer transaction growth in the three and six months ended June 30, 2011 compared to the same periods in 2010 resulted from growth of existing clients due in part to the shift to debit cards from cash and checks, and new business partially offset by lost business.

During 2010, we received notification from a large financial institution that it will not renew its debit processing agreement at the end of the contract term. However, the client subsequently extended its processing contract through the deconversion period. Deconversion is expected to begin in late 2011 and will continue into 2012. We have also received notification of termination from various other financial institutions that are less significant individually, which are scheduled to deconvert throughout 2011. Including the large financial institution, these agreements represented approximately 6% of the segment’s credit card, retail card and debit processing revenue for 2010. At June 30, 2011, we had approximately 38 million accounts in the pipeline for conversion, the majority of which are retail accounts that are expected to convert during the first quarter of 2012 that will partially offset the impact of the deconversions noted above.

Output services revenue. Output services revenue increased for the three and six months ended June 30, 2011 versus the comparable periods in 2010 due most significantly to net new business partially offset by lower print volumes from existing customers. The six-month period ended June 30, 2011 also benefited compared to prior year from internal growth from existing customers related to plastics.

Other revenue. Other revenue consists mostly of revenue from remittance processing, information services and online banking and bill payment services. The decrease in other revenue for the three and six-month periods compared to the same periods in the prior year resulted from a decrease in remittance processing and information services volumes offset by net new business primarily in remittance processing.

Product sales and other revenue. Product sales and other revenue decreased for the three and six months ended June 30, 2011 versus the comparable periods in 2010 due to a decline in professional services revenue resulting from projects that were completed in 2010 as well as a decline in the recognition of contract termination fees.

Segment EBITDA. Financial Services segment EBITDA increased for the three and six months ended June 30, 2011 compared to the same periods in 2010 due most significantly to decreased technology and operations costs resulting from reduced headcount and operational efficiencies as well as a billing adjustment recorded in the second quarter of 2010 partially offset by the adverse impact of the items noted in the revenue discussion above. The decrease in technology and operations costs benefited the segment EBITDA growth rates for both the three and six-month periods ended June 30, 2011 versus the comparable periods in 2010 by 11 and 10 percentage points, respectively. Segment EBITDA growth rates benefited 4 and 2 percentage points for the three and six months ended June 30, 2011, respectively, compared to the prior year because of the second quarter 2010 billing adjustment.

International segment results.

	Three months ended June 30,		Change %
(in millions)	2011	2010
Revenues:
Transaction and processing service fees	$341.5	$297.6	15%
Product sales and other	100.3	82.5	22%
Equity earnings in affiliates	9.7	7.0	39%

Segment revenue	$451.5	$387.1	17%

Segment EBITDA	$119.1	$73.0	63%
Segment margin	26%	19%	7 pts

Key indicators:
International transactions(a)	1,876.8	1,635.3	15%

	Six months ended June 30,		Change %
(in millions)	2011	2010
Revenues:
Transaction and processing service fees	$665.2	$598.7	11%
Product sales and other	184.8	166.3	11%
Equity earnings in affiliates	16.8	13.8	22%

Segment revenue	$866.8	$778.8	11%

Segment EBITDA	$210.8	$151.1	40%
Segment margin	24%	19%	5 pts

Key indicators:
International transactions(a)	3,596.1	3,163.5	14%
International card accounts on file (end of period)(b)	92.5	87.6	6%

(a)	International transactions include VISA, MasterCard and other card association merchant acquiring and switching, and debit issuer transactions for clients outside the U.S. Transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions.
(b)	International card accounts on file include bankcard and retail.

Summary. Segment revenue benefited during the three and six months ended June 30, 2011 versus the comparable periods in 2010 most significantly from growth in the merchant acquiring businesses due to growth from existing clients primarily in the merchant acquiring alliances in the United Kingdom, transaction growth in Argentina and increased terminal sales and leasing. The card issuing businesses grew due to foreign currency exchange rate movements as well as new business primarily in the United Kingdom and Egypt substantially offset by lost business, price compression, decreases in volumes primarily in Greece, and decreased professional services revenue resulting from projects completed in 2010. Foreign currency exchange rate movements benefited the total segment revenue growth rate in the three and six months ended June 30, 2011 by 10 and 6 percentage points, respectively, compared to the same periods in 2010. Inflationary pressures in Argentina also impacted revenues and expenses.

Transaction and processing service fees revenue. Transaction and processing service fees revenue includes merchant related services and card services revenue. Merchant related services revenue encompasses merchant acquiring and processing revenue, debit transaction revenue, POS/ATM transaction revenue and fees from switching services. Card services revenue represents monthly managed service fees for issued cards. Merchant related services transaction and processing service fee revenue represented approximately 59% and 58% and card services revenue represented approximately 41% and 42% of total transaction and processing service fees revenue for the three and six months ended June 30, 2011, respectively.

Transaction and processing service fees revenue increased in the three and six months of 2011 compared to the same periods in 2010 due to the items noted above in the “Summary” discussion. The lost card issuing business noted above most significantly impacted Canada, Australia and central Europe. Foreign currency exchange rate movements benefited the transaction and processing service fees growth rate for the three and six months ended June 30, 2011 versus the comparable periods in 2010 by 11 and 7 percentage points, respectively.

Transaction and processing service fee revenue is driven by accounts on file and transactions. The spread between growth in these two indicators and revenue growth was driven mostly by the impact of foreign exchange rate movements, the mix of transaction types and price compression.

Product sales and other revenue. Product sales and other revenue increased for the three and six months ended June 30, 2011 versus the same periods in 2010 due to growth in terminal sales and leasing revenue as a result of new clients, growth from existing clients in Argentina, United Kingdom, Canada and Germany and new terminal requirements and lease renewals in the United Kingdom partially offset by a decrease in professional services revenue resulting from completion of projects in Australia.

Segment EBITDA. Segment EBITDA increased in the three and six months ended June 30, 2011 compared to the same periods in 2010 due to the impact of the revenue items noted above, the write-off of leasing receivables in the second quarter of 2010, a decrease in incentive compensation compared to the prior year and the impact of foreign currency exchange rate movements (as noted in the revenue discussion above). Segment EBITDA growth rates for the three and six-month periods in 2011 compared to the same periods in 2010 benefited 15 and 7 percentage points, respectively, from a second quarter 2010 write-off of leasing receivables incorrectly recognized in prior years. Segment EBITDA growth also benefited 13 and 7 percentage points for the three and six months ended June 30, 2011, respectively, compared to the same periods in 2010 from the impact of foreign currency exchange rate movements.

Segment Results for the Years Ended December 31, 2010, 2009 and 2008.

Retail and Alliance Services segment results.

(in millions)	Year ended December 31,			Percent Change
	2010	2009	2008	2010 vs. 2009	2009 vs. 2008
Revenues:
Transaction and processing service fees	$2,923.9	$2,720.1	$2,894.2	7%	(6)%
Product sales and other	390.9	342.7	383.0	14%	(11)%

Segment revenue	$3,314.8	$3,062.8	$3,277.2	8%	(7)%

Segment EBITDA	$1,322.3	$1,193.5	$1,407.8	11%	(15)%
Segment Margin	40%	39%	43%	1pt	(4	)pts

Key indicators:
Domestic merchant transactions(a)	34,604.9	28,257.8	26,856.9	22%	5%

(a)	Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions, and processed-only or gateway customer transactions at the POS. Domestic merchant transactions for 2008 include 100% of the CPS alliance transactions through the November 1, 2008 termination date. Subsequent to the termination of the alliance, domestic merchant transactions include transactions related to our 49% proportionate share of the alliance’s assets rather than 100% of alliance activity. In addition, domestic merchant transactions include activity for JPMorgan Chase merchants that continue to process on our platforms. The domestic merchant transactions continue to reflect all WFMS alliance transactions despite the deconsolidation described above. Domestic merchant transactions for 2009 and 2010 also include all of the transactions related to merchants contributed by BofA to the BAMS alliance since the alliance was formed on June 26, 2009.

Transaction and processing service fees revenue.

(in millions)	Year ended December 31,			Percent Change
	2010	2009	2008	2010 vs. 2009	2009 vs. 2008
Acquiring revenue	$2,169.7	$2,075.2	$2,160.7	5%	(4)%
Check processing revenue	370.7	358.3	380.2	3%	(6)%
Prepaid revenue	263.2	214.4	228.6	23%	(6)%
Processing fees and other revenue from alliance partners	120.3	72.2	124.7	67%	(42)%

Total transaction and processing service fees revenue	$2,923.9	$2,720.1	$2,894.2	7%	(6)%

Acquiring revenue. Acquiring revenue increased in 2010 compared to 2009 due to increases in merchant transaction and dollar volumes, new sales and a card association fee increase which only benefited the third quarter of 2010. Partially offsetting these increases were merchant attrition and price compression. The card association fee increase noted above benefited the acquiring revenue growth rate in 2010 by 1 percentage point. Price compression remains within our historical three to five percent range.

Acquiring revenue decreased in 2009 compared to 2008 due to economic weakness and resulting changes in consumer spending patterns, merchant attrition, and price compression. The changes in spending patterns in 2009 compared to 2008 resulted in a decrease to the average ticket size of signature based transactions and a shift from smaller, more profitable merchants to national discounters and wholesalers. Price compression in 2009 was within our historical three to five percentage range. Also in 2009, we experienced a shift from credit card usage to the use of PIN debit cards resulting in less revenue per transaction. These effects were partly offset by increased transaction volume, new sales and higher fee-related income.

Transactions are not comparable year over year due to the items noted in (a) above. Transaction growth outpaced revenue growth for the periods presented as a result of a greater proportion of growth being driven by national merchants and merchants affiliated with ISOs rather than the more profitable regional merchants which caused lower revenue per transaction. Changes in consumer spending patterns and new national business in 2010 resulted in a decrease to the average ticket size of signature based transactions but a slightly higher transaction mix towards such transactions in 2010 compared to 2009. As electronic transactions continue to penetrate smaller ticket industries, such as quick service restaurants and similar merchants, and consumers become more comfortable making smaller ticket purchases electronically, average ticket mix could change over time. The difference between transaction growth and revenue growth in 2009 compared to 2008 was also impacted by adverse economic conditions including lower average ticket size. Credit and signature based debit transaction growth slightly outpaced PIN-debit transaction growth in 2010 versus 2009.

Check processing revenue. Check processing revenue increased in 2010 versus 2009 due most significantly to new business in 2010, mostly national merchants. Partially offsetting the increase were lower overall check volumes from existing customers and merchant attrition, primarily regional merchants.

Check processing revenue decreased in 2009 compared to 2008 resulting from a decrease in overall check volumes, particularly with the regional merchants, and, to a lesser extent, a shift in transactions to national merchants which have lower processing revenue due to volume.

Prepaid revenue. Prepaid revenue increased in 2010 compared to 2009 most significantly due to higher transaction volumes within the payroll distribution program as well as an increase in card shipments to existing clients.

Prepaid revenue decreased in 2009 compared to 2008 due to transaction volume and card shipment declines as a result of an adverse economy. Partially offsetting the decrease was an increase due to new business.

Processing fees and other revenue from alliance partners. The increase in processing fees and other revenue from alliance partners in 2010 compared to 2009 resulted most significantly from the processing fees related to the BAMS alliance as well as increased transactions and rate increases. The decrease in processing fees and other revenue from alliance partners in 2009 versus 2008 was due to the termination of the CPS alliance partially offset by processing fees related to the BAMS alliance.

Product sales and other revenue. Product sales and other revenue increased in 2010 versus 2009 mainly resulting from increased volumes due in part to increased demand for terminals as a result of new regulations, increased sales to existing clients and new business. Product sales and other revenue decreased in 2009 compared to 2008 due to a decrease in investment income.

Segment EBITDA. The impact of the revenue items noted above contributed to the increase in the Retail and Alliance Services segment EBITDA in 2010 compared to 2009. The card association fee increase noted above benefited the segment EBITDA growth rate in 2010 versus 2009 by 2 percentage points. Also contributing to the increase in segment EBITDA in 2010 compared to 2009 were decreased credit losses due to a lower level of merchant delinquencies as well as a decrease in net check warranty expense driven by improvements in collection rates. Partially offsetting the increases were decreases due to higher operational and technology costs, higher incentive compensation accruals and fees paid for processing transactions associated with merchants contributed to BAMS by BofA. The negative impact resulting from third-party processing fees will gradually reverse over time as we convert merchants to our platform. Higher incentive compensation impacted the segment EBITDA growth rate in 2010 by 1 percentage point.

In addition to the impact of the items noted above in the revenue discussion, Retail and Alliance Services segment EBITDA in 2009 compared to 2008 was negatively impacted by increased credit losses due to a higher level of merchant failures and bankruptcy filings and by the negative impact of the BAMS alliance due to third-party processing of the bank contributed merchants in the short-term. Increased credit losses negatively impacted segment EBITDA growth rates by 3 percentage points for 2009 compared to 2008. Partially offsetting these decreases was an increase due to lower incentive compensation in 2009 that contributed 1 percentage point to the segment EBITDA growth rate for 2009 compared to 2008 as well as general reductions in work force.

Financial Services segment results.

	Year ended December 31,			Percent Change
(in millions)	2010	2009	2008	2010 vs. 2009	2009 vs. 2008
Revenues:
Transaction and processing service fees	$1,362.2	$1,379.8	$1,480.4	(1)%	(7)%
Product sales and other	46.8	63.0	37.1	(26)%	70%

Segment revenue	$1,409.0	$1,442.8	$1,517.5	(2)%	(5)%

Segment EBITDA	$553.0	$645.3	$753.1	(14)%	(14)%
Segment margin	39%	45%	50%	(6) pts	(5) pts

Key indicators:
Domestic debit issuer transactions(a)	12,201.2	12,222.5	12,042.2	0%	1%
Domestic active card accounts on file (end of period)(b)
Bankcard	47.8	48.3	50.5	(1)%	(4)%
Retail	70.7	72.6	77.1	(3)%	(6)%

Total	118.5	120.9	127.6	(2)%	(5)%

Domestic card accounts on file (end of period)(c)
Bankcard	127.3	123.2	131.0	3%	(6)%
Retail	398.4	385.3	379.4	3%	2%
Debit	129.9	153.3	126.8	(15)%	21%

Total	655.6	661.8	637.2	(1)%	4%

(a)	Domestic debit issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS and ATM and PIN-debit POS gateway transactions.
(b)	Domestic active card accounts on file include bankcard and retail accounts that had a balance or any monetary posting or authorization activity during the last month of the quarter.
(c)	Domestic card accounts on file include credit, retail and debit card accounts as of the last day of the last month of the period.

Summary. Our results were adversely impacted in 2010 compared to 2009 and in 2009 versus 2008 by the termination of services by Washington Mutual beginning in March 2009. The deconversion of Washington Mutual Bank, including contract termination fees recognized during the periods, negatively impacted the total segment revenue growth rates by 5 and 1 percentage points in 2010 compared to 2009 and 2009 compared to 2008, respectively.

During 2010, we received notification from a large financial institution that it will not renew its debit processing agreement at the end of the contract term. Deconversion is not expected to begin until late 2011 and will continue into late 2012. We have also received notification of termination from various other financial institutions that are less significant individually, which are scheduled to deconvert throughout 2011. Including the large financial institution, these agreements represented approximately 4% of segment revenue for 2010. At December 31, 2010, we had approximately 38 million accounts in the pipeline for conversion, the majority of which are retail accounts that are expected to convert during the second half of 2011 and partially offset the impact of the deconversions noted above.

Transaction and processing service fees revenue.

Components of transaction and processing service fees revenue.

	Year ended December 31,			Percent Change
(in millions)	2010	2009	2008	2010 vs. 2009	2009 vs. 2008
Credit card, retail card and debit processing	$924.7	$972.0	$1,019.9	(5)%	(5)%
Output services	219.5	242.5	285.1	(9)%	(15)%
Other revenue	218.0	165.3	175.4	32%	(6)%

Total	$1,362.2	$1,379.8	$1,480.4	(1)%	(7)%

Credit card, retail card and debit processing revenue. Credit card and retail card processing revenue was negatively impacted in 2010 versus 2009 and in 2009 compared to 2008 due to the decline in active accounts from existing customers and price compression partially offset by net new business. As a result of the adverse economic conditions credit card issuers have been more selective with whom they issue cards as discussed above and consumers were using their cards less frequently resulting in fewer active credit and retail card accounts.

Growth in debit issuer transactions in 2010 compared to 2009 and 2009 versus 2008 was primarily offset by transactions lost as a result of the Washington Mutual deconversion. Debit issuer transactions excluding the impact of the Washington Mutual Bank deconversion grew in 2010 and 2009 compared to the prior years due in part to the shift to debit cards from credit cards, cash and checks.

Debit processing revenue decreased in 2010 versus 2009 and in 2009 compared to 2008 due to lost business, including the Washington Mutual Bank deconversion and price compression partially offset by debit transaction growth from existing customers and new business. The Financial Services segment “Credit card, retail card and debit processing” revenue growth rate was negatively impacted by 3 percentage points in both 2010 compared to 2009 and 2009 versus 2008, respectively, as a result of the termination of services provided to Washington Mutual Bank. The impact of the deconversion on revenue was partially offset in total Financial Services segment revenue by the recognition of contract termination fees in the “Product sales and other” line in the Consolidated Statements of Operations. Washington Mutual Bank represented approximately 7% of transaction and processing service fees revenue for the segment in 2008.

Output services revenue. Output services revenue decreased in 2010 versus 2009 due most significantly to net lost business, decreases in print mail and plastics volumes from existing customers as a result of credit card issuers being more selective in issuing credit and price compression. Most of the lost business relates to Washington Mutual Bank which negatively impacted the output services revenue growth rate by 8 percentage points for the year ended December 31, 2010 compared to the same period in 2009.

Output services revenue decreased in 2009 compared to 2008 due to lost business and decreases in print mail and plastics volumes from existing customers as a result of the reduction in the number of accounts and account activity due to adverse economic conditions. Partially offsetting these decreases were increases due to additional print and plastics volumes as a result of new business. Most of the lost business relates to Washington Mutual Bank, which represented 17% of output services revenue in 2008. The output services revenue growth rate was negatively impacted by 9 percentage points for 2009 compared to 2008 as a result of the lost business with Washington Mutual Bank.

Other revenue. Other revenue consists mostly of revenue from remittance processing and online banking and bill payment services.

Other revenue increased in 2010 compared to 2009 due most significantly to the inclusion of the information services businesses in the Financial Services segment prospectively beginning January 1, 2010 which impacted the other revenue growth rate in 2010 versus 2009 by 23 percentage points. Other revenue also increased due to new business in remittance processing and online banking and bill payment services. Partially offsetting these increases were decreases due to lower remittance and check processing volumes resulting from the shift from paper to electronic forms of payment, lost business and the wind down of an existing product.

Other revenue decreased in 2009 compared to 2008 due to lost business and lower remittance and check processing volumes due to adverse economic conditions and the shift from paper to electronic forms of payment. The wind-down of an existing product also contributed to the decrease. These declines were partially offset by the addition of a new client in the remittance business as well as growth in online banking and bill payment revenue.

Product sales and other revenue. Product sales and other revenue decreased in 2010 versus 2009 and increased in 2009 compared to 2008 due most significantly to the recognition of termination fees related to the termination of services with Washington Mutual Bank, the most significant of which were recognized in the second quarter of 2009.

Segment EBITDA. Financial Services segment EBITDA decreased in 2010 compared to 2009 due to the impact of the items noted in the revenue discussion above as well as higher incentive compensation, higher operational and technology costs and a billing adjustment. Higher incentive compensation negatively impacted the segment EBITDA growth rate in 2010 versus 2009 by 1 percentage point. The billing adjustment negatively impacted the segment EBITDA growth rate for the same period by 1 percentage point.

In addition to the items noted in the revenue discussion above, Financial Services segment EBITDA decreased in 2009 compared to 2008 due most significantly to higher costs as a result of technology contractor services (including costs related to compliance with new credit card regulations) as well as higher technology cost allocations. Also impacting segment EBITDA was lower incentive compensation which benefited the growth rate by 2 percentage points. The contract termination fees related to the Washington Mutual Bank agreement termination discussed above offset the impact of losing the processing services such that the termination had no impact on segment EBITDA. The termination would have otherwise affected the segment EBITDA growth rate by 4 percentage points in 2009 compared to 2008.

International segment results.

	Year ended December 31,			Percent Change
(in millions)	2010	2009	2008	2010 vs. 2009	2009 vs. 2008
Revenues:
Transaction and processing service fees	$1,237.5	$1,197.1	$1,324.3	3%	(10)%
Product sales and other	353.9	344.9	338.5	3%	2%
Equity earnings in affiliates	29.4	30.1	33.2	(2)%	(9)%

Segment revenue	$1,620.8	$1,572.1	$1,696.0	3%	(7)%

Segment EBITDA	$329.8	$398.7	$433.3	(17)%	(8)%
Segment Margin	20%	25%	26%	(5) pts	(1) pt

Key indicators:
International transactions(a)	6,724.1	5,826.8	5,397.2	15%	8%
International card accounts on file (end of period)(b)	88.8	80.9	80.1	10%	1%

(a)	International transactions include VISA, MasterCard and other card association merchant acquiring and switching, and debit issuer transactions for clients outside the U.S. Transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions.
(b)	International card accounts on file include bankcard and retail.

Summary. Segment revenue in 2010 versus 2009 benefited from growth in the merchant acquiring businesses partially offset by declines in the card issuing businesses. Revenue increased due to growth from existing clients primarily in the card issuing businesses in Argentina as well as the merchant acquiring alliances in the United Kingdom, new card issuing business mostly in the United Kingdom, an acquisition in India and foreign currency exchange rate movements. Partially offsetting these increases were decreases due to lost business and price compression primarily in the card issuing businesses. Foreign currency exchange rate movements benefited the segment revenue growth rate in 2010 compared to 2009 by 1 percentage point. We formed a merchant acquiring alliance with ICICI Bank, ICICI Merchant Services, in December 2009 which positively impacted the segment revenue growth rate in 2010 versus 2009 by 1 percentage point.

Segment revenue decreased in 2009 compared to 2008 due to foreign currency exchange rate movements, price compression and lost business. Foreign currency exchange rate movements negatively impacted the segment revenue growth rate by 9 percentage points for 2009 compared to 2008. Partially offsetting these decreases were new business and growth from existing clients.

Transaction and processing service fee revenue. Transaction and processing service fees revenue includes merchant related services and card services revenue. Merchant related services revenue encompasses merchant acquiring and processing revenue, debit transaction revenue, POS/ATM transaction revenue and fees from switching services. Card services revenue represents monthly managed service fees for issued cards. Merchant related services transaction and processing service fee revenue represented approximately 57% and card services revenue represented approximately 43% of total transaction and processing service fee revenue for 2010.

Transaction and processing service fees revenue increased in 2010 compared to 2009 due to the items noted above in the “Summary” discussion. The lost business noted above most significantly impacted the card issuing businesses in the United Kingdom, Australia and Canada. Foreign currency exchange rate movements benefited the transaction and processing service fee growth rate in 2010 versus 2009 by 1 percentage point.

Transaction and processing service fees revenue decreased in 2009 compared to 2008 due generally to the same items noted above in the “Summary” discussion. Foreign currency exchange rate movements negatively impacted the transaction and processing service fees revenue growth rate by 9 percentage points for 2009 compared to 2008. The majority of the lost business noted above impacted the United Kingdom, Canada and Germany in 2009, a significant portion of which related to the wind-down of a United Kingdom issuing contract assumed by us in a previous year. Partially offsetting these decreases was an increase due to regulation changes in Australia allowing direct charging of transaction fees to customers in 2009, new business and growth from existing clients.

Transaction and processing service fee revenue is driven by accounts on file and transactions. The spread between growth in these two indicators and revenue growth was driven mostly by the impact of foreign exchange rate movements, the mix of transaction types and price compression.

Product sales and other revenue. Product sales and other revenue increased in 2010 versus 2009 due to growth in terminal sales and leasing revenue as a result of new clients and growth from existing clients in Argentina and Canada. Partially offsetting this increase was a decrease in professional services revenue resulting from completion of projects and net lost business.

Product sales and other revenue increased in 2009 compared to 2008 due mostly to new license fee revenue and new business partially offset by decreased equipment and terminal sales.

Segment EBITDA. Segment EBITDA decreased in 2010 compared to 2009 due to the write-off of leasing receivables in the second and third quarters of 2010, the write-off of terminal inventory in the third quarter of 2010, higher operational and technology costs, price compression and higher incentive compensation. The write-off of leasing receivables incorrectly recognized in prior years and the write-off of terminal inventory negatively impacted the segment EBITDA growth rate in 2010 versus 2009 by 5 percentage points. In addition, segment EBITDA growth benefited 2 percentage points in 2010 compared to 2009 from the impact of foreign currency exchange rate movements (as noted in the revenue discussion above).

Segment EBITDA decreased in 2009 compared to 2008 due to foreign currency exchange rate movements and price compression (as noted in the revenue discussion above) as well as other items that were not individually significant. Foreign currency exchange rate movements adversely impacted the segment EBITDA growth rate by 11 percentage points in 2009 compared to 2008. Partially offsetting these decreases were benefits related to reduced headcount, growth from existing clients and lower incentive compensation in 2009.

Capital Resources and Liquidity

Our source of liquidity is principally cash generated from operating activities supplemented as necessary on a short-term basis by borrowings against our revolving credit facility. We believe our current level of cash and short-term financing capabilities along with future cash flows from operations are sufficient to meet the needs of the business.

The following discussion highlights changes in our debt structure as well as our cash flow activities and the sources and uses of funding during the six months ended June 30, 2011 and 2010.

Debt modifications and amendments. On March 24, 2011, we executed a 2011 Extension Amendment (the “Extension Amendment”) relating to our credit agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, among FDC, the several lenders from time to time parties thereto and Credit Suisse AG as administrative agent (the “Credit Agreement”). The Credit Agreement, as amended pursuant to the Extension Amendment, is referred to herein as the “Amended Credit Agreement.”

The Extension Amendment, which became effective on April 13, 2011, among other things:

(i) resulted in the extension of the maturity date of $1.0 billion, after giving effect to the reduction discussed below, of our revolving credit commitments (the “Revolver Extension”) under the Amended Credit Agreement to the earliest of: (x) June 24, 2015, if on such date the aggregate outstanding principal amount of our 9.875% senior notes due 2015 and 10.55% senior PIK notes due 2015 exceeds $750.0 million, (y) December 31, 2015, if on such date the aggregate outstanding principal amount of our 11.25% senior subordinated notes due 2016 exceeds $750.0 million and (z) September 24, 2016;

(ii) resulted in the extension of the maturity date of approximately $5.0 billion of term loans (consisting of approximately $4.5 billion of dollar denominated term loans and an amount of euro denominated term loans the dollar equivalent of which is approximately $0.5 billion (the “Term Loan Extension”)) under the Amended Credit Agreement to March 24, 2018;

(iii) provided for an increase in the interest rate applicable to the revolving credit loans subject to the Revolver Extension and the term loans subject to the Term Loan Extension to a rate equal to, at our option, either (x) LIBOR for deposits in the applicable currency plus 400 basis points or (y) with regard to dollar denominated borrowings, a base rate plus 300 basis points;

(iv) provided for an increase in the commitment fee payable on the undrawn portion of the revolving credit commitments subject to the Revolver Extension to 75 basis points; and

(v) provided us with the ability to reduce the revolving credit commitments subject to the Revolver Extension while maintaining the revolving credit commitments not subject to the Revolver Extension in their original amount.

Immediately after the effectiveness of such amendments, we effected a permanent reduction of the revolving credit commitments that are subject to the Revolver Extension in an amount equal to $254.1 million.

Debt offering. On April 13, 2011, we issued and sold $750 million aggregate principal amount of 7.375% senior secured notes due June 15, 2019. Interest on the notes will be payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2011. In accordance with the terms of our Amended Credit Agreement, we used the net proceeds from the offering to repay approximately $735 million of our outstanding senior secured term loans, including $0.3 billion of the $5.0 billion that was extended until 2018 under the Extension Amendment discussed above.

Debt restructuring and related financing costs. In connection with the debt modification and amendments and the debt offering discussed above, we incurred costs of $38.8 million, a significant portion of which was recorded as discounts on the debt and will be amortized to interest expense over the remaining terms of the loans.

Cash and cash equivalents. Investments (other than those included in settlement assets) with original maturities of three months or less (that are readily convertible to cash) are considered to be cash equivalents and are stated at cost, which approximates market value. At June 30, 2011 and December 31, 2010, we held $611.5 million and $509.5 million in cash and cash equivalents, respectively.

Included in cash and cash equivalents are amounts held by IPS that are not available to fund any operations outside of the IPS business. In addition, cash and cash equivalents also includes amounts held by the BAMS alliance, which is consolidated by us, that are not available to fund operations outside of the alliance. At June 30, 2011 and December 31, 2010, the cash and cash equivalents held by IPS and the BAMS alliance totaled $167.8 million and $127.0 million, respectively. All other domestic cash balances, to the extent available, are used to fund our short-term liquidity needs.

Cash and cash equivalents also includes amounts held outside of the U.S. at June 30, 2011 and December 31, 2010 totaling $207.0 million and $200.6 million, respectively. As of June 30, 2011, there was approximately $50 million of cash and cash equivalents held outside of the U.S. that could be used for general corporate purposes. We plan to fund any cash needs throughout the remainder of 2011 within the International segment with cash held by the segment, but if necessary, could fund such needs using cash from the U.S., subject to satisfying debt covenant restrictions.

Cash flows from operating activities.

	Six months ended June 30,
Source/(use) (in millions)	2011	2010
Net loss	$(312.7)	$(330.6)
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	725.0	753.8
Charges related to other operating expenses and other income (expense)	58.7	1.4
Other non-cash and non-operating items, net	(1.2)	138.3
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	291.6	264.8
Other assets, current and long-term	80.0	149.6
Accounts payable and other liabilities, current and long-term	64.6	(225.8)
Income tax accounts	(271.2)	(327.9)

Net cash provided by operating activities	$634.8	$423.6

Cash flows provided by operating activities for the periods presented resulted from normal operating activities and reflect the timing of our working capital requirements.

Our operating cash flow is impacted by our level of debt. Approximately $514 million and $691 million in cash interest were paid during the six months ended June 30, 2011 and 2010, respectively.

Our operating cash flows are impacted by fluctuations in working capital. During 2011, such fluctuations included, most significantly, sources related to the collection of receivables, distributions of earnings received from alliances and the funding of certain settlement arrangements resulting from timing as well as changes in how we fund the arrangements including utilizing settlement assets to prefund some amounts. Such sources were offset by uses of cash associated with timing of payments for various liabilities including the semi-annual payments of interest on our long-term debt discussed above and incentive compensation earned in 2010.

During 2010, fluctuations in working capital included sources of cash related to the utilization of settlement assets to prefund certain settlement arrangements, the collection of receivables and distributions of earnings received from alliances. Such sources were offset by uses associated with the timing of prefunding certain settlement arrangements, timing of payments for various liabilities including semi-annual payments of interest on long-term debt and incentive compensation earned in 2009.

Operating cash flows for the six months ended June 30, 2011 and 2010 were impacted by us being in a net operating loss carryforward position for U.S. federal income tax purposes. As a result, we have not received cash for any of the income tax benefit recorded in the respective six-month periods related to U.S. federal income taxes.

Cash flows from operating activities increased for the six months ended June 30, 2011 compared to the same period in 2010 due primarily to a decrease in payments for various liabilities, the most significant of which were interest payments as a result of our December 2010 debt exchange. Payments on the new notes are made semi-annually in January and July with the first and only payment for 2011 occurring in July 2011. This increase was partially offset by a net decrease in cash flows from operating activities resulting from the utilization of settlement assets to prefund certain settlement arrangements which began most significantly in the second quarter of 2010.

We anticipate funding operations throughout the remainder of 2011 primarily with cash flows from operating activities and by closely managing discretionary capital and other spending; however, any shortfalls would be supplemented as necessary by borrowings against our revolving credit facility.

Cash flows from investing activities.

	Six months ended June 30,
Source/(use) (in millions)	2011	2010
Current period acquisitions	$(13.3)	$(0.9)
Payments related to other businesses previously acquired	—	(1.3)
Proceeds from dispositions, net of expenses paid and cash disposed	1.7	21.2
Additions to property and equipment	(111.8)	(95.4)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(103.7)	(82.0)
Other investing activities	0.7	18.0

Net cash used in investing activities	$(226.4)	$(140.4)

Acquisitions and dispositions. We may finance acquisitions through a combination of internally generated funds, short-term borrowings and equity of our parent company. We may also consider using long-term borrowings subject to restrictions on our debt agreements. All acquisitions during the periods presented were funded from cash flows from operating activities or from the reinvestment of cash proceeds from the sale of other assets. Although we consider potential acquisitions from time to time, our plan for the remainder of 2011 does not include funding of material acquisitions. We may have to fund up to $160 million to one of our merchant alliance partners for referrals contributed to the alliance though the timing and amount of such funding is uncertain.

During the six months ended June 30, 2010, proceeds from dispositions related most significantly to the receipt of a contingent payment associated with our sale of a merchant acquiring business in Canada in the fourth quarter of 2009.

We continue to manage our portfolio of businesses and evaluate the possible divestiture of businesses that do not match our long-term growth objectives.

Capital expenditures. Capital expenditures are estimated to be approximately $400 million for the full year in 2011 and are expected to be funded by cash flows from operations. If, however, cash flows from operating activities are insufficient, we will decrease our discretionary capital expenditures or utilize our revolving credit facility.

Other investing activities. The source of cash in 2010 related to a decrease in regulatory, restricted and escrow cash balances.

Cash flows from financing activities.

	Six months ended June 30,
Source/(use) (in millions)	2011	2010
Short-term borrowings, net	$(110.1)	$8.3
Debt modification and related financing costs	(39.7)	—
Principal payments on long-term debt	(35.0)	(119.5)
Proceeds from sale-leaseback transactions	7.3	—
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests	(131.2)	(86.7)
Purchase of noncontrolling interest	—	(213.3)
Redemption of Parent’s redeemable common stock	(0.3)	(0.8)
Cash dividends	—	(14.9)

Net cash used in financing activities	$(309.0)	$(426.9)

Short-term borrowings, net. The cash activity related to short-term borrowings in 2011 and 2010 resulted primarily from net paydowns and borrowings on our credit lines used principally to prefund settlement activity.

We utilize our revolving credit facility on a short-term basis to fund investing or operating activities when cash flows from operating activities are not sufficient. We believe the capacity under our senior secured revolving credit facility is sufficient to meet our short-term liquidity needs. Our senior secured revolving credit facility can be used for working capital and general corporate purposes.

An affiliate of Lehman Brothers Holdings Inc. provided a commitment in the amount of $230.6 million of our revolving credit facility. After filing for bankruptcy in September 2008, the affiliate did not participate in requests for funding under the Credit Agreement. In June 2011, the commitment was terminated. In addition, as discussed above, the aggregate revolving credit commitments were reduced by $254.1 million in April 2011.

As of June 30, 2011, our senior secured revolving credit facility had commitments from financial institutions to provide $1,515.3 million of credit. As of June 30, 2011 and December 31, 2010, we had no borrowings outstanding against the facility other than the letters of credit discussed below. Therefore, as of June 30, 2011, $1,470.4 million remained available under this facility. The maximum amounts outstanding against this facility during the six months ended June 30, 2011 was approximately $43 million.

Debt modification and related financing costs. We paid $18.6 million in fees related to the December 2010 debt exchange and $21.1 million in fees related to the April 2011 debt modification and amendments during the first six months of 2011.

Principal payments on long-term debt. We made principal payments of $64.1 million related to our senior secured term loan facility during the six months ended June 30, 2010. Also, in June 2010, we paid off our 4.50% note due 2010 for $13.1 million. In conjunction with a debt modification in August 2010 as well as with the modification and amendment discussed above, proceeds from the issuance of new notes were used to prepay portions of the principal balances of our senior secured term loans which satisfied the future quarterly principal payments until March 2018.

Payments for capital leases totaled $35.0 million and $42.3 million for the six months ended June 30, 2011 and 2010, respectively.

As of August 11, 2011, our long-term corporate family rating from Moody’s was B3 (stable). The long-term local issuer credit rating from Standard and Poor’s was B (stable). The long-term issuer default rating from Fitch was B (stable). Our current level of debt may impair our ability to get additional funding beyond our revolving credit facility if needed.

Proceeds from sale-leaseback transactions. We may, from time to time, enter into sale-leaseback transactions as a means of financing previously or recently acquired fixed assets, primarily equipment.

Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests. Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests primarily represent distributions of earnings.

Purchase of noncontrolling interests. The use of cash in 2010 relates to the redemption amount paid to the third party investor in Rockmount Investments, LLC to redeem its interest in the BAMS alliance.

Cash dividends. We paid cash dividends to First Data Holdings Inc. in 2010.

Letters, lines of credit and other.

	Total Available		Total Outstanding
(in millions)	As of June 30, 2011	As of December 31, 2010	As of June 30, 2011	As of December 31, 2010
Letters of credit(a)	$500.0	$500.0	$44.9	$51.9
Lines of credit and other(b)	$367.4	$428.3	$77.1	$180.3

(a)

Up to $500 million of our senior secured revolving credit facility is available for letters of credit. Outstanding letters of credit are held in connection with certain business combinations, lease arrangements, bankcard association agreements and other security agreements. The maximum amount of letters of credit outstanding during the six months ended June 30, 2011 was approximately $52 million. All letters of credit expire prior to March 18, 2012 with a one-year renewal option. We expect to renew most of the letters of credit prior to expiration.

(b)	As of June 30, 2011, represents $293.3 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available in various currencies to fund settlement and other activity for our international operations. We cannot use these lines of credit for general corporate purposes. Certain of these arrangements are uncommitted but, as of the dates presented, we had borrowings outstanding against them.

In the event one or more of the aforementioned lines of credit becomes unavailable, we will utilize our existing cash, cash flows from operating activities or our revolving credit facility to meet our liquidity needs.

Significant non-cash transactions. During the six months ended June 30, 2011 and 2010, the principal amount of our 10.55% PIK Notes increased by $35.6 million and $176.6 million, respectively, resulting from the “payment” of accrued interest expense. Beginning October 1, 2011, the interest on our senior PIK notes due 2015 will be required to be paid in cash and the first such payment will be due in March 2012.

During the six months ended June 30, 2011 and 2010, we entered into capital leases totaling approximately $116 million and $45 million, respectively.

Guarantees and covenants. As of June 30, 2011, we are in compliance with all applicable covenants, including our sole financial covenant with Consolidated Senior Secured Debt of $12,065.4 million, Consolidated EBITDA of $2,629.1 million and a Ratio of 4.59 to 1.00 compared to the maximum ratio allowed by the covenant of 6.75 to 1.00. On October 1, 2011, the maximum ratio allowed by the covenant will decrease to 6.50 to 1.00.

The calculation of Consolidated EBITDA under our senior secured term loan facility is as follows:

(in millions)	Last twelve months ended June 30, 2011
Net loss attributable to First Data Corporation	$(1,003.4)
Interest expense, net(1)	1,793.2
Income tax benefit	(299.4)
Depreciation and amortization(2)	1,497.2

EBITDA(16)	1,987.6
Stock based compensation(3)	18.1
Restructuring, net(4)	70.8
Non-operating foreign currency (gains) and losses(5)	38.4
Derivative financial instruments (gains) and losses(6)	36.6
Other items(7)	17.1
Official check and money order EBITDA(8)	27.5
Cost of alliance conversions and other technology initiatives(9)	45.7
KKR related items(10)	34.0
Debt issuance costs(11)	14.3
Projected near-term cost savings and revenue enhancements(12)	148.0
Net income attributable to noncontrolling interests(13)	174.4
Equity entities taxes, depreciation and amortization(14)	14.8
Other(15)	1.8

Consolidated EBITDA(16)	$2,629.1

(1)	Includes interest expense and interest income.
(2)	Includes amortization of initial payments for new contracts, which is recorded as a contra-revenue within “Transaction and processing service fees” of $39.6 million and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $70.3 million.
(3)	Stock based compensation recognized as expense.
(4)	Represents restructuring charges in connection with management’s alignment of the business with strategic objectives.

(5)	Includes net gains and losses related to the fair value adjustments of our intercompany loans and our euro-denominated debt.
(6)	Due most significantly to the fair value adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges.
(7)	Includes items such as impairments, litigation and regulatory settlements, investment gains and losses, net divestitures and other as applicable to the period presented.
(8)	Represents an adjustment to exclude the official check and money order businesses from EBITDA due to our wind down of these businesses.
(9)	Represents costs directly associated with the termination of the CPS alliance and expenses related to the conversion of certain BAMS alliance merchant clients onto First Data platforms, all of which are considered business optimization projects, and other technology initiatives.
(10)	Represents KKR annual sponsorship fees for management, consulting, financial and other advisory services.
(11)	Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying our debt structure.
(12)	Reflects cost savings and revenue enhancements projected to be achieved within twelve months on an annualized basis. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 9, the BAMS alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.
(13)	Net income attributable to noncontrolling interests in restricted subsidiaries.
(14)	Represents our proportional share of income taxes, depreciation, and amortization on equity method investments.
(15)	Includes non-capitalized merger and acquisition costs and losses on equity method investments.
(16)	EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that we do not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 12 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing our senior unsecured debt and/or senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing our senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

Off-Balance Sheet Arrangements

During the six months ended June 30, 2011 and 2010, we did not engage in any off-balance sheet financing activities.

Contractual Obligations

In April 2011, as discussed above within “Capital Resources and Liquidity,” we amended our credit agreement to, among other things, provide for the extension of approximately $5.0 billion of our outstanding senior secured term loans from 2014 to 2018. Additionally, we issued $750 million aggregate principal amount of 7.375% Notes. The net proceeds from the new notes were used to pay down a portion of our senior secured term loans, including $0.3 billion of the $5.0 billion that was extended until 2018. The combined effect of these events did not materially impact the total amount of our outstanding obligations but extended the maturity of approximately $5.4 billion of obligations from 2014 to 2018 and after.

The following discussion highlights changes in our debt structure as well as our cash flow activities and the sources and uses of funding during the years ended December 31, 2010, 2009 and 2008. Refer to Note 8 to our Audited Consolidated Financial Statements in this prospectus for additional information regarding our debt structure.

Debt modifications.

Senior secured credit facilities. On August 10, 2010, we amended our senior secured credit facilities to, among other things:

(i) allow for us to incur additional secured indebtedness or additional unsecured indebtedness so long as certain restrictions are met pertaining to repayment of existing debt, issuance limits and ranking;

(ii) exclude from the calculation of consolidated senior secured debt (and hence from the maintenance covenant) certain indebtedness secured by a lien ranking junior to the liens securing our obligations under our senior secured credit facilities; and

(iii) subject to the requirement to make such offers on a pro rata basis to all lenders within a particular class of loans, allow us to agree with individual lenders to extend the maturity of their term loans or revolving commitments, and for us to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension.

The amendment became effective, including the changes to the credit agreement described above, on August 20, 2010 following our issuance of $510.0 million in new notes and using the net cash proceeds therefrom to prepay a like amount of our secured term loans. Refer to the “8.875% Notes” section below.

8.875% Notes. On August 20, 2010, we issued $510.0 million of 8.875% Notes due August 15, 2020. Interest on the notes is payable on February 15 and August 15 of each year, commencing on February 15, 2011. The proceeds from this issuance, net of discount and underwriting fees of $17.8 million, were $492.2 million, of which $489.7 million was used to prepay a portion of the senior secured term loans in accordance with the terms of our senior secured credit facilities as described above with the remainder used to pay costs associated with the issuance.

Debt exchange. On December 17, 2010, we completed our private exchange offers (“Debt Exchange”), in which we offered to exchange our 9.875% Notes and our 10.55% PIK Notes, subject to the maximum exchange amount of $6.0 billion, for the new securities, payable (i) 50% in new 8.25% Notes or, in new 8.75%/10.00% PIK Toggle Notes (the “second lien notes”), and (ii) 50% in new 12.625% Senior Unsecured Notes due 2021 (the “12.625% Notes”). The maximum aggregate principal amount of 8.75%/10.00% PIK Toggle Notes issuable in the exchange offers was $1.0 billion. The following table presents the results of the debt exchange.

Debt Exchange	Amounts (in millions)
Notes exchanged
9.875% Notes	$2,966.5
10.55% PIK Notes	3,035.1

Total amount exchanged(a)	$6,001.6

Notes issued
8.25% Notes	$1,999.7
8.75%/10.00% PIK Toggle Notes	1,000.0
12.625% Notes	3,000.0

Total amount issued(a)	$5,999.7

(a)	The difference between the total amount exchanged and the total amount issued relates primarily to a discount of the notes issued for exchanges subsequent to the early tender date.

We recorded $53.8 million in fees in conjunction with the debt exchange. The fees were recorded as a discount on the new notes and will be amortized to interest expense over the remaining term of the loans.

Second lien notes. Interest on the 8.25% Notes will be payable in cash, will accrue at the rate of 8.25% per annum and is payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2011. The 8.25% cash-pay notes mature on January 15, 2021.

Cash interest on the 8.75%/10.00% PIK Toggle Notes will accrue at a rate of 8.75% per annum and PIK interest will accrue at a rate of 10.00% per annum. The initial interest payment on the 8.75%/10.00% PIK Toggle Notes will be payable in cash. For any interest period thereafter through and including the interest period ending January 15, 2014, we may elect to pay interest on the 8.75%/10.00% PIK Toggle Notes (i) entirely in cash, (ii) entirely by increasing the aggregate principal amount of the outstanding 8.75%/10.00% PIK Toggle Notes or by issuing PIK notes (“PIK Interest”), or (iii) on 50% of the outstanding aggregate principal amount of the 8.75%/10.00% PIK Toggle Notes in cash and on 50% of the outstanding aggregate principal amount of the outstanding 8.75%/10.00% PIK Toggle Notes by increasing the aggregate principal amount of the outstanding 8.75%/10.00% PIK Toggle Notes or by issuing PIK notes (“Partial PIK Interest”). After January 15, 2014, all interest on the 8.75%/10.00% PIK Toggle Notes will be payable in cash. The 8.75%/10.00% PIK Toggle Notes mature on January 15, 2022.

12.625% Notes. Interest on the 12.625% Notes will be payable in cash, will accrue at the rate of 12.625% per annum, and is payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2011. The 12.625% Notes mature on January 15, 2021.

Cash and cash equivalents. Investments (other than those included in settlement assets) with original maturities of three months or less (that are readily convertible to cash) are considered to be cash equivalents and are stated at cost, which approximates market value. At December 31, 2010 and 2009, we held $509.5 million and $737.0 million in cash and cash equivalents, respectively.

Included in cash and cash equivalents are amounts held by IPS that are not available to fund any operations outside of the IPS business. In addition, cash and cash equivalents also includes amounts held by the BAMS alliance, which is consolidated by us, that are not available to fund operations outside of the alliance. At December 31, 2010 and 2009, the cash and cash equivalents held by IPS and the BAMS alliance totaled $127.0 million and $345.1 million, respectively. All other domestic cash balances, to the extent available, are used to fund our short-term liquidity needs.

Cash and cash equivalents also includes amounts held outside of the U.S. at December 31, 2010 and 2009 totaling $200.6 million and $247.1 million, respectively. As of December 31, 2010, there was approximately $60 million of cash and cash equivalents held outside of the U.S. that could be used for general corporate purposes. We plan to fund any cash needs in 2011 within the International segment with cash held by the segment, but if necessary, could fund such needs using cash from the U.S., subject to satisfying debt covenant restrictions.

Cash flows from operating activities.

	Year ended December 31,
Source/(use) (in millions)	2010	2009	2008
Net loss	$(846.9)	$(1,014.6)	$(3,608.0)
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	1,526.0	1,553.8	1,559.6
Charges related to other operating expenses and other income (expense)	97.4	350.5	3,267.0
Other non-cash and non-operating items, net	265.6	306.2	37.9
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	224.7	288.8	(86.4)
Other assets, current and long-term	298.3	215.6	297.4
Accounts payable and other liabilities, current and long-term	(386.1)	(42.8)	(99.1)
Income tax accounts	(424.3)	(657.9)	(768.8)
Excess tax benefit from share-based payment arrangement	—	—	(13.1)

Net cash provided by operating activities	$754.7	$999.6	$586.5

Cash flows provided by operating activities for the periods presented resulted from normal operating activities and reflect the timing of our working capital requirements.

Our operating cash flow is impacted by our level of debt. Approximately $1,494.9 million, $1,412.2 million and $1,424.7 million in cash interest was paid during 2010, 2009 and 2008, respectively. Cash interest payments in 2011 are expected to be similar to interest paid in 2010. Using December 31, 2010 balances, a 10 percent increase in interest rates on an annualized basis would increase interest expense by approximately $2.6 million.

Our operating cash flows are impacted by fluctuations in working capital. During 2010, such fluctuations included, most significantly, sources related to the utilization of settlement assets to prefund certain settlement arrangements, the collection of receivables and distributions of earnings received from alliances. Such sources were offset by uses associated with the timing of prefunding certain settlement arrangements, timing of payments for various liabilities including tax payments, severance payments and incentive compensation earned in 2009.

Operating cash flows for all years were impacted by us being in a net operating loss carryforward position for U.S. federal income tax purposes. As a result, we have not received cash for any of the income tax benefit recorded in the respective years related to U.S. federal income taxes. We were able to carry back most of the net operating loss from the period in 2007 subsequent to the merger with an affiliate of KKR and received a cash benefit in 2008.

Cash flows from operating activities decreased in 2010 compared to 2009 due most significantly to the $246 million out of period collection in 2009 described below, the timing of payments on liabilities and collections of receivables as well as the timing of prefunding described above partially offset by a source in 2010 resulting from the utilization of settlement assets for prefunding also described above.

During 2009, sources of cash were associated with the timing of prefunding certain settlement arrangements, collection of receivables and distributions of earnings received from alliances. Such sources were offset by uses associated with timing of payments for various liabilities including incentive compensation earned in 2008. The formation of BAMS negatively impacted working capital in 2009 due most significantly to the prefunding of associated settlement arrangements and timing of collections of receivables offset by sources from other prefunding arrangements and the timing of payments on various expenses incurred by the alliance. Cash flows from operating activities for the year ended December 31, 2009 included a source of cash of $246 million which resulted from funding of domestic settlement obligations which should have been received from a card association on December 31, 2008 but was not received until the first business day of 2009 due to a file transfer delay.

Cash flows from operating activities increased in 2009 compared to 2008 due most significantly to the $246 million out of period collection and the timing of prefunding both described above.

The most significant sources of cash in 2008 were associated with the collection of receivables, distributions of earnings associated with certain affiliates and the timing of certain settlement arrangements. Offsetting these sources were uses of cash associated with the $246 million out of period collection described above and payments for various liabilities the most significant of which included interest payments on long-term debt, incentive compensation payments, pension plan contributions to the United Kingdom pension plan and income taxes.

We anticipate funding operations throughout 2011 primarily with cash flows from operating activities and by closely managing discretionary capital and other spending; however, any shortfalls would be supplemented as necessary by borrowings against our revolving credit facility.

Cash flows from investing activities.

	Year ended December 31,
Source/(use) (in millions)	2010	2009	2008
Current period acquisitions, net of cash acquired	$(3.2)	$(86.5)	$(188.7)
Payments related to other businesses previously acquired	(1.4)	(14.7)	(35.6)
Proceeds from dispositions, net of expenses paid and cash disposed	21.2	88.1	215.1
Proceeds from sale of property and equipment	5.5	29.4	—
Additions to property and equipment, net	(210.1)	(199.1)	(283.9)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(159.6)	(180.0)	(163.9)
Proceeds from the sale of marketable securities	0.3	3.9	74.9
Other investing activities	18.1	(48.7)	(1.3)

Net cash used in investing activities	$(329.2)	$(407.6)	$(383.4)

Acquisitions and dispositions. We finance acquisitions through a combination of internally generated funds, short-term borrowings and equity of our parent company. We may consider using long-term borrowings subject to restrictions in our debt agreements. Although we consider potential acquisitions from time to time, our plan for 2011 does not include funding of material acquisitions. All acquisitions during the periods presented were funded from cash flows from operating activities or from the reinvestment of cash proceeds from the sale of other assets other than the acquisition of our proportionate share of the BAMS alliance and CPS discussed in “significant non-cash transactions” below. Purchases of noncontrolling interests are classified as financing activities as noted below.

We continue to manage our portfolio of businesses and evaluate the possible divestiture of businesses that do not match our long-term growth objectives. For a more detailed discussion on acquisitions and dispositions in 2010, 2009 and 2008 refer to Note 3 to the Audited Consolidated Financial Statements included in this prospectus.

For 2009 and 2008, payments related to other businesses previously acquired related mostly to contingent consideration associated with a merchant alliance for which there will be no additional payments. Additionally, no significant payments associated with other businesses are anticipated.

During 2010, proceeds from dispositions related most significantly to the receipt of a contingent payment associated with our sale of a merchant acquiring business in Canada in the fourth quarter of 2009. The source of cash in proceeds from dispositions in 2009 resulted from selling the merchant acquiring business mentioned above and selling our debit and credit card issuing and acquiring processing business in Austria in the third quarter of 2009. The source of cash in proceeds from dispositions in 2008 resulted from selling our interest in Early Warning Services, which had been accounted for under the equity method, and selling our subsidiary Active Business Services Ltd. both in the third quarter of 2008 as well as from selling our subsidiary Peace in October 2008 and from reducing our ownership interest in the alliance with Wells Fargo in December 2008 as described in “Overview” above.

Capital expenditures. Capital expenditures are estimated to be approximately $400 million in 2011 and are expected to be funded by cash flows from operations. If, however, cash flows from operating activities are insufficient, we will decrease our discretionary capital expenditures or utilize our revolving credit facility. During 2009, we entered into sale leaseback transactions for certain equipment which resulted in proceeds from the sale of approximately $22 million.

Capital expenditures in 2010 and 2009 decreased from 2008 as a result of us managing our discretionary capital spending.

Proceeds from the sale of marketable securities. Proceeds from the sale of marketable securities in 2008 resulted from the sale of MasterCard shares and the sale of one additional investment.
Other investing activities. The source of cash in 2010 related to a decrease in regulatory, restricted and escrow cash balances. The use of cash from other investing activities in 2009 related primarily to a $28.0 million contribution to the PNC alliance and a $21.0 million increase in regulatory and restricted cash balances.

The use of cash from other investing activities in 2008 related mostly to $12.3 million in illiquid money market funds reclassified from cash and cash equivalents in December 2008 and other items not individually significant. These were mostly offset by a source of cash related to proceeds from the sale of merchant portfolios and the redemption of VISA stock.

Cash flows from financing activities.

	Year ended December 31,
Source/(use) (in millions)	2010	2009	2008
Short-term borrowings, net	$75.1	$(206.1)	$(41.9)
Proceeds from issuance of long-term debt	—	—	100.4
Debt modification and related financing costs	(61.2)	—	—
Principal payments on long-term debt	(220.4)	(243.1)	(326.8)

Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests	(216.1)	(10.0)	(150.9)
Contributions from noncontrolling interests	—	193.0	—
Purchase of noncontrolling interest	(213.3)	—	(78.4)
Redemption of Parent’s redeemable common stock	(2.5)	—	—
Capital contributed by Parent	—	—	126.8
Excess tax benefit from share-based payment arrangement	—	—	13.1
Cash dividends	(14.9)	—	(1.8)

Net cash used in financing activities	$(653.3)	$(266.2)	$(359.5)

Short-term borrowings, net. The source of cash related to short-term borrowings in 2010 resulted primarily from net borrowings on our credit lines used to prefund settlement activity. The use of cash related to short-term borrowings in 2009 and 2008 resulted from a net $18.0 million and $42.0 million, respectively, payment on the senior secured revolving credit facility as well as the timing of draws and payments on credit lines associated with settlement activity.

We have a senior secured revolving credit facility that currently has commitments from nondefaulting financial institutions to provide $1,769.4 million of credit. We have no amounts outstanding as of December 31, 2010 and 2009. As of December 31, 2010, $1,717.5 million remained available under this facility after considering the letters of credit issued under the facility. The maximum amount outstanding against this facility during 2010 was approximately $345 million with an additional $54 million in letters of credit.

We utilize our revolving credit facility on a short-term basis to fund investing or operating activities when cash flows from operating activities are not sufficient. We believe the capacity under our senior secured revolving credit facility is sufficient to meet our short-term liquidity needs. The senior secured revolving credit facility can be used for working capital and general corporate purposes. There are multiple institutions that have nondefaulting commitments under this facility with none representing more than approximately 17% of the remaining capacity.

Proceeds from issuance of long-term debt. In 2008, we received $100.4 million from our senior secured term loan facility as a result of a draw on our delayed draw term loan when an equal amount of existing notes were repaid. As of December 31, 2008, our ability to draw on our delayed draw term loan expired.

Debt modification and related financing costs. The issuance of the 8.875% senior secured notes described above was accounted for as a modification resulting in only the net effect of the issuance being reflected as a use of cash. We paid a net amount of $24.1 million in fees related to the modification. We also paid a net amount of $37.1 million for costs incurred during the fourth quarter of 2010 related to the debt exchange described above which was accounted for as a modification.

Principal payments on long-term debt. During 2010, 2009 and 2008, we made payments of $96.2 million, $129.0 million and $128.4 million related to our senior secured term loan facility, respectively. In August 2010, in conjunction with the debt modification noted above, $489.7 million of our proceeds from the issuance of the senior notes described below were used to prepay a portion of the principal balances and satisfy the above described future quarterly principal payments of our senior secured term loans. As a result of the prepayment, we have satisfied the quarterly principal payments related to these loans until September 2014.

Also during 2010, we paid off our 4.50% note due 2010 for $13.1 million. During 2009, we paid $10.7 million related to a note due in 2009. During 2008, we paid $81.7 million related to notes due in 2008 and repurchased $18.7 million in debt (par value of $30 million). In addition, we paid $34.1 million in debt restructuring fees in each of the three periods presented.

Payments for capital leases totaled $76.9 million, $68.2 million and $57.1 million for 2010, 2009 and 2008, respectively.

Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests. Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests primarily represent distributions of earnings. The increase in 2010 from 2009 is primarily the result of distributions associated with the BAMS alliance. The decrease in 2009 from 2008 is primarily the result of the deconsolidation of WFMS as discussed in “Overview” above.

Contributions from noncontrolling interest. Activity in 2009 represents the cash contribution from Rockmount to BAMS. The contribution represents the cash contributed by the third-party investor that controlled Rockmount. For additional information regarding the BAMS alliance, refer to the “Overview” section above.

Purchase of noncontrolling interest. The use of cash in 2010 relates to the redemption amount paid to the third-party investor in Rockmount to redeem our interest in the BAMS alliance. For information concerning our purchase of noncontrolling interests in 2008, refer to Note 3 to the Audited Consolidated Financial Statements included in this prospectus.

Capital contributed by parent. During 2008, we received capital contributions from our parent company, Holdings, comprised of the proceeds from purchases of shares in Holdings by certain of our management employees. We used these contributions to fund operations.

Excess tax benefit from share-based payment arrangement. The excess tax benefit from share-based payment arrangement in 2008 represents the exercise of Western Union stock options and restricted stock held by our employees. This is also reflected in the “Cash Flows from Operating Activities from Continuing Operations” section above.

Cash dividends. We paid cash dividends to Holdings in 2010 and 2008 to fund employee stock repurchases under the employee stock program and other miscellaneous, minor operational needs.

Letters, lines of credit and other.

	Total Available		Total Outstanding
	As of December 31,		As of December 31,
(in millions)	2010	2009	2010	2009
Letters of credit(a)	$500.0	$500.1	$51.9	$39.7
Lines of credit and other(b)	$428.3	$565.1	$180.3	$109.2

(a)	Up to $500 million of our senior secured revolving credit facility is available for letters of credit, of which $51.9 million and $39.6 million of letters of credit were issued under the facility as of December 31, 2010 and 2009, respectively. An additional $0.1 million of letters of credit were outstanding associated with other arrangements as of December 31, 2009. Outstanding letters of credit are held in connection with certain business combinations, lease arrangements, bankcard association agreements and other security agreements. All letters of credit expire prior to December 10, 2011 with a one-year renewal option. We expect to renew most of the letters of credit prior to expiration.
(b)	As of December 31, 2010, represents $277.7 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available in various currencies to fund settlement and other activity for our international operations. We cannot use these lines of credit for general corporate purposes. Certain of these arrangements are uncommitted but, as of the dates presented, we had borrowings outstanding against them.

In the event one or more of the aforementioned lines of credit becomes unavailable, we will utilize our existing cash, cash flows from operating activities or our revolving credit facility to meet our liquidity needs.

Significant non-cash transactions. In December 2010, we exchanged $3.0 billion of our 9.875% Notes and $3.0 billion of our 10.55% PIK Notes for $2.0 billion of 8.25% Notes, $1.0 billion of 8.75%/10.00% PIK Toggle Notes and $3.0 billion of 12.625% Notes.

Prior to the 2010 exchange described above and during 2009 and 2008, the principal amount of our 10.55% PIK Notes increased by $362.5 million, $333.0 million and $197.4 million, respectively, resulting from the “payment” of accrued interest expense. Beginning October 1, 2011, the interest on this PIK term loan facility will be required to be paid in cash and the first such payment will be due in March 2012.

During 2010, 2009 and 2008, we entered into capital leases totaling approximately $65 million, $105 million and $89 million, respectively.

The following summary details our exchange offerings during 2008 and 2009:

•

September 2008 – Exchanged substantially all of the remaining balance of our 9.875% senior unsecured cash-pay term loan bridge loans due 2015, all of our 10.55% senior unsecured PIK term loan bridge loans due 2015 and 11.25% senior subordinated unsecured term loan bridge loans due 2016 for senior notes, senior PIK notes and senior subordinated notes, respectively, in each case having substantially identical terms and guarantees with the exception of interest payments being due semi-annually on March 31 and September 30 of each year instead of quarterly.

•

October 2008 – Exchanged the $2.2 billion aggregate principal amount of our 9.875% Notes for publicly tradable notes having substantially identical terms and guarantees, except that the exchange notes are freely tradable. Substantially all of the notes were exchanged effective October 21, 2008.

•

March 2009 – Exchanged the remaining balance of our 9.875% senior unsecured cash-pay term loan bridge loans due 2015 that was not previously exchanged for senior notes identical to those described above.

•

September 2009 – Exchanged aggregate principal amounts of $3.2 billion of our 10.55% PIK Notes, $2.5 billion of our 11.25% senior subordinated notes and $1.6 billion of our 9.875% Notes (which constituted all such notes outstanding at that date) for publicly tradable notes having substantially identical terms and guarantees, except that the exchange notes are freely tradable. Substantially all of the notes were exchanged effective September 9, 2009.

There were no expenditures, other than professional fees, or receipts of cash associated with the registration statements or exchange offers described above.

On June 26, 2009, we entered into an alliance with BofA and Rockmount as discussed in the “Overview” section above. Our and BofA’s direct contributions to the alliance consisted of non-cash assets and liabilities.

On November 1, 2008, we and JPMorgan Chase terminated our merchant alliance, CPS, which was our largest merchant alliance. We received our proportionate 49% share of the assets of the alliance, including domestic merchant contracts, an equity investment in Merchant Link, a full-service ISO and Agent Bank unit, and a portion of the employees.

The receipt of our proportionate share of CPS was accounted for as a business combination and was a non-cash transaction.

Guarantees and covenants. All obligations under the senior secured revolving credit facility and senior secured term loan facility are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly owned, material domestic subsidiaries other than IPS. The senior secured facilities contain a number of covenants that, among other things, restrict our ability to incur additional indebtedness; create liens; enter into sale and leaseback transactions; engage in mergers or consolidations; sell or transfer assets; pay dividends and distributions or repurchase our or our parent company’s capital stock; make investments, loans or advances; prepay certain indebtedness; make certain acquisitions; engage in certain transactions with affiliates; amend material agreements governing certain indebtedness; and change our lines of business. The senior secured facilities also require us not to exceed a maximum senior secured leverage ratio and contain certain customary affirmative covenants and events of default, including a change of control. The senior secured term loan facility also requires mandatory prepayments based on a percentage of our excess cash flow.

All obligations under the senior secured notes, senior unsecured notes and senior subordinated notes are similarly guaranteed in accordance with their terms by each of our domestic subsidiaries that guarantee obligations under our senior secured term loan facility described above. These notes and facilities also contain a number of covenants similar to those described for the senior secured obligations noted above. We are in compliance with all applicable covenants as of December 31, 2010 and anticipate that we will remain in compliance in future periods.

Although all of the above described indebtedness contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to numerous qualifications and exceptions, the most significant of which is the ability to incur indebtedness in connection with our settlement operations. We believe that the indebtedness that can be incurred under these exceptions as well as additional credit under the senior secured revolving credit facility is sufficient to satisfy our intermediate and long-term needs.

Covenant compliance. Under the senior secured revolving credit and term loan facilities, certain limitations, restrictions and defaults could occur if we are not able to satisfy and remain in compliance with specified financial ratios. We have agreed that we will not permit the Consolidated Senior Secured Debt to Consolidated EBITDA (both as defined in the agreement) Ratio for any 12 month period (last four fiscal quarters) ending during a period set forth below to be greater than the ratio set forth below opposite such period:

Period	Ratio
October 1, 2009 to September 30, 2010	7.00 to 1.00
October 1, 2010 to September 30, 2011	6.75 to 1.00
October 1, 2011 to September 30, 2012	6.50 to 1.00
October 1, 2012 to September 30, 2013	6.25 to 1.00
Thereafter	6.00 to 1.00

The breach of this covenant could result in a default under the senior secured revolving credit facility and the senior secured term loan credit facility and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration could also result in a default under the indentures for the senior secured notes, existing senior unsecured notes and existing senior subordinated notes.

In determining Consolidated EBITDA, EBITDA is calculated by reference to net income (loss) from continuing operations plus interest and other financing costs, net, provision for income taxes, and depreciation and amortization. Consolidated EBITDA as defined in the agreements (also referred to as debt covenant EBITDA) is calculated by adjusting EBITDA to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures and the credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Consolidated EBITDA are appropriate to provide additional information to investors to demonstrate our ability to comply with our financing covenants.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended December 31, 2010
Net loss attributable to First Data Corporation	$(1,021.8)
Interest expense, net(1)	1,788.8
Income tax benefit	(323.8)
Depreciation and amortization(2)	1,526.0

EBITDA(14)	1,969.2
Stock based compensation(3)	16.1
Other items(4)	97.4
Official check and money order EBITDA(5)	21.2
Cost of technology and savings initiatives(6)	56.3
KKR related items(7)	28.5
Debt issuance costs(8)	10.7
Divested business(9)	(1.1)
Projected near-term cost savings and revenue enhancements(10)	255.0
Net income attributable to noncontrolling interests(11)	174.9
Equity entities taxes, depreciation and amortization(12)	13.8
Other(13)	2.8

Consolidated EBITDA(14)	$2,644.8

(1)	Includes interest expense and interest income.
(2)	Includes amortization of initial payments for new contracts, which is recorded as a contra-revenue within “Transaction and processing service fees” of $38.6 million and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $73.0 million.
(3)	Stock based compensation recognized as expense.
(4)	Other items include net restructuring, impairments, litigation and regulatory settlements, investment gains and losses, derivative financial instruments gains and losses, net divestitures, non-operating foreign currency gains and losses and other as applicable to the period presented.
(5)	Represents an adjustment to exclude the official check and money order businesses from EBITDA due to our wind down of these businesses.
(6)	Represents costs directly associated with the termination of the CPS alliance and expenses related to the conversion of certain BAMS alliance merchant clients onto First Data platforms, all of which are considered business optimization projects.
(7)	Represents KKR annual sponsor fees for management, consulting, financial and other advisory services.
(8)	Debt issuance costs represent costs associated with issuing debt and modifying our debt structure.
(9)	Reflects the release of reserves related to a previously divested company.
(10)	Reflects cost savings and revenue enhancements projected to be achieved within twelve months on an annualized basis, principally in connection with cost savings initiatives described in Note 6 and the BAMS alliance.
(11)	Net income attributable to noncontrolling interests in restricted subsidiaries.
(12)	Represents our proportional share of income taxes, depreciation, and amortization on equity method investments.
(13)	Includes non-capitalized merger and acquisitions costs and losses on equity method investments.
(14)	EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that we do not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis principally in connection with cost savings initiatives described in Note 6 above. Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing our senior unsecured debt and/or senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing our senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

Off-balance sheet arrangements. During 2010, 2009 and 2008, we did not engage in any off-balance sheet financing activities.

Contractual obligations. Our contractual obligations as of December 31, 2010 are as follows (in millions):

	Payments Due by Period
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Borrowings(a)	$33,524.1	$1,574.8	$3,152.5	$15,931.8	$12,865.0
Capital lease obligations(b)	139.8	65.9	51.0	21.5	1.4
Operating leases	267.1	58.3	80.6	37.9	90.3
Pension plan contributions(c)	29.1	29.1
Purchase obligations(d):
Technology and telecommunications(e)	892.8	491.0	326.9	46.6	28.3
All other(f)	480.0	179.9	67.1	73.3	159.7
Other long-term liabilities	19.4	14.1	4.8	0.4	0.1

	$35,352.3	$2,413.1	$3,682.9	$16,111.5	$13,144.8

(a)	Includes future cash interest payments on long-term borrowings through scheduled maturity dates. Includes $991 million of PIK toggle notes for which it is assumed we will pay interest in cash. Also includes $11,951.0 million of variable rate debt. Also includes the impact of interest rates swaps that convert $5,000 million of the variable rate debt to fixed rates. The swaps expire in 2012. Interest payments for the variable rate debt and the associated interest rate swaps were calculated using interest rates as of December 31, 2010.
(b)	Includes future payments on capital leases, including interest expense, through scheduled expiration dates.
(c)	The amount of pension plan contributions depends upon various factors that cannot be accurately estimated beyond a one-year time frame.
(d)	Many of our contracts contain clauses that allow us to terminate the contract with notice, and with or without a termination penalty. Termination penalties are generally an amount less than the original obligation. Certain contracts also have an automatic renewal clause if we do not provide written notification of our intent to terminate the contract. Obligations under certain contracts are usage-based and are, therefore, estimated in the above amounts. Historically, we have not had any significant defaults of our contractual obligations or incurred significant penalties for termination of our contractual obligations.
(e)	Technology and telecommunications includes obligations related to hardware purchases, which includes purchases of ATMs and terminals, software licenses, hardware and software maintenance and support, technical consulting services and telecommunications services.
(f)	Other includes obligations related to materials, data, non-technical contract services, facility security, investor management fees, maintenance and marketing promotions.

As of December 31, 2010, we had approximately $542 million of tax contingencies comprised of approximately $557 million included in long-term income taxes payable in the “Other long-term liabilities” line of the Consolidated Balance Sheets, including approximately $130 million of income tax liabilities for which Western Union is required to indemnify us, and approximately $15 million recorded as a reduction of our deferred tax liability. Timing of tax payments is dependent upon various factors which cannot be reasonably estimated at this time.

Critical Accounting Policies

Stock-based compensation. We have a stock incentive plan for certain of our and our affiliates’ management employees (“stock plan”). This stock plan is at the Holdings level which owns 100% of our equity interests. The stock plan provides the opportunity for certain management employees to purchase shares in Holdings and then receive a number of stock options or restricted stock based on a multiple of their investment in such shares. The plan also allows for us to award shares and options to certain management employees. The expense associated with this plan is recorded by us. We use the Black-Scholes option pricing model to measure the fair value of stock option awards. We chose the Black-Scholes model based on our experience with the model and the determination that the model could be used to provide a reasonable estimate of the fair value of awards with terms such as those issued by Holdings. Option-pricing models require estimates of a number of key valuation inputs including expected volatility, expected dividend yield, expected term and risk-free interest rate. Certain of these inputs are more subjective due to Holdings being privately held and thus not having objective historical or public information. The most subjective inputs are the expected term, expected volatility and determination of share value. The expected term is determined using probability weighted expectations and expected volatility is determined using a selected group of guideline companies as surrogates for Holdings.

On a quarterly basis, we estimate the fair value of Holdings common stock. Periodically, a third-party valuation firm provides assistance with certain key assumptions and performs calculations using the valuation methods discussed below. All key assumptions and valuations were determined by and are the responsibility of management. We rely on the results of a discounted cash flow analysis but also consider the results of a market approach. The discounted cash flow analysis is dependent on a number of significant management assumptions regarding our and Holdings’ expected future financial results as well as upon estimates of an appropriate cost of capital. A sensitivity analysis is performed in order to establish a narrow range of estimated fair values for the shares of Holdings common stock. The market approach consists of identifying a set of guideline public companies. Multiples of historical and projected EBITDA determined based on the guideline companies is applied to Holdings’ EBITDA in order to establish a range of estimated fair value for the shares of Holdings common stock. We consider the results of both of these approaches, placing primary reliance on the discounted cash flow analysis. The concluded range of fair values is also compared to the value determined by the Board of Directors for use in transactions, including stock sales and repurchases. After considering all of these estimates of fair value, we then determine a single estimated fair value of the stock to be used in accounting for stock-based compensation.

During the years ended December 31, 2010, 2009 and 2008, time options and performance options were granted under the stock plan. The time options and performance options have a contractual term of 10 years. Time options vest equally over a three to five year period from the date of issuance and performance options vest based upon us achieving certain EBITDA targets. The options also have certain accelerated vesting provisions upon a change in control, a qualified public offering, or certain termination events. During 2010, we modified the terms of our plan and due to the nature of call rights and vesting conditions associated with the options and awards, we will recognize expense associated with the modifications and future grants only upon the occurrence of certain events. Refer to Note 13 to the Audited Consolidated Financial Statements included in this prospectus for details regarding our stock-based compensation plan.

Reserve for merchant credit losses and check guarantees. With respect to the merchant acquiring business, our merchant customers (or those of our unconsolidated alliances) have the liability for any charges properly reversed by the cardholder. In the event, however, that we are not able to collect such amounts from the merchants due to merchant fraud, insolvency, bankruptcy or another reason, we may be liable for any such reversed charges. Our risk in this area primarily relates to situations where the cardholder has purchased goods or services to be delivered in the future such as airline tickets.

Our obligation to stand ready to perform is minimal in relation to the total dollar volume processed. We require cash deposits, guarantees, letters of credit or other types of collateral from certain merchants to minimize this obligation. Collateral held by us is classified within “Settlement assets” and the obligation to repay the collateral if it is not needed is classified within “Settlement obligations” on our Consolidated Balance Sheets. The amounts of collateral held by us and our unconsolidated alliances are as follows (in millions):

As of December 31,	2010	2009
Cash and cash equivalents collateral	$481.9	$717.4
Collateral in the form of letters of credit	108.4	123.7

Total collateral	$590.3	$841.1

We also utilize a number of systems and procedures to manage merchant risk. Despite these efforts, we historically have experienced some level of losses due to merchant defaults.

Our contingent obligation relates to imprecision in our estimates of required collateral. A provision for this obligation is recorded based primarily on historical experience of credit losses and other relevant factors such as economic downturns or increases in merchant fraud. Merchant credit losses are included in “Cost of services” in our Consolidated Statements of Operations. The following table presents the aggregate merchant credit losses incurred compared to total dollar volumes processed:

	Year ended December 31,
	2010	2009	2008
FDC and consolidated and unconsolidated alliances credit losses (in millions)	$78.2	$92.0	$40.4
FDC and consolidated alliances credit losses (in millions)	$71.3	$89.7	$35.0
Total dollar volume acquired (in billions)	$1,520.4	$1,271.3	$1,437.9

The reserve recorded on our Consolidated Balance Sheets only relates to the business conducted by our consolidated subsidiaries. The reserve for unconsolidated alliances is recorded only in the alliances’ respective financial statements. We have not recorded any reserve for estimated losses in excess of reserves recorded by the unconsolidated alliances nor have we identified needs to do so. The following table presents the aggregate merchant credit loss reserves (in millions):

As of December 31,	2010	2009
FDC and consolidated and unconsolidated alliances merchant credit loss reserves	$43.2	$46.5
FDC and consolidated alliances merchant credit loss reserves	$39.9	$45.9

We believe the recorded reserve approximates the fair value of the contingent obligation.

The credit loss reserves, both for the unconsolidated alliances and us, are comprised of amounts for known losses and a provision for losses incurred but not reported (“IBNR”). These reserves primarily are determined by performing a historical analysis of chargeback loss experience. Other factors are considered that could affect that experience in the future. Such items include the general economy and economic challenges in a specific industry or those affecting certain types of clients. Once these factors are considered, we or the unconsolidated alliance establishes a rate (percentage) that is calculated by dividing the expected chargeback (credit) losses by dollar volume processed. This rate is then applied against the dollar volume processed each month and charged against earnings. The resulting reserve balance is then compared to requirements for known losses and estimates for IBNR items. Historically, this estimation process has proven to be materially accurate and we believe the recorded reserve approximates the fair value of the contingent obligation.

The majority of the TeleCheck Services, Inc. (“TeleCheck”) business involves the guarantee of checks received by merchants. If the check is returned, TeleCheck is required to purchase the check from the merchant at its face value and pursue collection from the check writer. A provision for estimated check returns, net of anticipated recoveries, is recorded at the transaction inception based on recent history. The following table presents the accrued warranty and recovery balances (in millions):

As of December 31,	2010	2009
Accrued warranty balances	$13.4	$16.6
Accrued recovery balances	$29.8	$32.5

Accrued warranties are included in “Other current liabilities” and accrued recoveries are included in “Accounts receivable” in the Consolidated Balance Sheets.

We establish an incremental liability (and deferred revenue) for the fair value of the check guarantee. The liability is relieved and revenue is recognized when the check clears, is presented to TeleCheck, or the guarantee period expires. The majority of the guarantees are settled within 30 days. The incremental liability was approximately $0.9 million and $2.5 million as of December 31, 2010 and 2009, respectively. The following table details the check guarantees of TeleCheck.

	Year ended December 31,
	2010	2009	2008
Aggregate face value of guaranteed checks (in billions)	$47.6	$42.7	$43.4
Aggregate amount of checks presented for warranty (in millions)	$405.3	$366.2	$404.4
Warranty losses net of recoveries (in millions)	$110.8	$115.8	$106.3

The maximum potential future payments under the guarantees were estimated by us to be approximately $1.4 billion as of December 31, 2010 which represented an estimate of the total uncleared checks at that time.

Income taxes. The determination of our provision for income taxes requires management’s judgment in the use of estimates and the interpretation and application of complex tax laws. Judgment is also required in assessing the timing and amounts of deductible and taxable items. We establish contingency reserves for material, known tax exposures relating to deductions, transactions and other matters involving some uncertainty as to the proper tax treatment of the item. Our reserves reflect our judgment as to the resolution of the issues involved if subject to judicial review. Several years may elapse before a particular matter, for which we have established a reserve, is audited and finally resolved or clarified. While we believe that our reserves are adequate to cover reasonably expected tax risks, issues raised by a tax authority may be finally resolved at an amount different than the related reserve. Such differences could materially increase or decrease our income tax provision in the current and/or future periods. When facts and circumstances change (including a resolution of an issue or statute of limitations expiration), these reserves are adjusted through the provision for income taxes in the period of change. As the result of interest and amortization expenses that we incur, we are currently in a tax net operating loss position. Judgment is required to determine whether some portion or all of the deferred tax assets will not be realized. To the extent we determine that we will not realize the benefit of some or all of our deferred tax assets, then these assets will be adjusted through our provision for income taxes in the period in which this determination is made.

Estimating fair value. We have investment securities and derivative financial instruments that are carried at fair value.

Fair value is defined by accounting guidance as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Our approach to estimating the fair value of our financial instruments varies depending upon the nature of the instrument.

In estimating fair values for investment securities and derivative financial instruments, we believe that third-party market prices are the best evidence of exit price and where available, base our estimates on such prices. If such prices are unavailable for the instruments held by us, fair values are estimated using market prices of similar instruments, third-party broker quotes or a probability weighted discounted cash flow analysis. Where observable market data is unavailable or impracticable to obtain, the valuation involves substantial judgment by us. All key assumptions and valuations are the responsibility of management.

Investment securities. We held $429.3 million and $762.2 million of investment securities as of December 31, 2010 and 2009, respectively. Approximately $341.1 million and $449.7 million of our investment securities were SLARS as of December 31, 2010 and 2009, respectively.

Due to the lack of observable market activity for the SLARS held by us, the valuation of the SLARS is highly judgmental. We, with the assistance of a third-party valuation firm upon which we in part relied, made certain assumptions, primarily relating to estimating probabilities of certain outcomes for the securities held by us and assessing the risk factors inherent in each. All key assumptions and valuations were determined by and are the responsibility of management. The securities were valued using an income approach based on a probability weighted discounted cash flow analysis. We considered each security’s key terms including date of issuance, date of maturity, auction intervals, scheduled auction dates, maximum auction rates, as well as underlying collateral, ratings, and guarantees or insurance. Substantially all SLARS held by us have collateral backed by the Federal Family Education Loan Program (“FFELP”). The probabilities of auction failure, a successful auction or repurchase at par, or default by the issuer for each future period were forecasted. Default recovery rates were forecasted. We assumed that the issuers will continue to pay maximum interest rates on the securities until the event of either a successful auction or repurchase by the issuer, at par. To determine the fair value of each security, the weighted average cash flows for each period were discounted back to present value at the determined discount rate for each security. The discount rates used in the valuation were a combination of the liquidity risk premium assigned to the security (which ranged from 3% to 4.5%) plus the treasury strip yield (zero coupon treasury bond) for the individual period for which a cash flow was being discounted. The liquidity risk premiums on the SLARS have decreased by 50 to 100 basis points from December 31, 2009 due to falling spreads on asset backed securities as well as indications of improved market liquidity. A 50 basis point change in liquidity risk premium, as well as slight changes in other factors, would impact the value of the SLARS by approximately $7 million.

As of December 31, 2010, we also held certain investments in primarily short-term debt securities, including money market funds, discounted commercial paper, time deposits and corporate bonds. Many of these securities are considered cash equivalents. Prices for these securities are not quoted on active exchanges but are priced through an independent third-party pricing service based on quotations from market-makers in the specific instruments or, where appropriate, other market inputs including interest rates, benchmark yields, reported trades, issuer spreads, two sided markets, benchmark securities, bids, offers, and reference data. In certain instances, amortized cost is considered an appropriate approximation of market value. Other investments are valued based upon either quoted prices from active exchanges or available third-party broker quotes.

Changes in fair value of investment securities are recorded through the “Other comprehensive income” (“OCI”) component of equity with the exception of investment partnerships which are recorded through “Investment income” in the Consolidated Statements of Operations. Regardless of investment type, declines in the fair value of the investments are reviewed to determine whether they are other than temporary in nature. Absent any other indications of a decline in value being temporary in nature, our policy is to treat a decline in an equity investment’s quoted market price that has lasted for more than six months as an other-than-temporary decline in value. For equity securities, declines in value that are judged to be other than temporary in nature are recognized in the Consolidated Statements of Operations. For debt securities, when we intend to sell an impaired debt security or it is more likely than not we will be required to sell prior to recovery of our amortized cost basis, an other-than-temporary-impairment (“OTTI”) has occurred. The impairment is recognized in earnings equal to the entire difference between the debt security’s amortized cost basis and its fair value. When we do not intend to sell an impaired debt security and it is not more likely than not we will be required to sell prior to recovery of its amortized cost basis, we assess whether we will recover its amortized cost basis. If the entire amortized cost will not be recovered, a credit loss exists resulting in the credit loss portion of the OTTI being recognized in earnings and the amount related to all other factors recognized in OCI.

Derivative financial instruments. We use derivative financial instruments to enhance our ability to manage our exposure to certain financial and market risks, primarily those related to changes in interest rates and foreign currency exchange rates. Interest rate swaps are entered into to manage interest rate risk associated with our variable-rate borrowings. Cross currency swaps for various foreign currencies are entered into to manage foreign currency exchange risk associated with our initial investments in certain foreign subsidiaries or certain intercompany loans to foreign subsidiaries. Forward contracts on various foreign currencies are entered into to manage foreign currency exchange risk associated with our forecasted foreign currency denominated sales or purchases. Our policy is to minimize our cash flow and net investment exposures related to adverse changes in interest rates and foreign currency exchange rates. Our objective is to engage in risk management strategies that provide adequate downside protection.

Derivative financial instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. We apply strict policies to manage each of these risks, including prohibition against derivatives trading, derivatives market-making or any other speculative activities. Although certain derivatives do not qualify for hedge accounting, they are entered into for economic hedge purposes and are not considered speculative. We are monitoring the financial stability of our derivative counterparties.

We designated interest rate swaps as cash flow hedges of forecasted interest rate payments related to our variable rate borrowings and certain of the cross currency swaps as foreign currency hedges of our net investment in a foreign subsidiary. During both 2010 and 2009, certain of our interest rate swaps ceased to be highly effective and we discontinued hedge accounting for the affected derivatives. Additionally, certain other interest rate swaps, cross currency swaps and forward contracts on various foreign currencies did not qualify or were not designated as accounting hedges and did not receive hedge accounting treatment.

As required, derivative financial instruments are recognized in our Consolidated Balance Sheets at their fair value. Our derivatives are not exchange listed and therefore the estimated fair value of derivative financial instruments is modeled in Bloomberg using the Bloomberg reported market data and the actual terms of the derivative contracts. These models reflect the contractual terms of the derivatives, such as notional value and expiration date, as well as market-based observable inputs including interest and foreign currency exchange rates, yield curves and the credit quality of the counterparties along with our creditworthiness in order to appropriately reflect non-performance risk. Our counterparties also provide us with the indicative fair values of our derivative instruments which we compare to the results obtained using Bloomberg software. Considering Bloomberg software is a widely accepted financial modeling tool and there is limited visibility to the preparation of the third-party quotes, we choose to rely on the Bloomberg software in estimating the fair value of our derivative financial instruments. Inputs to the derivative pricing models are generally observable and do not contain a high level of subjectivity. While we believe our estimates result in a reasonable reflection of the fair value of these instruments, the estimated values may not be representative of actual values that could have been realized as of December 31, 2010 or that will be realized in the future. All key assumptions and valuations are the responsibility of management.

With respect to derivative financial instruments that are afforded hedge accounting, the effective portion of changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge is recorded in OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The effective portion of changes in the fair value of a net investment hedge is recorded as part of the cumulative translation adjustment in OCI. Any ineffectiveness associated with the aforementioned derivative financial instruments as well as the periodic change in the mark-to-market of the derivative financial instruments not designated as accounting hedges are recorded immediately in “Other income (expense)” in the Consolidated Statements of Operations.

Intangible assets. We capitalize initial payments for new contracts, contract renewals and conversion costs associated with customer contracts and system development costs. Capitalization of such costs is subject to strict accounting policy criteria and requires management judgment as to the appropriate time to initiate capitalization. Capitalization of initial payments for contracts and conversion costs only occurs when management is satisfied that such costs are recoverable through future operations, contractual minimums and/or penalties in case of early termination.

Our accounting policy is to limit the amount of capitalized costs for a given contract to the lesser of the estimated ongoing future cash flows from the contract or the termination fees we would receive in the event of early termination of the contract by the customer. Our entitlement to termination fees may, however, be subject to challenge if a customer were to allege that we were in breach of contract. This entitlement is also subject to the customer’s ability to pay.

We develop software that is used in providing processing services to customers. To a lesser extent, we also develop software to be sold or licensed to customers. Capitalization of internally developed software, primarily associated with operating platforms, occurs only upon management’s estimation that the likelihood of successful development and implementation reaches a probable level. Currently unforeseen circumstances in software development could require us to implement alternative plans with respect to a particular effort, which could result in the impairment of previously capitalized software development costs.

In addition to the internally generated intangible assets discussed above, we also acquire intangible assets through business combinations and asset acquisitions. In these transactions, we typically acquire and recognize intangible assets such as customer relationships, software, and trade names. Acquired customer relationships consist of customer contracts that are within their initial terms as well as those in renewal status. The amounts recorded for these relationships include both the value of remaining contractual terms and the value of potential future renewals. These relationships are with customers such as merchants and financial institutions.

In a business combination, each intangible asset is recorded at its fair value. In an asset acquisition, the cost of the acquisition is allocated among the acquired assets, generally by their relative fair values. We generally estimate the fair value of acquired intangible assets using the excess earnings method, royalty savings method, or cost savings method, all of which are a form of a discounted cash flow analysis. These estimates require various assumptions about the future cash flows associated with the assets, appropriate costs of capital and other inputs such as an appropriate royalty rate. Changes to these estimates would materially impact the value assigned to the assets as well as the amounts subsequently recorded as amortization expense.

The following table discloses aggregate net book values for conversion costs, contract costs, software (both developed and acquired), and customer relationships (in millions):

As of December 31,	2010	2009
Conversion costs	$66.5	$43.5
Contract costs	$107.0	$109.1
Software	$493.2	$652.6
Customer relationships	$5,223.7	$6,008.8

We test contract and conversion costs greater than $1 million for recoverability on an annual basis by comparing the remaining expected undiscounted cash flows under the contract to the net book value. Any assets that are determined to be unrecoverable are written down to the extent of their recoverability. This analysis requires significant assumptions regarding the future profitability of the customer contract during its remaining term. Additionally, contracts, conversion costs and all other long lived assets (including customer relationships) are tested for impairment upon an indicator of potential impairment. Such indicators include, but are not limited to: a current period operating or cash flow loss associated with the use of an asset or asset group, combined with a history of such losses and/or a forecast anticipating continued losses; a significant adverse change in the business, legal climate, market price of an asset or manner in which an asset is being used; an accumulation of costs for a project significantly in excess of the amount originally expected; or an expectation that an asset will be sold or otherwise disposed of at a loss.

In 2010, we recorded impairment charges totaling $11.5 million related to software, the write-off of assets we determined have no future use or value, and other intangibles. In 2009, we recorded impairment charges totaling $168 million related to customer contracts, software, real property, other intangibles, and trade name impairment charges. In 2008, we recorded impairment charges totaling $23.0 million related to an asset impairment associated with our subsidiary, Peace, due to the deterioration of profitability on existing business and Peace’s limited success in attracting new clients. We sold Peace in October of 2008. Refer to “Results of Operations – Other operating expenses, net” above for additional information regarding these impairments. We followed a discounted cash flow approach in estimating the fair value of the reporting units, intangible assets or other affected asset groups discussed above. Discount rates were determined on a market participant basis. In certain situations, we relied in part on a third-party valuation firm in determining the appropriate discount rates. We obtained an appraisal from a third-party brokerage firm to assist in estimating the value of real property in 2009. All key assumptions and valuations were determined by and are the responsibility of management. A relatively small change in these inputs would have had an immaterial impact on the impairments.

Goodwill. Our goodwill balance was $17.3 billion and $17.5 billion as of December 31, 2010 and 2009, respectively. Goodwill represents the excess of cost over the fair value of net assets acquired, including identifiable intangible assets, and has been allocated to reporting units. Our reporting units are businesses at the operating segment level or one level below the operating segment level for which discrete financial information is prepared and regularly reviewed by management.

We test goodwill annually for impairment, as well as upon an indicator of impairment, using a fair value approach at the reporting unit level. In step one of the impairment test, we estimate the fair value of each reporting unit using a discounted cash flow analysis. We believe that this methodology provides us with a reasonable estimate of each reporting unit’s fair value. The estimate of fair value requires various assumptions about a reporting unit’s future financial results and cost of capital. We determine the cost of capital for each reporting unit giving consideration to a number of factors including the discount rate used by the third-party valuation firm in their calculations of the fair value of Holdings common stock. All key assumptions and valuations are determined by and are the responsibility of management. If it is determined that the fair value of the reporting unit is less than its carrying value, we proceed to step two of the impairment test which requires us to estimate the fair value of all of the reporting unit’s assets and liabilities and calculate an implied fair value of goodwill, which is the difference between the reporting unit’s fair value and the fair value of all its other assets and liabilities. If the implied fair value of goodwill is less than its carrying value, the shortfall is recognized as an impairment. The methodology for estimating fair value in step two varies by asset; however, the most significant assets are intangible assets. We estimate the fair value of the intangible assets using the excess earnings method, royalty savings method, or cost savings method, all of which are a form of a discounted cash flow analysis. An impairment charge of a reporting unit’s goodwill could have a material adverse effect on our financial results. Changes in the underlying business and economic conditions could affect these estimates used in the analysis discussed above, which in turn could affect the fair value of the reporting unit. Thus, it is possible for reporting units that record impairments to record additional impairments in the future.

We did not record any goodwill impairment charges in 2010. As of October 1, 2010, the most recent impairment analysis date, the fair value of each reporting unit substantially exceeded its carrying value with one exception. The fair value of the International reporting unit, the only reporting unit within the International segment, exceeded its carrying value by 7%. As of October 1, 2010 and December 31, 2010, this reporting unit had goodwill balances of $2,307.5 million and $2,281.5 million, respectively.

In the fourth quarter of 2009, we recorded a $17 million goodwill impairment charge related to the Information Services reporting unit. We follow a discounted cash flow approach in estimating the fair value of the reporting units and intangible assets. The significant factor that drove most of the 2009 impairment was lower projections of financial results as compared to those used in the 2008 impairment testing. Discount rates were determined on a market participant basis. We rely in part on a third-party valuation firm in determining the appropriate discount rates. All key assumptions and valuations were determined by and are the responsibility of management. A small change in these inputs could have had a material impact on the impairment as demonstrated below in discussing the 2008 impairment.

We perform our annual goodwill impairment test in the fourth quarter of 2008 and recorded a total impairment charge of $3.2 billion that impacted every reporting unit. The primary causes of the impairment charges were higher discount rates and revised projections of financial results as compared to those used to allocate the purchase price of the merger with an affiliate of KKR in 2007. The assumptions used in the test reflected our estimates as of December 31, 2008 and appropriately considered the impact of the deterioration in general global economic conditions at the time. The impairment calculation is sensitive to certain inputs. A 50 basis point increase in the discount rate would have increased the 2008 impairment charge by approximately $1.5 billion while a 50 basis point decrease in the discount rate would have decreased the 2008 impairment charge by approximately $1.2 billion. A $50 million decrease to the forecasted 2009 operating profit of the Merchant Services reporting unit (included within the Retail and Alliance Services segment), with no change to expected growth rates or other assumptions, would have increased the reporting unit’s 2008 impairment charge by approximately $0.9 billion while a $50 million increase would have entirely eliminated the reporting unit’s impairment charge of $0.7 billion.

Discussion of impairments that were recorded is included in Note 2 to our Audited Consolidated Financial Statements in this prospectus.

Transactions with related parties. A substantial portion of our business within the Retail and Alliance Services and International segments is conducted through merchant alliances. Merchant alliances are alliances between us and financial institutions. If we have majority ownership and management control over an alliance, then the alliance’s financial statements are consolidated with ours and the related processing fees are treated as an intercompany transaction and eliminated upon consolidation. If we do not have a controlling ownership interest in an alliance, we use the equity method of accounting to account for our investment in the alliance. As a result, our consolidated revenues include processing fees charged to alliances accounted for under the equity method. None of our directors or officers has ownership interests in any of the alliances. The formation of each of these alliances generally involves us and the bank contributing contractual merchant relationships to the alliance and a cash payment from one owner to the other to achieve the desired ownership percentage for each owner. We and the bank contract a long-term processing service agreement as part of the negotiation process. This agreement governs our provision of transaction processing services to the alliance.

We negotiate all agreements with the alliance banks. Therefore, all transactions between us and our alliances were conducted at arm’s length; nevertheless, accounting guidance defines a transaction between us and an equity method investee as a related party transaction requiring separate disclosure in our financial statements. Accordingly, the revenue associated with these related party transactions are presented on the face of the Consolidated Statements of Operations.

Certain members of our Board of Directors are affiliated with KKR. In addition, First Data has a management agreement with affiliates of KKR pursuant to which such entities or their affiliates provide us management services. Pursuant to such agreement, we pay an aggregate annual base management fee and reimburse out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement. The agreement provides that we will pay fees in connection with certain subsequent financing, acquisition, disposition and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the management agreement, in the event of an initial public offering or under certain other circumstances. The agreement also includes customary exculpation and indemnification provisions in favor of KKR and its affiliates.

Refer to Note 10 to our Audited Consolidated Financial Statements in this prospectus for additional information regarding transactions with related parties.

New Accounting Guidance

In October 2009, the Financial Accounting Standards Board (“FASB”) revised its guidance on Revenue Recognition for Multiple-Deliverable Revenue Arrangements. The amendments in this update enable companies to separately account for multiple revenue-generating activities (deliverables) that they perform for their customers. Existing U.S. GAAP requires a company to use vendor-specific objective evidence (“VSOE”) or third-party evidence of selling price to separate deliverables in a multiple-deliverable arrangement. The update does allow for the use of an estimated selling price if neither VSOE nor third-party evidence is available. The update requires additional disclosures of information about an entity’s multiple-deliverable arrangements. The requirements of the update apply prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, although early adoption is permitted. We adopted the new guidance on January 1, 2010 and have no arrangements for which this adoption will have a material impact on our financial position and results of operations.

In May 2011, the FASB revised its guidance on fair value measurements. The amendment clarifies certain aspects of the Board’s intent for the application of existing fair value measurement requirements and additionally changes certain requirements for measuring fair value or for disclosing information about fair value measurements. The amendments will be effective for us during the first quarter of 2012. Management is currently assessing the impact of the revised guidance on our fair value measurements.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

We are exposed to market risk from changes in interest rates. Our assets include both fixed and floating rate interest-bearing securities. These investments arise primarily from settlement funds held by us associated with the merchant acquiring business and official check business. We invest these funds pending settlement. We have classified these investments as available-for-sale. Accordingly, they are carried on our Consolidated Balance Sheets at fair market value. A portion of our IPS business involved the payment of commissions to selling agents of our official check products and such commissions were generally computed based on short-term variable rates. The continued wind-down of this business resulted in a decrease in our investment portfolio balance as well as a decrease in commissions during the year ended December 31, 2010.

Our interest rate-sensitive liabilities are our debt instruments. Our senior secured term loan facility is subject to variable interest rates. We have interest rate swaps on $5.0 billion of the variable rate debt that convert it to fixed rates. The swaps expire in 2012. As of December 31, 2010, we had approximately $7.0 billion of variable rate debt not subject to a fixed rate swap.

Using the December 31, 2010 balances, a 10% proportionate increase in short-term interest rates on an annualized basis compared to the interest rates as of December 31, 2010, which for the three month LIBOR was 0.3028%, and a corresponding and parallel shift in the remainder of the yield curve, would result in a decrease to pretax income of $1.9 million. The $1.9 million decrease to pretax income (due to a 10% increase in variable rates as of December 31, 2010) is a combination of the following: a) $2.6 million increase in interest expense related to our balance of variable interest rate debt, net of interest rate swaps, as of December 31, 2010 and b) $0.7 million increase in interest income associated with operating cash balances, settlement related cash balances, and investment positions (netted with commissions paid to selling agents). Conversely, a corresponding decrease in interest rates would result in a comparable increase to pretax income. Actual interest rates could change significantly more than 10%. There are inherent limitations in the sensitivity analysis presented, primarily due to the assumption that interest rate movements are linear and instantaneous. As a result, the analysis is unable to reflect the potential effects of more complex market changes that could arise, which may positively or negatively affect income.

Foreign Currency Risk

We are exposed to changes in currency rates as a result of our investments in foreign operations, revenues generated in currencies other than the U.S. dollar and foreign currency denominated loans. Revenue and profit generated by international operations will increase or decrease compared to prior periods as a result of changes in foreign currency exchange rates.

A hypothetical uniform 10% weakening in the value of the U.S. dollar relative to all the currencies in which our revenues and profits are denominated would result in an increase to pretax income of approximately $18 million. The increase results from a $104 million increase related to foreign exchange on intercompany loans and a $10 million increase related to foreign exchange on foreign currency earnings. This increase is partially offset by an $85 million decrease related to a euro denominated term loan held by us as well as an $11 million decrease related to a euro denominated cross currency swap held by us, assuming consistent operating results as the preceding twelve months from December 31, 2010. There are inherent limitations in the sensitivity analysis presented, primarily due to the assumption that foreign exchange rate movements are linear and instantaneous. As a result, the analysis is unable to reflect the potential effects of more complex market changes that could arise, which may positively or negatively affect income.

Regulatory

Through its merchant alliances, the Retail and Alliance Services segment holds an ownership interest in several competing merchant acquiring businesses while serving as the electronic processor for those businesses. In order to satisfy state and federal antitrust requirements, we actively maintain an antitrust compliance program.

BUSINESS

General

First Data Corporation is a provider of electronic commerce and payment solutions for merchants, financial institutions and card issuers globally and has operations in 35 countries, serving approximately 6.2 million merchant locations. We were incorporated in Delaware in 1989 and were the subject of an initial public offering in connection with a spin-off from American Express in 1992. On September 24, 2007, we were acquired through a merger transaction with an entity controlled by affiliates of KKR. The Merger resulted in the equity of First Data Corporation becoming privately held.

We have acquired multiple domestic and international businesses over the last five years with the most significant acquisition being the formation of the BAMS alliance on June 26, 2009. We own 51% of BAMS and BofA owns 49%. Refer to Note 3 to our Audited Consolidated Financial Statements in this prospectus for additional information regarding the BAMS alliance.

Spin-off of Western Union. On September 29, 2006, we separated our Western Union money transfer business into an independent, publicly traded company through a spin-off of 100% of Western Union to our shareholders in a transaction intended to qualify for tax-free treatment (“the spin-off”) giving the shareholders separate ownership interests in us and Western Union.

Operating locations. We have domestic and international operations and regional or country offices where sales, customer service and/or administrative personnel are based. The international operations generate revenues from customers located and operating outside of the U.S. Revenues generated from processing transactions at locations within the U.S. (domestic) and outside of the U.S. (international), regardless of the segments to which the associated revenues applied, were 85% and 15% of our consolidated revenues for the year ended December 31, 2010, respectively. Long-lived assets attributable to domestic and international operations as percentages of our total long-lived assets as of December 31, 2010 were 87% and 13%, respectively. No individual foreign country is material to our total revenues or long-lived assets. Further financial information relating to our international and domestic revenues and long-lived assets is set forth in Note 15 to our Audited Consolidated Financial Statements in this prospectus.

Products and Services Segment Information

We are organized in three segments: Retail and Alliance Services, Financial Services and International. Effective January 1, 2010, the Integrated Payment Systems operating segment is being reported within All Other and Corporate. Other amounts in 2009 and 2008 have also been adjusted to conform to current year presentation.

The Retail and Alliance Services segment is reported on a proportionate consolidation basis. Proportionate consolidation reflects our proportionate share of the results of non-wholly owned alliances based on equity ownership, net of a proportionate share of eliminations for amounts charged between us and the alliances. The segments’ profit measure is a form of EBITDA (earnings before net interest expense, income taxes, depreciation and amortization). Refer to Note 15 of our Audited Consolidated Financial Statements in this prospectus for additional information regarding segment results.

Financial information relating to each of our segments is set forth in Note 15 to our Audited Consolidated Financial Statements in this prospectus. A discussion of factors potentially affecting our operations is set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus. We do not have any significant customers that account for 10% or more of total consolidated revenues. Refer to the following segment discussions, which address significant customer relationships within each segment.

Retail and Alliance Services segment. The Retail and Alliance Services segment is comprised of merchant acquiring and processing services, prepaid services and check verification, settlement and guarantee services.

Retail and Alliance Services segment revenues from external customers, segment EBITDA and assets represent the following percentages of total segment and All Other and Corporate revenues from external customers, total segment and All Other and Corporate EBITDA, and consolidated assets:

	Year ended December 31,
	2010	2009	2008
Segment revenues from external customers	51%	49%	48%
Segment EBITDA	65%	56%	55%
Assets (at December 31)	66%	64%	55%

Description of Retail and Alliance Services segment operations. In the Retail and Alliance Services segment, revenues are derived primarily from providing merchant acquiring and processing services, prepaid services and check verification, settlement and guarantee services. Retail and Alliance Services businesses facilitate the acceptance of consumer transactions at the point of sale, whether it is a transaction at a physical merchant location or over the internet. A brief explanation of the segment’s service and product offerings is presented below.

Merchant acquiring and processing services. Merchant acquiring services facilitate the merchants’ ability to accept credit, debit, stored-value and loyalty cards by authorizing, capturing and settling the merchants’ transactions. Acquiring services also provide POS devices and other equipment necessary to capture merchant transactions. A majority of these services are offered to the merchants through contractual alliance arrangements primarily with financial institutions, relationships with independent sales organizations and other referral/sales partners. The segment’s processing services include authorization, transaction capture, settlement, chargeback handling, and internet-based transaction processing. The vast majority of these services pertain to transactions in which consumer payments to merchants are made through a card association (such as Visa or MasterCard), a debit network, or another payment network (such as Discover).

Revenues are generated from, among other things:

•

discount fees charged to a merchant, net of credit card interchange and assessment fees charged by the bankcard associations or payment networks (Visa, MasterCard or Discover). The discount fee is typically either a percentage of the credit card transaction or the interchange fee plus a fixed dollar amount;

•	processing fees charged to unconsolidated alliances discussed below;

•	processing fees charged to merchant acquirers who have outsourced their transaction processing to us;

•	selling and leasing POS devices; and

•	debit network fees.

Most of this segment’s revenue is derived from regional and local merchants. The items listed above are included in our consolidated revenues and, for equity earnings from unconsolidated alliances, the “Equity earnings in affiliates, net” line item in the Consolidated Statements of Operations. The Retail and Alliance Services segment revenue and EBITDA are presented using proportionate consolidation. In addition, segment revenue excludes debit network fees and other reimbursable items.

Retail and Alliance Services provides merchant acquiring and processing services, prepaid services and check verification, guarantee and settlement services to merchants operating in approximately 4.1 million merchant locations across the U.S. and acquired $1.4 trillion of payment transaction dollar volume on behalf of U.S. merchants in 2010. Retail and Alliance Services provides full service merchant processing primarily on Visa and MasterCard transactions and PIN-debit at the point of sale.

Retail and Alliance Services approaches the market through diversified sales channels including equity alliances, revenue sharing alliances and referral arrangements with over 470 financial institution partners, over 1,040 non-bank referral partners, and over 610 independent sales organization partners, as of December 31, 2010. Growth in the Retail and Alliance Services business is derived from entering into new merchant relationships, new and enhanced product and service offerings, cross selling products and services into existing relationships, the shift of consumer spending to increased usage of electronic forms of payment and the strength of our alliances and relationships with banks and other entities. Our alliance structures take on different forms, including consolidated subsidiaries, equity method investments and revenue sharing arrangements. Under the alliance and referral programs, the alliance/referral partners typically act as a merchant referral source. We benefit by providing processing services for the alliance/referral partners and their merchant customers. Both we and the alliance may provide management, sales, marketing, and other administrative services. The alliance strategy could be affected by further consolidation among financial institutions.

Our strategy with banks, independent sales organizations and referral/sales partners provides us with broad geographic coverage, regionally and nationally, as well as a presence in various industries. The alliance/referral partner structure allows us to be the processor for multiple financial institutions, any one of which may be selected by the merchant as their bank partner. Additionally, bank partners provide brand loyalty and a distribution channel through their branch networks which increases merchant retention.

There are a number of different entities involved in a merchant transaction including the cardholder, card issuer, card association, merchant, merchant acquirer, electronic processor for credit and signature debit transactions, and debit network for PIN-debit transactions. The card issuer is the financial institution that issues credit or debit cards, authorizes transactions after determining whether the cardholder has sufficient available credit or funds for the transaction, and provides funds for the transaction. Some of these functions may be performed by an electronic processor (such as the Financial Services business) on behalf of the issuer. The card association is Visa or MasterCard, a debit network (such as STAR Network) or another payment network (such as Discover) that routes the transactions between us and the card issuer. The merchant is a business from which a product or service is purchased by a cardholder. The acquirer (such as us or one of our alliances) contracts with merchants to facilitate their acceptance of cards. A merchant acquirer may do our own processing or, more commonly, may outsource those functions to an electronic processor such as the Retail and Alliance Services segment. The acquirer/processor serves as an intermediary between the merchant and the card issuer by:

(1)	obtaining authorization from the card issuer through a card association or debit network;

(2)	transmitting the transaction to the card issuer through the applicable card association, payment network or debit network; and

(3)	paying the merchant for the transaction. We typically receive the funds from the issuer via the card association, payment network or debit network prior to paying the merchant.

A transaction occurs when a cardholder purchases something from a merchant who has contracted with us, an alliance partner or a processing customer. When the merchant swipes the card through the POS terminal (which is often sold or leased, and serviced by us), we obtain authorization for the transaction from the card issuer through the card association, payment network or debit network, verifying that the cardholder has sufficient credit or adequate funds for the transaction. Once the card issuer approves the transaction, we or the alliance acquires the transaction from the merchant and then transmits it to the applicable debit network, payment network or card association, which then routes the transaction information to the card issuer. Upon receipt of the transaction, the card issuer delivers funds to us via the card association, payment network or debit network. Generally, we fund the merchant after receiving the money from the card association, payment network or debit network. Each participant in the transaction receives compensation for processing the transaction. For example, in a transaction using a Visa or MasterCard for $100.00 with an interchange rate of 1.5%, the card issuer will fund the association $98.50 and bill the cardholder $100.00 on its monthly statement. The card association will retain assessment fees of approximately $0.10 and forward $98.40 to us. We will retain, for example, $0.40 and pay the merchant $98.00. The $1.50 retained by the card issuer is referred to as interchange and it, like assessment fees, is set by the card association. The $0.40 is the merchant discount and is negotiated between the merchant and the merchant acquirer.

We and our alliances, as merchant acquirers/processors, have certain contingent liabilities for the transactions acquired from merchants. This contingent liability arises in the event of a billing dispute between the merchant and a cardholder that is ultimately resolved in the cardholder’s favor. In such a case, the transaction is “charged back” to the merchant and the disputed amount is credited or otherwise refunded to the cardholder. We may, however, collect this amount from the card association if the amount was disputed in error. If we or the alliance is unable to collect this amount from the merchant, due to the merchant’s insolvency or other reasons, we or the alliance will bear the loss for the amount of the refund paid to the cardholder. In most cases, this contingent liability situation is unlikely to arise because most products or services are delivered when purchased, and credits are issued on returned items. However, where the product or service is not provided until sometime following the purchase (e.g., airline or cruise ship tickets), the risk is greater. We often mitigate our risk by obtaining collateral from merchants considered higher risk because they have a time delay in the delivery of services, operate in industries that experience chargebacks or are less creditworthy.

Prepaid services. First Data Prepaid Services manages prepaid stored-value card issuance and processing services (i.e. gift cards) for retailers and others. The full-service stored-value/gift card program offers transaction processing services, card issuance and customer service for over 200 national brands and several thousand small and mid-tier merchants. We also provide program management and processing services for association-branded, bank-issued, open loop, stored-value, reloadable and one time prepaid card products.

Money Network offers prepaid products to address the needs of employers, employees, merchants and unbanked individuals. Money Network provides electronic payroll distribution solutions that reduce or eliminate an employer’s expense associated with traditional paper paychecks as well as other prepaid retail solutions.

EFS Transportation Services provides payment processing, settlement and specialized reporting services for transportation companies and owns and operates ATMs at truck stops. EFS Transportation Services is a closed loop payment processing system for transportation companies in the U.S. and Canada. Its products offer truck drivers a convenient way to purchase fuel, access cash and pay for repairs while on the road. Transportation companies use the processing system to manage their business daily through the internet or real time via a direct connection to a host.

Check verification, settlement and guarantee services. TeleCheck offers check verification, settlement and guarantee services using our proprietary database system to assist merchants in deciding whether accepting checks at the point-of-sale is a reasonable risk, or, further, to guarantee checks presented to merchants if they are approved. These services include risk management services, which utilize software, information and analysis to assist the merchant in the decision process and include identity fraud prevention and reduction. Revenues are earned primarily by charging merchant fees for check verification or guarantee services.

The majority of our services involve providing check guarantee services for checks received by merchants. Under the guarantee service, when a merchant receives a check in payment for goods and services, the transaction is submitted to and analyzed by us. We either accept or decline the check for warranty coverage under our guarantee service. If we approve the check for warranty coverage and the merchant accepts the check, the merchant will either deposit the check in its bank account or process it for settlement through our Electronic Check Acceptance service. If the check is returned unpaid by the merchant’s bank and the returned check meets the requirements for warranty coverage, we are required to purchase the check from the merchant at its face value. We then own the purchased check and pursue collection of the check from the check writer. As a result, we bear the risk of loss if we are unable to collect the returned check from the check writer. We earn a fee for each check we guarantee, which generally is determined as a percentage of the check amount.

Our Electronic Check Acceptance service, which converts a paper check written at the point of sale into an electronic item, enables funds to be deposited electronically to the merchant’s account and deducted electronically from the check writer’s account.

Under the verification service, when a merchant receives a check in payment for goods or services, the transaction is submitted to and analyzed by us, and we will either recommend the merchant accept or decline the check. If the merchant accepts the check, the merchant will deposit the check in its bank account. If the check is returned unpaid by the merchant’s bank, we are not required to purchase the check from the merchant and the merchant bears all risk of loss on the check. We earn a fee for each check submitted for verification, which is generally a fixed amount per check.

Retail and Alliance Services segment competition. Our Retail and Alliance Services business competes with several service providers and financial institutions that provide these services to their merchant customers. In many cases, the merchant alliances also compete against each other for the same business. The check guarantee and verification products compete principally with the products of two other national competitors as well as the migration to other non-check products.

The most significant competitive factors relate to price, brand, strength of financial institution partnership, breadth of features and functionality, scalability and servicing capability. The Retail and Alliance Services segment is further impacted by large merchant and large bank consolidation, card association business model expansion, and the expansion of new payment methods and devices.

In both the Retail and Alliance Services and Financial Services segments, the card associations and payment networks—Visa, MasterCard and Discover—are increasingly offering products and services that compete with our products and services.

Retail and Alliance Services seasonality. Retail and Alliance Services’ revenues and earnings are impacted by the volume of consumer usage of credit cards, debit cards, stored value cards and checks written at the point of sale. Retail and Alliance Services generally experiences increased POS activity during the traditional holiday shopping period in the fourth quarter, the back-to-school buying period in the third quarter, and around other nationally recognized holidays.

Retail and Alliance Services geographic mix and revenues. Revenues from external customers for the Retail and Alliance Services segment are substantially all earned in the U.S. Merchant revenues outside of the U.S. are managed and reported by our International segment. Within the U.S., revenues from external customers are spread across the country since Retail and Alliance Services has merchant customers and alliance partners across geographic regions and a large percentage of our transactions occur at national merchants.

Retail and Alliance Services significant customers. The Retail and Alliance Services segment does not have any individually significant customers; however, we have two significant merchant alliance relationships with financial institutions.

Financial Services segment. The Financial Services segment is comprised of:

(1)	credit and retail card processing services;

(2)	debit network and processing services;

(3)	output services; and

(4)	other services including remittance processing.

Financial Services segment revenues from external customers, segment EBITDA, and assets represent the following percentages of total segment and All Other and Corporate revenues from external customers, total segment and All Other and Corporate EBITDA and consolidated assets:

	Year ended December 31,
	2010	2009	2008
Segment revenues from external customers	21%	22%	22%
Segment EBITDA	27%	31%	29%
Assets (at December 31)	13%	13%	14%

Description of Financial Services segment operations. Financial Services provides issuer card and network solutions for credit, retail and debit card processing, debit network services (including the STAR network), output services to financial institutions and other organizations offering credit, debit and retail cards to consumers and businesses to manage customer accounts. Financial Services also provides PIN debit network services through the STAR Network which enables PIN-secured debit transaction acceptance at approximately 2.2 million ATM and retail locations in the U.S. as of December 31, 2010. Financial services also offers payment management solutions for recurring bill payment and services to improve customer communications, billing, online banking and consumer bill payment as well as information services. Revenue and profit growth in these businesses is derived from retaining and growing the core business and improving the overall cost structure. Growing the core business comes primarily from an increase in debit and credit card usage, growth from existing clients and sales to new clients and the related account conversions.

We have relationships and many long-term customer contracts with card issuers providing credit and retail card processing, output services for printing and embossing items, debit card processing services and STAR Network services. These contracts generally require a notice period prior to the end of the contract if a client chooses not to renew. Additionally, some contracts may allow for early termination upon the occurrence of certain events such as a change in control. The termination fees paid upon the occurrence of such events are designed primarily to cover balance sheet exposure related to items such as capitalized conversion costs or signing bonuses associated with the contract and, in some cases, may cover a portion of lost future revenue and profit. Although these contracts may be terminated upon certain occurrences, the contracts provide the segment with a steady revenue stream since a vast majority of the contracts are honored through the contracted expiration date.

Credit and retail card issuing and processing services. Credit and retail card issuing and processing services provide outsourcing services to financial institutions and other issuers of cards, such as consumer finance companies and retailers. Financial Services clients include a wide variety of banks, savings and loan associations, group service providers, retailers and credit unions. Services provided include, among other things, account maintenance, transaction authorizing and posting, fraud and risk management services and settlement.

We provide services throughout the period of each card’s use, starting from a card-issuing client processing an application for a card. Services may include processing the card application, initiating service for the cardholder, processing each card transaction for the issuing retailer or financial institution and accumulating the card’s transactions. Our fraud management services monitor the unauthorized use of cards which have been reported to be lost, stolen, or which exceed credit limits. Our fraud detection systems help identify fraudulent transactions by monitoring each cardholder’s purchasing patterns and flagging unusual purchases. Other services provided include customized communications to cardholders, information verification associated with granting credit, debt collection, and customer service.

Revenues for credit and retail card issuing and processing services are derived from fees payable under contracts that depend primarily on the number of cardholder accounts on file. More revenue is derived from active accounts (those accounts on file that had a balance or any monetary posting or authorization activity during the month) than inactive accounts.

Debit network and processing services. We provide STAR Network access, PIN-debit and signature debit card processing services and ATM processing services, such as transaction routing, authorization, and settlement as well as ATM management and monitoring. The STAR Network represents a telecommunications network which is connected to thousands of financial institutions, merchants, payment processors, ATM processors, and card processors that participate in the network. In the merchant acquiring process flow described above in the Retail and Alliance Services segment discussion, STAR Network represents a debit network. When a merchant acquirer or ATM owner acquires a STAR Network transaction, it sends the transaction to the network switch, which is operated by us, which in turn routes the transaction to the appropriate participant for authorization. To be routed through the STAR Network switch, a transaction must be initiated with a card participating in the STAR Network at an ATM or POS terminal also participating in the STAR Network. STAR Network’s fees differ from those presented in the example above in the Retail and Alliance Services segment description in that the debit network charges less for PIN-debit transactions than do the card associations for credit and signature debit since there is substantially less risk involved in the PIN-debit transaction because PIN authentication is generally required and transactions are not approved unless there are sufficient funds in the customer’s bank account.

Revenue related to the STAR Network and debit card and ATM processing services is derived from fees payable under contracts but are driven more by monetary transactions processed rather than by accounts on file. We provide services which are driven by client transactions and are separately priced and negotiated with clients. In a situation in which a PIN-secured debit transaction uses our debit network and we are the debit card processor for the financial institution as well as the processor for the merchant, we receive: (1) a fee from the card issuing financial institution for running the transaction through the STAR Network switch, recognized in the Financial Services segment; (2) a fee from the card issuer for obtaining the authorization, recognized in the Financial Services segment; (3) a fee from the merchant for acquiring the transaction, which is recognized in the Retail and Alliance Services segment; and (4) a network acquirer fee from the merchant for accessing the STAR Network, which is recognized in the Financial Services segment. There are other possible configurations of transactions that result in us receiving multiple fees for a transaction, depending on the role we play.

Output services. Output services consist of statement and letter printing, card embossing and mailing services. Services are provided to organizations that process accounts on our platform as described above and for clients that process accounts on alternative platforms. We provide these services primarily through in-house facilities. Revenues for output services are derived primarily on a per piece basis and consist of fees for the production and materials related to finished products. The mailing services drive a majority of our postage revenue.

Other services. Other services consist of our remittance processing and other services. The remittance processing business processes mail-in payments for third-party organizations. Revenues for remittance processing services are derived primarily on a per transaction basis and consist of fees for processing consumer payments. Other services consist primarily of on-line banking and bill payment services as well as information services.

Financial Services pipeline. During 2010, we converted approximately 4 million accounts to our system. The pipeline at December 31, 2010 was approximately 38 million accounts, the majority of which are retail accounts that are expected to convert during the second half of 2011.

Financial Services segment competition. Our Financial Services segment competes with several other third-party card processors and debit networks in the U.S., as well as financial institutions with in-house operations to manage card issuance and maintenance. We also face significant competition from regional and national operators of debit networks.

The most significant competitive factors are price, system performance and reliability, breadth of features and functionality, disaster recovery capabilities and business continuity preparedness, data security, scalability, and flexibility of infrastructure and servicing capability. The Financial Services business is further impacted by financial institution consolidation.

In both the Retail and Alliance Services and Financial Services segments, the card associations and payment networks—Visa, MasterCard and Discover—are increasingly offering products and services that compete with our products and services.

Financial Services seasonality. Debit processing and STAR Network revenues and earnings are impacted by the volume of consumer usage of debit cards at the point of sale. Such volumes are generally impacted by increased POS activity during the traditional holiday shopping period in the fourth quarter, the back-to-school buying period in the third quarter, and around other nationally recognized holidays.

Financial Services geographic mix and revenues. Revenues from external customers for the Financial Services segment are substantially all earned in the U.S. Card issuing revenues outside of the U.S. are reported by our International segment. Within the U.S., revenues from external customers are geographically dispersed throughout the country.

Financial Services significant customers. No individual customer makes up more than 10% of the Financial Services segment revenue.

International segment. The International segment is comprised of:

•	credit, retail, debit and prepaid card processing;

•	merchant acquiring and processing; and

•	ATM and POS processing, driving, acquiring and switching services.

International segment revenues from external customers, segment EBITDA and assets represent the following percentages of total segment and All Other and Corporate revenues from external customers, total segment and All Other and Corporate EBITDA and consolidated assets:

	Year ended December 31,
	2010	2009	2008
Segment revenues from external customers	25%	25%	25%
Segment EBITDA	16%	19%	17%
Assets (at December 31)	14%	15%	15%

The merchant acquiring and card issuing services provided by the International segment are similar in nature to the services described above in the Retail and Alliance Services and Financial Services segments other than they include substantially all the services provided outside of the U.S. International has operations in 35 countries, including the U.S. For a description of the International segment’s merchant acquiring and card issuing businesses refer to the Retail and Alliance Services and Financial Services segment descriptions provided above.

International pipeline. During 2010 we converted approximately 3 million accounts to our systems. The pipeline at December 31, 2010 was approximately 12 million accounts, the majority of which are debit accounts. We expect to convert these accounts in 2011.

International segment competition and seasonality. Competition and seasonality within the International segment is similar to that of the Retail and Alliance Services and Financial Services segments for the respective product and service offerings and also includes third-party software providers. See discussions above. A noted difference from the U.S. operations is that generally there are more and smaller competitors because of the International segment’s global span.

International geographic mix. The following countries accounted for more than 10% of the segment’s revenues from external customers for the periods presented:

	Year ended December 31,
	2010	2009	2008
United Kingdom	15%	16%	19%
Australia	15%	13%	12%
Germany	13%	15%	16%
Ireland	10%	10%	9%

No individual foreign country was material to our consolidated revenues.

International significant customers. No individual customer makes up more than 10% of the International segment revenue.

All Other and Corporate. The remainder of our business units are grouped in the All Other and Corporate category, which includes IPS, First Data Government Solutions (“FDGS”) and smaller businesses as well as corporate operations.

The principal IPS business is official check services. IPS issues official checks, which are sold by agents that are financial institutions. Official checks serve as an alternative to a bank’s own items such as cashiers or bank checks. We are gradually exiting the official check line of business. The majority of the clients of this business deconverted during 2008 and there was no new official check and money order business beyond May 2010. IPS will continue to use its licenses to offer payment services that fall under state and federal regulations and the business will continue to operate in a much reduced capacity as outstanding official check and money order clearance activity winds down.

FDGS operates payment systems and related technologies in the government sector. For instance, FDGS provides electronic tax payment processing services for the Electronic Federal Tax Payment System.

Corporate operations include administrative and shared service functions such as the executive group, legal, tax, treasury, internal audit, accounting, human resources, information technology and procurement. Costs incurred by corporate that are directly related to a segment are allocated to the respective segment. Administrative and shared service costs are retained by Corporate.

All Other and Corporate competition. The operations within All Other and Corporate have various competitors. Any single competitor would not have a material impact on us.

All Other and Corporate significant customers. During 2010, we had a significant relationship with one client whose revenues represented approximately 50% of All Other and Corporate revenue for the year ended December 31, 2010.

Intellectual Property

We own many trademarks, trade names, patents and other intellectual property that are important to our future success. The only intellectual property rights which are individually material to us are the FIRST DATA trademark and trade name and the STAR trademark and trade name. The STAR trademark and trade name are used in the Financial Services segment. The FIRST DATA trademark and trade name are associated with quality and reliable electronic commerce and payments solutions. Financial institutions and merchants associate the STAR trademark and trade name with quality and reliable debit network services and processing services. Loss of the proprietary use of the FIRST DATA or STAR trademarks and trade names or a diminution in the perceived quality associated with these names could harm the growth of our businesses. Also important, but not individually material, are the VisionPLUS and FirstVision trademarks and software. VisionPLUS and FirstVision are recognized globally as a quality software product and card processing system, respectively. The software is important to our global expansion.

We use a combination of technologies (including proprietary technology and technology obtained from third parties) to provide our products and services to our customers, and to remain competitive. We have various programs and procedures to protect our patents and other intellectual property rights. The patent protection associated with our systems and software expires at different times over the next one to 20 years.

Employees and Labor

At December 31, 2010, we employed approximately 24,500 employees, approximately 97% of which were full-time employees. The majority of the employees of our subsidiaries outside of the U.S. are subject to the terms of individual employment agreements. One of our wholly owned subsidiaries has approximately 1,400 employees in the United Kingdom, about 25% of whom are members of the Unite trade union. Employees of our subsidiaries in Vienna, Austria; Frankfurt, Germany; and Nürnberg, Germany are also represented by local works councils and a portion of the Frankfurt workforce is covered by a union contract. Certain employees of our Korean subsidiary are represented by a Labor-Management council. Employees in certain other countries are also covered by the terms of industry-specific national collective agreements. None of our employees are otherwise represented by any labor organization in the U.S. We believe that our relations with our employees and the labor organizations identified above are in good standing.

Our Executive Officers

See “Management” included elsewhere in this prospectus for a description of our executive officers and directors.

Government Regulations

Various aspects of our service areas are subject to U.S. federal, state and local regulation, as well as regulation outside the U.S. Failure to comply with regulations may result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of service, and/or the imposition of civil and criminal penalties, including fines. Certain of our services also are subject to rules promulgated by various payment networks, such as Visa, MasterCard and Discover, as more fully described below.

Dodd-Frank Act. In July 2010, the Dodd-Frank Act was signed into law in the United States. The Dodd-Frank Act will result in significant structural and other changes to the regulation of the financial services industry. Among other things, the Dodd-Frank Act imposes a new regulatory regime on card issuers by establishing a new executive agency within the Federal Reserve (known as the Consumer Financial Protection Bureau) to regulate consumer financial products and services (including many offered by our customers). Separately, under the Dodd-Frank Act, debit interchange transaction fees that a card issuer or payment card network receives or charges for an electronic debit transaction will now be regulated by the Federal Reserve Board and must be “reasonable and proportional” to the cost incurred by the card issuer in authorizing, clearing and settling the transaction. On June 29, 2011, the Federal Reserve Board published the final rules governing debit card interchange fees, and routing and exclusivity restrictions as well as a proposed rule governing the fraud prevention adjustment in response to Section 1075 of the Dodd-Frank Act. Effective October 1, 2011, debit interchange rates for card issuers with more than $10 billion of assets are capped at $.21 per transaction with an ad valorem component of 5 basis points to reflect a portion of the issuer’s fraud losses plus, for qualifying issuers, an additional $.01 per transaction in debit interchange for fraud prevention costs. In addition, the new regulations ban debit payment card networks from prohibiting an issuer from contracting with any other payment card network that may process an electronic debit transaction involving an issuers debit cards and prohibit card issuers and payment networks from inhibiting the ability of merchants to direct the routing of debit card transactions over any network that can process the transaction. On April 1, 2013, the ban on network exclusivity arrangements becomes effective for non-reloadable prepaid card and healthcare prepaid issuers. Additionally, each debit card issuer must participate in 2 unaffiliated networks beginning April 1, 2012 and each debit payment card network must comply with applicable exclusivity requirements by October 1, 2011. The Dodd-Frank Act provides two self-executing statutory provisions that became effective on July 22, 2010. The first provision allows merchants to set minimum dollar amounts (not to exceed $10) for the acceptance of a credit card (while federal governmental entities and institutions of higher education may set maximum amounts for the acceptance of credit cards). The second provision allows merchants to provide discounts or incentives to entice consumers to pay with an alternative payment method, such as cash, checks or debit cards. Finally, the Federal Reserve Board is required to develop regulations for additional oversight of certain systemically important financial institutions and non-bank financial companies. At this point it is unclear whether we would be subject to additional oversight. The impact of the Dodd-Frank Act on us is difficult to estimate as it will take some time for the market to react and adjust to the new regulations and because regulations need to be developed by the new Consumer Financial Protection Bureau with respect to consumer financial products and services.

Association and network rules. A number of our subsidiaries are subject to payment network rules of MasterCard, Visa and other associations. Several of our subsidiaries in the International segment are members of MasterCard and/or Visa in the countries where the subsidiaries do business and are subject to the rules of such associations. First Data Resources, LLC, First Data Merchant Services Corporation, and STAR Network, along with a number of our subsidiaries in the International segment are registered with Visa and/or MasterCard as service providers for member institutions. In those situations where we serve as a service provider to member institutions, we are not an issuer or an acquirer under Visa’s and MasterCard’s rules. In addition, First Data Canada Merchant Solutions ULC is a member of Interac and subject to its rules and First Data Global Services Limited is a subscriber to PULSE and is therefore subject to rules applicable to its members.

Our various subsidiaries are also processor level members of numerous debit and electronic benefits transaction (“EBT”) networks, such as Star Networks, Inc., Star Processing Inc., First Data Merchant Services Corporation, and Concord Transaction Services, LLC, or are otherwise subject to various network rules in connection with processing services and other services they provide to their customers and a number of our subsidiaries are providing processing and other services related to ATM deployment to customers. As such, we are subject to applicable card association, network and national scheme rules, which could subject us to a variety of fines or penalties that may be levied by the card associations, banking associations or networks for certain acts and/or omissions by us, our sponsorees, acquirer customers, processing customers and/or merchants. We mitigate this risk by maintaining an extensive card association and network compliance function. We are also subject to network operating rules promulgated by the National Automated Clearing House Association relating to payment transactions processed by us using the Automated Clearing House Network and to various state and Federal laws regarding such operations, including laws pertaining to EBT.

Cashcard Australia Limited (“Cashcard”) is a member of the Australian Consumer Electronic Clearing System (“CECS”), which is a debit payment system regulated by network operating rules established and administered by Australian Payments Clearing Association Limited and which facilitates the clearing and settlement of ATM payments in Australia and a member of EFTPOS Payments Australia Limited (“EPAL”), which is a debit payment system regulating Electronic Funds Transfer at Point of Sale (“EFTPOS”) payments in Australia. Cashcard is also a member of the ATM Access Company Limited and the EFTPOS Access Company Limited which respectively administers reciprocal access and interchange arrangements for ATMs and EFTPOS in Australia. The network operating rules, ATM Access Code and EFTPOS Access Code impose a variety of sanctions, including suspension or termination of membership and fines for non-compliance. Cashcard also operates our own network of members, regulated by rules promulgated by Cashcard, which facilitates access to CECS and EPAL for Cashcard’s member institutions. To enable Cashcard to settle in CECS direct with banks and financial institutions, Cashcard maintains an Exchange Settlement Account (“ESA”) which is supervised by the Reserve Bank of Australia through its delegate, the Australian Prudential Regulatory Authority (“APRA”), and which requires Cashcard to adhere to conditions imposed by APRA, such as maintaining a minimum balance in the ESA.

Our subsidiary in Germany, TeleCash GmbH & Co. KG (“TeleCash”), is certified and regulated as a processor for domestic German debit card transactions by the Zentraler Kreditausschuss (“ZKA”), the German banking association. Failure to comply with the technical requirements set forth by the ZKA may result in suspension or termination of services.

Banking regulation. Because a number of our subsidiary businesses, including card issuer processing, merchant processing and STAR Network businesses as well as those subsidiaries engaged in the business of ATM deployment, provide data processing services for financial institutions, they are subject to examination by the Federal Financial Institutions Examination Council, an interagency body comprised of the federal bank and thrift regulators and the National Credit Union Association and national regulatory bodies.

First Data Resources Limited (“FDRL”) in the United Kingdom is authorized and regulated by the Financial Services Authority (“FSA”). The FSA is the single regulatory authority for the full range of financial services in the United Kingdom, including banking, investment businesses, insurance and insurance mediation services. FDRL is authorized by the FSA to carry on an insurance mediation business for the purpose of selling card payment protection insurance to our issuer customers’ cardholders. As an FSA regulated firm, FDRL is required to meet certain prudential and conduct of business requirements.

In the European Union, Directive 2007/60 EG, the “Payment Services Directive,” was released by the European Parliament and by the Council on November 13, 2007, setting a framework for future regulation of bodies and corporations such as the national central banks, financial institutions, e-money institutes and payment institutions. The Payment Services Directive was implemented in most EU member states via national legislation effective November 1, 2009. As a result of the implementation of the Payment Services Directive, a number of our subsidiaries in the International segment have applied for a Payment Institution License in the countries where such subsidiaries do business, which would subject these entities to regulation and oversight in the applicable member state.

First Data Loan Company Canada (“FDLCC”), through which we conduct some of our merchant acquiring activities in Canada, is a Canadian loan company subject to regulation, examination and oversight by the Office of the Superintendent of Financial Institutions and to various provincial registration and licensing requirements. First Data Trust Company, LLC (“FDTC”), engages in trust activities previously conducted by the trust department of our former banking subsidiary. FDTC is subject to regulation, examination and oversight by the Division of Banking of the Colorado Department of Regulatory Agencies. These financial institution subsidiaries are also subject to various national and local banking and consumer protection laws and regulations that apply to the activities they conduct. Since FDTC is not a “bank” under the Bank Holding Company Act of 1956, as amended (“BHCA”), and FDLCC does not operate any banking offices in the U.S. or do business in the U.S., except such business as may be incidental to our activities outside the U.S., our affiliation with FDTC and FDLCC does not cause it to be regulated as a bank holding company or financial holding company under the BHCA.

TeleCheck Payment Systems Limited in Australia holds an Australian Financial Services License under Chapter 7 of the Corporations Act, which regulates the provision of a broad range of financial services in Australia. The license, issued by the Australian Securities and Investments Commission, entitles the Australian operations of TeleCheck to deal in and provide general financial product advice about our check guarantee and check verification product (which falls within the definition of a risk management product under the legislation). The License and the Act requires that TeleCheck’s Australian operations issue product documents that comply with specific content requirements and follow prescribed procedures failing which penalties apply.

Further, in our International segment, several subsidiaries provide services such as factoring or settlement that make them subject to regulation by local banking agencies, including the National Bank of Slovakia, the National Bank of Poland and the German Federal Financial Supervision Agency.

Privacy and information security regulations. Each of our segments provides services that may be subject to various state, federal and foreign privacy laws and regulations. Relevant federal privacy laws include the Gramm-Leach-Bliley Act, which applies directly to a broad range of financial institutions and indirectly (or in some instances directly) to companies that provide services to financial institutions. Relevant foreign privacy laws include Directive 95/46 EC of the European Parliament and of the Council of 24 October 1995, as such directive is implemented in each member state of the European Union, however each member state has its own data protection and privacy laws which in some cases may be more restrictive than the Directive and impose additional duties on companies regarding registration/notification requirements and handling/transfer of personal data; the Australian Privacy Act of 1988; and the Personal Information Protection and Electronic Documents Act in Canada. These laws and their implementing regulations restrict the collection, processing, storage, use and disclosure of personal information, requires notice to individuals of privacy practices and provides individuals with certain rights to prevent use and disclosure of protected information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. In addition, there are state laws restricting the ability to collect and utilize certain types of information such as Social Security and Driver’s License Numbers, etc. Certain state laws impose similar privacy obligations as well as, in certain circumstances, obligations to provide notification to affected individuals, state officers and consumer reporting agencies, as well as businesses and governmental agencies that own data, of security breaches of computer databases that contain personal information.

Credit reporting and debt collections regulations. TeleCheck Services Inc. (“TeleCheck”) is subject to the Federal Fair Credit Reporting Act (“FCRA”) and various similar state laws based on TeleCheck’s maintenance of a database containing the check-writing histories of consumers and the use of that information in connection with our check verification and guarantee services.

The collection business within TRS Recovery Services, Inc. (“TRS”) is subject to the Fair Debt Collection Practices Act and various similar state laws. TRS has licenses in a number of states in order to engage in collection in those states. In the United Kingdom, FDRL has a license under the Consumer Credit Act of 1974 (“CCA”) to enable it to undertake, among other things, debt administration and debt collections activities on behalf of our card issuing customers through calls and letters to the debtors. FDRL is also licensed under the CCA to carry on the activity of a consumer hire business for the purpose of leasing terminals to non-corporate merchants. The CCA establishes a comprehensive code of regulations for the origination, administration and enforcement of credit and hire agreements.

TeleCheck or TRS may become subject to further regulation in the future as legislatures and government agencies, both federal and state, enact additional legislation or issue regulations aimed at regulating collection activities, the collection, storage and use of data and databases regarding consumers. In particular, laws regulating activities with respect to current or emerging technology such as the use of automated dialers or pre-recorded messaging or calls to cellular phones could impair the collection by TRS of returned checks, including those purchased under TeleCheck’s guarantee services. Moreover, reducing or eliminating access to and use of information on drivers licenses, requiring blocking of access to credit reports or scores, mandating score or scoring methodology disclosure and proscribing the maintenance or use of consumer databases, including a consumer’s rights to affect the usable content of databases, could reduce the effectiveness of TeleCheck’s risk management tools or otherwise increase our costs of doing business. Such legislation could also affect the business of First Data Solutions, Inc., which provides access to non-FCRA data for identity verification and fraud-prevention purposes, by imposing new regulatory requirements or restricting the availability and completeness of consumer data.

In addition, several subsidiaries in our International segment are subject to comparable local laws regarding collection activities and obtaining credit reports.

Anti-money laundering and counter terrorist regulation. Our payment instrument businesses are subject to regulation by the U.S., including anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001 (collectively, the “BSA”). The BSA, among other things, requires money services businesses (such as money transmitters and the issuers of money orders and official checks) to develop and implement risk-based anti-money laundering programs, report large cash transactions and suspicious activity, and to maintain transaction records.

We are also subject to certain economic and trade sanctions programs that are administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC”) that prohibit or restrict transactions to or from or dealings with specified countries, their governments, and in certain circumstances, their nationals, and with individuals and entities that are specially-designated nationals of those countries, narcotics traffickers, and terrorists or terrorist organizations.

Similar anti-money laundering and counter terrorist financing and proceeds of crime laws apply to movements of currency and payments through electronic transactions and to dealings with persons specified in lists maintained by the country equivalents to the OFAC lists in several other countries and require specific data retention obligations to be observed by intermediaries in the payment process. Our businesses in those jurisdictions are subject to those data retention obligations.

We have developed and are enhancing global compliance programs to monitor and address legal and regulatory requirements and developments.

Money transmission and payment instrument licensing and regulation. We are subject to various U.S. federal, state and foreign laws and regulations governing money transmission and the issuance and sale of payment instruments.

In the U.S., most states license money transmitters and issuers of payment instruments. Many states exercise authority over the operations of our services related to money transmission and payment instruments and, as part of this authority, subject us to periodic examinations. Many states require, among other things, that proceeds from money transmission activity and payment instrument sales be invested in high-quality marketable securities prior to the settlement of the transactions. Such licensing laws also may cover matters such as regulatory approval of consumer forms, consumer disclosures and the filing of periodic reports by the licensee, and require the licensee to demonstrate and maintain levels of net worth. Many states also require money transmitters, issuers of payment instruments and their agents to comply with federal and/or state anti-money laundering laws and regulations.

Government agencies may impose new or additional rules on sales of payment instruments, including regulations which (i) impose additional identification, reporting or recordkeeping requirements; (ii) limit the entities capable of providing the sale of payment instruments; and (iii) require additional consumer disclosures.

Escheat regulations. We are subject to unclaimed or abandoned property (escheat) laws in the U.S. and abroad which require us to turn over to certain government authorities the property of others held by us that has been unclaimed for a specified period of time such as, in the Integrated Payment Systems business, payment instruments that have not been presented for payment or, in the Retail and Alliance Services segment, account balances that cannot be returned to a merchant following discontinuation of its relationship with us. A number of our subsidiaries hold property subject to escheat laws and we have an ongoing program to comply with those laws. We are subject to audit by individual U.S. states with regard to our escheatment practices.

Other. Stored-value services offered to issuers by First Data Prepaid Services (“FDPS”) in the U.S., and by First Data’s International businesses (“First Data International”) outside the U.S. are subject to various federal, state and foreign laws and regulations, which may include laws and regulations related to consumer and data protection, licensing, escheat, anti-money laundering, banking, trade practices and competition and wage and employment. For example, the Credit Card Accountability Responsibility and Disclosure Act of 2009 created new requirements applicable to general-use prepaid cards, store gift cards, and electronic gift certificates effective August 22, 2010, and the Federal Reserve Board published on March 23, 2010 final rules to amend

Regulation E with respect to such cards and electronic certificates effective August 22, 2010. These laws and regulations are evolving, unclear and sometimes inconsistent and subject to judicial and regulatory challenge and interpretation, and therefore the extent to which these laws and rules have application to, and their impact on, FDPS, First Data International, financial institutions, merchants or others is in flux. At this time we are unable to determine the impact that the clarification of these laws and their future interpretations, as well as new laws, may have on FDPS, First Data International, financial institutions, merchants or others in a number of jurisdictions. These services may also be subject to the rules and regulations of the various international, domestic and regional schemes, Networks and Associations in which FDPS, First Data International and the card issuers participate. These schemes, Networks or Associations may, generally in their discretion, modify these rules and regulations and such modifications could also impact FDPS, First Data International, financial institutions, merchants and others.

In addition, the Housing Assistance Tax Act of 2008 included an amendment to the Internal Revenue Code that requires information returns to be made for each calendar year by merchant acquiring entities and third-party settlement organizations with respect to payments made in settlement of payment card transactions and third-party payment network transactions occurring in that calendar year. This requirement to make information returns applies to returns for calendar years beginning after December 31, 2010. Reportable transactions are also subject to backup withholding requirements. We could be liable for penalties if we are not in compliance with the new regulations. In addition, these new regulations will require us to incur additional costs to modify our systems so that we provide compliant services but may also provide opportunities for us to offer additional revenue producing services to our customers.

Legal Proceedings

From time to time, we are involved in various litigation matters arising in the ordinary course of our business. None of these matters, either individually or in the aggregate, currently is material to us except the matter reported below.

ATM Fee Antitrust Litigation

On July 2, 2004, Pamela Brennan, Terry Crayton, and Darla Martinez filed a class action complaint on behalf of themselves and all others similarly situated in the United States District Court for the Northern District of California against us, our subsidiary Concord EFS, Inc., and various financial institutions (“Brennan”). Plaintiffs claim that the defendants violated antitrust laws by conspiring to artificially inflate foreign ATM fees that were ultimately charged to ATM cardholders. Plaintiffs seek a declaratory judgment, injunctive relief, compensatory damages, attorneys’ fees, costs and such other relief as the nature of the case may require or as may seem just and proper to the court. Five similar suits were filed and served in July, August and October 2004, two in the Central District of California (Los Angeles), two in the Southern District of New York, and one in the Western District of Washington (Seattle). All cases were transferred to the Northern District Court of California and the Court consolidated all of the ATM interchange cases pending against the defendants in Brennan (referred to collectively as the “ATM Fee Antitrust Litigation”).

On August 3, 2007, Concord filed a motion for summary judgment seeking to dismiss plaintiffs’ per se claims. On March 24, 2008, the Court entered an order granting the defendants’ motions for partial summary judgment. On February 2, 2009, the plaintiffs filed a Second Amended Complaint and on April 6, 2009, the defendants filed a Motion to Dismiss the Second Amended Complaint. On September 4, 2009, the Court entered an order dismissing the Second Amended Complaint and, on October 16, 2009, the plaintiffs filed a Third Amended Complaint. The defendants filed a motion to dismiss the Third Amended Complaint on November 13, 2009. On June 21, 2010, the Court partially dismissed plaintiffs’ Third Amended Complaint and ordered the parties to brief a summary judgment on an alternative claim by plaintiffs. On September 16, 2010, the Court entered an order granting defendants’ motion for summary judgment, dismissing all of the claims against the defendants except for the claims for equitable relief. The Court granted judgment in favor of the defendants, dismissing the case on September 17, 2010. On October 14, 2010, the plaintiffs appealed the summary judgment.

We believe the complaints are without merit and intend to vigorously defend them.

Properties

As of June 30, 2011, we and our subsidiaries owned or leased 75 domestic properties and 90 international properties. These facilities are used for operational, sales and administrative purposes, and are substantially all currently being utilized.

	Leased Facilities		Owned Facilities
	No.	Sq. Ft.	No.	Sq. Ft.
Facilities in the United States
Retail and Alliance Services	28	990,249	8	935,310
Financial Services	21	755,208	8	1,331,987
All Other and Corporate	6	592,406	4	322,502
International Facilities
International	78	1,107,090	12	427,041

Retail and Alliance Services’ principal operations are conducted in Melville, New York; Hagerstown, Maryland; Coral Springs, Florida; and Houston, Texas. The principal operations for Financial Services are located in Omaha, Nebraska; Wilmington, Delaware; Maitland, Florida; and Chesapeake, Virginia. The principal operations for International are located in Basildon, United Kingdom; Frankfurt, Germany; Athens (Kryoneri), Greece; Sydney, Australia; and Buenos Aires, Argentina. Our All Other and Corporate facilities include our corporate offices in Atlanta, Georgia and Greenwood Village, Colorado.

We believe that our facilities are suitable and adequate for our current business; however, we periodically review our space requirements and may acquire new space to meet the needs of our businesses or consolidate and dispose of or sublet facilities which are no longer required.

MANAGEMENT

As of September 1, 2011, our executive officers and directors were as follows:

Name	Age	Position
Jonathan J. Judge	57	Chief Executive Officer and Director
Peter W. Boucher	57	Executive Vice President
John Elkins	59	Executive Vice President and Chief Marketing Officer
Kevin M. Kern	56	Executive Vice President and Chief Technology Officer
Edward A. Labry III	48	Executive Vice President
David R. Money	56	Executive Vice President, General Counsel and Secretary
Ray E. Winborne	43	Executive Vice President and Chief Financial Officer
James R. Fisher	56	Director
Joe W. Forehand	63	Director and Chairman of the Board
Henry R. Kravis	67	Director
Scott C. Nuttall	38	Director
Tagar C. Olson	34	Director

Jonathan J. Judge has been our Chief Executive Officer and a member of the Board since October 2010. Mr. Judge previously served as the President and Chief Executive Officer of Paychex, Inc. from October 2004 to July 2010. He also served as President and Chief Executive Officer of Crystal Decisions, Inc., a software company providing business intelligence solutions, from October 2002 through December 2003. Mr. Judge is a director of PMC-Sierra, Inc. and serves as a member of the Upstate New York Regional Advisory Board of the Federal Reserve Bank of New York.

Peter W. Boucher joined us as Executive Vice President of Human Resources in April 2006. From March 2003 to March 2006 he was Senior Vice President of Janus Capital Group. Mr. Boucher joined Citigroup, Inc. in January 1998 and served as Senior Human Resources Officer, Corporate Center until December 2002.

John Elkins joined us as Executive Vice President and Chief Marketing Officer in September 2009. In January 2011 he was appointed interim head, and, in March 2011, President, of our business outside North America, including the Asia Pacific, Europe, Middle East and Africa, and Latin America regions. Prior to joining us, Elkins served as a senior advisor to McKinsey & Company from November 2007 to September 2009. He also previously served as Executive Vice President and Chief Marketing Officer for Visa International from April 2003 to November 2007. Elkins is the founder and former Chairman and CEO of FutureBrand, a worldwide corporate brand, retail, industrial and packaging strategy and design consultancy.

Kevin M. Kern has been Executive Vice President of Global Operations and Technology and our Chief Technology Officer since May 2010. Mr. Kern was a Senior Vice President from February 2009 until May 2010. Prior to joining us, he served as the Chief Information Officer of Unisys from September 2006 until November 2008 and the Chief Information Officer of Computer Associates from July 2004 until August 2006.

Edward A. Labry III has been Executive Vice President since February 2006 and President, First Data—North America since January 2011. Mr. Labry was President, Retail and Alliance Services from February 2009 until January 2011 and President, First Data USA from September 2007 to February 2009. He served as our President of Commercial Services from January 2006 to September 2007. From May 2005 to January 2006 he was President of our Prepaid Services business and from February 2004 to May 2005 he was special assistant to our Chairman. Mr. Labry joined Concord EFS, Inc., in 1985 and served as President at the time we acquired Concord EFS, Inc. He is a board member of Dixon Gallery and Gardens, Hutchison School and Cumberland University.

David R. Money has been Executive Vice President, General Counsel and Secretary since February 2007. Mr. Money was Vice President and General Counsel of Alta Health Strategies from November 1990 to October 1995 when Alta Health Strategies was acquired by us. He filled a series of increasingly responsible positions in our General Counsel’s Office until being promoted to General Counsel-Level A in March 2001 and Deputy General Counsel in March 2004. Mr. Money was named our acting general counsel in June 2006 and was subsequently named Executive Vice President, General Counsel and Secretary in February 2007. Prior to November 1990, Mr. Money was a partner in the law firm of Jones, Waldo, Holbrook and McDonough in Salt Lake City, Utah.

Ray E. Winborne has been our Executive Vice President and Chief Financial Officer since November 2010. Previously, Mr. Winborne was our acting Chief Financial Officer from May 2010 until November 2010 and our Senior Vice President and Controller from September 2009 until November 2010. He was the Senior Vice President-Finance and Controller of Delta Air Lines Inc. from April 2007 to September 2009 and served as the Senior Vice President, CFO Southeast Region for AT&T, Inc. from January 2007 to April 2007. Prior to that time, Mr. Winborne held various positions in the finance group of BellSouth Corporation from January 1999 to December 2006, most recently serving as BellSouth’s Controller. From 1990 to 1999, Mr. Winborne was employed by the public accounting firm PricewaterhouseCoopers LLP.

James R. Fisher has been a member of the Board since September 2007. He was Chairman and Chief Executive Officer of Bristol West Holdings, Inc. from September 2000 through June 2006 and was Executive Chairman of the board of Bristol West Holdings, Inc. from July 2006 through June 2007. Mr. Fisher was a director of Alea Group Holdings (Bermuda) Ltd. from December 2001 through June 2007, and was a director of Willis Group Holdings, Limited from November 1998 through April 2006. Mr. Fisher has been the managing member of Fisher Capital Corp. L.L.C. since March 1997. From 1986 through March 1997, Mr. Fisher held various executive positions at American Re Corporation, including Senior Vice President and Chief Financial Officer. Currently, Mr. Fisher serves as a trustee of the American Foundation for the Blind and The National World War II Museum. Mr. Fisher is a trustee of Lafayette College in Easton, Pennsylvania and also serves as Vice President of the John W. Petrella Student Scholarship Fund. Mr. Fisher is also a member of the Strategic Advisory Board of Oneshield, Inc.

Joe W. Forehand has been a member of the Board since September 2009 and Chairman of the Board since March 2010. Mr. Forehand was our interim Chief Executive Officer from March 2010 until October 2010. In his more than 30 years with Accenture Ltd., Mr. Forehand served as the CEO from 1999 until 2004, prior to that, as chief executive of the Communications and High Technology Operating Group, and as Chairman of the board of directors of Accenture Ltd. from 2001 until 2006. Mr. Forehand is a member of the Portfolio Management Committee for KKR and has also been involved with KKR’s growth and emphasis on the technology industry sector.

Henry R. Kravis has been a member of the Board since September 2009. Mr. Kravis, a pioneer of the private equity industry, co-founded KKR in 1976. For over thirty years, Mr. Kravis, along with KKR co-founder George Roberts, has led KKR in our growth into a leading global alternative asset manager. He is actively involved in managing KKR and serves on the Investment and Portfolio Management Committees. Prior to co-founding KKR, Mr. Kravis was in the Corporate Finance Department of Bear Stearns & Company from 1969 to 1976. During this time, he, along with George Roberts and Jerome Kohlberg, pioneered the use of leverage in acquisitions. Mr. Kravis earned a B.A. in Economics from Claremont McKenna College and an M.B.A. from the Columbia University Graduate School of Business. He currently serves as a director or trustee of several cultural and educational institutions, including the Partnership for New York City, Mount Sinai Hospital, WNET.ORG (New York public television stations Thirteen—WNET and WLIW21), Columbia Graduate School of Business (where he is Chairman of the board), Rockefeller University, and Claremont McKenna College. Mr. Kravis is co-chairman of the New York City Investment Fund (NYCIF), a non-profit organization he founded in 1996 to create jobs and help small businesses in New York City. At Claremont McKenna College, he founded the Kravis Leadership Institute and established the Kravis Prize in Leadership, which is awarded annually to an international, non-profit organization that demonstrates leadership, creativity, and sustainability. Mr. Kravis also serves on the board of the Council on Foreign Relations.

Scott C. Nuttall has been a member of the Board since September 2007 and is a Member of KKR. Mr. Nuttall joined KKR in 1996 and heads KKR’s Global Capital and Asset Management Group which includes the Client and Partner Group, KKR Capital Markets and KKR Asset Management. He has played a significant role in KKR’s private equity investments in Alea Group Holdings, Amphenol, Bristol West Holdings, Capmark Financial, First Data Corporation, KinderCare Learning Centers, Legg Mason, Masonite International, Walter Industries and Willis Group. Mr. Nuttall is currently a member of the board of directors of Capmark Financial Group, KKR Financial Holdings and Legg Mason. Previously, he has been a member of the board of directors of Willis Group Holdings Ltd and Amphenol Corporation. He is actively involved in funds affiliated with KKR, including KKR Private Equity Investors and KKR Financial Holdings, and is a member of KKR’s Management Committee. Prior to joining KKR, he was with the Blackstone Group where he was involved in numerous merchant banking and merger and acquisition transactions. He received a B.S., summa cum laude, from the University of Pennsylvania.

Tagar C. Olson has been a member of the Board since September 2007. Mr. Olson joined KKR in 2002 and is currently a member of KKR’s Financial Services industry team. He has played a significant role in the investments in Capmark Financial (formerly GMAC Commercial Holdings), First Data Corporation, Legg Mason, KSL Holdings, Masonite International, Visant and Yellow Pages Group. Currently, he is on the board of directors of Capmark Financial Group, KSL Holdings, and Visant. Prior to joining KKR, Mr. Olson was with Evercore Partners Inc., where he was involved in a number of private equity transactions and mergers and acquisitions. He holds a B.S. and B.A.S., summa cum laude, from the University of Pennsylvania.

Our Governance, Compensation and Nominations Committee (the “Committee”) identifies individuals qualified to become members of the Board and recommends to the Board nominees for election as directors at each annual meeting of shareholders and to fill vacancies on the Board. The Committee looks for certain qualities common to all Board members, including integrity, collegiality, and ability and willingness to make a commitment to us. When considering whether directors and nominees have the experience, qualifications, attributes and skills, the Committee and the Board focused primarily on the information discussed in each of the directors’ individual biographies set forth above. In particular, with regard to Mr. Judge, the Board considered his strong background in the technology sector and significant expertise and background as president and chief executive officer of both private and publicly traded companies. With regard to Mr. Fisher, the Board considered his strong finance background. With regard to Mr. Forehand, the Board considered his many years experience at a publicly held consulting and technology services company, including service as chairman of the board. With regard to Mr. Kravis, the Board considered his significant experience and expertise in private equity investments. With regard to Mr. Nuttall, the Board considered his broad perspective brought by Mr. Nuttall’s involvement in KKR’s diverse investments and his extensive knowledge of our business and capital structure through his involvement since the 2007 merger. With regard to Mr. Olson, the Board considered his expertise in the financial services industry and his extensive knowledge of our business and capital structure through his involvement since the 2007 merger.

Code of Ethics for Senior Financial Officers

We have adopted a Code of Ethics for Senior Financial Officers which applies to our Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer. The Code is available on our web site at www.firstdata.com under “About First Data,” “Investor Relations,” “Corporate Governance.”

Audit Committee Financial Expert and Recommendation of Directors

Our Audit Committee consists of Messrs. Fisher, Nuttall and Olson. The Board of Directors has determined that Mr. Fisher is an audit committee financial expert as defined by regulations of the Securities and Exchange Commission. Mr. Fisher is not independent due to his affiliation with various KKR related entities. We do not have procedures by which security holders may recommend nominees to our board of directors.

EXECUTIVE COMPENSATION

Introduction

In 2010, the Committee based funding for executive incentives on a comprehensive view of company performance, including financial and strategic achievements. During 2010, the Committee rewarded employees, including our senior executives for: (i) improved customer satisfaction; (ii) new product innovation; (iii) improved efficiencies generated by globalization of operations and organizational streamlining; and (iv) execution of numerous significant client conversions. This successful overall performance was tempered by financial results which, as measured by adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization), were behind 2009 levels.

During 2010, we solidified our executive team with the addition of Jonathan J. Judge as Chief Executive Officer (“CEO”) in October and the appointment of Ray E. Winborne as Chief Financial Officer in November. Effective March 31, 2010, Joe W. Forehand was appointed Chairman of the Board of Directors. He also successfully served as interim Chief Executive Officer between March 31 and September 30, 2010.

We remain committed to a compensation philosophy, strategy, and process that incent and rewards long-term company performance. Details of the compensation philosophy and programs are addressed within the appropriate sections of the following discussion.

Role of the Committee

The Committee reviews and approves all aspects of our non-equity compensation programs for our executive officers. Specifically, under our charter, the Committee is tasked with:

•	establishing our compensation philosophy;

•	evaluating performance and setting compensation for our executive officers;

•	overseeing regulatory compliance with respect to compensation matters; and

•	delegating to and monitoring various subcommittees with responsibility for administrative and legal compliance for retirement and benefit plans.

During 2010, the Committee was comprised of Messrs. Nuttall and Kravis. Mr. Forehand also was a member of the Committee until becoming the interim Chief Executive Officer. All of the foregoing individuals are affiliated with KKR and, therefore, not deemed independent Directors.

The equity compensation provided to the senior executives of the Company are approved by the Governance, Compensation and Nominations Committee (the “Holdings Committee”) of First Data Holdings Inc. (“Holdings”), our parent corporation (the “Committee” and the “Holdings Committee” together referred to as the “Committees”). The Holdings Committee is comprised of the same individuals as are members of the Committee.

Role of Management

Our management provides information, data, analysis, updates and recommendations to the Committee. Specifically, management provides recommendations on pay levels for executive officers other than the CEO as well as the design of all compensation and benefit plans. Finally, management is responsible for the administration of our executive compensation programs and policies.

Executive Compensation Program Objectives

Executive Compensation Philosophy

Our executive compensation philosophy and corresponding pay practices are designed to create a strong incentive for our executives to achieve our financial and strategic objectives, resulting in increased value for shareholders.

Alignment of the executives’ interests with the interest of shareholders is created via a primary emphasis on equity compensation, followed by a secondary emphasis on annual incentive compensation. Other than base pay, we offer few non-performance based elements of compensation, such as executive benefits and perquisites.

When considering the design of our compensation plans, incentive plan funding schemes, and individual compensation decisions, the Committee carefully considers each of the following five guiding principles of our executive compensation programs. These objectives work together to bring an appropriate balance to our compensation programs and have remained a consistent guide for the Committee over the last several years.

•	Align compensation opportunities with creation of increased shareholder value

•	Facilitate equity ownership

•	Pay for individual and company performance

•	Drive behaviors consistent with our core values

•	Pay at a competitive market position

Align Compensation Opportunities with Creation of Increased Shareholder Value

The Committee places a great emphasis on the alignment of compensation with increased shareholder value. The annual cash incentive and equity plans described below are the primary means which drive this alignment.

Our long-term incentive structure is designed to provide value to executives only if they achieve long-term value creation. Thus, the Committee views this compensation structure as a strong incentive to drive company performance. In addition, this structure mitigates incentives to create short-term value at the expense of long-term value, and ensures alignment between long-term shareholder and executive interests.

Facilitate Equity Ownership

The 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates (the “2007 Equity Plan”) facilitates significant equity ownership by executive officers. The 2007 Equity Plan allows for executive officers to purchase shares of stock and receive matching grants of stock options in Holdings. The Holdings Committee believes that by requiring a personal investment in Holdings, the 2007 Equity Plan is a powerful mechanism to facilitate equity ownership and closely align executive and shareholder interests. Beginning in 2011, the Holdings Committee expects to make an annual equity grant to executives to further reinforce this alignment.

Pay for Individual and Company Performance

At First Data Corporation, annual cash incentives are contingent on individual and company performance while long-term equity incentives are completely contingent on the creation of shareholder value. Together, these elements of compensation reinforce the relationship between pay and performance.

Drive Behaviors Consistent with Our Core Values

We are entrusted with highly sensitive and confidential customer information and therefore require the highest level of integrity from our employees. During 2010, we updated our vision, mission and core values to reflect our purpose, long-term vision and the global employee attitudes and attributes that drive our success in the marketplace. Our five core values are: Put Customers First, Empower our People, Act with Integrity, Deliver Excellence and Enjoy the Journey.

Executive behavior is considered by the Committee when determining annual executive incentive awards and all other compensation decisions. Furthermore, our annual objectives and strategies are closely aligned with our vision, mission and values. Success against these objectives and strategies is a key consideration in the Committee’s evaluation of overall company performance.

Pay at a Competitive Market Position

We and the Committee review our executive compensation practices and targets against a peer group of companies on an annual basis. Our current competitive positioning and the impact future decisions may have on such positioning are evaluated. The peer group reflects direct business competitors and companies with which we compete for talent.

In 2010, Frederic W. Cook & Company, Inc. (“FW Cook”) was hired as an independent consultant to recommend an updated peer group. FW Cook also provided compensation data for our peer group and an analysis of our competitive positioning. The Committee reviews this information to ensure our compensation programs enable us to attract and retain top executive talent.

Our 2010 peer group is comprised of direct competitors, frequently identified peer companies to our direct competitors, and other companies deemed comparable to us in terms of industry, pay practices, revenue and market value. The 2010 peer group includes the following 21 companies:

• Accenture	• ADP	• American Express
• Capital One Financial	• Computer Sciences Corp.	• Discover Financial
• eBay	• Fidelity Nat’l Info Services	• Fifth Third Bancorp
• Fiserv	• Mastercard	• PNC Financial Services
• SAIC	• SLM Corp.	• State Street Corp.
• SunTrust Banks	• Symantec Corp.	• Total System Services
• Visa	• Western Union	• Yahoo!

Competitive benchmarks for each of our executive officers are created by utilizing available information disclosed in proxy statements of these companies in combination with generally available market compensation survey information. It is important to note that compensation data from non-peer group companies is also given significant consideration since we also recruit talent from organizations outside the payments industry.

In order to successfully attract and retain top performing executives, we aim to provide base pay and short-term cash incentive opportunities at approximately the 75th percentile of our peer group companies. Consistent with our strong pay-for-performance philosophy, this above-median total cash positioning allows the company to make a larger portion of each executive’s cash compensation performance-based relative to peers. As a privately held company, competitive cash compensation programs are required for us to attract and retain top talent due to the uncertain time horizon and lack of liquidity associated with our equity-based compensation vehicles. Equity-based compensation is typically the largest compensation component for executives at our peer companies.

As a private company, the Committee recognizes that evaluating our total compensation and long-term annual compensation levels against public company peers is challenging. Whereas executives at peer companies typically receive annual stock and option grants, the foundation of our long-term incentive program (more fully described below) is structured around a purchase of shares by each executive and a proportional one-time grant of options. Due to the structure of our long-term incentive compensation and the liquidity restrictions associated with non-public equity, traditional comparisons to public company annual equity grant values and total direct compensation levels are not easily made.

Elements of Compensation

Compensation for our executive officers is delivered through:

•	base salary;

•	annual cash incentives;

•	equity;

•	perquisites; and

•	retirement plans.

Base Salary

Base salary forms the foundation of our compensation program. Base salaries for executives reflect market competitive levels (as described above) and factors unique to each executive such as scope of responsibilities, individual skill set, experience level, time in role, individual performance, pay relative to internal peers and overall value to us. Another factor that may influence base salary levels is an executive’s base salary prior to employment by us and the level of compensation required to recruit the executive.

On October 1, 2010, Mr. Judge was hired as CEO by us with a base pay of $1,500,000, based on his breadth and depth of experience, competitive market pay and the importance of the role in driving our future strategy and success.

Mr. Winborne was promoted on November 10, 2010 to the role of Chief Financial Officer with a base pay of $575,000 based on the criticality of the role to us, competitive market pay and his promotion to the role.

Mr. Labry’s base pay was increased to $1,000,000, effective October 1, 2010, to reflect the strong performance of the Retail and Alliance Services business under Mr. Labry’s leadership and the relative size and importance of that segment to our overall success. On January 13, 2011, Mr. Labry became the leader of our entire North American business in the Retail and Alliance Services and Financial Services segments.

During the annual pay review process which included consideration of individual performance, salary increase trends and competitive market pay for each executive position, Mr. Winborne received an increase to $600,000 (4.4% increase), Mr. Money received an increase to $525,000 (10.4% increase) and Mr. Boucher received an increase to $550,000 (4.8%). Aside from the pay adjustments listed above, the Committee has not approved any other executive pay increases for 2011. Current base salary levels for named executive officers are as follows:

	Base Salary as of December 31, 2010	Base Salary as of March 1, 2011
Jonathan J. Judge	$1,500,000	$1,500,000
Ray E. Winborne	$575,000	$600,000
Edward A. Labry III	$1,000,000	$1,000,000
David R. Money	$475,000	$525,000
Peter W. Boucher	$525,000	$550,000

Annual Cash Incentives

Plan Design and Mechanics

Executive officers are eligible to receive a performance-based annual cash incentive under our Senior Executive Incentive Plan (“SEIP”). SEIP payouts to executive officers are based on target annual cash incentive levels established by the Committee, company performance and individual performance in areas such as attainment of company or business unit strategic objectives. The SEIP is an essential element of our compensation program because the awards are earned on a pay-for-performance basis.

At the beginning of 2010, the Committee approved target bonus levels for all executive officers. The Committee also approved a fully discretionary funding structure for 2010 for the SEIP. This structure was deemed most appropriate to ensure the Committee maintained the discretion and ability to appropriately incent and reward the performance of each executive based upon all factors relevant to evaluation of company and individual performance, including, but not limited to: EBITDA and revenue attainment, execution of our strategy, accomplishment of our key objectives, attainment of service level and/or other operating objectives, attainment of individual objectives and demonstrated leadership behaviors.

In accordance with Internal Revenue Code Section 409A, annual bonuses earned for a fiscal year are paid prior to March 15th of the following year. This allows sufficient time to review company financial performance and conduct individual performance reviews prior to determining award levels.

Determination of 2010 Awards

The 2010 awards paid in February 2011 to executive officers under the SEIP were determined by the Committee after careful evaluation of First Data Corporation and executive performance during 2010. The Committee considered both financial and strategic results during the year in determining SEIP funding for 2010. The Committee established an 85% funding level for the SEIP based on a combination of strong progress and accomplishments in key strategic areas such as customer service, product development and operational efficiency, and financial results dampened by a small decrease in adjusted EBITDA compared to the prior year.

The Committee awarded each executive 85% of their individual incentive target for the year, with the exception of Mr. Judge, who received a pro rata bonus payment for 2010, per his employment agreement.

	2010 SEIP Target	SEIP Funding Percent	2010 SEIP Payout
Jonathan J. Judge(1)	$567,123	n/a	$567,123
Ray E. Winborne(2)	$438,904	85%	$373,068
Edward A. Labry III(3)	$1,015,625	85%	$863,281
David R. Money	$475,000	85%	$403,750
Peter W. Boucher	$525,000	85%	$446,250

(1)	Mr. Judge’s target is prorated based on his hire date of October 1, 2010.
(2)	Mr. Winborne’s target is prorated based on his target bonus level prior to, and following, his appointment as Chief Financial Officer on November 10, 2010.
(3)	Mr. Labry’s target is prorated based on his bonus target prior to, and following, his October 1, 2010 base pay and SEIP target increase.

Determination of 2011 Targets and Funding

When establishing executive officer target award levels under the SEIP, the Committee considers multiple factors including: our 75th percentile target level for annual cash incentives, each executive’s base salary level and the scope and responsibilities of each executive’s position. For 2011, the Committee concluded that the annual cash incentive targets for our executive officers met all our compensation objectives and should remain unchanged from 2010 levels on a percentage of base pay basis. Incentive targets for 2011 for each named executive officer are as follows:

	2011 SEIP Target as a % of Base Pay	2011 SEIP Target in $
Jonathan J. Judge	150%	$2,250,000
Ray E. Winborne	100%	$600,000
Edward A. Labry III	125%	$1,250,000
David R. Money	100%	$525,000
Peter W. Boucher	100%	$550,000

At the beginning of 2011, the Committee approved a discretionary funding mechanism for the SEIP for the 2011 plan year. The Committee will determine the funding level at our discretion at the end of the year after considering our 2011 financial performance and performance against key metrics and objectives aligned to the following six pillars of our strategy: Customers, Profitable Revenue Growth, Products and Technology, Global Business, Operational Improvement and Leadership.

Equity

The equity compensation program is intended to align long-term compensation opportunities with the interests of beneficial shareholders. Specifically, the purpose of the 2007 Equity Plan is to promote our long-term financial interests and growth by:

•	attracting and retaining executives with the experience and abilities required to make a substantial contribution to our success;

•	rewarding executives for long-term commitment and the creation of value over the long-term;

•	motivating executives by means of growth-related incentives tied to achievement of long range goals; and

•	aligning the interests of our executives with those of our majority beneficial shareholders.

2007 Equity Plan

The 2007 Equity Plan allows executives to invest in Holdings by purchasing shares of common stock. For each share of stock purchased, a proportional amount of stock options are granted. In January 2008, the Holdings Committee approved share purchases and option grants for Messrs. Labry, Money and Boucher. Mr. Judge purchased 1,333,334 shares and was granted 4,000,000 options following his hire in October 2010. During 2010, Mr. Winborne purchased 50,000 shares and was granted 112,500 options. Subsequent to his appointment as CFO, in February 2011, the Holdings Committee approved an additional purchase of 283,333 shares by Mr. Winborne and granted him an additional 887,500 options.

The Committee believes that this plan design consisting of: (1) personal investments by senior executives in Holdings stock with a long holding period, (2) making a proportional one-time grant of stock options with a relatively long five year vesting period, and (3) performance-based vesting requirements on one half of all options granted, is an effective approach to align the interests of executives and shareholders, as well as maximize teamwork, retention and motivation within the executive team.

2010 Equity Awards

During 2010, the Committees took steps to bolster the retention and motivational value of our executive equity compensation plan. These actions were pursued to address: (1) a potentially extended time horizon until liquidity for executive shareholders; (2) impact on the value of outstanding options due to a decrease in the fair market value of shares from $5.00 to $3.00 at the end of 2008; (3) recognition of strong performance by the executive team in a challenging environment; (4) desire to create an equitable compensation opportunity between long-service and more recently hired executives. The first two of these factors were a direct result of the U.S. and worldwide economic weakness attributable to the financial crisis which began in 2008 and therefore not correlated with executive performance.

Actions taken by the Committees in May 2010 impacting executive shareholders at the time included: (1) granting shares of restricted stock; (2) modifying outstanding time-vested options with a $5.00 strike price to a $3.00 strike price; (3) cancelling outstanding performance options with a $5.00 strike price and reissuing them with a revised performance target schedule and a $3.00 strike price; (4) granting additional time-vested and performance-vested options proportional to the number of shares of restricted stock granted; and (5) making a cash payment proportional to the size of the original investment of each executive. Messrs. Labry, Money and Boucher all participated in each of these actions. The restricted shares and options granted to Messrs. Labry, Money and Boucher are listed in the Grants of Plan-Based Awards Table. The cash payment is recorded in the Bonus column of the Summary Compensation Table.

The restrictions on the restricted stock awards granted in May 2010 will lapse upon a qualified public offering, a Change in Control or other Liquidity Event as defined in the 2007 Equity Plan and certain termination events (including a Not for Cause involuntary termination) as contained in the Form of Restricted Stock Award

Agreement (the “Restricted Stock Award”), a copy of which was filed as Exhibit 10.2 to the Form 8-K filed on May 25, 2010. The restrictions on a percentage of the awards will also lapse upon a partial sale of the equity of Holdings that does not constitute a Change in Control per the terms of the Restricted Stock Award and the Sale Participation Agreement. The shares of restricted stock may not be sold or otherwise transferred prior to the lapse of the restrictions.

Vesting of time-vested options whose strike price was modified was not affected; these options will continue to vest in five equal annual installments on September 24, 2008, 2009, 2010, 2011 and 2012. Newly issued time-vested options granted to Messrs. Labry, Money and Boucher will become vested in five equal annual installments on May 12, 2011, 2012, 2013, 2014 and 2015. Both the re-issued and the newly issued performance-vested options granted to Messrs. Labry, Money and Boucher will vest upon achievement of the following EBITDA target thresholds if they are met in any fiscal year between January 1, 2010 and December 31, 2013. 25% will vest if EBITDA of $2.8 billion is achieved; 75% will vest if EBITDA of $3.1 billion is achieved; 100% will vest if EBITDA of $3.4 billion is achieved.

Option grants made to Mr. Judge and Mr. Winborne during 2010 and to Mr. Winborne in 2011 consisted of half time-vested options and half performance-vested options. Time-vested options granted to Mr. Judge will become vested in five equal annual installments on October 1, 2011, 2012, 2013, 2014 and 2015. Time-vested options granted to Mr. Winborne in 2010 will become vested in five equal annual installments on June 23, 2011, 2012, 2013, 2014 and 2015. Time-vested options granted to Mr. Winborne in February 2011 will become vested in five equal annual installments on November 10, 2011, 2012, 2013, 2014 and 2015. All performance-vested options granted to Messrs. Judge and Winborne are subject to the same EBITDA-based performance vesting schedule described above.

2011 Equity Awards

In 2011, the Holdings Committee implemented an annual equity grant program for our executives in order to maintain an overall market competitive total compensation structure and promote long-term retention of key talent. Annual grants will be made on a discretionary basis, with amounts determined in the sole discretion of the Holdings Committee based on each executive’s role and performance, as well as our market compensation philosophy described above. Per Mr. Judge’s employment agreement, his annual equity award has a target value of $1,000,000. Equity awards made under this structure will be made under the 2007 Equity Plan.

General Provisions for Options and Purchased Shares under the 2007 Equity Plan

Vesting of all time options is fully accelerated upon a Change in Control or a Liquidity Event, as defined in the 2007 Equity Plan. Vesting of all performance options is fully accelerated upon a Change in Control or a Liquidity Event only if one of the following conditions is also met: (a) the Sponsor IRR (as defined in the 2007 Equity Plan) is achieved, or (b) the Sponsor Return (as defined in the 2007 Equity Plan) is achieved.

If an option holder terminates employment with us for any reason, options granted prior to 2010 are subject to call rights by Holdings until the earlier of September 24, 2012, or a Change in Control or a Liquidity Event, as defined in the 2007 Equity Plan. Options granted in 2010 are subject to call rights by Holdings until a Change in Control or a Liquidity Event, as defined in the 2007 Equity Plan.

If an option holder’s employment is terminated due to death, Disability, Good Reason or not for Cause (as defined in each option agreement the 2007 Equity Plan), call rights may be exercised by Holdings on vested options for an amount equal to the product of (1) the excess, if any, of the fair market value on the repurchase calculation date over the option exercise price and (2) the number of vested options. In this event, shares obtained through previous option exercises may also be called at the fair market value share price. In the event of death or Disability, the option holder has a put right to require Holdings to purchase vested options for the difference of the fair market value and the option exercise price.

If the option holder’s employment is terminated voluntarily by the option holder or by us for Cause, call rights may be exercised by Holdings on vested options at the lesser of the fair market value share price or the option exercise price. In this event, shares obtained through previous option exercises may also be called at the lesser of the fair market value share price or the original purchase price. This provision greatly enhances the retention of executives who participate in the 2007 Equity Plan by eliminating all potential option gains for executives who voluntarily terminate prior to a Liquidity Event.

Shares of purchased stock held by executives may not be sold prior to the later of September 24, 2012. However, if a public offering occurs before September 24, 2012, a pro rata portion of shares equal to the percentage of equity offered to the public will become unrestricted. If a shareholder’s employment is terminated voluntarily or due to Death, Disability, Good Reason or Not for Cause (as defined in the 2007 Equity Plan), call rights may be exercised on purchased shares at the fair market value share price. In the event of Death or Disability, the shareholder has a put right to sell shares back to Holdings at the fair market value share price.

If the shareholder’s employment is terminated for Cause (as defined in the 2007 Equity Plan), call rights may be exercised on purchased shares at the lesser of the fair market value share price or the original purchase price.

Grant Process

Equity grants made during 2010 under the 2007 Equity Plan were made at the then-current fair market value on the date of each grant respectively. Fair market value was determined by the full Holdings Board at the time of grant. Equity grants were made on the date the grants were approved by the Committee.

Perquisites

Reimbursement for relocation and moving expenses and an annual stipend for personal financial planning are offered to our executive officers. Executives are also authorized to use the corporate aircraft for personal purposes in limited instances.

Our relocation program is required to attract and retain top talent in a competitive environment. The program ensures a new or transferred executive can transition into their new work location as quickly and efficiently as possible.

The financial planning benefit is provided as a fixed dollar benefit, grossed-up to cover taxes on the benefit. For the Chief Executive Officer, the benefit is $20,000 per year. For all other executives, the benefit is $20,000 in their first year as an executive officer and $10,000 in each subsequent year.

Competitive analysis indicates that the relocation and financial planning benefits are comparable to what is offered by a majority of companies with whom we compete for talent. The Committee reviews the appropriateness of perquisites provided to executive officers on an annual basis.

Retirement Plans

In 2010, all employees in the U.S., including executive officers, were eligible to participate in the First Data Corporation ISP. The ISP is a qualified 401(k) plan designed to comply with Internal Revenue Service (“IRS”) safe harbor rules. We maintain the ISP to allow employees to save for their retirement on a pre-tax basis and provide company contributions to help employees build retirement savings. We offer the ISP not only because it is a market competitive practice, but it is critical to provide a vehicle for our employees to save for retirement.

We match 100% of employee deferrals up to 3% of eligible pay and 50% of employee deferrals on the next 1% of eligible pay. Eligible pay includes base and incentive compensation and is capped by IRS limitations applicable to qualified plans. Our contributions become 100% vested after 2 years of service and there is no service requirement to begin receiving company matching contributions.

We do not currently offer defined benefit plans to new employees, nor do we offer non-qualified retirement plans to our executive officers.

Severance and Change in Control Agreements

In general, we do not enter into employment agreements with employees, including our executive officers, except in the case of Messrs. Judge and Labry. A description of these agreements, including the severance and Change in Control provisions applicable to Mr. Judge, is provided below. All current executive officers serve at the will of the Board.

We believe that reasonable and appropriate severance and Change in Control benefits are necessary in order to be competitive in our executive attraction and retention efforts. Our severance benefits are equivalent to those typically found in other companies and reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. Information regarding applicable payments under such agreements for the named executive officers is provided in the Severance Benefit table.

In September 2007, we restated our Severance/Change in Control Policy (the “Policy”). The Policy provides for the payment of benefits to executive officers upon severance from us and/or upon a change of control.

The Policy is intended to promote uniform treatment of senior executives who are involuntarily terminated other than for Cause or who voluntarily leave us for Good Reason, as defined under the 2007 Equity Plan. Under the Policy, no benefits are provided based solely on a Change in Control. The Policy provides for payment of the following severance benefits:

(i)	A cash payment equal to the executive officer’s base pay plus target bonus multiplied by 2.

(ii)	A cash payment equal to the executive officer’s prorated bonus target for the year of termination.

(iii)	A cash payment equal to the financial planning benefits to which the executive officer would have been entitled to during the two years following termination.

(iv)	Continuation of medical, dental and vision benefits coverage for a period of 2 years, with a portion of the costs of the benefits paid by the executive officer.

(v)	A “Gross Up Payment” is made if it is determined that any Internal Revenue Code Section 280G parachute payments provided by us to or, on behalf of, an eligible executive would be subject to the excise tax imposed by Internal Revenue Code Section 4999. The Gross-Up Payment is an amount so that after payment of all taxes, the eligible executive retains an amount equal to the excise tax imposed by Internal Revenue Code Section 4999. Executives are eligible for this benefit regardless of whether their employment is terminated following a Change in Control.

As a condition to receiving severance benefits under the Policy, all employees are required to release us and our employees from all claims they may have against us and them and agree to a number of restrictive covenants which are structured to protect us from potential loss of customers or employees and to prohibit the release of confidential company information.

Other Benefit Plans

All executive officers are also eligible to participate in the employee benefit plans and programs generally available to our employees, including participation in our matching gift program and coverage under our medical, dental, life and disability insurance plans.

Employment Agreements with Our Executives

Letter Agreement with Mr. Judge

We and Holdings have entered into an employment agreement with Mr. Judge effective as of October 1, 2010 (the “Employment Agreement”). A copy of the Employment Agreement was filed on the Form 8-K filed on September 28, 2010. The Employment Agreement provides for an initial five year term and automatic one-year extensions after such time unless terminated by either party with prior written notice.

Under the terms of the Employment Agreement, Mr. Judge was paid a signing bonus of $5,000,000 and will earn an annual base salary of $1,500,000, which base salary may be increased but not decreased; receive a prorated guaranteed annual bonus for 2010 based on a full-year target annual bonus of $2,250,000, provided that he is employed on the payment date; and thereafter be eligible to earn a performance based annual bonus in a target amount equal to 150% of his then current base salary. Mr. Judge will be eligible to receive executive perquisites, fringe and other benefits consistent with what is provided to our other executive officers, reimbursement for relocation expenses and use of private aircraft. In addition, Mr. Judge will be eligible to participate in our 401(k), medical, dental, short and long-term disability, and life insurance plans.

Upon termination of Mr. Judge’s employment by us without “Cause” (other than due to death or Disability), by Mr. Judge for “Good Reason” or due to our non-renewal of the employment term, conditioned upon the execution and effectiveness of a release of claims against us and our affiliates and in addition to certain accrued amounts, Mr. Judge will be entitled to (i) payment, in installments ratably over a 24 month period, of two times the sum of his base salary and the average of his target annual bonus for the current and immediately preceding years (provided, that if Mr. Judge’s employment is terminated by him for “Good Reason” following a “change of control” within two years following such change of control, the payment will be made in a lump sum cash payment), (ii) a monthly amount equal to the applicable COBRA premiums until the earlier of the end of the 24 month period or the date on which Mr. Judge becomes eligible to receive comparable benefits from a subsequent employer for Mr. Judge and his eligible dependants, (iii) a pro rata portion of the full annual bonus that would have otherwise been payable in respect of such year if he had remained employed through such year and (iv) a pro rata amount of the cash value of the annual equity awards (as discussed below) that would otherwise have been granted to Mr. Judge for such year.

Pursuant to the terms of the Employment Agreement, Mr. Judge is subject to covenants not to: (i) disparage us or interfere with existing or prospective business relationships, (ii) disclose confidential information, (iii) solicit certain of our employees and (iv) compete. In the event of an alleged material breach of the covenant not to solicit certain of our employees and not to compete, any unpaid severance amounts will be suspended until a final determination has been made that Mr. Judge has in fact materially breached such covenants at which time the right to any further payment is forfeited.

In addition, pursuant to the terms of the Employment Agreement, we agree that during the term of the Employment Agreement and for a period of two years thereafter, we will continue for Mr. Judge’s benefit the tax-gross up provided under the First Data Severance/Change in Control Policy as in effect as of the date of the Employment Agreement.

Employment Agreement with Mr. Labry

In connection with our merger with Concord EFS, Inc., on April 1, 2003 an employment agreement was entered into with Edward A. Labry III, President, First Data – North America. The agreement provided Mr. Labry’s compensation for the initial employment period and that he may be eligible for additional compensation under certain First Data Corporation plans or arrangements. Under the agreement, Mr. Labry agreed not to compete with us, or solicit any of our employees or customers, during his employment with us and twelve months thereafter. The initial employment period was February 26, 2004 through February 26, 2006. However, the agreement automatically extends for additional thirty (30) day periods unless either party gives notice to the other party fifteen (15) days before the end of an employment period. As of the date hereof, neither party has provided notice to terminate the agreement.

Tax and Accounting Considerations

During 2010, Internal Revenue Code Section 162(m) limitations on tax deductibility of compensation did not apply to us as our common stock is not registered or publicly traded. The Committee has not considered Internal Revenue Code Section 162(m) deductibility limitations in the planning of 2011 compensation since they do not apply.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Fisher	40,000	0	0	0	0	0	40,000
Joe W. Forehand(1)	10,000	0	0	0	0	0	10,000
Henry R. Kravis	40,000	0	0	0	0	0	40,000
Scott C. Nuttall	40,000	0	0	0	0	0	40,000
Tagar C. Olson	40,000	0	0	0	0	0	40,000

(1)	Mr. Forehand received compensation as a non-employee director of Holdings and participated in the 2008 Non-Employee Director Deferred Compensation Plan through March 31, 2010. Compensation received between April 1, 2010 and December 31, 2010 is reported as direct employee income.

Our Directors do not receive compensation. However, all of our Directors are also Directors of our parent company, Holdings. The Board of Directors of Holdings has approved an annual cash retainer for each non-employee director of Holdings, other than Mr. Forehand, of $40,000 per year. Mr. Forehand will receive a non-executive Chairman compensation package from Holdings consisting of $800,000 per year payable in monthly installments and an annual bonus determined at the discretion of the Holdings Committee, with a target amount of $800,000.

All Directors other than Mr. Forehand are eligible to defer up to 100% of their retainer in the First Data Holdings Inc. 2008 Non-Employee Director Deferred Compensation Plan and each such Director elected to defer 100% of their retainer earned in 2010. Deferrals in the Non-Employee Director Deferred Compensation Plan track the value of shares of Holdings and are payable to participants only upon separation from service or death. Mr. Forehand deferred his compensation as a non-employee director of Holdings and participated in the 2008 Non-Employee Director Deferred Compensation Plan through March 31, 2010. Mr. Forehand is not eligible to defer compensation under the plan in 2011.

Reimbursements

Directors are reimbursed for their expenses incurred in attending Board, committee and shareholder meetings, including those for travel, meals and lodging. Directors are also reimbursed for their expenses incurred in attending director education programs.

Indemnification

Our Certificate of Incorporation provides that we shall indemnify and hold harmless each director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($) (5)	Total ($)
Jonathan J. Judge,	2010	$375,000	$5,567,123	$0	$6,304,000	$0	$0	$147,997	$12,394,120
Chief Executive Officer(6)

Michael D. Capellas,	2010	300,000	450,000	0	0	0	0	2,904,293	3,654,293
Former Chairman & Chief Executive Officer(6)	2009	1,200,000	900,000	0	5,160,000	0	0	1,064,627	8,324,627
	2008	1,200,000	0	0	38,864,570	1,260,000	0	147,071	41,471,641

Joe W. Forehand,	2010	973,077	1,675,000	501,000	3,852,200	0	0	235,397	7,236,674
Chairman & Former Chief Executive Officer(6)

Ray E. Winborne,	2010	479,744	613,068	0	187,088	0	0	38,603	1,318,503
Executive Vice President & Chief Financial Officer(7)

W. Patrick Shannon,	2010	350,000	0	0	0	0	0	3,619,241	3,969,241
Former Executive Vice President & Chief Financial Officer(7)	2009	220,321	250,000	0	0	0	0	33,303	503,624

Edward A. Labry III,	2010	812,500	2,113,281	3,750,000	14,002,500	0	0	65,634	20,743,915
Executive Vice President	2009	750,000	528,750	0	3,225,000	0	0	238,269	4,742,019
	2008	750,000	0	0	21,870,000	656,250	0	138,000	23,414,250

David R. Money,	2010	475,000	653,750	750,000	2,934,188	0	0	25,682	4,838,620
Executive Vice President	2009	475,000	237,500	0	591,250	0	0	25,225	1,328,975
	2008	475,000	0	0	4,009,500	332,500	0	24,347	4,841,347

Peter W. Boucher,	2010	525,000	646,250	600,000	2,347,350	0	0	26,870	4,145,470
Executive Vice President	2009	525,000	262,500	0	473,000	0	0	25,536	1,286,036
	2008	525,000	0	0	3,207,600	367,500	0	22,721	4,122,821

David G. Yates,	2010	166,739	0	0	0	0	0	4,380,681	4,547,420
Former Executive Vice President (8)	2009	717,016	448,140	0	118,250	0	30,163	340,827	1,654,396
	2008	648,620	0	1,545,300	3,280,255	612,146	37,544	513,600	6,637,465

(1)	In 2010, payouts under the Senior Executive Incentive Plan were discretionarily determined by the Committee and are therefore reported as bonus rather than non-equity incentive plan compensation. Mr. Judge received a sign-on bonus of $5,000,000. Mr. Capellas received a $450,000 pro rata portion of his 2010 bonus target. Mr. Winborne received a cash bonus of $240,000 related to his service as interim Chief Financial Officer. Non-incentive cash payments were also made to Messrs. Labry, Money and Boucher in the amount of $1,250,000, $250,000 and $200,000 respectively.
(2)	The table reflects the grant date fair value of all restricted shares used for financial reporting purposes and awarded under the 2007 Equity Plan. For further information on stock awards granted in 2010, see the Grant of Plan-Based Awards Table.
(3)	The table reflects the grant date fair value of all stock options used for financial reporting purposes and awarded under the 2007 Equity Plan. The table also reflects the financial reporting value of previously issued stock options which were modified during 2010. See Note 13 to the Consolidated Financial Statements included in this prospectus for the year ended December 31, 2010 for a discussion of the relevant assumptions used in calculating grant date fair value. For further information on options granted in 2010, see the Grant of Plan-Based Awards Table.
(4)	Mr. Yates participates in the Defined Benefit Section of the First Data Resources Limited Pension Scheme in the United Kingdom. However, there was no increase in the actuarial value of his benefits during 2010. During 2010, no executive officer participated in a Non Qualified Deferred Compensation plan.
(5)	Full explanation of these amounts is provided in the Perquisite and Personal Benefits Table and accompanying footnotes.
(6)	Mr. Forehand replaced Mr. Capellas as Chief Executive Officer on March 31, 2010 on an interim basis. Mr. Judge began serving as Chief Executive Officer on October 1, 2010. Mr. Forehand continues to serve as Chairman of the Board of Directors.
(7)	Mr. Winborne was appointed as acting Chief Financial Officer, replacing Mr. Shannon, effective May 25, 2010 and was appointed Chief Financial Officer on November 10, 2010.
(8)	Mr. Yates last day employed with First Data was March 31, 2010. Mr. Yates’ compensation was paid in Euros and has been converted to U.S. dollars using the following rates for each year in which such compensation is reported: 2008 = 1.403; 2009 = 1.438; 2010=1.340.

PERQUISITE AND PERSONAL BENEFITS

Name	Year	Financial Planning ($)(1)	Employee Stock Purchase Plan ($)	Defined Contribution Plans ($)(2)	Non Qualified Deferred Compensation Earnings ($)	Life Insurance ($)(3)	Tax Gross Up Payments ($)(4)	Severance Payments ($)(5)	Relocation Benefits ($)	Other Compensation ($)(6)	Total ($)
Jonathan J. Judge	2010	$20,000	$0	$5,625	$0	$613	$20,091	$0	$5,000	$96,668	$147,997

Michael D. Capellas	2010	0	0	8,575	0	1,226	1,026	0	1,949,813	943,653	2,904,293
	2009	20,000	0	8,575	0	4,902	410,561	0	606,227	14,362	1,064,627
	2008	20,000	0	6,900	0	2,622	34,197	0	11,369	71,983	147,071

Joe W. Forehand	2010	20,000	0	8,575	0	4,703	19,596	0	0	182,523	235,397

Ray E. Winborne	2010	20,000	0	8,575	0	420	9,608	0	0	0	38,603

W. Patrick Shannon	2010	0	0	8,575	0	634	0	3,610,032	0	0	3,619,241
	2009	20,000	0	3,500	0	195	9,608	0	0	0	33,303

Edward A. Labry III	2010	10,000	0	8,575	0	1,260	8,267	0	0	37,532	65,634
	2009	10,000	0	8,575	0	1,260	80,970	0	125,000	12,464	238,269
	2008	10,000	0	8,050	0	1,260	17,850	0	0	100,840	138,000

David R. Money	2010	10,000	0	8,575	0	2,193	4,914	0	0	0	25,682
	2009	10,000	0	8,575	0	1,173	5,477	0	0	0	25,225
	2008	10,000	0	8,050	0	1,173	5,124	0	0	0	24,347

Peter W. Boucher	2010	10,000	0	8,575	0	2,451	5,844	0	0	0	26,870
	2009	10,000	0	8,575	0	2,451	4,510	0	0	0	25,536
	2008	10,000	0	6,900	0	1,311	4,510	0	0	0	22,721

David G. Yates	2010	0	0	16,637	0	0	0	4,318,236	0	45,808	4,380,681
	2009	10,000	0	70,300	0	7,276	93,056	0	115,044	45,151	340,827
	2008	10,000	0	60,186	0	1,153	40,535	0	363,151	38,575	513,600

(1)	Executive officers are eligible to receive an annual cash benefit for personal financial planning. These benefits are grossed-up for taxes and the gross-up payment is reported in the Tax Gross Up Payments column.
(2)	For all Executives, excluding Mr. Yates, this column represents company contributions in the First Data Corporation ISP, a qualified 401(k) plan. The ISP is described in the Compensation Discussion and Analysis. For Mr. Yates, values represent company contributions to the Global Service Retirement Plan (“GSRP”). Mr. Yates no longer participates in the GSRP.
(3)	Includes the value of imputed income on life insurance premiums paid by us.
(4)	For 2010, amounts include all tax gross up payments related to financial planning, personal corporate aircraft usage and relocation. These amounts are respectively as follows: Mr. Judge $9,608/$6,795/$3,688; Mr. Capellas $0/$1,026/$0; Mr. Forehand $9,608/$9,988/$0; Mr. Winborne $9,608/$0/$0; Mr. Labry $4,804/$3,463/$0; Mr. Money $4,510/$404/$0; Mr. Boucher $4,510/$1,334/$0.
(5)	Mr. Shannon and Mr. Yates both received benefits under the First Data Corporation Severance/Change in Control Policy.
(6)	Mr. Capellas received $900,000 for post-employment consulting services. Mr. Yates received $24,124 as a housing allowance and $21,684 in tax equalization payments. Messrs. Judge, Capellas, Forehand and Labry also received value from personal use of corporate aircraft in the amounts of $96,668, $43,653, $182,523 and $37,532 respectively. These amounts represent the incremental cost associated with the personal use of the aircraft by each of the named executive officers. The calculation of incremental cost for personal use of the corporate aircraft includes the average hourly variable costs of operating the aircraft for the year attributed to the named executive officer’s personal flight activity.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plans(1)	Estimated Future Payouts Under Equity Incentive Plans(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)	Market Close Price per Share ($)
Jonathan J. Judge	11/10/2010				2,000,000	$3.00	$3,152,000	$3.00
	11/10/2010				2,000,000	3.00	3,152,000	3.00

Joe W. Forehand	4/9/2010				1,000,000	3.00	1,687,000	3.00
	5/19/2010				500,000	3.00	839,000	3.00
	5/19/2010				500,000	3.00	839,000	3.00
	12/23/2010			167,000			501,000	3.00
	12/23/2010				300,000	3.00	487,200	3.00

Ray E. Winborne	6/23/2010				56,250	3.00	93,544	3.00
	6/23/2010				56,250	3.00	93,544	3.00

Edward A. Labry III	5/19/2010			1,250,000			3,750,000	3.00
	5/19/2010				5,625,000	3.00	9,438,750	3.00
	5/19/2010				1,875,000	3.00	3,146,250	3.00

David R. Money	5/19/2010			250,000			750,000	3.00
	5/19/2010				1,125,000	3.00	1,887,750	3.00
	5/19/2010				468,750	3.00	786,563	3.00

Peter W. Boucher	5/19/2010			200,000			600,000	3.00
	5/19/2010				900,000	3.00	1,510,200	3.00
	5/19/2010				375,000	3.00	629,250	3.00

(1)	No executive officers were eligible for any Non-Equity or Equity Incentive Plans during 2010.
(2)	Grants reflected in this column are grants of Restricted Stock made under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and our Affiliates. All restricted shares granted in 2010 vest only upon the lapse of transfer restrictions under the 2007 Equity Plan.
(3)	Grants reflected in this column are grants of Stock Options made under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and our Affiliates. For Messrs. Judge, Winborne, Labry, Money and Boucher, the first option grant listed vests contingent upon attainment of EBITDA thresholds in any fiscal year through 2013 as follows, 25% if $2.8 billion is attained, 75% if $3.1 billion is attained and 100% if $3.4 billion is attained. The second option grant listed vests in equal annual installments over a five year period from the following dates: Mr. Judge October 1, 2010; Mr. Winborne January 1, 2010; Messrs. Labry, Money and Boucher May 12, 2010.

Grants for Mr. Forehand vest as follows: the April 9 grant vests in equal annual installments over a three year period beginning March 31, 2010; the first May 19 grant vests based on the same performance conditions described above; the second May 19 grant vests in equal annual installments over a five year period beginning January 1, 2010; the December 23 grant vests in equal annual installments over a three year period beginning December 23, 2010.

Also, on May 19, 2010, the strike price on all time-vested options granted to Mr. Labry, Mr. Money and Mr. Boucher in 2008 was modified from $5.00 to $3.00. The number of options modified and incremental financial reporting cost was respectively: Mr. Labry 3,750,000/$1,417,500; Mr. Money 687,500/$259,875; Mr. Boucher 550,000/$207,900. The value of these modifications is included in the Option Awards column of the Summary Compensation Table.

(4)	Grant Date Fair Value for restricted stock and options is based on their valuation for financial reporting purposes at the time of grant.

Equity Awards

All stock options granted in 2010 were granted under the 2007 Equity Plan. The grant price was determined at the time of grant by the Board, pursuant to their authority under the plan, to be $3.00.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
Name	Company(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- exercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jonathan J. Judge			2,000,000
	Holdings	0		0	3.00	11/20/2020
			2,000,000
	Holdings	0		0	3.00	11/20/2020

Joe W. Forehand			1,000,000
	Holdings	0		0	3.00	4/9/2020
	Holdings	0	500,000	0	3.00	5/19/2020
	Holdings	0	500,000	0	3.00	5/19/2020
	Holdings	0	300,000	0	3.00	12/23/2020
	Holdings						167,000	501,000

Ray E. Winborne	Holdings	0	56,250	0	3.00	6/23/2020
	Holdings	0	56,250	0	3.00	6/23/2020

Edward A. Labry III			1,500,000
	Holdings	2,250,000		0	3.00	9/24/2017
	Holdings		1,500,000
		375,000		0	3.00	9/23/2019
	Holdings		5,625,000
		0		0	3.00	5/19/2020
	Holdings		1,875,000
		0		0	3.00	5/19/2020
	Holdings						1,250,000	3,750,000
	WU	292,000	0	0	26.28	2/22/2011
	WU	328,500	0	0	41.62	3/4/2012
	WU	30,000	0	0	19.07	12/8/2014
	WU	200,000	0	0	20.65	2/22/2016

David R. Money	Holdings	412,500	275,000	0	3.00	9/24/2017
	Holdings	68,750	275,000	0	3.00	9/23/2019
	Holdings		1,125,000
		0		0	3.00	5/19/2020
	Holdings	0	468,750	0	3.00	5/19/2020
	Holdings						250,000	750,000
	WU	60,000	0	0	18.77	2/6/2012
	WU	1,620	0	0	19.22	3/6/2012
	WU	30,000	0	0	17.78	2/12/2014
	WU	30,000	0	0	19.07	12/8/2014
	WU	30,000	0	0	20.01	2/8/2016
	WU	25,000	0	0	18.31	8/8/2016

Peter W. Boucher	Holdings	330,000	220,000	0	3.00	9/24/2017
	Holdings	55,000	220,000	0	3.00	9/23/2019
	Holdings	0	900,000	0	3.00	5/19/2020
	Holdings	0	375,000	0	3.00	5/19/2020
	Holdings						200,000	600,000
	WU	100,000	0	0	21.64	4/17/2016

(1)	Western Union equity awards were granted under the 1992 and/or 2002 First Data Corporation Long-Term Incentive Plans in connection with the spin-off of Western Union from us in September 2006. At that time, one option of Western Union was granted for each First Data Corporation option held and strike prices were adjusted accordingly to provide equivalent value. All unvested Western Union Equity Awards became fully vested on September 24, 2007. All Holdings equity awards were granted under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and our Affiliates.
(2)	Option vesting terms are described in footnote 3 of the Grants of Plan-Based Awards Table.
(3)	Restricted Stock Award vesting terms are described in footnote 2 of the Grants of Plan-Based Awards Table. Market value of the shares is based on the per share price as of December 31, 2010, as determined by the Board of Directors for purposes of the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and our Affiliates.

OPTION EXERCISES AND STOCK VESTED

		Option Awards		Stock Awards
Name	Company	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David G. Yates(1)	Holdings	0	0	154,530	463,590

(1)	Table reflects pro rata vesting of Restricted Stock Units held by Mr. Yates. Vesting of these units was triggered by his involuntary departure without Cause, per the terms of the award under the 2007 Equity Plan. No other executives exercised options or had vesting restrictions lapse on stock awards.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David G. Yates	First Data Resources Limited Pension Scheme	4.17	$128,452	n/a

During 2010, other than Mr. Yates, no executive officers participated in either a qualified or non qualified defined benefit plan sponsored by us. Mr. Yates is a participant in the Defined Benefit Section of the First Data Resources Limited Pension Scheme, a plan which provides pension benefits to a broad-based group of participants in the United Kingdom. However, he is no longer accruing credited service in this section of the plan. Plan details are provided below.

We calculate the present values shown on the table using: (i) the same discount rates it uses for calculations for financial reporting purposes; and (ii) each plan’s earliest unreduced retirement age based on the participant’s age and service. The present values shown in the table reflect post-retirement mortality, based on the financial reporting valuation assumptions, but do not include an assumption of pre-retirement termination, mortality, or disability. Financial reporting valuation assumptions for the Defined Benefit Section of the First Data Resources Limited Pension Scheme include: 5.5% discount rate and Standard Light SAPS S1 tables with future improvements in line with the CMI core projections model, with a 1% per year trend from 2002 onwards.

Defined Benefit Section of the First Data Resources Limited Pension Scheme (“UK Pension Plan”)

The UK Pension Plan provides a lifetime annuity benefit at normal retirement equal to 1/60 of pensionable earnings for each year of pensionable service, with a deduction of 1/40 of the basic state pension payable to a single person at Normal Retirement Date for each year of pensionable service.

Pensionable earnings are the annual rate of a participant’s basic remuneration and bonuses, subject to statutory limitations. Normal retirement is age 65 for any participant who joined the scheme after March 1, 1992. Participants may elect to receive an actuarially reduced immediate pension as soon as age 50 with the consent of both us and the Trustees.

Benefits are normally payable as an annuity; however, a lump sum that does not exceed 25 percent of the participant’s benefit under the UK Pension Plan is permissible. Benefit options include joint and survivor options for both spouses and children. Pension cost of living increases occur each year for participants in payment status at a rate equal to the lesser of five percent or the annual increase rate of the Index of Retail Prices published by the Department of Employment (or other such suitable index selected by the Trustees).

NON QUALIFIED DEFERRED COMPENSATION

During 2010, no executive officers participated in a non qualified deferred compensation plan.

SEVERANCE BENEFITS(1)

Name	Cash Payments ($) (2)	Health & Welfare Benefits ($) (3)	Financial Planning ($) (4)	Unvested Stock Options ($) (5)	Unvested Restricted Stock ($) (6)	Estimated 280G Tax Gross Up ($)	Total ($)
Jonathan J. Judge	7,500,000	22,254	40,000	0	0	0	7,562,254
Ray E. Winborne	2,400,000	23,272	20,000	0	0	0	2,443,272
Edward A. Labry III	4,500,000	22,010	20,000	0	3,750,000	0	8,292,010
David R. Money	2,100,000	23,220	20,000	0	750,000	0	2,893,220
Peter W. Boucher	2,200,000	22,254	20,000	0	600,000	0	2,842,254

(1)	Benefits are determined based on an assumed termination date of December 31, 2010 and the terms of the First Data Corporation Severance/Change in Control Policy, effective September 24, 2007 and amended in 2008. Executive officers are eligible to receive benefits under this plan following 3 months of service and in the event of an involuntary termination without Cause, or due to death or Disability, or in the event of a voluntary termination for Good Reason.
(2)	Represents two times the sum of each executive’s base salary and target bonus as of December 31, 2010.
(3)	Represents the company-paid portion of medical, dental and vision benefits for each executive for a period of two years.
(4)	Represents the cash value of the financial planning benefit for each executive for a period of two years.
(5)	Stock Option vesting is not accelerated under any of the severance scenarios.
(6)	The terms of the Restricted Stock Awards issued to Messrs. Labry, Money and Boucher during 2010 provide that the entire award shall vest following a severance-eligible departure from First Data Corporation.

Executive officers participate in the First Data Corporation Severance/Change in Control Policy (the “Policy”), which was most recently restated in 2007 and further amended in 2008 to incorporate legislative changes under Internal Revenue Code Section 409A. The Policy provides for the payment of benefits to executive officers upon severance from us and/or upon a change of control.

The Policy is intended to promote uniform treatment of senior executives who are involuntarily terminated other than for cause or who voluntarily leave us for Good Reason as defined under the 2007 Incentive Plan for Key Employees of First Data Corporation and our Affiliates. Under the Policy, no benefits are provided based solely on a Change in Control. The Policy provides for payment of the following severance benefits:

1.	A cash payment equal to the executive officer’s base pay plus target bonus multiplied by 2.

2.	A cash payment equal to the executive officer’s prorated bonus target for the year of termination.

3.	A cash payment equal to the financial planning benefits to which the executive officer would have been entitled to during the two years following termination.

4.	Continuation of medical, dental and vision benefits coverage for a period of 2 years, with a portion of the cost of the benefits paid by the executive officer.

5.	A “Gross Up Payment” is made if it is determined that any Internal Revenue Code Section 280G parachute payments provided by us to, or on behalf of, an eligible executive would be subject to the excise tax imposed by Internal Revenue Code Section 4999. The Gross Up Payment is an amount so that after payment of all taxes the eligible executive retains an amount equal to the Excise Tax imposed by Internal Revenue Code Section 4999. Executives are eligible for this benefit regardless of whether their employment is terminated following a Change in Control.

As a condition to receiving severance benefits under the Policy, all employees are required to release us and our employees from all claims they may have against them and agree to a number of restrictive covenants which are structured to protect us from potential loss of customers or employees and prohibit the release of confidential company information.

The actual payments under the Policy are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates.

Compensation Committee Interlocks and Insider Participation

None of our Committee members have been an officer or employee at any time. During 2010, we had no compensation committee interlocks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Equity Compensation Plan Information

We do not have any compensation plans under which our common stock may be issued. First Data Holdings Inc., our parent company, has adopted the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and our Affiliates. The following table contains certain information regarding options, warrants or rights under the plan as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	78,443,914	$3.00	22,534,125
Equity compensation plans not approved by security holders	—	—	—

Total	78,443,914	$3.00	22,534,125

Beneficial Ownership

All of our outstanding stock is held by First Data Holdings Inc. The following table sets forth, as of December 31, 2010, the beneficial ownership of common stock of First Data Holdings Inc. by each person known by us to beneficially own more than 5% of the equity securities of First Data Holdings Inc., each director, each Named Executive Officer and all directors and executive officers as a group. Unless otherwise indicated in the footnotes to this table, we believe that each person has sole voting and investment power of the shares.

Name	Number of Shares Beneficially Owned (1,2,6)	Percent of Class
New Omaha Holdings L.P.(3)	1,266,800,220	98%
Jonathan J. Judge	1,333,334	*
Peter W. Boucher	785,000	*
Edward A. Labry III(4)	5,125,000	*
David R. Money	981,250	*
Ray E. Winborne	344,583	*
James R. Fisher	—	*
Joe W. Forehand	766,666	*
Henry R. Kravis (3), (5)	—	*
Scott C. Nuttall(5)	—	*
Tagar C. Olson(5)	—	*
All directors and executive officers as a group (12 persons)	10,032,916	*

*	Less than one percent
(1)	The number of shares reported includes shares covered by options that are exercisable within 60 days of March 1, 2011 as follows: Mr. Boucher, 385,000; Mr. Forehand, 433,333; Mr. Labry, 2,625,000; Mr. Money, 481,250; Mr. Winborne, 11,250; and all directors and executive officers as a group, 4,099,583.
(2)	No shares are pledged as security except for 2,370,000 held by Mr. Labry.

(3)

New Omaha Holdings L.P. is a limited partnership in which investment funds associated with Kohlberg Kravis Roberts & Co. L.P. and other co-investors own the limited partner interests. New Omaha Holdings LLC is the general partner of New Omaha Holdings L.P. KKR 2006 Fund L.P. is the sole member of New Omaha Holdings LLC. KKR Associates 2006 L.P. is the general partner of KKR 2006 Fund L.P. KKR 2006 GP LLC is the general partner of KKR 2006 Associates L.P. KKR Fund Holdings L.P. is the designated member of KKR 2006 GP LLC. KKR Fund Holdings GP Limited is a general partner of KKR Fund Holdings L.P. KKR Group Holdings L.P. is a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited. KKR Group Limited is the sole general partner of KKR Group Holdings L.P. KKR & Co. L.P. is the sole shareholder of KKR Group Limited. KKR Management LLC is the sole general partner of KKR & Co. L.P. Henry R. Kravis and George R. Roberts are the designated members of KKR Management LLC. In addition, Messrs. Kravis and Roberts have been designated as managers of KKR 2006 GP LLC by KKR Fund Holdings L.P. In such capacities, each of the aforementioned entities and individuals may be deemed to have voting and dispositive power with respect to the shares held by New Omaha Holdings L.P. but each such entity and individual disclaims beneficial ownership of the shares held by New Omaha Holdings L.P. The address of each of the entities listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.

(4)	Includes the Labry Family Trust-2002 holdings of 130,000 shares and 136,500 additional shares covered by options that are exercisable within 60 days. Mr. Labry disclaims beneficial ownership of any shares owned directly or indirectly by the Labry Family Trust-2002, except to the extent of his pecuniary interest therein.
(5)	Each of Messrs. Kravis, Nuttall and Olson is a member of our board of directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of our affiliates. Each of Messrs. Kravis, Nuttall and Olson disclaim beneficial ownership of the shares held by New Omaha Holdings L.P.
(6)	No shares were beneficially owned by Messrs. Capellas, Shannon and Yates.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Policies Regarding the Approval of Transactions with Related Parties

Under our Director Code of Conduct, each director must report to our General Counsel upon learning of any prospective transaction or relationship in which the director will have a financial or personal interest (direct or indirect) that is with us, involves the use of our assets, or involves competition against us (consistent with any confidentiality obligation the director may have). The General Counsel must then advise the Board of any such transaction or relationship and the Board must pre-approve any material transaction or relationship.

Under our Code of Conduct, executive officers may not use their personal influence to get us to do business with a company in which they, their family members or their friends have an interest. In situations where an executive officer is in a position of influence or where a conflict of interest would arise, the prior approval of the General Counsel is required.

Certain Relationships and Related Transactions

We have a management agreement with affiliates of KKR (the “Management Agreement”) pursuant to which KKR provides management, consulting, financial and other advisory services to us. Pursuant to the Management Agreement, KKR receives an aggregate annual management fee and reimbursement of out-of-pocket expenses incurred in connection with the provision of services. The Management Agreement has an initial term expiring on December 31, 2019, provided that the term will be extended annually thereafter unless we provide prior written notice of our desire not to automatically extend the term. The Management Agreement provides that KKR also is entitled to receive a fee equal to a percentage of the gross transaction value in connection with certain subsequent financing, acquisition, disposition and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the Management Agreement in the event of an initial public offering or under certain other circumstances. The Management Agreement terminates automatically upon the consummation of an initial public offering and may be terminated at any time by mutual consent of us and KKR. The Management Agreement also contains customary exculpation and indemnification provisions in favor of KKR and our affiliates. From January 1, 2010 through February 28, 2011, we incurred $23.8 million of management fees.

In August 2010, we paid KKR Capital Markets LLC (“KCM”), an affiliate of KKR, $5 million for services rendered in arranging for the amendment of our credit agreement.

On November 17, 2010, we entered into a dealer manager agreement and fee letter (collectively the “Dealer Manager Agreement”) with, among others, KCM, pursuant to which KCM agreed to act as a dealer manager for the exchange of certain of our existing notes for new securities (the “Exchange”). Under the terms of the Dealer Manager Agreement, upon completion of the Exchange in December 2010, we paid $26.1 million to KCM.

From January 1, 2010 through February 28, 2011, we incurred $9.3 million of expenses from KKR Capstone, an affiliate of KKR, for consulting, financial and other advisory services to us.

In April 2011, we paid KCM $1.8 million in connection with the April 2011 debt modification and extension amendment.

Independence of Directors

We are privately held and none of the members of the Board of Directors are independent under the standards of the New York Stock Exchange. Mr. Judge is not independent as he is employed by us and Messrs. Fisher, Forehand, Kravis, Nuttall, and Olson are not independent due to their affiliation with KKR.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview

In connection with the Merger, we entered into the senior secured credit facilities dated as of September 24, 2007, as amended and restated as of September 28, 2007, with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners and Credit Suisse, Cayman Islands Branch, as administrative agent, swingline lender and letter of credit issuer and Citibank, N.A., as syndication agent.

The senior secured credit facilities provided senior secured financing of $14,000.0 million and €709.2 million, consisting of a:

•

$12,000.0 million senior secured term loan facility and €709.2 million senior secured term loan facility, each with an ultimate maturity of September 24, 2014 (or March 24, 2018 in the case of the Tranche C Loans), and $225.0 million of which was available in the form of a delayed draw term loan facility. $126.0 million was drawn under the delayed draw term loan facility prior to its expiration on December 31, 2008.

•

$2,000.0 million senior secured revolving credit facility with a maturity of September 24, 2013 (or September 24, 2016, subject to certain conditions discussed below under “—Amendments,” in the case of the 2016 Revolving Credit Facility), which is available in dollars, euros, pounds sterling and other agreed upon currencies.

The senior secured revolving credit facilities include borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans.

Amendments

On August 4, 2010, we entered into an amendment agreement (the “amendment agreement”) relating to our senior secured credit facilities. Among other things, the amendment agreement for our senior secured credit facilities:

•

allows us to incur additional secured indebtedness ranking pari passu with or junior to the liens securing the obligations under our senior secured credit facilities or additional unsecured indebtedness (including debt securities) so long as, in each case, among other things, (w) 100% of the net cash proceeds of any such secured or unsecured indebtedness is used to repay term loans, (x) such indebtedness is offered on a pro rata basis to all term loan lenders of a particular class or classes in exchange for a like amount of term loans of such class or classes (and the term loans so exchanged are cancelled), (y) if such indebtedness is secured by a lien junior to the liens securing the obligations under the senior secured credit facilities, the aggregate principal amount shall not exceed $3.5 billion at any time and the net cash proceeds of such indebtedness shall be used to redeem or repay senior or senior subordinated notes or (z) the amount available to be borrowed under the uncommitted incremental facilities is reduced by an amount equal to the aggregate principal amount of such indebtedness;

•

excludes from the calculation of consolidated senior secured debt (and hence from the maintenance covenant) certain indebtedness secured by a lien ranking junior to the liens securing the obligations under the senior secured credit facilities; and

•

subject to the requirement to make such offers on a pro rata basis to all lenders within a particular class of loans, allows us to agree with individual lenders to extend the maturity of their term loans or revolving commitments, and for us to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension.

On March 24, 2011, we executed a 2011 Extension Amendment (the “Extension Amendment”) relating to our senior secured credit facilities. The Extension Amendment, which became effective on April 13, 2011, among other things:

(i) resulted in the extension of the maturity date of $1.0 billion, after giving effect to the reduction discussed below, of our revolving credit commitments (the “Revolver Extension”) under the senior secured credit facilities to the earliest of: (x) June 24, 2015, if on such date the aggregate outstanding principal amount of our 9.875% senior notes due 2015 and 10.55% senior PIK notes due 2015 exceeds $750.0 million, (y) December 31, 2015, if on such date the aggregate outstanding principal amount of our 11.25% senior subordinated notes due 2016 exceeds $750.0 million and (z) September 24, 2016;

(ii) resulted in the extension of the maturity date of approximately $5.0 billion of term loans (consisting of approximately $4.5 billion of dollar denominated term loans and an amount of euro denominated term loans the dollar equivalent of which is approximately $0.5 billion (the “Term Loan Extension”)) under the senior secured credit facilities to March 24, 2018;

(iii) provided for an increase in the interest rate applicable to the revolving credit loans subject to the Revolver Extension and the term loans subject to the Term Loan Extension to a rate equal to, at our option, either (x) LIBOR for deposits in the applicable currency plus 400 basis points or (y) with regard to dollar denominated borrowings, a base rate plus 300 basis points;

(iv) provided for an increase in the commitment fee payable on the undrawn portion of the revolving credit commitments subject to the Revolver Extension to 75 basis points; and

(v) provided us with the ability to reduce the revolving credit commitments subject to the Revolver Extension while maintaining the revolving credit commitments not subject to the Revolver Extension in their original amount.

Accordingly, when the Extension Amendment became effective, we immediately effected a permanent reduction of the revolving credit commitments that are subject to the Revolver Extension in an amount equal to $254.1 million.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to, at our option, either (a) LIBOR for deposits in the applicable currency plus an applicable margin or (b) the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus 0.50%, plus an applicable margin. We, however, made an irrevocable election to pay interest for the senior secured term loan facility solely under option (a) (though option (b) remains available under the senior secured revolving credit facility). The initial applicable margin for borrowings is 1.75% with respect to base rate borrowings and 2.75% with respect to LIBOR borrowings under the senior secured revolving credit facilities and the term loan facility. The applicable margins may be reduced subject to our attaining certain leverage ratios. In addition, after giving effect to the Extension Amendment, the applicable margin for both the 2016 Revolving Credit Facility and the Tranche C Loans will be LIBOR plus 4.00% (and such applicable margins shall not be subject to reduction based on our attaining certain leverage ratios).

In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the senior secured revolving credit facilities in respect of the unutilized commitments thereunder at a rate equal to 0.50% (or in the case of unutilized commitments, under the 2016 Revolving Credit Facility, 0.75%) per annum. The commitment fee rate in respect of the senior secured revolving credit facilities (other than with respect to the 2016 Revolving Credit Facility) may be reduced subject to our reducing our leverage to specified ratios. We must also pay customary letter of credit fees.

Prepayments

The senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

•

50% (which percentage will be reduced to 25% if our total leverage ratio is 7.0x or less and to 0% if our total leverage ratio if our total leverage ratio is 6.0x or less) of our annual excess cash flow;

•

100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property, if we do not reinvest or commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months as long as such reinvestment is completed within 180 days from the date of any such commitment to reinvest; and

•

100% of the net cash proceeds of any incurrence of debt, other than proceeds from the debt permitted under the senior secured credit facilities, except for a specified debt basket, which requires application of the proceeds to such prepayment.

We may voluntarily repay outstanding loans under the senior secured credit facilities without premium or penalty, provided that prepayments on all LIBOR loans will be subject to customary “breakage” costs.

We may prepay outstanding loans under the revolving credit facilities at any time.

Amortization

The senior secured term loan facility amortizes in equal quarterly installments in aggregate annual amounts equal to 1% of the original funded principal amount of such facility, with the balance being payable on the final maturity date of such term loans. The delayed draw term loan facility amortizes in equal quarterly installments in aggregate annual amounts equal to 1% of the outstanding principal amount of such facility outstanding on March 31, 2009 with the balance being payable on the final maturity date of such delayed draw term loans.

In August 2010, in conjunction with a debt modification, $489.7 million of the proceeds from the issuance of our 8.875% Notes described below were used to prepay a portion of the principal balances. In April 2011, in conjunction with a debt modification and amendment, proceeds from the issuance of our 7.375% Notes described below were used to repay approximately $735 million of the principal balances of our outstanding senior secured term loans. As a result of the prepayment and the debt modification and amendment discussed above, we have satisfied the quarterly principal payments related to these loans until March 2018.

Principal amounts outstanding under the senior secured revolving credit facility are due and payable in full at maturity.

Guarantee and Security

All obligations under the senior secured credit facilities are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly owned material domestic subsidiaries other than IPS.

All obligations under the senior secured credit facilities, and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by:

•

a first-priority lien on the capital stock owned by us or by any U.S. guarantor in each of their respective subsidiaries (limited, in the case of capital stock of foreign subsidiaries, to 65% of the voting stock of first tier foreign subsidiaries); and

•

a first-priority lien on substantially all of our present and future assets and those of each guarantor (other than (1) certain real property, (2) settlement assets and (3) deposit accounts, other bank or securities accounts, cash, leaseholds, excluded stock and stock equivalents, motor vehicles and other customary exceptions), including:

•	all accounts;

•	all chattel paper;

•	all documents;

•	all equipment and fixtures;

•	all general intangibles;

•	all instruments;

•	all intellectual property;

•	all inventory;

•	all investment property;

•	all supporting obligations;

•	all collateral accounts;

•	all books and records pertaining to the collateral;

•	mortgages on certain real estate properties; and

•	to the extent not otherwise included, all proceeds and products of any and all of the foregoing;

collectively, the “Collateral.”

Certain Covenants and Events of Default

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

•	incur additional indebtedness;

•	create liens;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans or advances;

•	prepay certain indebtedness (including the notes);

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain indebtedness (including the notes); and

•	change our lines of business.

The senior secured credit facilities also require us to maintain a maximum senior secured leverage ratio and contain certain customary affirmative covenants and events of default, including a change of control.

Lehman Unfunded Commitment

An affiliate of Lehman Brothers Holdings Inc. provided a commitment in the amount of $230.6 million of the $2.0 billion senior secured revolving credit facilities. After filing for bankruptcy in September 2008, the affiliate did not participate in requests for funding under the senior secured revolving credit agreement. In June 2011, the affiliate’s commitment was terminated. In addition, as discussed above, the aggregate revolving credit commitments were reduced by $254.1 million.

7.375% Senior Secured Notes due 2019

Overview

On April 13, 2011, we issued and sold $750.0 million aggregate principal amount of our 7.375% Notes. Proceeds from the offering were used to repay existing term loan debt under our senior secured credit facilities.

Interest Rate

The 7.375% Notes accrue interest at the rate of 7.375% per annum and mature on June 15, 2019. Interest on the 7.375% Notes is payable on June 15 and December 15 of each year.

Ranking and Security

The 7.375% Notes are senior secured obligations and (i) rank senior in right of payment to any existing and future subordinated indebtedness, including our senior subordinated notes, (ii) rank equally in right of payment with all of our existing and future senior indebtedness, (iii) are effectively senior in right of payment to indebtedness under our senior secured second lien notes and our senior unsecured notes to the extent of the value of the collateral, (iv) are effectively equal in right of payment with indebtedness under our senior secured credit facilities, our existing secured notes and first lien obligations and (v) are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Prepayments and Redemptions

We are required to make an offer to repay the notes with net proceeds from specified asset sales, subject to the right to repay other senior secured debt and certain other types of indebtedness or reinvest such proceeds in our business. In addition, we will be required to offer to repay the notes upon the occurrence of a change of control.

We may redeem the notes, in whole or in part, at any time prior to June 15, 2015, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, we may redeem the notes, in whole or in part, at established redemption prices. In addition, on or prior to June 15, 2014, we may redeem up to 35% of the aggregate principal amount of notes with the net cash proceeds from certain equity offerings at established redemption prices.

Guarantee

The notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by each of our existing and future direct and indirect wholly owned domestic subsidiaries that guarantees our senior secured credit facilities, subject to certain exceptions. Each of the guarantees of the notes is a general senior obligation of each guarantor and:

•	ranks senior in right of payment to all existing and future subordinated indebtedness of the guarantor subsidiary, including our senior subordinated notes;

•	ranks equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiary;

•

is effectively senior in right of payment to the guarantees of our senior unsecured notes and our senior secured second lien notes to the extent of the guarantor subsidiary’s value of the collateral securing the notes;

•	is effectively equal in right of payment with the guarantees of our senior secured credit facilities and our existing senior secured first lien notes; and

•	is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the notes.

Certain Covenants and Events of Default

The indenture governing our 7.375% Notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the indenture governing our 7.375% Notes imposes certain requirements as to future subsidiary guarantors. The indenture governing our 7.375% Notes also contains certain customary events of default.

8.875% Senior Secured First Lien Notes due 2020

Overview

On August 20, 2010, we issued and sold $510.0 million aggregate principal amount of our 8.875% Notes. Proceeds from the offering were used to repay term loans under our senior secured credit facilities and to pay related transaction expenses.

Interest Rate

The 8.875% Notes accrue interest at the rate of 8.875% per annum and mature on August 15, 2020. Interest on the 8.875% Notes is payable on February 15 and August 15 of each year.

Ranking and Security

The 8.875% Notes are senior secured obligations and (i) rank senior in right of payment to any existing and future subordinated indebtedness, including our senior subordinated notes, (ii) rank equally in right of payment with all of our existing and future senior indebtedness, (iii) are effectively senior in right of payment to indebtedness under our senior secured second lien notes and our senior unsecured notes to the extent of the value of the collateral, (iv) are effectively equal in right of payment with indebtedness under our senior secured credit facilities, other first lien obligations and our existing secured notes and (v) are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Prepayments and Redemptions

We are required to make an offer to repurchase the 8.875% Notes with net proceeds from specified asset sales, subject to the right to repurchase other senior secured debt and certain other types of indebtedness or reinvest such proceeds in our business In addition, we will be required to offer to repurchase the 8.875% Notes upon the occurrence of a change of control. In addition, we will be required to offer to repurchase our 8.875% Notes upon the occurrence of a change of control.

We may redeem our 8.875% Notes, in whole or in part, at any time prior to August 15, 2015 at a price equal to 100% of the principal amount of our 8.875% Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, we may redeem our 8.875% Notes, in whole or in part, at established redemption prices. In addition, on or prior to August 15, 2013, we may redeem up to 35% of our 8.875% Notes with the proceeds from certain equity offerings at established redemption prices.

Guarantee

All obligations under the 8.875% Notes are guaranteed on a senior secured basis by each of our domestic subsidiaries that guarantees obligations under our senior secured credit facilities.

Certain Covenants and Events of Default

The indenture governing our 8.875% Notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the indenture governing our 8.875% Notes imposes certain requirements as to future subsidiary guarantors. The indenture governing our 8.875% Notes also contains certain customary events of default.

8.25% Senior Secured Second Lien Notes due 2021 and 8.75%/10.00% PIK Toggle Senior Secured Second Lien Notes due 2022

Overview

On December 17, 2010, we completed our previously announced private exchange offers, in which we offered to exchange our 9.875% Notes and 10.55% PIK Notes for new securities, payable (i) 50% in 8.25% Notes or, at the election of each holder and subject to certain conditions, in 8.75%/10.00% PIK Toggle Notes and (ii) 50% in 12.625% Notes. As a result, we issued $1,999.7 million aggregate principal amount of 8.25% Notes, which mature on January 15, 2021 and $1,000.0 million aggregate principal amount of 8.75%/10.00% PIK Toggle Notes, which mature on January 15, 2022.

Interest Rates

Interest on the 8.25% Notes is payable in cash and accrues at the rate of 8.25% per annum. Cash interest on the 8.75%/10.00% PIK Toggle Notes accrues at a rate of 8.75% per annum and PIK interest accrues at a rate of 10.00% per annum. The initial interest payment on the 8.75%/10.00% PIK Toggle Notes is payable in cash. For any interest period thereafter through and including the interest period ending January 15, 2014, we may elect to pay interest on the 8.75%/10.00% PIK Toggle Notes (i) entirely in cash, (ii) entirely by increasing the aggregate principal amount of the outstanding 8.75%/10.00% PIK Toggle Notes or by issuing PIK notes or (iii) on 50% of the outstanding aggregate principal amount of the 8.75%/10.00% PIK Toggle Notes in cash and on 50% of the outstanding aggregate principal amount of the outstanding 8.75%/10.00% PIK Toggle Notes by increasing the aggregate principal amount of the outstanding 8.75%/10.00% PIK Toggle Notes or by issuing PIK notes. After January 15, 2014, all interest on the PIK Toggle Note will be payable in cash. If we elect to pay PIK interest or partial PIK interest, we will increase the principal amount of the 8.75%/10.00% PIK Toggle Notes or issue 8.75%/10.00% PIK Toggle Notes in an amount equal to the amount of PIK interest or the portion of partial PIK interest payable in 8.75%/10.00% PIK Toggle Notes for the applicable interest payment period (rounded up to the nearest $1.00) to holders of the PIK Toggle Notes on the relevant record date.

Interest on our senior secured second lien notes is payable semi-annual in arrears on January 15 and July 15, commencing on July 15, 2011.

Ranking and Security

Our senior secured second lien notes are senior secured second lien obligations and (i) rank senior in right of payment to any existing and future subordinated indebtedness, including our senior subordinated notes, (ii) rank equally in right of payment with all of our existing and future senior indebtedness, (iii) are effectively senior in right of payment to indebtedness under our senior unsecured notes to the extent of the value of the collateral, (iv) are effectively junior in right of payment with indebtedness under our senior secured credit facilities and first lien obligations, including our 8.875% Notes and our existing secured notes to the extent of the value of the collateral and (v) are effectively subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Prepayments and Redemptions

We are required to make an offer to repurchase our senior secured second lien notes with net proceeds from specified asset sales, subject to the right to repurchase other senior secured debt and certain other types of indebtedness or reinvest such proceeds in our business. In addition, we will be required to offer to repurchase our senior secured second lien notes upon the occurrence of a change of control.

We may redeem our senior secured second lien notes, in whole or in part, at any time prior to January 15, 2016, at a price equal to 100% of the principal amount of 8.25% Notes and/or 8.75%/10.00% PIK Toggle Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, we may redeem our senior secured second lien notes, in whole or in part, at established redemption prices. In addition, on or prior to January 15, 2014, we may redeem up to 35% of the aggregate principal amount of 8.25% Notes and of the 8.75%/10.00% PIK Toggle Notes, respectively, with the net cash proceeds from certain equity offerings at established redemption prices.

Guarantees

All obligations under our senior secured second lien notes are guaranteed on a senior secured second lien basis by each of our domestic subsidiaries that guarantees obligations under our senior secured credit facilities.

Certain Covenants and Events of Default

The indenture governing our senior secured second lien notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the indenture governing our senior secured second lien notes imposes certain requirements as to future subsidiary guarantors. The indenture governing our senior secured second lien notes also contains certain customary events of default.

9.875% Senior Unsecured Notes due 2015 and 10.55% PIK Senior Unsecured Notes due 2015

Overview

On December 17, 2010, we completed our previously announced private exchange offers, in which we offered to exchange our 9.875% Notes and 10.55% PIK Notes for new securities, payable (i) 50% in 8.25% Notes or, at the election of each holder and subject to certain conditions, in 8.75%/10.00% PIK Toggle Notes and (ii) 50% in 12.625% Notes. As a result, we accepted for exchange $2,966.5 million aggregate principal amount of 9.875% Notes and $3,035.1 million aggregate principal amount of 10.55% PIK Notes.

Interest Rate

The 9.875% Notes accrue interest at the rate of 9.875% per annum and mature on September 24, 2015. Interest on the 9.875% Notes is payable on March 31 and September 30 of each year.

The 10.55% PIK Notes accrue interest at the rate of 10.55% per annum and mature on September 24, 2015. Interest on the 10.55% PIK Notes is payable on March 31 and September 30 of each year. The terms of the 10.55% PIK Notes require that interest on these notes up to and including September 30, 2011 be paid entirely by increasing the principal amount of the outstanding notes or by issuing 10.55% PIK Notes. Beginning October 1, 2011, interest will be payable in cash and the first such payment will be in March 2012. During the years ended December 31, 2010 and 2009, the Company increased the principal amount of these notes by $362.5 million and $333.0 million, respectively, in accordance with this provision.

Ranking and Security

The 9.875% Notes and 10.55% PIK Notes are unsecured and (i) rank senior in right of payment to all of our existing and future subordinated indebtedness, including our senior subordinated notes, (ii) rank equally in right of payment to all of our existing and future senior indebtedness, (iii) are effectively subordinated in right of payment to all existing and future secured indebtedness, including our senior secured credit facilities and our senior secured notes to the extent of the value of the collateral and (iv) are effectively subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Prepayments and Redemptions

We are required to make an offer to repurchase the 9.875% Notes and 10.55% PIK Notes with net proceeds from specified asset sales, subject to the right to repurchase senior secured debt and certain other types of indebtedness or reinvest such proceeds in our business. In addition, we will be required to offer to repurchase the 9.875% Notes and 10.55% PIK Notes upon the occurrence of a change of control.

We may redeem the 9.875% Notes, in whole or in part, at any time prior to September 30, 2011 at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, we may redeem the 9.875% Notes, in whole or in part, at established redemption prices.

We may redeem the 10.55% PIK Notes, in whole or in part, at any time prior to September 30, 2011 at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, we may redeem the 10.55% PIK Notes, in whole or in part, at established redemption prices.

Guarantee

All obligations under the 9.875% Notes and 10.55% PIK Notes are guaranteed on a senior unsecured basis by each of our domestic subsidiaries that guarantees obligations under our senior secured credit facilities.

Certain Covenants and Events of Default

The indentures governing our 9.875% Notes and 10.55% PIK Notes contain a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the indentures governing the 9.875% Notes and 10.55% PIK Notes impose certain requirements as to future subsidiary guarantors. The indentures governing the 9.875% Notes and 10.55% PIK Notes also contain certain customary events of default.

11.25% Senior Subordinated Notes due 2016

Overview

In conjunction with the Merger, we entered into a senior subordinated unsecured term loan facility of $2.5 billion with a term of nine years. This facility represented bridge financing and interest was payable based upon LIBOR plus an applicable margin, which margin gradually increased over time subject to a cap.

In June 2008, after negotiation with the holders of the debt, we entered into an agreement with the lenders which, among other things and most significantly, amended the interest rates on the senior subordinated unsecured term loan facility. Effective August 19, 2008, the annual interest rate increased to 11.25%. The rate effective August 19, 2008 was equivalent to the cap rate that was prescribed by the original loan agreement.

In accordance with the terms of the amended senior subordinated unsecured term loan facility in September 2008, we exchanged all of our 11.25% senior subordinated unsecured term loan bridge loans due 2016 for 11.25% senior subordinated notes having substantially identical terms and guarantees with the exception of interest payments being due semi-annually on March 31 and September 30 of each year instead of quarterly.

On August 10, 2009, the Company launched a registered exchange offer to exchange aggregate principal amounts of $2,500.0 million of our senior subordinated notes (which constituted all such notes outstanding at the date) for publicly tradable notes having substantially identical terms and guarantees, except that the exchange notes are freely tradable. Substantially all of the notes were exchanged effective September 9, 2009.

Interest Rate

The 11.25% senior subordinated notes accrue interest at the rate of 11.25% per annum and mature on March 31, 2016. Interest on the 11.25% senior subordinated notes is payable on March 31 and September 30 of each year.

Ranking and Security

The 11.25% senior subordinated notes are senior unsecured subordinated obligations and (i) rank equally in right of payment with all of our existing and future senior subordinated debt, (ii) rank senior in right of payment to all future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the 11.25% senior subordinated notes, (iii) are effectively subordinated in right of payment to all existing and future senior indebtedness, including our senior secured credit facilities, our senior secured notes and our senior unsecured notes and (iv) are effectively subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Prepayments and Redemptions

We are required to make an offer to repurchase the 11.25% senior subordinated notes with net proceeds from specified asset sales, subject to the right to repurchase senior secured debt and certain other types of indebtedness or reinvest such proceeds in our business. In addition, we will be required to offer to repurchase the 11.25% senior subordinated notes upon the occurrence of a change of control.

We may redeem the 11.25% senior subordinated notes, in whole or in part, at any time prior to September 30, 2011 at a price equal to 100% of the principal amount of the 11.25% senior subordinated notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, we may redeem the 11.25% senior subordinated notes, in whole or in part, at established redemption prices. In addition, on or prior to September 30, 2010, we may redeem up to 35% of the 11.25% senior subordinated notes with the net cash proceeds from certain equity offerings at established redemption prices.

Guarantee

All obligations under the 11.25% senior subordinated notes are guaranteed on a senior subordinated basis by each of our domestic subsidiaries that guarantees obligations under our senior secured term loan facility.

Certain Covenants and Events of Default

The indenture governing the 11.25% senior subordinated notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the indenture governing the 11.25% senior subordinated notes imposes certain requirements as to future subsidiary guarantors. The indenture governing the 11.25% senior subordinated notes also contains certain customary events of default.

Foreign Lines of Credit

As of June 30, 2011, we had outstanding borrowings of $77.1 million under short-term lines of credit and other arrangements with foreign banks and alliance partners primarily to fund settlement activity. These arrangements are primarily associated with international operations and are in various functional currencies, the most significant of which are the euro, Australian dollar and Polish zloty. As of June 30, 2011, our foreign subsidiaries had additional availability of $290.3 million (of which none was uncommitted) under these short-term lines of credit and other arrangements.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

First Data and the guarantors of the outstanding notes have entered into a registration rights agreement in which we agreed, under certain circumstances, to use our reasonable best efforts to file a registration statement relating to offers to exchange the outstanding notes for exchange notes and have it declared effective by the SEC within 360 days after the date of original issuance of the outstanding notes. First Data and the guarantors of the outstanding notes also agreed to commence the exchange offer promptly following the effective time of the registration statement. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were intially issued on December 17, 2010.

Under the registration rights agreement, if First Data fails to cause the exchange offer or resale registration statement to be declared effective within 360 days after the date of issuance of the outstanding notes and consummate the exchange offer within 30 business days after the effective time of the exchange offer registration statement (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not filed within 30 days after receiving the required notice from a holder (the “target date”), the interest rate on the outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target date and (y) 0.50% per annum thereafter, in each case, until the exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC or the outstanding notes cease to constitute transfer restricted notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, First Data will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. First Data will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $3,000.0 million aggregate principal amount of the 12.625% Notes due 2021 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. First Data intends to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

First Data will be deemed to have accepted for exchange properly tendered outstanding notes when it has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, First Data expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

As used in this prospectus, the term “expiration date” means 12.00 a.m., New York City time, on                     , 2011. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

First Data reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If First Data amends the exchange offer in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, First Data will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in its reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, First Data will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution”; or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

First Data expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, First Data may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. First Data will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

First Data expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. First Data will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and First Data may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If First Data fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, First Data will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, First Data will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

First Data will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. First Data reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither First Data, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12.00 a.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. Wells Fargo Bank, National Association also acts as trustee under the indenture governing the outstanding notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	By Hand Delivery:
WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, N.A. 12th Floor-Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479
By Facsimile Transmission (eligible institutions only): (612) 667-6282

For Information or Confirmation by Telephone: (800) 344-5128

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private exchange offerings of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, the terms “we,” “our,” “us,” the “Company” and the “Issuer” each refer to First Data Corporation.

The Issuer issued $3,000,000,000 aggregate principal amount of 12.625% Senior Notes due 2021 (the “Notes”) under an Indenture dated the Issue Date (the “Indenture”) among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes substantially identical and include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Notes and the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, will define your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Prospectus Summary.”

Brief Description of Notes

The Notes are:

•	unsecured senior obligations of the Issuer;

•	effectively subordinated to all secured Indebtedness of the Issuer, to the extent of the value of the assets securing such Indebtedness;

•	structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the Issuer’s Foreign Subsidiaries and any Unrestricted Subsidiaries;

•	ranked equally in right of payment with all existing and future unsecured Senior Indebtedness of the Issuer;

•	senior in right of payment to any Subordinated Indebtedness of the Issuer; and

•	initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the Senior Credit Facility.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries which guarantee the Senior Credit Facility and the Existing Notes guarantee the Notes. Each of the Guarantees of the Notes is a general unsecured senior obligation of each Guarantor. The Guarantees rank equally in right of payment with all existing and future Senior Indebtedness of the Guarantor and are effectively subordinated to all Secured Indebtedness of such Guarantor to the extent of the value of the collateral securing such Indebtedness. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

Not all of the Issuer’s Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Foreign Subsidiaries or non-Wholly Owned Subsidiaries guarantee the Notes. Our non-Guarantor Subsidiaries accounted for approximately $3,964 million, or 36%, of our consolidated revenue (without giving effect to consolidation adjustments), and approximately $1,037 million, or 38%, of our consolidated EBITDA (without giving effect to consolidation adjustments), in each case for the twelve months ended June 30, 2011. As of June 30, 2011, our non-guarantor subsidiaries had $12,540 million, or approximately 42%, of our total assets (excluding settlement assets) and liabilities (excluding settlement liabilities) of $278 million (an asset balance due to net intercompany accounts with parent and guarantor subsidiaries). Additionally, Guarantor Subsidiaries hold equity interests in entities that are not consolidated Subsidiaries that accounted for $191 million, or 7%, of the Issuer’s consolidated EBITDA (without giving effect to consolidation adjustments) for the twelve months ended June 30, 2011.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the Notes and the guarantees, subordinate claims in respect of the Notes and the guarantees and require holders to return payments received and, if that occurs, you may not receive any payments on the Notes.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(2) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(3) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(4) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture.

Paying Agent and Registrar for the Notes

The Issuer maintains one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

The Issuer also maintains a registrar. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $3,000,000,000 in aggregate principal amount of Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Notes will mature on January 15, 2021. Subject to compliance with the covenants described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes from time to time under the Indenture (any such Notes, “Additional Notes”). Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.

Interest on the Notes accrues at the rate of 12.625% per annum and is payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2011, to the Holders of Notes of record on the immediately preceding January 1 and July 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

If any of the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Notes’ issuance (each, an “AHYDO redemption date”), the Company will be required to redeem for cash the portion, if any, of each Note then outstanding equal to the “Mandatory Principal Redemption Amount” (each such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each Note redeemed pursuant to any Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. “Mandatory Principal Redemption Amount” means, as of each AHYDO redemption date, the portion, if any, of a Note required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, determined without regard to the provisions of IRS Notice 2010-11. No partial redemption or repurchase of the Notes prior to any AHYDO redemption date pursuant to any other provision of the Indenture will alter the Company’s obligation to make any Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO redemption date.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem Notes at its option prior to January 15, 2016.

At any time prior to January 15, 2016, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of

Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after January 15, 2016, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on January 15 of each of the years indicated below:

Year	Percentage
2016	112.625%
2017	109.469%
2018	106.313%
2019	103.156%
2020 and thereafter	100.000%

In addition, until January 15, 2014, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 112.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided (i) that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (ii) that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Notice of any redemption may, at the Issuer’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facility provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facility, we could seek a waiver of such default or seek to refinance our Senior Credit Facility. In the event we do not obtain such a waiver or refinance the Senior Credit Facility, such default could result in amounts outstanding under our Senior Credit Facility being declared due and payable and could cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as reflected in the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual have taken place on the date of such balance sheet, as determined by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of the Issuer’s Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under Senior Indebtedness that is Secured Indebtedness permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto) through open-market purchases or by making an Asset Sale Offer in accordance with the procedures set forth below; provided that to the extent the Issuer or such Restricted Subsidiary reduces Obligations under Senior Indebtedness other than the Notes, the Issuer will equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer in accordance with the procedures set forth below to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of the Notes; or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof); or

(2) to make (a) an Investment in any one or more businesses, provided that if such business is not a Restricted Subsidiary such Investment is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) an Investment in properties, (c) capital expenditures or (d) acquisitions of other assets, in each of (a) through (d), that are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of this clause (2), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and any other Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption unless subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after August 20, 2010 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2010, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after August 20, 2010 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)(A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to any former, current or future employees, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after August 20, 2010 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock;

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following August 20, 2010 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions; plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after August 20, 2010; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after August 20, 2010; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after August 20, 2010, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)(a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or any Restricted Subsidiary, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $150.0 million in any calendar year (which shall increase to $300.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after August 20, 2010, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after August 20, 2010; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary or any class or series of Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after August 20, 2010;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after August 20, 2010; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1% of the Issuer’s Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after August 20, 2010, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an amount equal to the amount of Excluded Contributions previously received;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 2% of the Issuer’s Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made in connection with the Transaction and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on or in respect of the Issuer’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8), (10) or (13) of the definition of “Permitted Investments,” unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer (including for this purpose Indebtedness of the direct and/or indirect parent company of the Issuer) would be equal to or less than 7.50 to 1.00 and (y) such payment is otherwise in compliance with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12)(b) and (14) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million outstanding at any one time;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes and any Exchange Notes (including Guarantees thereof));

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), including the Existing Notes;

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease, improvement, development or construction of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4), when aggregated with the outstanding amount of Indebtedness under clause (13) incurred to refinance Indebtedness initially incurred in reliance on this clause (4), does not exceed 4% of the Issuer’s Total Assets at any one time outstanding so long as such Indebtedness exists at the date of such purchase, lease or improvement or is created within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12)(a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,000.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clause (14), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed or defeased,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Obligations secured by Permitted Liens;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clause (12)(b), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(20) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(21) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(22) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries; and

(23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that all Indebtedness outstanding under Credit Facilities on September 24, 2007 will be treated as incurred on September 24, 2007 under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discounts and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

For the avoidance of doubt, the amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12)(b) and (14) shall not exceed $2,000.0 million in the aggregate at any one time outstanding.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; except that the foregoing shall not apply to (a) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and (b) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (b), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.5 to 1.0. Any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, that in the case where the surviving Person is not a corporation, a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof shall be a co-obligor of the Notes;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $40.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, former, current or future officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transaction and the payment of all fees and expenses related to the Transaction;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any former, current or future director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of its direct or indirect parent companies or any of its Subsidiaries;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries (and the payment of reasonable out-of-pocket expenses incurred by the Investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(15) payments to and from, and transactions with, any joint venture in the ordinary course of business; and

(16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)   (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date;

(b) the Indenture and the Notes and the Guarantees;

(c) the Holdco Indenture;

(d) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(e) applicable law or any applicable rule, regulation or order;

(f) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets assumed;

(g) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(h) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens”;

(i) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(j) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(k) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(l) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(m) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(n) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

(o) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, provided that:

(a) if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of any Receivables Facility by any Receivables Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of the Notes, which obligation may be satisfied by posting such reports on the website of the Issuer and its Subsidiaries, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer has agreed that, for so long as any Notes are outstanding, it will furnish or otherwise make available to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer for 120 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes to comply with any of its obligations, covenants or agreements contained in the provisions of the Indenture described in “Certain Covenants—Reports and Other Information”;

(4) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1), (2) or (3) above) contained in the Indenture or the Notes;

(5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $100.0 million or more at any one time outstanding;

(6) failure by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final non-appealable judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(8) the Guarantee of any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (7) above) occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note (held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of not less than 30% in aggregate principal amount of the Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered and, if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in aggregate principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture, the Notes and the Guarantees will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)    (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the aggregate principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee pursuant to the Indenture or otherwise.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“9 7/8% Senior Notes” means collectively, (i) the $2,200,000,000 aggregate principal amount of 9 7/8% Senior Notes due 2015, issued by the Issuer under that certain indenture dated as of October 24, 2007 and (ii) the $1,550,000,000 aggregate principal amount of 9 7/8% Senior Notes due 2015, issued by the Issuer under that certain indenture dated as of September 24, 2008.

“10 11/20% Senior PIK Notes” means the $2,963,685,572 aggregate principal amount of 10 11/20% Senior PIK Notes due 2015, issued by the Issuer under that certain indenture dated as of September 24, 2008.

“11 1/4% Senior Subordinated Notes” means the $2,500,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2016, issued by the Issuer under that certain indenture dated as of September 24, 2008.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“AHYDO redemption date” has the meaning set forth under “Principal, Maturity and Interest.”

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.00% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at January 15, 2016 (such redemption price being set forth in the tables appearing under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through January 15, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(k) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(l) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(m) dispositions in the ordinary course of business, including disposition in connection with any Settlement and dispositions of Settlement Assets and Merchant Agreements;

(n) sales, transfers and other dispositions of Investments in joint ventures and Merchant Acquisition and Processing Alliances to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(o) sales, transfers and other dispositions of Investments in Merchant Acquisition and Processing Alliances (regardless of the form of legal entity) relating to any equity reallocation in connection with an asset or equity contribution; and

(p) any issuance or sale of Equity Interests of any Restricted Subsidiary to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bridge Facilities” means the Senior Interim Debt Agreement and the Senior Subordinated Interim Debt Agreement.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(11) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, customer acquisition costs and incentive payments, conversion costs, contract acquisition costs, and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including

(a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) penalties and interest relating to taxes, (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of obligations in connection with the application of recapitalization accounting or purchase accounting, (w) any “additional interest” with respect to the Existing Notes or other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio,” with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person, less the aggregate amount of cash and Cash Equivalents, held (free and clear of all Liens, other than Liens permitted under “Certain Covenants—Liens,” other than clause (20) of the definition of Permitted Liens herein) by (A) the Issuer and its Restricted Subsidiaries (other than settlement assets as shown on the balance sheet of such Person) and (B) any Joint Venture (other than settlement assets as shown on the balance sheet of such Person) in an amount corresponding to the Issuer’s or any Restricted Subsidiary’s, as applicable, proportionate share thereof, based on its ownership of such Joint Venture’s voting stock, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction or this offering of Notes to the extent incurred on or prior to September 30, 2008 and litigation and regulatory settlements), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, spin-off costs, business optimization costs and expenses (including data center consolidation initiatives and other costs relating to initiatives aimed at profitability improvements), transition costs, restructuring costs, charges or reserves, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3) (a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting in relation to the Transaction or this offering of Notes or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any effect of income (loss) from the early extinguishment of Indebtedness shall be excluded,

(9) the mark-to-market effects on Net Income during the period of any derivatives or similar financial instruments, including the ineffective portion of Hedging Obligations (other than such effects settled in cash) shall be excluded,

(10) any impairment charge or asset write-off or write-down, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(11) any non-cash compensation charge or expense, including any such charge arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded,

(12) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(13) accruals and reserves that are established or adjusted within twelve months after September 24, 2007 that are so required to be established as a result of the Transaction in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

(14) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof. Furthermore, there shall be excluded from Consolidated Net Income any net income (losses) attributable to Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

“Consolidated Secured Debt Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on collateral securing the Senior Credit Facility, the Senior Secured Notes and other Obligations of the Issuer that are secured by a lien that is pari passu to the Senior Credit Facility and the Senior Secured Notes, less the aggregate amount of cash and Cash Equivalents held (free and clear of all Liens, other than Liens permitted under “Certain Covenants—Liens,” other than clause (20) of the definition of Permitted Liens herein) by (A) the Issuer and its Restricted Subsidiaries (other than settlement assets as shown on the balance sheet of such Person) and (B) any Joint Venture (other than settlement assets as shown on the balance sheet of such Person) in an amount corresponding to the Issuer’s or any Restricted Subsidiary’s, as applicable, proportionate share thereof, based on its ownership of such Joint Venture’s voting stock, computed as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants-Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“DTC” means The Depository Trust Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(t), (u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness (and any amendment or modification to any such transaction) permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the Existing Notes and the Senior Credit Facility and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(g) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates”; plus

(h) the amount of net cost savings and net cash flow effect of revenue enhancements related to new agreements, or amendments to existing agreements, with customers or joint ventures, projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings and revenue enhancements had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings and revenue enhancements are reasonably identifiable and factually supportable, (y) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (z) no cost savings or revenue enhancements shall be added pursuant to this clause (h) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (e) above with respect to such period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(i) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(j) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”; plus

(k) an amount equal to the Issuer’s and its Restricted Subsidiaries’ proportional share of the items described in clauses (1)(a) and (b) of this definition relating to each Joint Venture, in each case determined as if such Joint Venture was a Restricted Subsidiary;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and its related pronouncements and interpretations; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Existing Notes” means, collectively, the Senior Secured Notes, the Senior Second Lien Notes the 9 7/8% Senior Notes, the 10 11/20% Senior PIK Notes and the 11 1/4% Senior Subordinated Notes.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after September 24, 2007 from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Any such pro forma calculation may include adjustments appropriate to exclude from EBITDA the results of Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which were in effect on September 24, 2007.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holdco Indenture” shall mean the indenture dated as of September 24, 2007 entered into between Holdings and The Bank of New York, as trustee, relating to the Holdco Notes.

“Holdco Notes” shall mean the $1,000,000,000 aggregate principal amount of 11 1/4% Senior PIK Notes due 2016 issued by Holdings.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Holdings” shall mean New Omaha Holdings Corporation, a Delaware corporation, and its successors.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation, within 60 days of becoming due and payable, has not been paid and becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; provided, that the amount of Indebtedness of any Person for purposes of this clause (2) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Facilities or (c) Settlement Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., KKR 2006 Fund L.P., Citigroup Global Markets Inc., Credit Suisse Management LLC, Deutsche Bank Investment Partners, Inc., HSBC Bank plc, LB I Group Inc., GMI Investments, Inc., Citigroup Capital Partners II 2007 Citigroup Investment, LP, Citigroup Capital Partners II Employee Master Fund, L.P, Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., CGI CPE LLC, GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P, GS Mezzanine Partners 2006 Fund, L.P. and Goldman Sachs Investments Ltd. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means December 17, 2010.

“Issuer” has the meaning set forth in the first paragraph under “General” and its successors; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Joint Venture” shall mean, at any date of determination, each joint venture accounted for as an equity method investee of the Issuer and its Restricted Subsidiaries, determined in accordance with GAAP.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Mandatory Principal Redemption” has the meaning set forth under “Principal, Maturity and Interest.”

“Mandatory Principal Redemption Amount” has the meaning set forth under “Principal, Maturity and Interest.”

“Merchant Acquisition and Processing Alliance” shall mean any joint venture or other strategic alliance entered into with any financial institution or other third party primarily entered into to offer Merchant Services.

“Merchant Agreement” shall mean any contract entered into with a merchant relating to the provision of Merchant Services.

“Merchant Services” shall mean services provided to merchants relating to the authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing of credit, debit, stored-value and loyalty card and other payment transactions (including provision of point of service devices and other equipment necessary to capture merchant transactions and other ancillary services).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted Holders” means each of the Investors, members of management of the Issuer (or its direct or indirect parent) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of the Issuer’s Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of the Issuer’s Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, is necessary or advisable to effect any Receivables Facility;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) any Investment in any joint venture existing on the Issue Date to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19) any Investment arising in the ordinary course of business as a result of any Settlement, including Investments in and of Settlement Assets; and

(20) Investments of assets made pursuant to any non-qualified deferred compensation plan sponsored by the Issuer or its Restricted Subsidiaries.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (1), (4), (12), (13) or (18) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and (c) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date (other than Liens in favor of the lenders under the Senior Credit Facility);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (6) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(28) Settlement Liens;

(29) Liens (i) on cash advances in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under “Repurchase at the Option of Holders—Asset Sales,” in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(30) Liens on assets not constituting Collateral securing letters of credit issued on behalf of any Subsidiary that is not a Guarantor in a currency other than U.S. Dollars permitted by clause (1) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” in an aggregate amount at any time outstanding not to exceed $25.0 million;

(31) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer or any of its Subsidiaries, provided that such Lien secures only the obligations of the Issuer or such Subsidiaries in respect of such letter of credit to the extent permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(32) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Issuer and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business.

For purposes of this definition and clauses (b) and (c) of the second paragraph under “Certain Covenants—Liens,” the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or, if Moody’s or S&P or both shall not make a rating on the applicable security or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facility” means the credit agreement dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Credit Suisse, Cayman Islands Branch, as administrative agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facility, the Senior Secured Notes, the Senior Second Lien Notes the 9.875% Senior Notes, the 10.55% Senior PIK Notes, and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facility) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1) through (3); provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Interim Debt Agreement” means the interim credit agreement relating to the Senior Interim Debt dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $1,550,000,000 in cash-pay borrowings and/or $2,750,000,000 outstanding PIK borrowings (plus any additional principal amount attributable to PIK interest).

“Senior Secured Notes” means the $750,000,000 aggregate principal amount of 7.375% Senior Secured Notes due 2019, issued by the Issuer under that certain indenture dated as of April 13, 2011, and the $510,000,000 aggregate principal amount of 8.875% Senior Secured Notes due 2020, issued by the Issuer under that certain indenture dated as of August 20, 2010.

“Senior Second Lien Notes” means the 8.25% Senior Secured Second Lien Notes due 2020 and the 8.75%/10.00% PIK Toggle Senior Secured Second Lien Notes due 2022, issued by the Issuer under that certain indenture dated December 17, 2010.

“Senior Subordinated Interim Debt Agreement” means the interim credit agreement relating to the senior subordinated debt dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $2,500,000,000.

“Settlement” shall mean the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” shall mean any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” shall mean any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Lien” shall mean any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” shall mean the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” shall mean any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for and in the amount of a Settlement made or arranged, or to be made or arranged, by such Person.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and the Issuer.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, including the 111/4% Senior Subordinated Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes, including the Guarantees of the 111/4% Senior Subordinated Notes by the Guarantors.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated (excluding settlement assets, as shown on such balance sheet).

“Transaction” means the transactions contemplated by the Transaction Agreement, borrowings under the Bridge Facilities and borrowings under the Senior Credit Facility as in effect on September 24, 2007.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of April 1, 2007, among New Omaha Holdings L.P., Omaha Acquisition Corporation and the Issuer, as the same may have been amended prior to September 24, 2007.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 15, 2016; provided, however, that if the period from the Redemption Date to January 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Exchange Offer

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Ownership of the Notes

The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the ownership and disposition of the notes as of the date of this prospectus.

As used herein, a “U.S. holder” means a beneficial owner of the notes that is for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

This summary deals only with notes that are held as capital assets, and does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation;”

•	a “passive foreign investment company;” or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of the notes that are different from those discussed below.

If a partnership (including any entity classified as a partnership for United States federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. You should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes.

Stated Interest. Interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.

Original Issue Discount. We will treat the notes as having been issued with original issue discount (“OID”) for United States federal income tax purposes in an amount equal to the difference between their stated principal amount and their “issue price.” For these purposes, we will treat the “issue price” of an outstanding note as the fair market value of the outstanding note on the date of its initial issuance and the “issue price” of an exchange note as the fair market value of the corresponding outstanding note exchanged therefor on the date of the initial issuance of such corresponding outstanding note. You must generally include OID in your gross income (as ordinary income) as it accrues over the term of a note without regard to your regular method of accounting for U.S. federal income tax purposes and in advance of the receipt of cash payments attributable to that income.

The amount of OID that you must include in income is the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year in which you held that note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the note’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium, as discussed below under “—Acquisition Premium, Amortizable Bond Premium”). Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods.

You may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which you acquired the note and may not be revoked without the consent of the IRS. You should consult with your own tax advisors about this election.

Market Discount. If your initial tax basis in a note is less than its adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. In addition, if you surrendered debt instruments with market discount in exchange for outstanding notes in the private placement in which the outstanding notes were issued, your notes may also be treated as having market discount as a result of such exchange. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of its payment or disposition.

In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium. If your initial tax basis in a note is greater than its adjusted issue price but equal to or less than its stated principal amount, you will be considered to have acquired that note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to a note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If your initial tax basis in a note exceeds its stated principal amount, you will be considered to have acquired the note at a “premium,” and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note.

Sale, Exchange, Retirement, or Other Disposition of Notes. Upon the sale, exchange, retirement, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income as discussed above) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note increased by OID or market discount previously included in income and reduced by any amortized premium. Subject to the market discount rules discussed above, any gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

United States Federal Withholding Tax. The 30% United States federal withholding tax will not apply to any payment of interest (which for purposes of this discussion includes OID) on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes (including OID) is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States Federal Income Tax. If you are engaged in a trade or business in the United States and interest (including OID) on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest (including OID) on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate)

of such interest (including OID), subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied.

Subject to the discussion of backup withholding below, any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax. Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders. In general, information reporting requirements will apply to certain payments of principal and interest (including OID) paid on the notes and to the proceeds of the sale or other disposition (including a redemption) of a note paid to you, unless you are an exempt recipient such as a corporation. Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, we must report to the IRS and to you the amount of interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest (including OID) on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “—Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payer under penalties of perjury that you are a non-U.S. holder (and the payer does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the exchange of notes for exchange notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA) of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of a portion of the assets of any plan in connection with the exchange of outstanding notes for exchange notes, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The exchange of outstanding notes for exchange notes and the acquisition and/ or holding of exchange notes an ERISA Plan with respect to which we or the holders are considered to be a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the exchange of outstanding notes for exchange notes and the acquisition and holding of exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction.

There can be no assurance that any of the conditions of any such exemptions will be satisfied. Because of the foregoing, the exchange of the outstanding notes and the acquisition and holding of the exchange notes or any interest therein should not be made by any person investing “plan assets” of any Plan, unless such exchange of the outstanding notes and the acquisition and holding of the exchange notes will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by the exchange of an outstanding note and the acquisition and holding of an exchange note or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to exchange the notes for exchange notes or to acquire and hold the exchange notes, or any interest therein, constitutes assets of any Plan or (ii) the exchange of the outstanding notes and the purchase and holding of the exchange notes, or any interest therein, such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering the exchange of the outstanding notes or purchasing or holding of the exchange notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the exchange of the outstanding notes and to the purchase and holding of the exchange notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the consummation of the exchange offers, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns interests representing less than 1% of the capital commitments of the KKR Millennium Fund, L.P. and KKR 2006 Fund L.P.

EXPERTS

Our consolidated financial statements and schedule at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

We have historically filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we have or will file with the SEC at the SEC’s public website ( www.sec.gov ) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

We and our guarantor subsidiaries have agreed that even if we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will nonetheless file with the SEC and make available to the trustee and to holders of notes the reports specified in “Description of Notes—Certain Covenants—Reports and Other Information” subject to the provisions described in that section.

You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

The descriptions contained in this prospectus of certain of our agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response to a written or oral request to us.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FIRST DATA CORPORATION

All other schedules for First Data Corporation and subsidiaries have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the respective financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of First Data Corporation

We have audited the accompanying consolidated balance sheets of First Data Corporation as of December 31, 2010 and 2009, and the related consolidated statements of operations, cash flows, equity and comprehensive income (loss) for each of the three years in the period ended December 31, 2010. Our audits also included the financial statement schedule listed in the accompanying Index to Financial Statements. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Data Corporation at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Notes 5 and 3, respectively, to the consolidated financial statements, the Company adopted authoritative guidance relating to (i) when and how to assess other-than-temporary impairments of securities, effective April 1, 2009, and (ii) accounting for business combinations, effective January 1, 2009.

/s/ Ernst & Young LLP

Denver, Colorado

March 9, 2011

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
(in millions)	2010	2009	2008
Revenues:
Transaction and processing service fees:
Merchant related services(a)	$3,521.3	$3,047.0	$2,786.9
Check services	378.8	364.1	386.4
Card services	1,735.8	1,841.6	2,035.7
Other services	545.6	536.2	576.3
Product sales and other(a)	809.3	796.7	925.3
Reimbursable debit network fees, postage and other	3,389.6	2,728.2	2,100.7

	10,380.4	9,313.8	8,811.3

Expenses:
Cost of services (exclusive of items shown below)	3,023.3	2,945.1	2,870.6
Cost of products sold	375.2	305.5	316.8
Selling, general and administrative	1,579.7	1,438.2	1,374.8
Reimbursable debit network fees, postage and other	3,389.6	2,728.2	2,100.7
Depreciation and amortization	1,414.4	1,452.3	1,369.7
Other operating expenses:
Restructuring, net	72.0	92.8	12.0
Impairments	11.5	185.1	3,243.6
Litigation and regulatory settlements	(2.0)	11.8	—

	9,863.7	9,159.0	11,288.2

Operating profit (loss)	516.7	154.8	(2,476.9)

Interest income	7.8	11.7	26.0
Interest expense	(1,796.6)	(1,796.4)	(1,964.9)
Other income (expense)	(15.9)	(61.3)	(14.4)

	(1,804.7)	(1,846.0)	(1,953.3)

Loss before income taxes and equity earnings in affiliates	(1,288.0)	(1,691.2)	(4,430.2)
Income tax benefit	(323.8)	(578.8)	(699.2)
Equity earnings in affiliates	117.3	97.8	123.0

Net loss	(846.9)	(1,014.6)	(3,608.0)
Less: Net income attributable to noncontrolling interests	174.9	71.8	156.3

Net loss attributable to First Data Corporation	$(1,021.8)	$(1,086.4)	$(3,764.3)

(a)	Includes processing fees, administrative service fees and other fees charged to merchant alliances accounted for under the equity method of $134.6 million, $107.7 million and $220.8 million for the years ended December 31, 2010, 2009 and 2008, respectively.

FIRST DATA CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
(in millions, except common stock share amounts)	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$509.5	$737.0
Accounts receivable, net of allowance for doubtful accounts of $20.3 (2010) and $14.9 (2009)	2,169.6	2,455.5
Settlement assets	6,694.0	6,870.3
Other current assets	413.4	398.8

Total current assets	9,786.5	10,461.6

Property and equipment, net of accumulated depreciation of $691.6 (2010) and $463.7 (2009)	952.0	1,051.4
Goodwill	17,296.9	17,475.8
Customer relationships, net of accumulated amortization of $2,490.5 (2010) and $1,723.8 (2009)	5,223.7	6,008.8
Other intangibles, net of accumulated amortization of $975.8 (2010) and $698.3 (2009)	1,931.0	2,121.1
Investment in affiliates	1,208.2	1,291.3
Long-term settlement assets	365.1	480.7
Other long-term assets	780.7	844.7

Total assets	$37,544.1	$39,735.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$180.9	$200.7
Short-term and current portion of long-term borrowings	270.5	304.9
Settlement obligations	7,058.9	7,394.7
Other current liabilities	1,353.7	1,554.9

Total current liabilities	8,864.0	9,455.2

Long-term borrowings	22,438.8	22,304.9
Long-term deferred tax liabilities	1,013.7	1,346.4
Other long-term liabilities	1,139.6	1,301.9

Total liabilities	33,456.1	34,408.4

Commitments and contingencies (See Note 11)
Redeemable noncontrolling interest	28.1	226.9
First Data Corporation stockholder’s equity:
Common stock, $.01 par value; authorized and issued 1,000 shares (2010 and 2009)	—	—
Additional paid-in capital	7,395.1	7,394.3

Paid-in capital	7,395.1	7,394.3
Accumulated loss	(6,163.9)	(5,127.3)
Accumulated other comprehensive loss	(636.9)	(681.7)

Total First Data Corporation stockholder’s equity	594.3	1,585.3

Noncontrolling interests	3,465.6	3,514.8

Total equity	4,059.9	5,100.1

Total liabilities and equity	$37,544.1	$39,735.4

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
(in millions)	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(846.9)	$(1,014.6)	$(3,608.0)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	1,526.0	1,553.8	1,559.6
Charges related to other operating expenses and other income (expense)	97.4	350.5	3,267.0
Other non-cash and non-operating items, net	265.6	306.2	37.9
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	224.7	288.8	(86.4)
Other assets, current and long-term	298.3	215.6	297.4
Accounts payable and other liabilities, current and long-term	(386.1)	(42.8)	(99.1)
Income tax accounts	(424.3)	(657.9)	(768.8)
Excess tax benefit from share-based payment arrangement	—	—	(13.1)

Net cash provided by operating activities	754.7	999.6	586.5

CASH FLOWS FROM INVESTING ACTIVITIES
Current year acquisitions, net of cash acquired	(3.2)	(86.5)	(188.7)
Payments related to other businesses previously acquired	(1.4)	(14.7)	(35.6)
Proceeds from dispositions, net of expenses paid and cash disposed	21.2	88.1	215.1
Proceeds from sale of property and equipment	5.5	29.4	—
Additions to property and equipment, net	(210.1)	(199.1)	(283.9)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(159.6)	(180.0)	(163.9)
Proceeds from the sale of marketable securities	0.3	3.9	74.9
Other investing activities	18.1	(48.7)	(1.3)

Net cash used in investing activities	(329.2)	(407.6)	(383.4)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	75.1	(206.1)	(41.9)
Proceeds from issuance of long-term debt	—	—	100.4
Debt modification and related financing costs	(61.2)	—	—
Principal payments on long-term debt	(220.4)	(243.1)	(326.8)
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests	(216.1)	(10.0)	(150.9)
Contributions from noncontrolling interests	—	193.0	—
Purchase of noncontrolling interests	(213.3)	—	(78.4)
Redemption of Parent’s redeemable common stock	(2.5)	—	—
Capital contributed by Parent	—	—	126.8
Excess tax benefit from share-based payment arrangement	—	—	13.1
Cash dividends	(14.9)	—	(1.8)

Net cash used in financing activities	(653.3)	(266.2)	(359.5)

Effect of exchange rate changes on cash and cash equivalents	0.3	4.9	(43.8)

Change in cash and cash equivalents	(227.5)	330.7	(200.2)

Cash and cash equivalents at beginning of period	737.0	406.3	606.5

Cash and cash equivalents at end of period	$509.5	$737.0	$406.3

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF EQUITY

			First Data Corporation Shareholder
(in millions, except per share amounts)	Total	Comprehensive Income (Loss)	Retained Earnings Accumulated (Loss)	Accumulated Other Comprehensive Income (Loss)	Common Shares	Paid-In Capital	Noncontrolling Interests
Balance, December 31, 2007	$6,900.1		$(301.9)	$(93.5)	0.0	$7,224.4	$71.1

Purchase of noncontrolling interests	(12.7)						(12.7)
Dispositions	(35.1)						(35.1)
Distributions and dividends paid to noncontrolling interests	(150.9)						(150.9)
Comprehensive loss
Net (loss) income	(3,608.0)	$(3,608.0)	(3,764.3)				156.3
Other comprehensive loss:
Unrealized losses on securities	(11.2)	(11.2)		(11.2)
Unrealized losses on hedging activities	(243.2)	(243.2)		(243.2)
Foreign currency translation adjustment	(560.3)	(560.3)		(556.5)			(3.8)
Minimum pension liability adjustment	(30.5)	(30.5)		(30.5)

Other comprehensive loss		(845.2)

Comprehensive loss		$(4,453.2)

Capital contributed by Parent	126.8					126.8
Stock compensation expense and excess tax benefit from share-based payment arrangement	29.6					29.6
Cash dividends paid by First Data Corporation to Parent	(1.8)		(1.8)
Other	(0.5)						(0.5)

Balance, December 31, 2008	2,402.3		(4,068.0)	(934.9)	0.0	7,380.8	24.4
Adjustment resulting from adoption of new accounting guidance	—		27.1	(27.1)
Acquisitions	20.4						20.4
Formation of Banc of America Merchant Services, LLC alliance	3,431.9					20.8	3,411.1
Distributions and dividends paid to noncontrolling interests	(10.0)						(10.0)
Comprehensive loss
Net (loss) income(1)	(1,018.3)	$(1,018.3)	(1,086.4)				68.1
Other comprehensive gain (loss):
Unrealized gains on securities	10.9	10.9		10.9
Unrealized gains on hedging activities	110.2	110.2		110.2
Foreign currency translation adjustment	228.2	228.2		223.7			4.5
Pension liability adjustment	(64.5)	(64.5)		(64.5)

Other comprehensive gain		284.8

Comprehensive loss		$(733.5)

Adjustment to redemption value of redeemable noncontrolling interests	(30.2)					(26.5)	(3.7)
Stock compensation expense and other	19.2					19.2

Balance, December 31, 2009	5,100.1		(5,127.3)	(681.7)	0.0	7,394.3	3,514.8

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF EQUITY

			First Data Corporation Shareholder
(in millions, except per share amounts)	Total	Comprehensive Income (Loss)	Retained Earnings Accumulated (Loss)	Accumulated Other Comprehensive Income (Loss)	Common Shares	Paid-In Capital	Noncontrolling Interests
Dividends and distributions paid to noncontrolling interests	(188.5)						(188.5)
Purchase of noncontrolling interest	(5.0)					(7.5)	2.5
Comprehensive loss
Net (loss) income(1)	(881.9)	$(881.9)	(1,021.8)				139.9
Other comprehensive gain, net of taxes:
Unrealized gains on securities	27.5	27.5		27.5
Unrealized gains on hedging activities	70.3	70.3		70.3
Foreign currency translation adjustment	(84.6)	(84.6)		(81.5)			(3.1)
Pension liability adjustment	28.5	28.5		28.5

Other comprehensive gain		41.7

Comprehensive loss		(840.2)

Adjustment to redemption value of redeemable noncontrolling interests	(7.0)					(7.0)
Stock compensation expense and other	15.4		0.1			15.3
Cash dividends paid by First Data Corporation to Parent	(14.9)		(14.9)

Balance, December 31, 2010	$4,059.9		$(6,163.9)	$(636.9)	0.0	$7,395.1	$3,465.6

(1)	The total net loss presented in the Consolidated Statements of Equity for the twelve months ended December 31, 2010 and 2009 is $35.0 million and $3.7 million, respectively, greater than the amount presented on the Consolidated Statements of Operations due to the net income attributable to the redeemable noncontrolling interests not included in equity.

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in millions)

	Year ended December 31,
	2010	2009	2008
Net loss(1)	$(881.9)	$(1,018.3)	$(3,608.0)
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on securities	27.5	10.9	(11.2)
Unrealized gains (losses) on hedging activities	70.3	110.2	(243.2)
Pension liability adjustment	28.5	(64.5)	(30.5)
Foreign currency translation adjustment	(84.6)	228.2	(560.3)

Total other comprehensive income (loss), net of tax	41.7	284.8	(845.2)

Comprehensive loss	(840.2)	(733.5)	(4,453.2)
Less: Comprehensive income attributable to noncontrolling interests	136.8	72.6	152.5

Comprehensive loss attributable to First Data Corporation	$(977.0)	$(806.1)	$(4,605.7)

(1)	The total net loss presented in the Consolidated Statements of Comprehensive Income (Loss) for the twelve months ended December 31, 2010 and 2009 is $35.0 million and $3.7 million, respectively, greater than the amount presented on the Consolidated Statements of Operations due to the net income attributable to the redeemable noncontrolling interests not included in equity.

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Summary of Significant Accounting Policies

Business Description

First Data Corporation (“FDC” or “the Company”) operates electronic commerce businesses providing a variety of services to financial institutions, commercial establishments and consumers. Such services include merchant transaction processing and acquiring; credit, retail and debit card issuing and processing; and check verification, settlement and guarantee services.

Consolidation

The accompanying Consolidated Financial Statements of FDC include the accounts of FDC and its controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in unconsolidated affiliated companies are accounted for under the equity method and are included in “Investment in affiliates” in the accompanying Consolidated Balance Sheets. The Company generally utilizes the equity method of accounting when it has an ownership interest of between 20% and 50% in an entity, provided the Company is able to exercise significant influence over the investee’s operations.

The Company consolidates an entity’s financial statements when the Company either will absorb a majority of the entity’s expected losses or residual returns, in the case of a variable interest entity (“VIE”), or has the ability to exert control over a subsidiary. Control is normally established when ownership interests exceed 50% in an entity; however, when the Company does not exercise control over a majority-owned entity as a result of other investors having rights over the management and operations of the entity, the Company accounts for the entity under the equity method. As of December 31, 2010 and 2009, there were no greater-than-50%-owned affiliates whose financial statements were not consolidated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Actual results could differ from those estimates.

Presentation

Effective January 1, 2010, the Integrated Payment Systems operating segment is being reported within All Other and Corporate. Results for 2009 and 2008 have been adjusted to reflect the change. Other amounts in 2009 and 2008 have been adjusted to conform to current year presentation.

The Company sold a merchant acquiring business in Canada as well as a debit and credit card issuing and acquiring processing business in Austria and Active Business Services, Ltd, all reported within the International segment, in November 2009, August 2009 and July 2008, respectively, and Peace Software (“Peace”), reported within the Financial Services segment, in October 2008. The results of divested businesses are excluded from segment results. The International and Financial Services performance measures have been adjusted for 2009 and 2008 to exclude the results of divested businesses. Retail and Alliance Services segment performance measures have been adjusted for 2008 to reflect the sale of 12.5% of the Company’s ownership interest in the Wells Fargo Merchant Services alliance that occurred on December 31, 2008.

Depreciation and amortization presented as a separate line item on the Company’s Consolidated Statements of Operations does not include amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees.” Also not included is amortization related to equity

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

method investments which is netted within the “Equity earnings in affiliates” line. The following table presents the amounts associated with such amortization (in millions):

	Year ended December 31,
	2010	2009	2008
Amortization of initial payments for new contracts	$38.6	$27.7	$10.9
Amortization related to equity method investments	$73.0	$73.8	$179.0

Revenue Recognition

The majority of the Company’s revenues are comprised of transaction-based fees, which typically constitute a percentage of dollar volume processed, or a fee per transaction processed, or account on file or some combination thereof. In limited circumstances, revenue is allocated to the separate units of accounting in a multiple element transaction based on relative selling prices, provided each element has stand alone value to the customer, and delivery of any undelivered items is probable and substantially within the Company’s control.

The official check and money order services and merchant acquiring business generate revenue through the ability to invest funds pending settlement. With respect to official checks, IPS paid some of its agents commissions based on short-term variable interest rates and the balance of outstanding official checks attributable to the individual agent. IPS netted the commissions paid to agents against the revenues it earned from its investments. Gains and losses associated with the above noted investments are recognized in revenue.

In the case of merchant contracts that the Company owns and manages, revenue is primarily comprised of fees charged to the merchant, net of interchange and assessments charged by the credit card associations, and is recognized at the time of sale. The fees charged to the merchant are a percentage of the credit card and signature based debit card transaction’s dollar value, a fixed amount or a combination of the two. Personal identification number based debit (“PIN-debit”) network fees are recognized in “Reimbursable debit network fees, postage and other” revenues and expenses in the Consolidated Statements of Operations. STAR network access fees charged to merchants are assessed on a per transaction basis.

Interchange fees and assessments charged by credit card associations to the Company’s consolidated subsidiaries and network fees related to PIN-debit transactions charged by debit networks are as follows (in millions):

	Year ended December 31,
	2010	2009	2008
Interchange fees and assessments	$17,834.8	$14,325.2	$9,186.9
Debit network fees	$2,798.3	$2,091.9	$1,351.7

The Company charges processing fees to its merchant alliances. In situations where an alliance is accounted for under the equity method, the Company’s consolidated revenues include the processing fees charged to the alliance, as presented on the face of the Consolidated Statements of Operations.

Revenue from check verification, settlement and guarantee services is recognized at the time of sale less the fair value of the guarantee. The fair value of the guarantee is deferred until the later of the Company being called upon to honor the guarantee or the expiration of the guarantee. Check verification fees generally are a fixed amount per transaction while check guarantee fees generally are a percentage of the check amount.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The purchase and sale of merchant contracts is an ordinary element of the Company’s Retail and Alliance Services and International businesses, and therefore, the gains from selling these revenue-generating assets are included within the “Product sales and other” component of revenues.

Fees based on cardholder accounts on file, both active and inactive, are recognized after the requisite services or period has occurred. Fees for PIN-debit transactions where the Company is the debit card processor for the financial institution are recognized on a per transaction basis. Revenues for output services are derived primarily on a per piece basis and consist of fees for the production, materials and postage related to mailing finished products.

Software licensing revenue, which is reported in the “Product sales and other” line item of the Consolidated Statements of Operations, is not recognized until each of the following four criteria are met: evidence of an agreement exists, delivery and acceptance has occurred or services have been rendered, the selling price is fixed or determinable, and collection of the selling price is reasonably assured.

The sale and leasing of point-of-sale devices (“terminals”) are also reported in “Product sales and other”. Revenue for terminals sold or sold under a sales-type lease transaction is recognized when the following four criteria are met: evidence of an agreement exists, delivery has occurred, the selling price or minimum lease payments are fixed or determinable, and collection of the selling price or minimum lease payments is reasonably assured. Revenue for operating leases is recognized on a straight-line basis over the lease term.

Services not specifically described above are generally transaction based fees that are recognized at the time the transactions are processed or programming services that are recorded as work is performed.

Stock-Based Compensation

Stock-based compensation to employees is measured at the grant date fair values of the respective stock options and restricted stock awards and expensed over the requisite service periods. An estimate of forfeitures is applied when calculating compensation expense. The Company recognizes compensation cost on awards with graded vesting on a straight-line basis over the requisite service period for the entire award. During 2010, the Company modified the terms of its plan and, due to the nature of call rights and vesting conditions associated with the options and awards, the Company will recognize expense associated with the modifications and future grants only upon the occurrence of certain events. Refer to Note 13 for details regarding the Company’s stock-based compensation plan.

Foreign Currency Translation

The U.S. dollar is the functional currency for most of the Company’s U.S. based businesses and certain foreign based businesses. Significant operations with a local currency as their functional currency include operations in the United Kingdom, Australia, Germany, Greece and Argentina. Foreign currency denominated assets and liabilities for these units and other less significant operations are translated into U.S. dollars based on exchange rates prevailing at the end of the period, and revenues and expenses are translated at average exchange rates during the period. The effects of foreign exchange gains and losses arising from the translation of assets and liabilities of those entities where the functional currency is not the U.S. dollar are included as a component of Other Comprehensive Income (“OCI”). Intercompany loans are not considered invested on a long-term basis and such foreign currency gains and losses are recorded in income. Transaction gains and losses related to operating assets and liabilities are included in the “Cost of services” and “Selling, general and administrative” lines of the Consolidated Statements of Operations and were immaterial. Non-operating transaction gains and losses derived from non-operating assets and liabilities are included in the “Other income (expense)” line of the Consolidated Statements of Operations and are separately disclosed in Note 9.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Derivative Financial Instruments

The Company utilizes derivative instruments to enhance its ability to manage interest rate risk and foreign exchange risk. The Company recognizes all derivative financial instruments in the Consolidated Balance Sheets as assets or liabilities at fair value. Such amounts are recorded in either the “Other long-term assets”, “Other current liabilities” or “Other long-term liabilities” captions in the Consolidated Balance Sheets. Changes in fair value of derivative instruments are recognized immediately in earnings unless the derivative is designated and qualifies as a hedge of future cash flows or a hedge of a net investment in a foreign operation. For derivatives that qualify as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in equity as a component of OCI and then recognized in earnings in the same period or periods during which the hedged item affects earnings. For derivatives that qualify as a hedge of a net investment in a foreign operation, the gain or loss is reported in OCI as part of the cumulative translation adjustment to the extent the hedge is effective. Any ineffective portions of cash flow hedges and net investment hedges are recognized in the “Other income (expense)” line in the Consolidated Statements of Operations during the period of change. Additional discussion of derivative instruments is provided in Note 6.

Noncontrolling and Redeemable Noncontrolling Interests

Noncontrolling interests represent the minority shareholders’ share of the net income or loss of and equity in consolidated subsidiaries. Substantially all of the Company’s noncontrolling interests are presented pretax in the Consolidated Statements of Operations as “Net income attributable to noncontrolling interests” since the majority of the Company’s non-wholly owned consolidated subsidiaries are flow through entities for tax purposes. Noncontrolling interests are presented as a component of equity in the Consolidated Balance Sheets and reflect the original investments by these noncontrolling shareholders in the consolidated subsidiaries, along with their proportionate share of the earnings or losses of the subsidiaries, net of dividends or distributions. Noncontrolling interests that are redeemable at the option of the holder are presented outside of equity and are carried at their estimated redemption value. For business acquisitions occurring on or after January 1, 2009, noncontrolling interest at the date of acquisition is based on the total fair value of the acquired entity and the noncontrolling interest’s share of that value.

Reserve for Merchant Credit Losses and Check Guarantees

With respect to the merchant acquiring business, the Company’s merchant customers (or those of its unconsolidated alliances) have the liability for any charges properly reversed by the cardholder. In the event, however, that the Company is not able to collect such amounts from the merchants due to merchant fraud, insolvency, bankruptcy or another reason, the Company may be liable for any such reversed charges. The Company’s risk in this area primarily relates to situations where the cardholder has purchased goods or services to be delivered in the future such as airline tickets.

The Company’s obligation to stand ready to perform is minimal in relation to the total dollar volume processed. The Company requires cash deposits, guarantees, letters of credit or other types of collateral by certain merchants to minimize its obligation. Collateral held by the Company is classified within “Settlement assets” and the obligation to repay the collateral if it is not needed is classified within “Settlement obligations” on the Company’s Consolidated Balance Sheets. The Company also utilizes a number of systems and procedures to manage merchant risk. Despite these efforts, the Company historically has experienced some level of losses due to merchant defaults.

The Company’s contingent obligation relates to imprecision in its estimates of required collateral. A provision for this obligation is recorded based primarily on historical experience of credit losses and other relevant factors such as economic downturns or increases in merchant fraud. Merchant credit losses are included

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

in “Cost of services” in the Company’s Consolidated Statements of Operations. The amount of the reserves attributable to entities consolidated by the Company was $39.9 million and $45.9 million as of December 31, 2010 and 2009, respectively.

The majority of the TeleCheck Services, Inc. (“TeleCheck”) business involves the guarantee of checks received by merchants. If the check is returned, TeleCheck is required to purchase the check from the merchant at its face value and pursue collection from the check writer. A provision for estimated check returns, net of anticipated recoveries, is recorded at the transaction inception based on recent history. The following table presents the accrued warranty and recovery balances (in millions):

As of December 31,	2010	2009
Accrued warranty balances	$13.4	$16.6
Accrued recovery balances	$29.8	$32.5

Accrued warranties are included in “Other current liabilities” and accrued recoveries are included in “Accounts receivable” in the Consolidated Balance Sheets. The maximum potential future payments under the guarantees were estimated by the Company to be approximately $1.4 billion as of December 31, 2010 which represented an estimate of the total uncleared checks at that time.

Income Taxes

The Company and its domestic subsidiaries file a consolidated U.S. income tax return with their parent, First Data Holdings, Inc. (“Holdings”). The Company’s foreign operations file income tax returns in their local jurisdictions. Income taxes are computed in accordance with current accounting guidance and reflect the net tax effects of temporary differences between the financial reporting carrying amounts of assets and liabilities and the corresponding income tax amounts. The Company has deferred tax assets and liabilities and maintains valuation allowances where it is more likely than not that all or a portion of deferred tax assets will not be realized. To the extent the Company determines that it will not realize the benefit of some or all of its deferred tax assets, then these deferred tax assets will be adjusted through the Company’s provision for income taxes in the period in which this determination is made.

The Company recognizes the tax benefits from uncertain tax positions only when it is more likely than not, based on the technical merits of the position, that the tax position will be sustained upon examination, including the resolution of any related appeals or litigation. The tax benefits recognized in the consolidated financial statements from such a position are measured as the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution.

Cash and Cash Equivalents

Investments (other than those included in settlement assets) with original maturities of three months or less (that are readily convertible to cash) are considered to be cash equivalents and are stated at cost, which approximates market value. Cash and cash equivalents that were restricted from use due to regulatory requirements are included in “Other long-term assets” in the Consolidated Balance Sheets and were immaterial as of December 31, 2010 and 2009.

Accounts Receivable and Leasing Receivables

Accounts receivable balances are stated net of allowance for doubtful accounts. Historically, the Company has not incurred significant write-offs. The Company records allowances for doubtful accounts when it is probable that the accounts receivable balance will not be collected. Long-term accounts receivable balances are included in “Other long-term assets” in the Consolidated Balance Sheets.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company has receivables associated with its point-of-sale terminal leasing businesses. Leasing receivables are included in “Accounts receivable” and “Other long-term assets” in the Consolidated Balance Sheets. The Company recognizes interest income on its leasing receivables using the effective interest method. For direct financing leases, the interest rate used incorporates initial direct costs included in the net investment in the lease. For sales type leases, initial direct costs are expensed as incurred.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the lesser of the estimated useful life of the related assets (generally three to 10 years for equipment, furniture and leasehold improvements, and 30 years for buildings) or the lease term. Maintenance and repairs which do not extend the useful life of the respective assets are charged to expense as incurred. The following table presents the amounts charged to expense for the depreciation and amortization of property and equipment, including equipment under capital lease (in millions):

Year ended December 31,	Amount
2010	$320.4
2009	300.3
2008	252.7

Goodwill and Other Intangibles

Goodwill represents the excess of purchase price over tangible and intangible assets acquired less liabilities assumed arising from business combinations. Goodwill is generally allocated to reporting units based upon relative fair value (taking into consideration other factors such as synergies) when an acquired business is integrated into multiple reporting units. The Company’s reporting units are at the operating segment level or businesses one level below the operating segment level for which discrete financial information is prepared and regularly reviewed by management. When a business within a reporting unit is disposed of, goodwill is allocated to the disposed business using the relative fair value method. Relative fair value is estimated using a discounted cash flow analysis.

The Company tests goodwill annually for impairment, as well as upon an indicator of impairment, using a fair value approach at the reporting unit level. The Company estimates the fair value of each reporting unit using a discounted cash flow analysis. The Company performed its annual goodwill impairment test in the fourth quarters of 2010, 2009 and 2008 and recorded no impairment charges in 2010, total impairment charges of $17 million in 2009 and $3.2 billion in 2008, as discussed in Note 2. The 2009 goodwill impairment impacted a reporting unit within All Other and Corporate and the 2008 goodwill impairment impacted every reporting unit, also as discussed in Note 2.

Customer relationships represent the estimated value of the Company’s relationships with customers, primarily merchants and financial institutions, for which it provides services. Customer relationships are amortized based on the pattern of undiscounted cash flows for the period as a percentage of total projected undiscounted cash flows. The Company selected this amortization method for these customer relationships based on a conclusion that the projected undiscounted cash flows could be reliably determined.

The Company capitalizes initial payments for new contracts, contract renewals and conversion costs associated with customer processing relationships to the extent recoverable through future operations, contractual minimums and/or penalties in the case of early termination. The Company’s accounting policy is to limit the amount of capitalized costs for a given contract to the lesser of the estimated ongoing future cash flows from the contract or the termination fees the Company would receive in the event of early termination of the contract by

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

the customer. The initial payments for new contracts and contract renewals are amortized over the term of the contract as a reduction of the associated revenue (transaction and processing service fees). Conversion costs are also amortized over the term of the contract but are recorded as an expense in “Depreciation and amortization” in the Consolidated Statements of Operations.

The Company develops software that is used in providing processing services to customers. To a lesser extent, the Company also develops software to be sold or licensed to customers. Software development costs are capitalized once technological feasibility of the software has been established. Costs incurred prior to establishing technological feasibility are expensed as incurred. Technological feasibility is established when the Company has completed all planning, designing, coding and testing activities that are necessary to determine that a product can be produced to meet its design specifications, including functions, features and technical performance requirements. Capitalization of costs ceases when the product is available for general use. Software development costs are amortized using the straight-line method over the estimated useful life of the software, which is generally five years. Software acquired in connection with business combinations is amortized using the straight-line method over the estimated useful life of the software which generally ranges from three to 10 years.

In addition to capitalized contract and software development costs, other intangibles include copyrights, patents, purchased software, trademarks and non-compete agreements acquired in business combinations. Other intangibles, except for the First Data trade name discussed below, are amortized on a straight-line basis over the length of the contract or benefit period, which generally ranges from three to 25 years. The intangible amortization expense associated with customer relationships and other intangibles, including amortization associated with investments in affiliates, was as follows (in millions):

Year ended December 31,	Amount
2010	$1,205.6
2009	1,253.5
2008	1,306.9

The value of the First Data trade name is $603.5 million as of December 31, 2010 and 2009. Upon consideration of many factors, including the determination that there are no legal, regulatory or contractual provisions that limit the useful life of the First Data trade name, the Company determined that the First Data trade name had an indefinite useful life. The Company also considered the effects of obsolescence, demand, competition, other economic factors and ability to maintain and protect the trade name without significant expenditures. The First Data trade name is expected to contribute directly or indirectly to the future cash flows of the Company for an indefinite period. As an indefinite lived asset, the First Data trade name will not be amortized but will be reviewed annually for impairment until such time as it is determined to have a finite life. The First Data trade name was not impaired as of December 31, 2010 or 2009.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table provides the components of other intangibles (in millions):

As of December 31,	2010 Cost	2010 Accumulated Amortization	2010 Net of Accumulated Amortization	2009 Cost	2009 Accumulated Amortization	2009 Net of Accumulated Amortization
Customer relationships	$7,714.2	$(2,490.5)	$5,223.7	$7,732.6	$(1,723.8)	$6,008.8

Other intangibles:
Conversion costs	$90.2	$(23.7)	$66.5	$57.2	$(13.7)	$43.5
Contract costs	139.8	(32.8)	107.0	145.5	(36.4)	109.1
Software	1,254.7	(761.5)	493.2	1,197.0	(544.4)	652.6
Other	1,422.1	(157.8)	1,264.3	1,419.7	(103.8)	1,315.9

Total other intangibles	$2,906.8	$(975.8)	$1,931.0	$2,819.4	$(698.3)	$2,121.1

The estimated future aggregate amortization expense for the next five years is as follows (in millions):

Year ended December 31,	Amount
2011	$991.6
2012	905.6
2013	813.1
2014	774.5
2015	740.4

The Company tests contract and conversion costs greater than $1 million for recoverability on an annual basis by comparing the remaining expected undiscounted cash flows under the contract to the net book value. Any assets that are determined to be unrecoverable are written down to their fair value. In addition to this annual test, these assets and all other long lived assets are tested for impairment upon an indicator of potential impairment. The Company recorded impairment charges related to customer contracts and other intangibles as described in Note 2.

Inventory

Inventories are stated at lower of cost or market and consist primarily of POS terminals, forms and envelopes. The cost of inventory is determined using average cost for POS terminals and first-in first-out (“FIFO”) for forms.

Investment Securities

The Company’s current settlement assets include short-term, liquid investments, primarily money market funds, discounted commercial paper, time deposits, and corporate bonds. The Company’s long-term settlement assets are comprised of student loan auction rate securities (“SLARS”) and corporate bonds. Additionally, the Company maintains investments in marketable and non-marketable securities, chiefly equity securities held for strategic purposes, the majority of which are carried at cost and included in the “Other current assets” and “Other long-term assets” line items of the Consolidated Balance Sheets. The specific identification method is used to determine the cost basis of securities sold. As of December 31, 2010 and 2009, all of the debt and equity securities included in the above noted investments, except cost method investments, were classified as available-for-sale. Unrealized gains and losses on these investments are included as a separate component of

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

OCI, net of any related tax effect. The Company assesses marketable securities for impairment quarterly. Cost method investments are also evaluated quarterly to determine whether an event or change in circumstance has occurred in that period that may have a significant adverse effect on the fair value and, if practicable to do so, the fair value is estimated.

For equity securities, declines in value that are judged to be other than temporary in nature are recognized in the Consolidated Statements of Operations. For public company equity securities, the Company’s policy is to treat a decline in the investment’s quoted market value that has lasted for more than six months as an other than temporary decline in value. For debt securities, when the Company intends to sell an impaired debt security or it is more likely than not it will be required to sell prior to recovery of its amortized cost basis, an other-than-temporary-impairment (“OTTI”) has occurred. The impairment is recognized in earnings equal to the entire difference between the debt security’s amortized cost basis and its fair value. When the Company does not intend to sell an impaired debt security and it is not more likely than not it will be required to sell prior to recovery of its amortized cost basis, the Company assesses whether it will recover its amortized cost basis. If the entire amortized cost will not be recovered, a credit loss exists resulting in the credit loss portion of the OTTI being recognized in earnings and the amount related to all other factors recognized in OCI. The Company adopted this accounting for OTTI effective April 1, 2009 in accordance with new accounting guidance and the cumulative effect is reported as “Adjustment resulting from adoption of new accounting guidance” on the accompanying Consolidated Statements of Equity. Refer to Note 7 for a detailed discussion regarding the fair value of the Company’s investments.

New Accounting Guidance

In October 2009, the FASB revised its guidance on Revenue Recognition for Multiple-Deliverable Revenue Arrangements. The amendments in this update enable companies to separately account for multiple revenue-generating activities (deliverables) that they perform for their customers. Existing U.S. GAAP requires a company to use vendor-specific objective evidence (“VSOE”) or third-party evidence of selling price to separate deliverables in a multiple-deliverable arrangement. The update does allow for the use of an estimated selling price if neither VSOE nor third-party evidence is available. The update requires additional disclosures of information about an entity’s multiple-deliverable arrangements. The requirements of the update apply prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, although early adoption is permitted. The Company adopted the new guidance on January 1, 2010 and has no arrangements for which this adoption will have a material impact on its financial position and results of operations.

Note 2: Restructuring, Impairments, and Litigation and Regulatory Settlements

The Company recorded restructuring charges, impairment charges, and litigation and regulatory settlements during the three years ended December 31, 2010. Restructuring accruals are reviewed each period and balances in excess of anticipated requirements are reversed through the same Consolidated Statements of Operations caption in which they were originally recorded. Such reversals resulted from the favorable resolution of contingencies and changes in facts and circumstances.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

A summary of net pretax benefits (charges), incurred by segment, for each period is as follows (in millions):

	Pretax Benefit (Charge)
Year ended December 31, 2010	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Divested	Totals
Restructuring charges	$(20.3)	$(11.3)	$(28.2)	$(27.7)	$—	$(87.5)
Restructuring accrual reversals	0.7	0.8	10.9	3.1	—	15.5
Impairments	(1.6)	—	(9.9)	—	—	(11.5)
Litigation and regulatory settlements	—	2.0	—	—	—	2.0

Total pretax charge, net of reversals	$(21.2)	$(8.5)	$(27.2)	$(24.6)	$—	$(81.5)

Year ended December 31, 2009
Restructuring charges	$(15.9)	$(14.5)	$(49.2)	$(22.0)	$(0.5)	$(102.1)
Restructuring accrual reversals	4.2	1.7	2.9	0.5	—	9.3
Impairments	—	—	(131.9)	(53.2)	—	(185.1)
Litigation and regulatory settlements	—	(14.5)	—	2.7	—	(11.8)

Total pretax charge, net of reversals	$(11.7)	$(27.3)	$(178.2)	$(72.0)	$(0.5)	$(289.7)

Year ended December 31, 2008
Restructuring charges	$(7.2)	$(13.2)	—	—	—	$(20.4)
Restructuring accrual reversals	0.7	7.6	—	—	$0.1	8.4
Impairments	(1,106.5)	(1,396.0)	$(376.2)	$(160.7)	(204.2)	(3,243.6)

Total pretax charge, net of reversals	$(1,113.0)	$(1,401.6)	$(376.2)	$(160.7)	$(204.1)	$(3,255.6)

Restructuring charges

2010. The 2010 restructurings resulted from the elimination of management and other positions, approximately 1,200 employees, as part of the Company aligning the business with strategic objectives as well as domestic site consolidations and the reorganization of executive officers. Similar initiatives are expected to occur in future periods resulting in additional restructuring charges. Partially offsetting the charges were reversals of excess 2008 and 2009 restructuring accruals as well as reversals resulting from the refinement of 2010 estimates.

2009. The 2009 restructurings resulted from the elimination of management and other positions, approximately 1,700 employees, as part of the Company’s cost saving initiatives as well as domestic site consolidations and the elimination of certain information technology positions. The Company incurred additional charges through 2010 related to these plans. Partially offsetting the charges are reversals of 2009 and 2008 restructuring accruals related to the Company’s change in strategy related to global labor sourcing initiatives as well as refining previously recorded estimates.

2008. The 2008 restructurings resulted from the planned termination of approximately 1,000 employees associated with initial plans for call center consolidation and global labor sourcing initiatives primarily related to information technology development. During the fourth quarter, the Company’s strategy related to global labor sourcing initiatives changed resulting in delaying implementation of certain of the initiatives and 20% fewer terminations than originally planned which resulted in the reversal of the associated charges. The Company incurred additional charges through 2009 related to these plans.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table summarizes the Company’s utilization of restructuring accruals, excluding merger related restructuring charges, for the years ended December 31, 2009 and 2010 (in millions):

	Employee Severance	Facility Closure
Remaining accrual as of January 1, 2009	$11.1	—
Expense provision	101.6	$0.5
Cash payments and other	(44.9)	(0.3)
Changes in estimates	(9.3)	—

Remaining accrual as of December 31, 2009	58.5	0.2
Expense provision	86.7	0.6
Cash payments and other	(91.2)	(0.4)
Changes in estimates	(15.3)	(0.2)

Remaining accrual as of December 31, 2010	$38.7	$0.2

Impairments

In the fourth quarter of 2010, within Retail and Alliance Services, the Company recorded $1.6 million in impairment charges related to other intangibles. Also during the fourth quarter of 2010, the Company recorded $9.9 million in asset impairment charges related to the International segment. Approximately $6.2 million of the total impairment occurred because the Company did not complete a software project and determined that there are no likely alternative uses for the software. The remaining $3.7 million of impairment charges resulted from the write off of assets the Company determined have no future use or value.

In the fourth quarter of 2009, domestically, the Company recorded approximately $33 million in impairment charges related to customer contracts, a goodwill impairment charge of approximately $17 million and a software impairment charge of approximately $3 million related to the Information Services reporting unit. The significant factor that drove most of the impairment was lower projections of financial results as compared to those used in the 2008 impairment testing.

Also in the fourth quarter of 2009, the Company recorded approximately $124 million in asset impairment charges related to the International reporting unit and segment. Approximately $64 million of the total impairment charge related to the Company’s business in Germany and was allocated to impair the value of customer contracts and real property by approximately $58 million and $6 million, respectively. The impairment occurred because of the deterioration of profitability on existing business, higher risk of revenue attrition in future years and lower projections of financial results compared to those used in prior periods. Approximately $47 million of the total impairment charge related to impairment of customer contracts associated with the Company’s card-issuing business in the United Kingdom. The impairment occurred because of negative cash flow in the existing business and lower projections of financial results compared to those used in prior periods. The remaining $13 million of impairment charges related to a trade name in Canada, customer contracts in Brazil and Ireland and software.

During the third quarter of 2009, the Company recorded a charge of $7.7 million related to an intangible asset impairment within the International segment resulting from continuing and projected losses combined with a change in business strategy related to an existing business.

During 2008, the Company performed its annual goodwill impairment test in the fourth quarter of 2008 and recorded a total impairment charge of $3.2 billion that impacted every reporting unit. The primary causes of the impairment charges were higher discount rates and revised projections of financial results as compared to those

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

used to allocate the purchase price of the merger with an affiliate of Kohlberg Kravis Roberts & Co. (“KKR”) in 2007. The revised projections resulted from the global economic situation in 2008 that caused a decrease in near-term projections and a delay in the attainment of long-term projections. Discount rates were determined on a market participant basis and increased due to the increased risk in the marketplace and more costly access to capital. The assumptions used in the test reflect the Company’s estimates as of December 31, 2008 and appropriately consider the impact of the deterioration in general global economic conditions.

Also during 2008, the Company recorded a charge related to an asset impairment associated with the Company’s subsidiary, Peace, included within divested businesses in the table above. The impairment occurred because of the deterioration of profitability on existing business and Peace’s limited success in attracting new clients. This resulted in the Company recording an impairment of $29.9 million of the goodwill and intangible assets associated with this business. The Company sold Peace in October of 2008.

The Company followed a discounted cash flow approach in estimating the fair value of the reporting units, intangibles assets or other affected asset groups discussed above. Discount rates were determined on a market participant basis. In certain situations, the Company relied in part on a third-party valuation firm in determining the appropriate discount rates. The Company obtained an appraisal from a third-party brokerage firm to assist in estimating the value of real property in Germany. All key assumptions and valuations were determined by and are the responsibility of management.

Litigation and regulatory settlements

In 2009, the Company recorded anticipated settlements of several matters within the Financial Services segment. In the first and second quarters of 2010, the Company released $2.0 million related to these settlements.

Note 3: Business Combinations, Asset Acquisitions and Dispositions

	Initial Consideration(a)
Businesses and Assets Acquired	Month	Total	Cash
		(in millions)
2010:
Redemption of Rockmount Investments, LLC (“Rockmount”) put in BAMS(b)		$213.3	$213.3
Merchant portfolio and other acquisitions		3.2	3.2

		$216.5	$216.5

2009:
Banc of America Merchant Services, LLC (“BAMS”)	June	$3,444.2	—
ICICI Merchant Services	December	68.7	$68.7
Nine other acquisitions and merchant portfolio acquisitions		25.8	25.8

		$3,538.7	$94.5

2008:
Alliance with Allied Irish Banks p.l.c. (“AIB”)	January	$178.2	$178.2
Money Network Financial, LLC (“Money Network”) noncontrolling interest buyout	July	60.8	60.8
Chase Paymentech SolutionsTM (“CPS”) Alliance termination(c)	November	2,746.0	—
Two other acquisitions and merchant portfolio acquisitions		28.1	28.1

		$3,013.1	$267.1

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(a)	Does not consider cash acquired or debt assumed. Does not reflect cash paid or received in years subsequent to initial acquisition.
(b)	See discussion of redemption in the 2009 Acquisition section below.
(c)	The receipt of the Company’s proportionate 49% share of the alliance was accounted for as a purchase business combination.

2010 Dispositions

During 2010, the Company received a contingent payment in connection with the November 2009 sale of a merchant acquiring business.

2009 Acquisitions

Effective January 1, 2009, the Company’s accounting for business combinations followed the new accounting guidance for business combinations and noncontrolling interests.

On June 26, 2009, Bank of America N.A. (“BofA”) and the Company, together with Rockmount, an investment vehicle controlled by a third-party investor, formed a new company, BAMS. BAMS provides clients with a comprehensive suite of acquiring and processing payment products for credit and debit cards as well as merchant loyalty, prepaid, check and e-commerce solutions.

At the time of the formation, the Company owned a 48.45% direct voting interest in BAMS and BofA owned a 46.55% direct voting interest. The remaining stake in BAMS was a 5% non-voting interest held by Rockmount. The Company owned a 40% noncontrolling interest in Rockmount. In May 2010, the third party owning a controlling interest in Rockmount exercised a put right on Rockmount’s beneficial interest in BAMS requiring net cash payments from FDC of $213 million. The redemption amount was based on Rockmount’s capital account balance in BAMS immediately prior to the redemption with an additional adjustment paid by the Company and Bank of America N.A. based on the level of BAMS revenues for the trailing 12 month period ended March 31, 2010. After redemption by Rockmount, the Company owns 51% of BAMS and Bank of America N.A. owns 49%. The Company’s 51% direct voting interest in BAMS, together with its control of the management committee, which governs BAMS, provides the Company with a controlling financial interest in BAMS under the applicable accounting standards and rules and thus BAMS is consolidated by the Company and reported in its Retail and Alliance Services segment. BofA’s 49% interest in BAMS is presented as a noncontrolling interest component of total equity.

BofA’s and the Company’s contributions to the newly formed company were principally comprised of merchant acquiring contract rights and relationships and sales forces. The Company’s contribution was most significantly comprised of assets received upon the November 1, 2008 termination of the CPS alliance, though certain other assets were included as well. Rockmount’s contribution was in the form of cash totaling $321.7 million of which $128.7 million represents the cash contributed to Rockmount by the Company for its 40% investment noted above.

The formation of BAMS was accounted for by the Company as a sale of a noncontrolling interest in a subsidiary and a purchase business combination. The Company recorded a gain of approximately $33 million ($21 million, net of taxes), through adjustments to additional paid in capital and noncontrolling interest. The gain was not material as the assets comprising the most significant portion of the Company’s contribution were recently adjusted to fair value in the fourth quarter 2008 in connection with the November 1, 2008 termination of the CPS alliance.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The assets contributed to BAMS by the Company continue to be recorded at the Company’s carrying basis, which for the majority of assets was established effective November 1, 2008 as described immediately above net of applicable amortization expense subsequently recognized, and the assets contributed by BofA were recorded at their estimated fair value. The fair value of the BofA contribution to BAMS was determined by estimating the BAMS enterprise value and attributing the appropriate portion of that value to such contribution. The Company relied in part upon a third-party valuation firm in determining the enterprise value of BAMS. All key assumptions and valuations were determined by and are the responsibility of management. The value attributed to the net tangible and identifiable intangible assets contributed by BofA was based on their estimated fair values. During the fourth quarter of 2009 the final valuation was completed and the purchase price allocation resulted in identifiable intangible assets of $1,317 million, which will be amortized over a range estimated to be 11 to 20 years, and goodwill of $2,127 million.

In December 2009, the Company formed a merchant acquiring alliance with ICICI Bank, ICICI Merchant Services. ICICI Merchant Services provides card acquiring services in India. The Company owns 81% of the alliance which is consolidated and reported in the International segment. During the fourth quarter of 2010 the final valuation was completed and the purchase price allocation resulted in identifiable intangible assets of $34 million, which will be amortized over five to 10 years, and goodwill of $41 million.

The aggregate cash paid for acquisitions during the year ended December 31, 2009 was approximately $87 million, net of cash acquired. The aggregate purchase price allocation associated with acquisitions during 2009 resulted in identifiable intangible assets and goodwill as follows:

	Purchase price allocation (in millions)	Weighted-average useful life
Customer relationships	$971.4	11 years
Trade names	389.0	20 years
Other intangibles	13.7	9 years

Total identifiable intangibles	$1,374.1	14 years

Goodwill(a)	$2,168.5

(a)	Much of the goodwill in the BAMS transaction represents synergies in processing and other strengths of the respective partners. None of the goodwill is deductible for tax purposes.

Additional information. The pro forma impact of all 2009 acquisitions on net income was not material.

2009 Dispositions

In August 2009, the Company divested its debit and credit card issuing and acquiring processing business in Austria which was reported as part of the International segment. The Company recognized a loss on the sale of $37.2 million, comprised of a $21.9 million loss classified as “Other income (expense)” and a $15.3 million income tax expense in the Consolidated Statements of Operations.

In November 2009, the Company sold a merchant acquiring business in Canada which was reported as part of the International segment. The Company recognized a loss on the sale of $7.8 million, comprised of a $10.0 million gain classified as “Other income (expense)” and a $17.8 million income tax expense in the Consolidated Statements of Operations.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2008 Acquisitions

In January 2008, the Company entered into an alliance with AIB, of which the Company owns 50.1%. The alliance provides card acquiring services in the Republic of Ireland, the United Kingdom and elsewhere in Europe. The purchase price allocation resulted in identifiable intangible assets of $79 million, which are being amortized over 10 years, a trade name of $15 million that is being amortized over 10 years and goodwill of $90 million. The alliance with AIB is consolidated and reported in the International segment.

In February 2008, the Company purchased the remaining interest in Unified Network Payment Solutions (“UNPS”) located in Canada. UNPS is consolidated and reported as part of the International segment.

In July 2008, FDC and its parent, Holdings, purchased the remaining 18.2% and 13.6% of the outstanding equity of Money Network, respectively, not already owned by the Company. The purchase price paid by Holdings consisted of shares of its common stock. FDC subsequently purchased Holdings’ interest in Money Network for an amount equivalent to the value of the shares issued by Holdings as purchase consideration. Money Network is reported as part of the Retail and Alliance Services segment.

In September 2008, the Company purchased 50% of EUFISERV’s inter-bank processing business (subsequently renamed Trionis). Trionis will provide services across Europe. The Company accounts for its investment under the equity method of accounting within the International segment.

On November 1, 2008, the Company and JPMorgan Chase terminated their merchant alliance, CPS, which was the Company’s largest merchant alliance. The Company received its proportionate 49% share of the assets of the alliance, including domestic merchant contracts, an equity investment in Merchant Link, a full-service independent sales organization (“ISO”) and Agent Bank unit, and a portion of the employees. The new domestic owned and managed business is being operated as part of FDC’s Retail and Alliance Services segment mostly within the BAMS alliance since June 2009 as discussed above. First Data will continue to provide transaction processing and related services for certain merchants of the alliance that were allocated to JPMorgan Chase but are resident on First Data’s processing platforms. First Data has historically accounted for its noncontrolling interest in the alliance under the equity method of accounting. Beginning November 1, 2008, the portion of the alliance’s business received by the Company in the separation is reflected on a consolidated basis throughout the financial statements. CPS accounted for the vast majority of the “Equity earnings in affiliates” and the processing and other fees noted in footnote (a) on the face of the Consolidated Statements of Operations. The receipt of the Company’s proportionate share of CPS was accounted for as a purchase business combination. The assets and liabilities received were recorded at their fair values. As a result of the alliance termination and subsequent business combination, the Company assessed its deferred tax liabilities established at the time of the merger and reversed $508 million of those liabilities through purchase accounting for the Company’s proportionate share of CPS. The purchase price allocation resulted in identifiable intangible assets of $1,047 million, which are being amortized over three to approximately nine years, and goodwill of $964 million.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The aggregate cash paid for acquisitions during the year ended December 31, 2008 was approximately $267 million. The aggregate purchase price allocation associated with acquisitions during 2008 resulted in identifiable intangible assets and goodwill as follows:

	Purchase price allocation (in millions)	Weighted-average useful life
Software	$59.4	4 years
Customer relationships	1,056.8	9 years
Trade names	16.2	10 years
Other intangibles	13.7	9 years

Total identifiable intangibles	$1,146.1	9 years

Goodwill(a)	$1,111.3

(a)	Approximately $439 million of goodwill resulting from 2008 acquisitions is expected to be deductible for tax purposes.

Additional information. The pro forma impact of all 2008 acquisitions on net income was not material.

2008 Dispositions

In July 2008, the Company sold its subsidiary Active Business Services Ltd. which was reported as part of the International segment.

In July 2008, the Company sold its interest in Early Warning Services which had been accounted for under the equity method and was reported in All Other and Corporate.

In October 2008, the Company sold its subsidiary Peace which was reported as part of the Financial Services segment.

On December 31, 2008, the Company sold 12.5% of the membership interests in their merchant alliance, Wells Fargo Merchant Services, LLC (“WFMS”), to Wells Fargo & Company (“WFB”), for cash consideration totaling $222 million. This resulted in the Company owning 40% of the merchant alliance. FDC deconsolidated the WFMS balance sheet as of December 31, 2008 and is reflecting its remaining ownership interest as an equity method investment in the Retail and Alliance Services segment. The Company recognized a pretax loss of $3.8 million resulting from the transaction.

Other Information

The following table outlines the net assets acquired and net cash paid for acquisitions (at date of acquisition) (in millions):

	Year ended December 31,
	2010	2009	2008
Fair value of net assets acquired	$216.5	$3,538.7	$3,013.1
Less non-cash consideration	—	(3,444.2)	(2,746.0)
Less cash acquired	—	(8.0)	—

Net cash paid for acquisitions(a)	$216.5	$86.5	$267.1

(a)	Includes purchases of noncontrolling interests.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents changes to goodwill for the years ended December 31, 2009 and 2010 (in millions):

	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Divested Operations	Totals
Balance as of January 1, 2009
Goodwill	$11,925.6	$3,166.9	$2,522.2	$241.6	$223.9	$18,080.2
Accumulated impairment losses	(1,106.5)	(1,395.2)	(375.6)	(160.4)	(181.3)	(3,219.0)

	10,819.1	1,771.7	2,146.6	81.2	42.6	14,861.2

Acquisitions	2,127.2	—	42.5	—	—	2,169.7
Dispositions	—	—	—	—	(38.6)	(38.6)
Purchase price adjustments	323.6	(0.3)	31.8	(0.2)	—	354.9
Reallocation of goodwill	(244.4)	290.4	—	(46.0)	—	—
Goodwill impairments	—	—	—	(16.6)	—	(16.6)
Other adjustments (primarily foreign currency)	0.9	—	148.3	—	(4.0)	145.2

Balance as of December 31, 2009
Goodwill	14,132.9	3,457.0	2,744.8	195.4	181.3	20,711.4
Accumulated impairment losses	(1,106.5)	(1,395.2)	(375.6)	(177.0)	(181.3)	(3,235.6)

	13,026.4	2,061.8	2,369.2	18.4	—	17,475.8

Purchase price adjustments	(67.2)	(5.6)	(0.5)	(18.4)	—	(91.7)
Other adjustments (primarily foreign currency)	—	—	(87.2)	—	—	(87.2)

Balance as of December 31, 2010
Goodwill	14,065.7	3,451.4	2,657.1	177.0	181.3	20,532.5
Accumulated impairment losses	(1,106.5)	(1,395.2)	(375.6)	(177.0)	(181.3)	(3,235.6)

	$12,959.2	$2,056.2	$2,281.5	$—	$—	$17,296.9

The terms of certain of the Company’s acquisition agreements provide for additional consideration to be paid if the acquired entity’s results of operations exceed certain targeted levels or if certain other conditions are met, as well as other payments or receipts of cash related to certain events that transpired subsequent to the acquisition of certain companies. Targeted levels are generally set substantially above the historical experience of the acquired entity at the time of acquisition. Such additional consideration is paid in cash and is recorded when payable as additional purchase price. Additional consideration was paid totaling $1.4 million in 2010, $14.7 million in 2009 and $35.6 million in 2008. As of December 31, 2010, the Company did not have any contingent consideration payable.

Note 4: Settlement Assets and Obligations

Settlement assets and obligations result from FDC’s processing services and associated settlement activities, including settlement of payment transactions. Settlement assets are generated principally from merchant services transactions. Certain merchant settlement assets that relate to settlement obligations accrued by the Company are held by partner banks to which the Company does not have legal ownership but has the right to use to satisfy the related settlement obligation. FDC records corresponding settlement obligations for amounts payable to merchants and for payment instruments not yet presented for settlement. The difference in the aggregate amount

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

of such assets and liabilities is primarily due to unrealized net investment gains and losses, which are reported as OCI in equity. The principal components of FDC’s settlement assets and obligations are as follows (in millions):

As of December 31,	2010	2009
Settlement assets:
Current settlement assets:
Cash and cash equivalents	$1,896.0	$2,627.8
Investment securities	39.2	250.9
Due from card associations and bank partners	4,194.8	3,832.4
Due from merchants	542.0	139.9
Due from selling agents	22.0	19.3

	6,694.0	6,870.3

Long-term settlement assets:
Investment securities	365.1	480.7

	$7,059.1	$7,351.0

Settlement obligations:
Current settlement obligations:
Payment instruments outstanding	$775.5	$1,232.6
Card settlements due to merchants	6,283.4	6,144.0
Due to selling agents	—	18.1

	$7,058.9	$7,394.7

Cash equivalents consist of short-term time deposits, commercial paper and other investments. See Note 5 for information concerning the Company’s investment securities.

FDC generated revenues from its investment of certain settlement assets, the majority of which pertained to cash equivalents and investment securities. As of December 31, 2010, the official check portfolio was invested in cash equivalents with ratings of “A1/P1” or better or in the “A” category or better and short-term and long-term investments rated in the “A” category or better with the exception of $4.7 million in lower rated securities, primarily auction rate securities described in Note 7. The following table presents the official check investment portfolio average balances and total investment revenues:

	Year ended December 31,
	2010	2009	2008
Official check investment portfolio average balances (in billions)	$1.0	$2.7	$7.3
Investment revenues from the official check portfolio (before commissions to certain selling agents) (in millions)(a)	$(17.6)	$31.1	$163.2

(a)	Includes impairment charges of $28.2 million in 2010 and $60.3 million in 2008. Refer to Note 5 for additional information.

Note 5: Investment Securities

The majority of the Company’s investment securities are a component of the Company’s settlement assets and represent the investment of funds received by FDC from the sale of payment instruments (official checks and financial institution money orders) by authorized agents. The Company’s investment securities included in current settlement assets primarily consists of money market funds, discounted commercial paper, time deposits

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

and corporate bonds. The Company’s long-term settlement assets are comprised of student loan auction rate securities (“SLARS”) and corporate bonds. Realized gains and losses and other-than-temporary impairments (“OTTI”) on investments classified as settlement assets are recorded in the “Product sales and other” line item of the Consolidated Statements of Operations. The Company carried other investments including equity securities and shares of a money market fund which are carried at fair value and included in the “Other current assets” and “Other long-term assets” line items of the Consolidated Balance Sheets. Realized gains and losses on these investments are recorded in the “Other income (expense)” line item of the Consolidated Statements of Operations described in Note 9.

The principal components of the Company’s investment securities are as follows (in millions):

	Cost(a)	Gross Unrealized Gain	Gross Unrealized (Loss) excluding OTTI(b)	OTTI Recognized in OCI (b)(c)	Fair Value(d)
As of December 31, 2010
Student loan auction rate securities	$341.1	—	—	$—	$341.1
Corporate bonds	63.0	$0.1	$(0.1)	—	63.0
Other securities:
Cost method investments	24.5	—	—	—	24.5
Other	0.6	0.1	—	—	0.7

Total other	25.1	0.1	—	—	25.2

Totals	$429.2	$0.2	$(0.1)	$—	$429.3

As of December 31, 2009
Student loan auction rate securities	$494.4	—	$(29.8)	$(14.9)	$449.7
Corporate bonds	270.7	$0.7	—	—	271.4
Other securities:
Cost method investments	25.1	—	—	—	25.1
Other	15.8	0.2	—	—	16.0

Total other	40.9	0.2	—	—	41.1

Totals	$806.0	$0.9	$(29.8)	$(14.9)	$762.2

(a)	Represents amortized cost for debt securities.
(b)	“OTTI” refers to other-than-temporary impairments.
(c)	Represents the fair value adjustment for debt securities excluding that attributable to credit losses.
(d)	Represents cost for cost method investments.

The following table presents the gross unrealized losses and fair value of the Company’s investments with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position (in millions):

As of December 31, 2010	Less than 12 months		More than 12 months		Total Fair Value	Total Unrealized Losses
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate bonds	$45.8	$(0.1)	—	—	$45.8	$(0.1)

	Less than 12 months		More than 12 months		Total Fair Value	Total Unrealized Losses
As of December 31, 2009	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Student loan auction rate securities	—	—	$449.7	$(44.7)	$449.7	$(44.7)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Prior to the fourth quarter of 2010, the Company did not intend to sell the remainder of the SLARS and did not consider it more likely than not that it would be required to sell the SLARS before the recovery of the amortized cost basis and accordingly no significant OTTI losses had been recorded in earnings. This determination was based on management’s expectations as to when certain related settlement liabilities would need to be funded and the Company’s ability to use its revolving credit facility in the event the settlement liabilities need to be funded before the SLARS became liquid. However, during the fourth quarter of 2010, several events occurred which have impacted management’s expectations. Compliance with new state laws and regulations will restrict the Company’s ability to hold the SLARS for an extended period. Additionally, although the Company’s revolving credit facility remains available, management is no longer certain it will utilize it in order to avoid selling the SLARS at their current fair value. Due to the combination of the cumulative effect of the new and existing state laws and regulations noted above as well as the Company’s changing views of its use of capital, the Company can no longer assert that it will not more likely than not be required to sell the SLARS prior to the recovery of their fair value to their amortized cost. Accordingly, an other-than-temporary impairment of $27.9 million was recognized during the fourth quarter of 2010 in addition to an other-than-temporary impairment of $0.3 million recognized during the first quarter of 2010.

During the third quarter of 2010, the Company received proceeds of $85.3 million for its entire holdings in the NextStudent SLARS as a result of the liquidation through public sale of the underlying collateral of the securities. The Company realized a loss of $2.8 million on the liquidation.

On January 28, 2011, the Company sold approximately $123 million of its holdings in SLARS resulting in a net realized loss of $2.6 million.

All of the above investments, with the exception of cost method investments, were classified as available-for-sale. The Company uses specific identification to determine the cost of a security sold and the amount of gains and losses reclassified out of other comprehensive income (“OCI”) into the Consolidated Statements of Operations. Unrealized gains and losses on investments carried at fair value are included as a separate component of OCI, net of any related tax effects.

The following table presents additional information regarding available-for-sale securities (in millions):

	Year ended December 31,
	2010	2009	2008
Proceeds from sales(a)	$138.1	$56.0	$455.4
Gross realized gains included in earnings as a result of sales(a)	6.2	0.1	—
Gross realized (losses) included in earnings as a result of sales(a)	(3.3)	(0.7)	(0.6)
Impairments included in earnings(b)	(28.2)	—	(63.3)
Net unrealized gains or (losses) included in OCI, net of tax	7.7	10.6	(48.7)
Net gains or (losses) reclassified out of OCI into earnings, net of tax	(19.8)	(0.3)	(37.5)

(a)	Includes activity resulting from sales, redemptions, liquidations and related matters. Gains and losses are recorded in the “Product sales and other” or “Other income (expense)” line items of the Consolidated Statements of Operations.
(b)	In 2009, in accordance with new accounting guidance, the Company recognized a cumulative effect adjustment increasing the opening balance of retained earnings effectively reversing $43.3 million of impairments recognized in 2008.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents maturity information for the Company’s investments in debt securities as of December 31, 2010 (in millions):

Fair Value
Due within one year	$39.7
Due after one year through five years	23.8
Due after five years through 10 years	29.4
Due after 10 years	311.7

Total debt securities	$404.6

The Company also maintained investments in non-marketable securities, held for strategic purposes (collectively referred to as “cost method investments”) which are carried at cost and included in “Other long-term assets” in the Company’s Consolidated Balance Sheets. These investments are evaluated for impairment upon an indicator of impairment such as events or changes in circumstances that may have a significant adverse effect on the fair value of the investment. As of December 31, 2010 there were no indicators of impairment. Where there are no indicators of impairment present, the Company estimates the fair value for the cost method investments only if it is practicable to do so. As of December 31, 2010, it was deemed impracticable to estimate the fair value on $19.1 million of cost method assets due to the lack of sufficient data upon which to develop a valuation model and the costs of obtaining an independent valuation in relation to the size of the investments. Realized pretax gains and losses associated with these investments are recognized in the “Other income (expense)” line item of the Consolidated Statements of Operations described in Note 9.

Note 6: Derivative Financial Instruments

Risk Management Objectives and Strategies

The Company is exposed to various financial and market risks, including those related to changes in interest rates and foreign currency exchange rates, that exist as part of its ongoing business operations. The Company utilizes certain derivative financial instruments to enhance its ability to manage these risks.

As of December 31, 2010, the Company uses derivative instruments to mitigate (i) cash flow risks with respect to changes in interest rates (forecasted interest payments on variable rate debt), (ii) to protect the initial net investment in certain foreign subsidiaries and/or affiliates with respect to changes in foreign currency exchange rates and (iii) to protect the Company from foreign currency exposure related to an outsourcing contract with a foreign vendor.

Derivative instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. The Company applies strict policies to manage each of these risks, including prohibition against derivatives trading, derivatives market-making or any other speculative activities. Although certain derivatives do not qualify for hedge accounting, they are maintained for economic hedge purposes and are not considered speculative.

The Company’s policy is to minimize its cash flow and net investment exposures related to adverse changes in interest rates and foreign currency exchange rates. The Company’s objective is to engage in risk management strategies that provide adequate downside protection.

Accounting for Derivative Instruments and Hedging Activities

The Company recognizes all derivatives in the “Other long-term assets”, “Other current liabilities” and “Other long-term liabilities” captions in the Consolidated Balance Sheets at their fair values. The Company has designated certain of its interest rate swaps as cash flow hedges of forecasted interest rate payments related to its

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

variable rate debt and a cross currency swap as a foreign currency hedge of its net investment in a foreign subsidiary. Other interest rate swaps, cross currency swaps and forward contracts on various foreign currencies no longer qualify or have not been designated as accounting hedges and do not receive hedge accounting treatment.

With respect to derivative instruments that are afforded hedge accounting, the effective portion of changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge is recorded in OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Changes in the fair value of a net investment hedge that qualifies for hedge accounting are recorded as part of the cumulative translation adjustment in OCI. Any ineffectiveness associated with the aforementioned cash flow hedges is recorded immediately in the Consolidated Statements of Operations.

The Company formally documents all relationships between hedging instruments and the underlying hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to forecasted transactions and net investment hedges to the underlying investment in a foreign subsidiary or affiliate. The Company formally assesses, both at inception of the hedge and on an ongoing basis, whether the hedge is highly effective in offsetting changes in cash flows or foreign currency exposure of the underlying hedged items. The Company also performs an assessment of the probability of the forecasted transactions on a periodic basis. If it is determined that a derivative ceases to be highly effective during the term of the hedge or if the forecasted transaction is no longer probable, the Company will discontinue hedge accounting prospectively for such derivative.

Credit Risk

The Company monitors the financial stability of its derivative counterparties and all counterparties remain highly-rated (in the “A” category or higher). The credit risk inherent in these agreements represents the possibility that a loss may occur from the nonperformance of a counterparty to the agreements. The Company performs a review at inception of the hedge, as circumstances warrant, and at least on a quarterly basis of the credit risk of these counterparties. The Company also monitors the concentration of its contracts with individual counterparties. The Company’s exposures are in liquid currencies (primarily in U.S. dollars, euros and Australian dollars), so there is minimal risk that appropriate derivatives to maintain the hedging program would not be available in the future.

Derivatives Not Qualifying For Hedge Accounting

As of December 31, 2010, the Company had certain derivative instruments that functioned as economic hedges but no longer qualify or were not designated to qualify for hedge accounting. Such instruments included a cross-currency swap to hedge foreign currency exposure from an intercompany loan, a foreign exchange rate collar to hedge foreign currency exposure related to an outsourcing contract with a foreign vendor, and interest rate swaps to hedge the interest payments on variable rate debt from fluctuations in interest rates.

During the first quarter of 2009, one of the cash flow hedges of interest payments on the Company’s variable rate debt previously designated to qualify for hedge accounting ceased to be highly effective. As such, the Company did not apply hedge accounting to the discontinued hedge during the first quarter of 2009 and discontinued prospective hedge accounting for the affected derivatives with a notional balance of $1.5 billion. During the second quarter of 2009, the Company made an election with respect to the duration of the variable LIBOR interest rate payments it was hedging which was inconsistent with the original hedge strategy documented in the accounting designation. Accordingly, the Company had to de-designate the affected interest rate swaps, with $2.0 billion notional amount, from receiving hedge accounting. The Company was able to

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

re-designate prospectively an interest rate swap with a notional amount of $500 million to continue to receive hedge accounting treatment; however, the other interest rate swaps with $1.5 billion notional amount no longer met the criteria to qualify for hedge accounting primarily due to the significant “off-market” value of the swaps and will not be receiving hedge accounting treatment prospectively.

During the second quarter of 2010, two interest rate swaps with a total notional balance of $1.0 billion and one basis rate swap with a notional balance of $1.0 billion ceased to be highly effective. As such, the Company did not apply hedge accounting to the discontinued hedges during the second quarter of 2010 and discontinued prospective hedge accounting for the affected derivatives. The amount carried in OCI as of the date of de-designation has been reclassified into earnings in the same period during which the forecasted transaction affected earnings. The amount reclassified in the second quarter and third quarter of 2010 from OCI to the “Other income (expense)” line of the Consolidated Statements of Operations was $4.6 million and $4.6 million, respectively, through the expiration date of the swaps in September 2010.

While the derivatives noted above no longer qualified for hedge accounting, they continued to be effective economically in eliminating the variability in interest rate payments on the corresponding portion of the Company’s variable rate debt.

During the third quarter of 2010, five interest rate swaps with a total notional balance of $2.5 billion and one basis rate swap with a notional balance of $1.0 billion expired.

As of December 31, 2010, the notional amount of the foreign exchange rate collar was approximately 83.8 million Philippine pesos ($1.9 million). The notional amount of the cross-currency swaps was 91.1 million euro (approximately $119.5 million). The notional amount of the interest rate swaps that no longer qualify for hedge accounting was $1.5 billion.

The periodic change in the mark-to-market of the derivative instruments not designated as accounting hedges is recorded immediately in the Consolidated Statements of Operations. For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets and derivative gains and losses in the Consolidated Statements of Operations, see the tabular information presented below.

Derivatives That Qualify For Hedge Accounting

Hedge of a net investment in a foreign operation. As of December 31, 2010, the Company had a cross currency swap that was designated as a hedge of a net investment in a foreign operation with an aggregate notional amount of 115.0 million Australian dollars (approximately $115.5 million).

For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets and derivative gains and losses in the Consolidated Statements of Operations, see the tabular information presented below.

Cash flow hedges. As of December 31, 2010, the Company had interest rate swaps which were designated as cash flow hedges of the variability in the interest payments on $3.5 billion of the approximate $12.0 billion variable rate senior secured term loan. The Company also had two basis rate swaps, which expired during the third quarter of 2010, that modified the variable rates on $3.0 billion of the $3.5 billion interest rate swaps and that lowered the fixed interest rates on those interest rate swaps. The basis swaps paid interest at rates equal to three-month-LIBOR and received interest at rates equal to one-month-LIBOR plus a fixed spread.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

At December 31, 2010, the maximum length of time over which the Company is hedging its exposure is approximately 2 years. The Company follows the hypothetical derivative method to measure hedge ineffectiveness which resulted mostly from the hedges being off-market at the time of designation. Ineffectiveness associated with these hedges is recognized immediately in the Consolidated Statements of Operations. The amount of losses in OCI related to the hedged transactions as of December 31, 2010 that is expected to be reclassified into the Consolidated Statements of Operations within the next 12 months is approximately $75.9 million.

For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets and derivative gains and losses in the Consolidated Balance Sheets or in the Consolidated Statements of Operations, see the tabular information presented below.

Fair Value of Derivative Instruments

Fair Value of Derivative Instruments in the Consolidated Balance Sheets

	As of December 31, 2010
(in millions)	Assets(a)	Liabilities(b)
Derivatives designated as hedging instruments
Interest rate contracts	—	$(252.2)
Foreign exchange contracts	—	(21.3)

Total derivatives designated as hedging instruments	—	(273.5)

Derivatives not designated as hedging instruments
Interest rate contracts	—	(105.0)
Foreign exchange contracts	$7.7	(0.9)

Total derivatives not designated as hedging instruments	7.7	(105.9)

Total derivatives	$7.7	$(379.4)

	As of December 31, 2009
(in millions)	Assets(a)	Liabilities(b)
Derivatives designated as hedging instruments
Interest rate contracts	—	$(304.4)
Foreign exchange contracts	—	(10.0)

Total derivatives designated as hedging instruments	—	(314.4)

Derivatives not designated as hedging instruments
Interest rate contracts	—	(153.5)
Foreign exchange contracts	$1.2	(3.6)

Total derivatives not designated as hedging instruments	1.2	(157.1)

Total derivatives	$1.2	$(471.5)

(a)	Derivative assets are included in the “Other long-term assets” line of the Consolidated Balance Sheets.
(b)	Derivative liabilities are included in the “Other current liabilities” and “Other long-term liabilities” lines of the Consolidated Balance Sheets.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Effect of Derivative Instruments on the Consolidated Statements of Operations

	Year ended December 31,
	2010		2009		2008
(in millions, pretax)	Interest Rate Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Foreign Exchange Contracts
Derivatives in cash flow hedging relationships:
Amount of gain or (loss) recognized in OCI (effective portion)	$(26.2)	—	$41.1	—	$(433.1)	—
Amount of gain or (loss) reclassified from accumulated OCI into income(a)	$(145.7)	—	$(131.4)	—	$(45.8)	—
Amount of gain or (loss) recognized in income (ineffective portion)(b)	$(6.3)	—	$(11.3)	—	$(16.0)	—

Derivatives in net investment hedging relationships:
Amount of gain or (loss) recognized in OCI (effective portion)	—	$(14.8)	—	$(21.9)	—	$17.3
Amount of gain or (loss) recognized in income (ineffective portion)(b)	—	$0.5	—	$1.1	—	$(1.7)
Derivatives not designated as hedging instruments
Amount of gain or (loss) recognized in income(b)	$(61.6)	$9.1	$(53.0)	$(4.2)	—	$4.8

(a)	Gain (loss) is recognized in the “Interest expense” line of the Consolidated Statements of Operations.
(b)	Gain (loss) is recognized in the “Other income (expense)” line of the Statements of Operations.

Accumulated Derivative Gains and Losses

The following table summarizes activity in other comprehensive income for the years ended December 31, 2010 and 2009 related to derivative instruments classified as cash flow hedges and net investment hedges held by the Company (in millions, after tax):

	Year ended December 31,
	2010	2009
Accumulated loss included in other comprehensive income (loss) at beginning of the period	$(242.3)	$(339.6)
Less: Reclassifications into earnings from other comprehensive income (loss)	91.3	82.4

	(151.0)	(257.2)
Net gains and (losses) in fair value of derivatives(a)	(30.3)	14.9

Accumulated loss included in other comprehensive income (loss) at end of the period	$(181.3)	$(242.3)

(a)	Gains and (losses) are included in unrealized (losses) gains on hedging activities and in foreign currency translation adjustment on the Consolidated Statements of Equity.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7: Fair Value Measurement

Fair value of financial instruments

Carrying amounts for certain of FDC’s financial instruments (cash and cash equivalents and short-term borrowings) approximate fair value due to their short maturities. Accordingly, these instruments are not presented in the following table. The following table provides the estimated fair values of the remaining financial instruments (in millions):

	2010
As of December 31,	Carrying Value	Fair Value(a)
Financial instruments:
Settlement assets:
Short-term investment securities	$39.2	$39.2
Long-term investment securities	$365.1	$365.1
Other long-term assets:
Long-term investment securities	$0.5	$0.5
Cost method investments	$24.5	$24.5
Derivative financial instruments	$7.7	$7.7
Other current liabilities:
Derivative financial instruments	$4.4	$4.4
Long-term borrowings:
Long-term borrowings	$22,438.8	$20,914.6
Other long-term liabilities:
Derivative financial instruments	$375.0	$375.0

(a)	Represents cost for cost method investments. Refer to Note 5 of these Consolidated Financial Statements for a more detailed discussion of cost method investments.

The estimated fair values of investment securities and derivative financial instruments are described below. Refer to Notes 5 and 6 for additional information regarding the Company’s investment securities and derivative financial instruments, respectively.

The estimated fair market value of long-term borrowings was primarily based on market trading prices. For additional information regarding the Company’s borrowings, refer to Note 8 of these Consolidated Financial Statements.

Concentration of credit risk

The Company’s investment securities are diversified across multiple issuers within its investment portfolio (investment securities plus cash and cash equivalents). In addition to investment securities, the Company maintains other financial instruments with various financial institutions. The Company has no single issuer representing more than 18% of the total carrying value of the investment portfolio and limits its derivative financial instruments credit risk by maintaining contracts with counterparties rating “A” or higher. The Company periodically reviews the credit standings of these institutions.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis

Fair value is defined by accounting guidance as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company uses the hierarchy prescribed in the accounting guidance for fair value measurements, based upon the available inputs to the valuation and the degree to which they are observable or not observable in the market. The three levels in the hierarchy are as follows:

•	Level 1 Inputs—Quoted prices (unadjusted) for identical assets or liabilities in active markets that are accessible as of the measurement date.

•

Level 2 Inputs—Inputs other than quoted prices within Level 1 that are observable either directly or indirectly, including but not limited to quoted prices in markets that are not active, quoted prices in active markets for similar assets or liabilities and observable inputs other than quoted prices such as interest rates or yield curves.

•

Level 3 Inputs—Unobservable inputs reflecting the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

The Company maximizes the use of relevant observable inputs and minimizes the use of unobservable inputs.

Financial instruments carried and measured at fair value on a recurring basis are classified in the table below according to the fair value hierarchy described above (in millions):

	Fair Value Measurement Using
As of December 31, 2010	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Assets:
Settlement assets:
Student loan auction rate securities	$—	$—	$341.1	$341.1
Other available-for-sale securities:
Corporate bonds	—	63.0	—	63.0
Preferred stock	0.2	—	—	0.2

Total other available-for-sale securities	0.2	63.0	341.1	404.3

Other long-term assets:
Available-for-sale securities	—	0.5	—	0.5
Foreign currency derivative contracts	—	7.7	—	7.7

Total other long-term assets	—	8.2	—	8.2

Total assets at fair value	$0.2	$71.2	$341.1	$412.5

Liabilities:
Other current liabilities:
Interest rate swap contracts	$—	$4.4	$—	$4.4
Other long-term liabilities:
Interest rate swap contracts	—	352.8	—	352.8
Foreign currency derivative contracts	—	22.2	—	22.2

Total liabilities at fair value	$—	$379.4	$—	$379.4

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Settlement assets - student loan auction rate securities. Due to the lack of observable market activity for the SLARS held by the Company, the Company, with the assistance of a third-party valuation firm upon which the Company in part relied, made certain assumptions, primarily relating to estimating both the weighted-average life for the securities held by the Company and the impact on the fair value of the current inability to redeem the securities at par value. All key assumptions and valuations were determined by and are the responsibility of management. The securities were valued using an income approach based on a probability-weighted discounted cash flow analysis. The Company considered each security’s key terms including date of issuance, date of maturity, auction intervals, scheduled auction dates, maximum auction rates, as well as underlying collateral, ratings, and guarantees or insurance. The impact of the Company’s judgment in the valuation was significant and, accordingly, the resulting fair value was classified as Level 3 within the fair value hierarchy. A 50 basis point change in liquidity risk premium, as well as slight changes in other factors, would impact the value of the SLARS by approximately $7 million. For additional information regarding the sale, settlements and impairments of the SLARS, refer to Note 5 of these Consolidated Financial Statements.

(in millions)	Fair Value Measurement Using Significant Unobservable Inputs (Level 3) Student loan auction rate securities
Beginning balance as of January 1, 2010	$449.7
Total gains or losses (realized or unrealized):
Included in other comprehensive income	44.7
Included in product sales and other	(31.5)
Sales	(23.5)
Settlements	(98.3)
Transfers in (out) of Level 3	—

Ending balance as of December 31, 2010	$341.1

Settlement assets - other available-for-sale securities. Prices for the corporate bonds are not quoted on active exchanges but are priced through an independent third-party pricing service based on quotations from market-makers in the specific instruments or, where appropriate, from other market inputs. Corporate bonds were valued under a market approach using observable inputs including reported trades, benchmark yields, broker/dealer quotes, issuer spreads and other standard inputs.

The Company’s experience with these types of investments and expectations of the current investments held is that they will be satisfied at the current carrying amount. These securities were classified as Level 2.

Derivative financial instruments. The Company uses derivative instruments to mitigate certain risks. The Company’s derivatives are not exchange listed and therefore the fair value is estimated under an income approach using Bloomberg analytics models that are based on readily observable market inputs. These models reflect the contractual terms of the derivatives, such as notional value and expiration date, as well as market-based observables including interest and foreign currency exchange rates, yield curves and the credit quality of the counterparties. The models also incorporate the Company’s creditworthiness in order to appropriately reflect non-performance risk. Inputs to the derivative pricing models are generally observable and do not contain a high level of subjectivity and, accordingly, the Company’s derivatives were classified within Level 2 of the fair value hierarchy. While the Company believes its estimates result in a reasonable reflection of the fair value of these instruments, the estimated values may not be representative of actual values that could have been realized or that will be realized in the near future. Refer to Note 6 of these Consolidated Financial Statements for additional information regarding the Company’s derivative financial instruments.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis

During the year ended December 31, 2010, the Company recorded impairments totaling $11.5 million on assets with a total carrying value of $11.7 million, as a result of changes in management’s expectations with respect to projected cash flows, ongoing negative cash flows for certain assets or asset groups or due to the discontinued use of certain assets. The impairments related to property and equipment, customer relationships, software, other intangibles, and other long-term assets.

The fair values of the impaired assets were estimated primarily using an income approach, based on management’s current cash flow projections and using assumptions that management believes are consistent with market participant assumptions. The inputs to the valuations are largely unobservable, and the measurements are accordingly classified as Level 3. The majority of these assets were deemed fully impaired. All key assumptions and valuations were determined by and are the responsibility of management. The specific impairments are described in Note 2 of these Consolidated Financial Statements.

Note 8: Borrowings

Borrowings consisted of the following as of December 31, 2010 and 2009 (in millions):

As of December 31,	2010	2009
Short-term borrowings	$180.3	$109.2

Current portion of long-term borrowings(a):
4.50% Notes due 2010	—	12.8
5.625% Notes due 2011	31.4	—
Senior secured term loan facility due 2014	—	129.2
Capital lease obligations	58.8	53.7

Total current portion of long-term borrowings	90.2	195.7

Long-term borrowings(a):
5.625% Notes due 2011	—	30.0
4.70% Notes due 2013	13.3	12.7
4.85% Notes due 2014	3.2	3.0
Senior secured term loan facility due 2014	11,951.0	12,498.5
4.95% Notes due 2015	7.9	7.5
9.875% Senior notes due 2015	783.5	3,750.0
10.55% Senior PIK notes due 2015(b)	675.3	3,347.9
11.25% Senior subordinated notes due 2016	2,500.0	2,500.0
8.875% Senior notes due 2020	492.8	—
8.25% Senior second lien notes due 2021	1,981.8	—
12.625% Senior notes due 2021	2,973.1	—
8.75%/10.00% PIK toggle senior second lien notes due 2022 (b)	991.0	—
Capital lease obligations	65.9	155.3

Total long-term borrowings	22,438.8	22,304.9

Total borrowings	$22,709.3	$22,609.8

(a)	Amounts are shown net of unamortized discount as applicable
(b)	Payment In-Kind (“PIK”)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Senior Secured Revolving Credit Facility

FDC’s senior secured revolving credit facility currently has commitments from nondefaulting financial institutions to provide $1,769.4 million of credit. Up to $500 million of the senior secured revolving credit facility is available for letters of credit (of which $51.9 million and $39.6 million of letters of credit were issued under the facility as of December 31, 2010 and 2009, respectively). FDC had no amounts outstanding against this facility as of December 31, 2010 and 2009. As of December 31, 2010, $1,717.5 million remained available under the revolving credit facility after considering the letters of credit issued under it.

Interest is payable at a rate equal to, at FDC’s option, either (a) LIBOR for deposits in the applicable currency plus an applicable margin or (b) the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus 0.50%, plus an applicable margin. The weighted-average interest rates were 4.5% and 4.8% for the years ended December 31, 2010 and 2009, respectively. The commitment fee rate for the unused portion of this facility is 0.50% per year. The revolving credit facility expires on September 24, 2013.

Other Short-Term Borrowings

FDC had approximately $428 million and $565 million available under short-term lines of credit and other arrangements with foreign banks and alliance partners primarily to fund settlement activity, as of December 31, 2010 and 2009, respectively. These arrangements are primarily associated with international operations and are in various functional currencies, the most significant of which are the euro, Australian dollar and Polish zloty. Certain of these arrangements are uncommitted (approximately $151 million and $186 million, respectively) but FDC had $150.6 million and $100.1 million of borrowings outstanding against them as of December 31, 2010 and 2009, respectively. The weighted average interest rates associated with these arrangements were 4.0% and 3.3% for the years ended December 31, 2010 and 2009, respectively. Commitment fees for the committed lines of credit range from 0.12% to 2.0%.

Modifications to the Senior Secured Credit Facilities

On August 10, 2010, FDC amended its senior secured credit facilities to, among other things:

(i) allow for FDC to incur additional secured indebtedness or additional unsecured indebtedness so long as (a) 100% of the net cash proceeds is used to repay FDC’s term loans or is offered on a pro rata basis to FDC’s term loan lenders of a particular class or classes in exchange for a like amount of term loans of such class or classes (and the term loans so exchanged are cancelled) or (b) if such indebtedness is secured by a lien junior to the liens securing the obligations under FDC’s senior secured credit facilities, the aggregate principal amount shall not exceed $3.5 billion at any time and the net cash proceeds of such indebtedness shall be used to redeem or repay FDC’s senior or senior subordinated notes or (c) the amount available to be borrowed under the uncommitted incremental facilities is reduced by an amount equal to the aggregate principal amount of such indebtedness;

(ii) exclude from the calculation of consolidated senior secured debt (and hence from the maintenance covenant) certain indebtedness secured by a lien ranking junior to the liens securing FDC’s obligations under its senior secured credit facilities; and

(iii) subject to the requirement to make such offers on a pro rata basis to all lenders within a particular class of loans, allow FDC to agree with individual lenders to extend the maturity of their term loans or revolving commitments, and for FDC to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension.

The amendment became effective, including the changes to the credit agreement described above, on August 20, 2010 following FDC’s issuance of $510.0 million in new notes and using the net cash proceeds

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

therefrom to prepay a like amount of FDC’s secured term loans. Refer to the “8.875% Senior secured notes” section below. The Company recorded $26.8 million in fees in conjunction with the debt modification. The fees were recorded as a discount on the senior secured term loans and will be amortized to interest expense over the remaining life of the loans.

Senior Secured Term Loan Facility

The terms of FDC’s senior secured term loan facility require FDC to pay equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount. In accordance with this provision, FDC made the following principal payments (in millions):

For the years ended December 31,	2010	2009	2008
U.S. dollar denominated loan	$89.2	$119.0	$117.7
Euro denominated loan	7.0	10.0	10.7

Total principal payments	$96.2	$129.0	$128.4

In August 2010, in conjunction with the debt modification noted above, $489.7 million of FDC’s proceeds from the issuance of the senior notes described below were used to prepay a portion of the principal balances and satisfy the above described future quarterly principal payments of FDC’s senior secured term loans. As a result of the prepayment, FDC has satisfied the quarterly principal payments related to these loans until September 2014.

As of December 31, 2010, FDC had interest rate swaps which hedge the variability in the interest payments on $5.0 billion of the approximate $12.0 billion variable rate senior secured term loan. FDC also had two basis rate swaps, which expired during the third quarter of 2010, that modified the variable rates on $3.0 billion of the $3.5 billion interest rate swaps and that lowered the fixed interest rates on those interest rate swaps. The basis swaps paid interest at rates equal to three-month-LIBOR and received interest at rates equal to one-month-LIBOR plus a fixed spread. The net fixed rates on all of the interest rate swaps associated with the senior secured term loan facility range from 4.098% to 5.248%.

The senior secured term loan facility also requires mandatory prepayments based on a percentage of excess cash flow generated by FDC. All obligations under the senior secured loan facility are fully and unconditionally guaranteed by substantially all domestic, wholly-owned subsidiaries of FDC, subject to certain exceptions.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Debt Exchange

On December 17, 2010, FDC completed its private exchange offers (“Debt Exchange”), in which FDC offered to exchange its 9.875% Senior notes due 2015 and its 10.550% Senior PIK notes due 2015, subject to the maximum exchange amount of $6.0 billion, for the new securities, payable (i) 50% in new 8.25% Senior second lien notes due 2021 (“8.25% cash-pay notes”) or, in new 8.75%/10.00% PIK Toggle senior second lien notes due 2022 (“PIK toggle notes” and together with the 8.25% cash-pay notes, the “second lien notes”), and (ii) 50% in new 12.625% Senior Unsecured Notes due 2021. The maximum aggregate principal amount of PIK toggle notes issuable in the exchange offers was $1.0 billion. The following table presents the results of the debt exchange.

Debt Exchange	Amounts (in millions)
Notes exchanged
9.875% Senior notes due 2015	$2,966.5
10.55% Senior PIK notes due 2015	3,035.1

Total amount exchanged(a)	$6,001.6

Notes issued
8.25% Senior second lien notes due 2021	$1,999.7
8.75%/10.00% PIK toggle senior second lien notes due 2022	1,000.0
12.625% Senior notes due 2021	3,000.0

Total amount issued(a)	$5,999.7

(a)	The difference between the total amount exchanged and the total amount issued relates primarily to a discount of the notes issued for exchanges subsequent to the early tender date.

FDC recorded $53.8 million in fees in conjunction with the debt exchange. The fees were recorded as a discount on the new notes and will be amortized to interest expense over the remaining term of the loans.

9.875% Senior Notes and 10.55% Senior PIK (Payment In-Kind) Notes

FDC’s 9.875% senior notes due September 24, 2015 are publicly tradable and require the payment of interest semi-annually on March 31 and September 30.

FDC’s senior PIK notes due September 24, 2015 are publicly tradable and require the payment of interest semi-annually on March 31 and September 30. The terms require that interest on these notes up to and including September 30, 2011 be paid entirely by increasing the principal amount of the outstanding notes or by issuing senior PIK notes. Beginning October 1, 2011, interest will be payable in cash and the first such payment will be in March 2012. During 2010, prior to the exchange described above, and during 2009 and 2008, FDC increased the principal amount of these notes by $362.5 million, $333.0 million and $197.4 million, respectively, in accordance with this provision.

The 9.875% senior notes and 10.55% senior PIK notes are unsecured and (i) rank senior in right of payment to all of FDC’s existing and future subordinated indebtedness, (ii) rank equally in right of payment to all of the existing and future senior indebtedness, (iii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iv) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior notes.

On December 17, 2010, FDC’s 9.875% senior notes and 10.55% senior PIK notes were partially exchanged for new securities as discussed in the “Debt exchange” section above.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.25% Senior Subordinated Notes

FDC’s publicly tradable 11.25% senior subordinated notes due March 31, 2016 require the payment of interest semi-annually on March 31 and September 30.

The senior subordinated notes are unsecured and (i) rank equally in right of payment with all of the existing and future senior subordinated debt, (ii) rank senior in right of payment to all future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes, (iii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iv) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior subordinated notes.

8.875% Senior Secured Notes

On August 20, 2010, FDC issued $510.0 million of 8.875% senior secured notes due August 15, 2020. Interest on the notes is payable on February 15 and August 15 of each year, commencing on February 15, 2011. The proceeds from this issuance, net of discount and underwriting fees of $17.8 million, were $492.2 million, of which $489.7 million was used to prepay a portion of the senior secured term loans in accordance with the terms of FDC’s senior secured credit facilities as described above with the remainder used to pay costs associated with the issuance.

FDC may redeem the notes, in whole or in part, at any time prior to August 15, 2015 at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and an additional premium as defined. Thereafter, FDC may redeem the notes, in whole or in part, at established redemption prices, plus accrued and unpaid interest to the redemption date. In addition, on or prior to August 15, 2013, FDC may redeem up to 35% of the notes with the net cash proceeds from certain equity offerings at established redemption prices plus accrued and unpaid interest to the redemption date.

The notes are equally and ratably secured on a first-priority basis with all existing and future obligations of FDC under any existing and future first lien obligations by all of the assets of FDC and its subsidiary guarantors that secure the senior secured credit facility, subject to permitted liens. The notes rank equal in right of payment with all existing and future senior indebtedness of FDC but are effectively senior to all of FDC and guarantor subsidiaries unsecured indebtedness to the extent of the value of the collateral and are senior in right of payment to any subordinated indebtedness of FDC. The notes are effectively subordinated to any obligations secured by liens permitted under the indenture for the notes and structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor subsidiaries, including all foreign subsidiaries.

Second Lien Notes

Interest on the 8.25% cash-pay notes will be payable in cash, will accrue at the rate of 8.25% per annum and is payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2011. The 8.25% cash-pay notes mature on January 15, 2021.

Cash interest on the PIK toggle notes will accrue at a rate of 8.75% per annum and PIK interest will accrue at a rate of 10.00% per annum. The initial interest payment on the PIK toggle notes will be payable in cash. For any interest period thereafter through and including the interest period ending January 15, 2014, FDC may elect to pay interest on the PIK toggle notes (i) entirely in cash, (ii) entirely by increasing the aggregate principal amount of the outstanding PIK toggle notes or by issuing PIK notes (“PIK Interest”), or (iii) on 50% of the outstanding aggregate principal amount of the PIK toggle notes in cash and on 50% of the outstanding aggregate principal amount of the outstanding PIK toggle notes by increasing the aggregate principal amount of the

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

outstanding PIK toggle notes or by issuing PIK notes (“Partial PIK Interest”). After January 15, 2014, all interest on the PIK toggle notes will be payable in cash. If FDC elects to pay PIK Interest or Partial PIK Interest, FDC will increase the principal amount of the PIK toggle notes or issue PIK toggle notes in an amount equal to the amount of PIK Interest or the portion of Partial PIK Interest payable in PIK toggle notes for the applicable interest payment period to holders of the PIK toggle notes on the relevant record date. The PIK toggle notes mature on January 15, 2022.

The second lien notes (i) rank senior in right of payment to any existing and future subordinated indebtedness, (ii) rank equally in right of payment with all of FDC’s existing and future senior indebtedness, (iii) are effectively senior in right of payment to indebtedness under FDC’s existing senior unsecured notes to the extent of the collateral securing the second lien notes, (iv) are effectively junior in right of payment with indebtedness under FDC’s senior secured credit facilities and other first lien obligations to the extent of the collateral securing such indebtedness and obligations, and (v) are effectively subordinated to all existing and future indebtedness and other liabilities of FDC’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to FDC or one of FDC’s guarantor subsidiaries).

FDC may redeem the second lien notes, in whole or in part, at any time prior to January 15, 2016, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, FDC may redeem the second lien notes, in whole or in part, at established redemption prices. In addition, on or prior to January 15, 2014, FDC may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings at established redemption prices.

12.625% Senior Notes

Interest on the 12.625% senior notes will be payable in cash, will accrue at the rate of 12.625% per annum, and is payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2011. The 12.625% senior notes mature on January 15, 2021.

FDC has agreed to use its reasonably best efforts to register notes substantially identical to the 12.625% senior notes with the SEC as part of an offer to exchange the registered notes for the 12.625% senior notes within 360 days after the issue date. If FDC fails to complete the exchange or, if required, to have one or more shelf registration statements declared effective within that time period (“registration default”), the annual interest rate on the 12.625% senior notes will increase by 0.25%. The annual interest rate on the 12.625% senior notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year. FDC may subsequently cure the registration default and the applicable interest rate on the unsecured notes will revert to the original rate.

The 12.625% senior notes are similar in rank to FDC’s other senior notes described below. FDC may redeem the senior notes, in whole or in part, at any time prior to January 15, 2016, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, FDC may redeem the senior notes, in whole or in part, at established redemption prices. In addition, on or prior to January 15, 2014, FDC may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings at established redemption prices.

Deferred Financing Costs

Deferred financing costs were capitalized in conjunction with certain of FDC’s debt issuances and totaled $331.3 million and $411.2 million, as of December 31, 2010 and 2009, respectively. Deferred financing costs are

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

reported in the “Other long-term assets” line of the Consolidated Balance Sheets and are being amortized on a straight-line basis, which approximates the interest method, over the remaining term of the respective debt, with a weighted-average period of 5 years.

Guarantees and Covenants

All obligations under the senior secured revolving credit facility and senior secured term loan facility are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned, material domestic subsidiaries of FDC other than Integrated Payment Systems Inc. The senior secured facilities contain a number of covenants that, among other things, restrict FDC’s ability to incur additional indebtedness; create liens; enter into sale and leaseback transactions; engage in mergers or consolidations; sell or transfer assets; pay dividends and distributions or repurchase FDC’s or its parent company’s capital stock; make investments, loans or advances; prepay certain indebtedness; make certain acquisitions; engage in certain transactions with affiliates; amend material agreements governing certain indebtedness and change its lines of business. The senior secured facilities also require FDC to not exceed a maximum senior secured leverage ratio and contain certain customary affirmative covenants and events of default, including a change of control. FDC is in compliance with all applicable covenants.

All obligations under the senior secured notes, senior second lien notes, PIK toggle senior second lien notes, senior notes, senior PIK notes and senior subordinated notes are similarly guaranteed in accordance with their terms by each of FDC’s domestic subsidiaries that guarantee obligations under FDC’s senior secured term loan facility described above. These notes and facilities also contain a number of covenants similar to those described for the senior secured obligations noted above. FDC is in compliance with all applicable covenants.

Other

In June 2010, FDC paid off its 4.50% notes due 2010 for $13.1 million.

In 2009, FDC paid off its 3.90% Note due in 2009 for $10.7 million.

In December 2008, FDC repurchased debt as follows:

(in millions)	Principal Amount Repurchased
3.90% Notes due 2009	$4.6
4.50% Notes due 2010	8.3
5.625% Notes due 2011	9.1
4.70% Notes due 2013	3.9
4.85% Notes due 2014	2.9
4.95% Notes due 2015	1.2

$30.0

In 2008, FDC recognized a $7.0 million gain in connection with the debt repurchase. Also during 2008, FDC paid off its medium-term note due in 2008 for $13.6 million and its 3.375% Note for $68.1 million also due in 2008.

The gains and losses resulting from the debt repurchases were included in the “Other income (expense)” line of the Consolidated Statements of Operations.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Maturities

The following table presents the future aggregate annual maturities of long-term debt (in millions):

Year ended December 31,	Amount
2012	$30.2
2013	28.1
2014	11,964.1
2015	1,476.3
Thereafter	8,940.1

Note 9: Supplemental Financial Information

Supplemental Statements of Operations Information

The following table details the components of “Other income (expense)” on the Consolidated Statements of Operations (in millions):

	Year ended December 31,
	2010	2009	2008
Investment gains	$2.5	$3.0	$21.1
Derivative financial instruments losses	(58.3)	(67.4)	(12.9)
Divestitures, net	18.7	(12.9)	(8.5)
Debt repayment gains	—	—	7.0
Non-operating foreign currency gains and (losses)	21.2	10.5	(21.1)
Other	—	5.5	—

Other income (expense)	$(15.9)	$(61.3)	$(14.4)

Supplemental Balance Sheet Information

As of December 31,	2010	2009
(in millions)
Current assets:
Accounts receivable:
Customers	$1,940.7	$2,174.2
Due from unconsolidated merchant alliances	110.1	143.1
Leasing receivables	90.0	101.8
Interest and other receivables	49.1	51.3

	2,189.9	2,470.4
Less allowance for doubtful accounts-other receivables	(17.0)	(12.9)
Less allowance for doubtful accounts-leasing receivables	(3.3)	(2.0)

	$2,169.6	$2,455.5

Other current assets:
Prepaid expenses	$134.4	$122.1
Inventory	106.2	131.8
Deferred and other income tax assets	169.0	133.0
Other	3.8	11.9

	$413.4	$398.8

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31,	2010	2009
(in millions)
Property and equipment:
Land	$91.8	$92.6
Buildings	340.7	403.5
Leasehold improvements	46.2	44.6
Equipment and furniture	947.9	812.8
Equipment under capital lease	217.0	161.6

	1,643.6	1,515.1
Less accumulated depreciation	(691.6)	(463.7)

	$952.0	$1,051.4

Other long-term assets:
Accounts receivable	$150.1	$144.3
Leasing receivables, net of allowance for doubtful accounts of $8.8 (2010) and $7.6 (2009)	221.7	208.3
Investments	25.0	25.6
Regulatory and escrowed cash	13.4	28.8
Derivative financial instruments	7.7	1.2
Deferred financing costs, net of amortization	331.3	411.2
Deferred income tax assets	11.6	3.3
Pension asset	0.2	—
Other	19.7	22.0

	$780.7	$844.7

Other current liabilities:
Accrued expenses	$711.7	$931.3
Compensation and benefit liabilities	253.9	182.3
Due to unconsolidated merchant alliances	115.5	97.4
Other	272.6	343.9

	$1,353.7	$1,554.9

Other long-term liabilities:
Pension obligations	$69.8	$143.1
Derivative financial instruments	375.0	465.0
Income taxes payable	556.5	586.7
Other	138.3	107.1

	$1,139.6	$1,301.9

Supplemental Cash Flow Information

Supplemental cash flow information is summarized as follows (in millions):

	Year ended December 31,
	2010	2009	2008
Income tax payments, net of refunds received	$100.5	$79.0	$69.0
Interest paid	1,494.9	1,412.2	1,424.7
Distributions received from equity method investments	194.1	136.7	122.7

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Significant non-cash transactions. In December 2010, the Company exchanged $3.0 billion of its 9.875% senior notes due 2015 and $3.0 billion of its 10.550% senior PIK notes due 2015 for $2.0 billion of 8.25% senior second lien notes due 2021, $1.0 billion of 8.75%/10.00% PIK toggle senior second lien notes due 2022 and $3.0 billion of 12.625% senior notes due 2021.

Prior to the 2010 exchange described above and during 2009 and 2008, the principal amount of the Company’s senior PIK notes due 2015 increased by $362.5 million, $333.0 million and $197.4 million, respectively, resulting from the “payment” of accrued interest expense. Beginning October 1, 2011, the interest on this PIK term loan facility will be required to be paid in cash and the first such payment will be due in March 2012.

During 2010, 2009 and 2008, the Company entered into capital leases totaling approximately $65 million, $105 million and $89 million, respectively.

The following summary details the Company’s exchange offerings during 2008 and 2009:

•

September 2008—Exchanged substantially all of the remaining balance of the Company’s 9.875% senior unsecured cash-pay term loan bridge loans due 2015, all of its 10.55% senior unsecured PIK term loan bridge loans due 2015 and 11.25% senior subordinated unsecured term loan bridge loans due 2016 for senior notes, senior PIK notes and senior subordinated notes, respectively, in each case having substantially identical terms and guarantees with the exception of interest payments being due semi-annually on March 31 and September 30 of each year instead of quarterly.

•

October 2008—Exchanged the $2.2 billion aggregate principal amount of its 9.875% senior notes due 2015 for publicly tradable notes having substantially identical terms and guarantees, except that the exchange notes are freely tradable. Substantially all of the notes were exchanged effective October 21, 2008.

•

March 2009—Exchanged the remaining balance of the Company’s 9.875% senior unsecured cash-pay term loan bridge loans due 2015 that was not previously exchanged for senior notes identical to those described above.

•

September 2009—Exchanged aggregate principal amounts of $3.2 billion of its 10.55% senior PIK notes, $2.5 billion of its 11.25% senior subordinated notes and $1.6 billion of its 9.875% senior notes (which constituted all such notes outstanding at that date) for publicly tradable notes having substantially identical terms and guarantees, except that the exchange notes are freely tradable. Substantially all of the notes were exchanged effective September 9, 2009.

There were no expenditures, other than professional fees, or receipts of cash associated with the registration statements or exchange offers described above.

On June 26, 2009, the Company entered into an alliance with Bank of America N.A. and Rockmount. The Company’s and Bank of America N.A.’s direct contributions to the alliance consisted of non-cash assets and liabilities.

On November 1, 2008, the Company and JPMorgan Chase terminated their merchant alliance, CPS, which was the Company’s largest merchant alliance. The Company received its proportionate 49% share of the assets of the alliance, including domestic merchant contracts, an equity investment in Merchant Link, a full-service ISO and Agent Bank unit, and a portion of the employees. The receipt of the Company’s proportionate share of CPS was accounted for as a business combination and was a non-cash transaction.

Refer to Note 13 for information concerning the Company’s stock-based compensation plans.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Related Party Transactions

Merchant Alliances

A substantial portion of the Company’s business within the Retail and Alliance Services and International segments is conducted through merchant alliances. Merchant alliances are alliances between the Company and financial institutions. If the Company has majority ownership and management control over an alliance, then the alliance’s financial statements are consolidated with those of the Company and the related processing fees are treated as an intercompany transaction and eliminated upon consolidation. If the Company does not have a controlling ownership interest in an alliance, it uses the equity method of accounting to account for its investment in the alliance. As a result, the Company’s consolidated revenues include processing fees charged to alliances accounted for under the equity method. No directors or officers of the Company have ownership interests in any of the alliances. The formation of each of these alliances generally involves the Company and the bank contributing contractual merchant relationships to the alliance and a cash payment from one owner to the other to achieve the desired ownership percentage for each. The Company and the bank contract a long-term processing service agreement as part of the negotiation process. This agreement governs the Company’s provision of transaction processing services to the alliance.

The Company negotiated all agreements with the alliance banks. Therefore, all transactions between the Company and its alliances were conducted at arm’s length; nevertheless, accounting guidance defines a transaction between the Company and an equity method investee as a related party transaction requiring separate disclosure in the financial statements of the Company. Accordingly, the revenue associated with these related party transactions are presented on the face of the Consolidated Statements of Operations.

Management Agreement

First Data has a management agreement with affiliates of KKR (the “Management Agreement”) pursuant to which KKR provides management, consulting, financial and other advisory services to the Company. Pursuant to the Management Agreement, KKR receives an aggregate annual management fee and reimbursement of out-of-pocket expenses incurred in connection with the provision of services. The Management Agreement has an initial term expiring on December 31, 2019, provided that the term will be extended annually thereafter unless the Company provides prior written notice of its desire not to automatically extend the term. The Management Agreement provides that KKR also is entitled to receive a fee equal to a percentage of the gross transaction value in connection with certain subsequent financing, acquisition, disposition and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the Management Agreement in the event of an initial public offering or under certain other circumstances. The Management Agreement terminates automatically upon the consummation of an initial public offering and may be terminated at any time by mutual consent of the Company and KKR. The Management Agreement also contains customary exculpation and indemnification provisions in favor of KKR and its affiliates. During 2010, 2009 and 2008, the Company incurred $20.5 million, $21.3 million and $20.4 million, respectively, of management fees.

Certain members of the Company’s Board of Directors are affiliated with KKR.

Transactions and Balances Involving Company Affiliates

In August 2010, the Company paid KKR Capital Markets LLC (“KCM”), an affiliate of KKR, $5 million for services rendered in arranging for the amendment of the Company’s credit agreement.

On November 17, 2010, the Company entered into a dealer manager agreement and fee letter (collectively the “Dealer Manager Agreement”) with, among others, KCM, pursuant to which KCM agreed to act as a dealer

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

manager for the exchange of certain of the Company’s existing notes for new securities (the “Exchange”). Under the terms of the Dealer Manager Agreement, upon completion of the Exchange in December 2010, the Company paid $26.1 million to KCM.

In connection with the Exchange, on December 17, 2010, the Company entered into a registration rights agreement with, among others, KCM, pursuant to which the Company agreed to use reasonable best efforts to register with the Securities and Exchange Commission notes having substantially identical terms to the 12.625% senior notes and to cause the Exchange to be completed or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the unsecured notes. If the Company fails to satisfy this obligation, the annual interest rate on the unsecured notes will increase by 0.25%. The annual interest rate on the unsecured notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year. If the Company cures the registration default, the applicable interest rate on the unsecured notes will revert to the original rate.

During 2010, the Company incurred $7.3 million of expenses from KKR Capstone, an affiliate of KKR, for consulting, financial and other advisory services to the Company.

Transactions and Balances Involving Company Executives

The Company has engaged in the following transactions with The Labry Companies and Plane Fish, LLC. Mr. Labry, an executive officer of First Data, is the sole shareholder of The Labry Companies, Inc. and sole member of Plane Fish, LLC.

On January 31, 2006, First Data Merchant Services Corporation (“FDMS”), a wholly owned subsidiary of the Company, entered into a four year, eight month sublease agreement with The Labry Companies, Inc. for approximately 3,600 square feet of office space in Memphis, Tennessee, including furniture, fixtures and equipment, on customary terms. During 2008, the Company paid approximately $71,000 to The Labry Companies, Inc. under the sublease. On June 1, 2008, FDMS terminated the sublease agreement and paid a fee to The Labry Companies of approximately $220,000 pursuant to the sublease agreement. First Data Merchant Services Corporation entered into a direct lease agreement with the landlord for additional space and a longer term as of June 1, 2008. The Labry Companies, Inc. will retain the furniture, fixtures and equipment following the expiration or termination of the lease, or upon Mr. Labry’s separation from the Company.

The Company has engaged in a transaction associated with Plane Fish, LLC, of which Mr. Labry, an executive officer of the Company, is the sole member. Plane Fish, LLC owned an aircraft which it leased to a charter company. The charter company made the aircraft available to its customers, including the Company, which used the aircraft solely in connection with business-related travel by Mr. Labry and other company employees. On March 17, 2008, a third-party leasing company acquired the aircraft from Plane Fish, LLC for $8.5 million and the Company now leases the plane from the third-party leasing company through a capital lease. The Company negotiated the $8.5 million purchase price with Plane Fish, LLC and arranged for the third-party leasing company to purchase the aircraft with the Company’s commitment to lease the aircraft. The Company also reimbursed Plane Fish, LLC for $589,282 of additional expense incurred in operating the aircraft from September 24, 2007 until the date of purchase that previously had not been reimbursed. In 2008, the Company incurred $290,704 in expenses to the charter company for the charter of the aircraft.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11: Commitments and Contingencies

Operating Leases

The Company leases certain of its facilities and equipment under operating lease agreements, substantially all of which contain renewal options and escalation provisions. The following table presents the amounts associated with total rent expense for operating leases (in millions):

Year ended December 31,	Amount
2010	$83.7
2009	80.5
2008	77.2

Future minimum aggregate rental commitments as of December 31, 2010 under all noncancelable operating leases, net of sublease income, were $267.1 million and are due in the following years (in millions):

Year ended December 31,	Amount
2011	$58.3
2012	44.9
2013	35.7
2014	21.4
2015	16.5
Thereafter	90.3

Sublease income is earned from leased space which FDC concurrently subleases to third parties with comparable time periods. As of December 31, 2010, sublease amounts totaled $0.3 million in FDC obligations. In addition, the Company has certain guarantees imbedded in leases and other agreements wherein the Company is required to relieve the counterparty in the event of changes in the tax code or rates. The Company believes the fair value of such guarantees is insignificant due to the likelihood and extent of the potential changes.

Letters of Credit

The Company has $51.9 million in outstanding letters of credit as of December 31, 2010, all of which were issued under the Company’s senior secured revolving credit facility and expire prior to December 10, 2011 with a one-year renewal option. The letters of credit are held in connection with certain business combinations, lease arrangements, bankcard association agreements and other security agreements. The Company expects to renew most of the letters of credit prior to expiration.

Contingencies

On July 2, 2004, a class action complaint was filed against the Company, its subsidiary Concord EFS, Inc., and various financial institutions. Plaintiffs claim that the defendants violated antitrust laws by conspiring to artificially inflate foreign ATM fees that were ultimately charged to ATM cardholders. Plaintiffs seek a declaratory judgment, injunctive relief, compensatory damages, attorneys’ fees, costs and such other relief as the nature of the case may require or as may seem just and proper to the court. Five similar suits were filed and served in July, August and October 2004 (referred to collectively as the “ATM Fee Antitrust Litigation”). The Court granted judgment in favor of the defendants, dismissing the case on September 17, 2010. On October 14, 2010, the plaintiffs appealed the summary judgment. The Company continues to believe the complaints are without merit and intends to vigorously defend them.

There are asserted claims against the Company where an unfavorable outcome is considered to be reasonably possible. These claims can generally be categorized in the following three areas: (1) patent

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

infringement which results from claims that the Company is using technology that has been patented by another party; (2) Merchant customer matters often associated with alleged processing errors or disclosure issues and claims that one of the subsidiaries of the Company has violated a federal or state requirement regarding credit reporting or collection in connection with its check verification guarantee, and collection activities; and (3) other matters which may include issues such as employment. The Company’s estimates of the possible ranges of losses in excess of any amounts accrued are $0 to $2 million for patent infringement, $0 to $20 million for merchant customer matters and $0 to $4 million for other matters, resulting in a total estimated range of possible losses of $0 to $26 million for all of the matters described above.

In the normal course of business, the Company is subject to claims and litigation, including indemnification obligations to purchasers of former subsidiaries. Management of the Company believes that such matters will not have a material adverse effect on the Company’s results of operations, liquidity or financial condition.

Note 12: First Data Corporation Stockholders’ Equity and Redeemable Noncontrolling Interests

Dividends

The Company’s senior secured revolving credit facility, senior secured term loan facility, senior secured notes, senior second lien notes, PIK toggle senior second lien notes, senior notes, senior PIK notes, and senior subordinated notes contain restrictions on the Company’s ability to pay dividends. The restrictions are subject to numerous qualifications and exceptions, including an exception that allows the Company to pay a dividend to repurchase, under certain circumstances, the equity of Parent held by employees, officers and directors that were obtained in connection with the stock compensation plan. The Company paid cash dividends to its Parent totaling $14.9 million during 2010 and $1.8 million during 2008. No dividends were paid in 2009.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Other Comprehensive Income

The income tax effects allocated to and the cumulative balance of each component of OCI are as follows (in millions):

	Beginning Balance	Cumulative Effect Adjustment Net of Tax	Pretax Gain (Loss) Amount	Tax (Benefit) Expense	Net-of- Tax Amount	Ending Balance
As of December 31, 2010
Unrealized gains (losses) on securities	$(27.4)	$—	$44.0	$16.5	$27.5	$0.1
Unrealized gains (losses) on hedging activities	(242.1)	—	115.2	44.9	70.3	(171.8)
Foreign currency translation adjustment	(318.8)	—	(65.5)	16.0	(81.5)	(400.3)
Pension liability adjustment	(93.4)	—	44.9	16.4	28.5	(64.9)

	$(681.7)	$—	$138.6	$93.8	$44.8	$(636.9)

As of December 31, 2009
Unrealized gains (losses) on securities	$(11.2)	$(27.1)	$17.2	$6.3	$10.9	$(27.4)
Unrealized gains (losses) on hedging activities	(352.3)	—	172.5	62.3	110.2	(242.1)
Foreign currency translation adjustment	(542.5)	—	209.2	(14.5)	223.7	(318.8)
Pension liability adjustment	(28.9)	—	(101.1)	(36.6)	(64.5)	(93.4)

	$(934.9)	$(27.1)	$297.8	$17.5	$280.3	$(681.7)

As of December 31, 2008
Unrealized gains (losses) on securities	$—	$—	$(17.7)	$(6.5)	$(11.2)	$(11.2)
Unrealized gains (losses) on hedging activities	(109.1)	—	(387.3)	(144.1)	(243.2)	(352.3)
Foreign currency translation adjustment	14.0	—	(584.4)	(27.9)	(556.5)	(542.5)
Pension liability adjustment	1.6	—	(47.6)	(17.1)	(30.5)	(28.9)

	$(93.5)	$—	$(1,037.0)	$(195.6)	$(841.4)	$(934.9)

In 2009, the Company recognized a cumulative effect adjustment of $43.3 million pretax ($27.1 million net of tax) in unrealized losses on securities and a corresponding increase in retained earnings. The cumulative effect adjustment was equal to the amount of an other-than-temporary-impairment previously recorded in the Consolidated Statement of Operations.

Other First Data Corporation Stockholders’ Equity Transactions

The following table presents the effects of changes in FDC’s ownership interest in its BAMS alliance on FDC’s equity (in millions):

	Year ended December 31,
	2010	2009
Net loss attributable to FDC	$(1,021.8)	$(1,086.4)
Increase in FDC’s paid-in capital for gain recognized on formation on BAMS, net of tax	—	20.8
Decrease in FDC’s paid-in capital for loss recognized from purchase of noncontrolling interest, including tax effect	(7.5)	—

Change in net loss attributable to FDC and transfers from noncontrolling interest	$(1,029.3)	$(1,065.6)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Redeemable Noncontrolling Interests

As discussed in Note 3, the third party owning a controlling interest in Rockmount exercised a put right on Rockmount’s beneficial interest in BAMS requiring net cash payments from FDC of $213 million. The redemption amount was based on Rockmount’s capital account balance in BAMS immediately prior to the redemption with an additional adjustment paid by the Company and Bank of America N.A. based on the level of BAMS revenues for the trailing 12 month period ended March 31, 2010.

The following table presents a summary of the redeemable noncontrolling interests activity in 2010 and 2009 (in millions):

Balance as of January 1, 2009	$—
Contributions	193.0
Share of income	3.7

Adjustment to redemption value of redeemable noncontrolling interests	30.2

Balance as of December 31, 2009	226.9
Distributions	(27.6)
Share of income	35.0
Purchase of noncontrolling interests	(213.3)
Adjustment to redemption value of redeemable noncontrolling interests	7.0
Other	0.1

Balance as of December 31, 2010	$28.1

Note 13: Stock Compensation Plans

The Company’s parent, Holdings, has a stock incentive plan for certain management employees of FDC and its affiliates (“stock plan”). The stock plan provides the opportunity for certain management employees to purchase shares in Holdings and then receive a number of options or restricted stock based on a multiple of their investment in such shares. The plan also allows for the Company to award shares and options to management employees. The participants of the stock plan enter into a management stockholders’ agreement. Principal terms of the management stockholders’ agreement include restrictions on transfers, lock ups, right of first refusal, registration rights, and a confidentiality, non-solicitation and non-compete covenant. The expense associated with this plan is recorded by FDC. The number of shares authorized under the stock plan is 119.5 million, 83 million of which are authorized for options.

The participants of the stock plan have the right to require Holdings to repurchase the shares and options upon the employee’s termination due to death or disability. The put rights expire one year after the termination event or upon a change in control. The repurchase price for the shares is their fair market value at the time of repurchase. The repurchase price for the options is their intrinsic value at the time of repurchase.

Total stock-based compensation expense recognized in the “Selling, general and administrative” line item of the Consolidated Statements of Operations resulting from stock options, non-vested restricted stock awards and non-vested restricted stock units was as follows:

Year ended December 31,	Amount
2010	$17.1
2009	19.2
2008	16.6

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

On July 1, 2008, FDC and Holdings purchased the remaining 18.2% and 13.6% of the outstanding equity of Money Network, respectively, not already owned by the Company. The consideration paid by Holdings consisted of 6 million shares of its common stock paid to employees continuing with the Company. During the years ended December 31, 2010, 2009 and 2008, FDC recognized $3.2 million, $1.9 million and $2.4 million, respectively, of stock compensation expense (included in total stock-based compensation expense noted above) due to certain repurchase features associated with the Holdings shares so issued. FDC subsequently purchased Holdings’ interest in Money Network for an amount equivalent to the value of the shares issued by Holdings as purchase consideration (excess of value of shares issued by Holdings over the stock compensation expense to be recognized).

In 2008, the Board of Directors approved a deferred compensation plan for non-employee directors that allows each of these directors to defer their annual compensation. The plan is unfunded. For purposes of determining the investment return on the deferred compensation, each director’s account will be treated as if credited with a number of shares of Holdings stock determined by dividing the deferred amount by the first fair value of the stock approved during the year. The account balance will be paid in cash upon termination of Board service, certain liquidity events or other certain events at the fair value of the stock at the time of settlement. Due to the cash settlement provisions, the account balances were recorded as a liability and are adjusted to fair value quarterly. As of December 31, 2010, the balance of this liability was $0.4 million.

Stock Options

During the years ended December 31, 2010, 2009 and 2008, time options and performance options were granted under the stock plan. The time options and performance options have a contractual term of 10 years. Time options vest equally over a three to five year period from the date of issuance and performance options vest based upon the Company achieving certain EBITDA targets. The options also have certain accelerated vesting provisions upon a change in control, a qualified public offering, or certain termination events.

In May 2010, the Company modified the terms of time based options and performance based options outstanding under the stock plan. The modifications only affected active employees as of the modification date. The exercise price on previously granted time based options was reduced from $5 to $3. The Company is continuing to recognize expense on these options based on the original grant date fair value amortized over the remaining original vesting schedule. Due to the nature of the call rights associated with the time based options, subsequent to the modification, which expire 180 days after certain employment termination events or the latter of September 24, 2012 or a qualified public offering, the incremental stock option fair value from the change in exercise price will only be recognized upon such events. Prior to the modifications, the call rights expired 180 days after certain employment termination events or the earlier of September 24, 2012 or a change in control. In addition, outstanding performance based options were cancelled and reissued. The reissued performance based options have an exercise price of $3 and a tiered vesting schedule that provides for vesting of 25%, 75% or 100% of the options if the Company achieves certain EBITDA targets in any fiscal year between January 1, 2010 and December 31, 2013. The performance based options have call rights similar to the time based options described above. Due to the call rights, the Company will only recognize expense on the performance based options upon a qualified public offering or certain employment termination events. In conjunction with the above noted modifications, stock plan participants also received a cash bonus payment in the second quarter of 2010 totaling $7.8 million.

As of December 31, 2010 there was approximately $110 million of total unrecognized compensation expense, net of estimated forfeitures, related to non-vested stock options. Approximately $31 million will be recognized over a weighted-average period of approximately 2.9 years while approximately $79 million will only be recognized upon a qualified public offering or certain termination events.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

During 2010, 2009, and 2008, Holdings paid $21.9 million, $4.5 million, and $3.8 million, respectively, to repurchase shares from employees that terminated employment with the Company.

The fair value of Holdings stock options granted for the years ended December 31, 2010, 2009 and 2008 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions (excluding the effect of stock plan modifications):

	Year ended December 31,
	2010	2009	2008
Risk-free interest rate	3.03%	3.21%	3.39%
Dividend yield	—	—	—
Volatility	51.40%	53.58%	55.53%
Expected term (in years)	7	7	7
Fair value of stock	$3	$3	$5
Fair value of options	$2	$2	$3

Risk-free interest rate—The risk-free rate for stock options granted during the period was determined by using a zero-coupon U.S. Treasury rate for the periods that coincided with the expected terms listed above.

Expected dividend yield—No routine dividends are currently being paid by Holdings, or are expected to be paid in future periods.

Expected volatility—As Holdings is a non-publicly traded company, the expected volatility is based on the historical volatilities of a group of guideline companies.

Expected term—The Company estimated the expected term by considering the historical exercise and termination behavior of employees that participated in the Company’s previous equity plans, the vesting conditions of options granted under the stock plan, as well as the impact of limited liquidity for common stock of a non-publicly traded company.

Fair value of stock—The Company relied in part upon a third-party valuation firm in determining the fair value of Holdings stock. All key assumptions and valuations were determined by and are the responsibility of management.

A summary of Holdings stock option activity for the year ended December 31, 2010 is as follows (options in millions):

	2010
	Options	Weighted- Average Exercise Price	Remaining Contractual Term
Outstanding as of January 1	67.1	$5
Granted(a)	47.0	$3
Cancelled / Forfeited(a)	(44.1)	$5

Outstanding as of December 31	70.0	$3	7 years

Options exercisable as of December 31	11.7	$3	7 years

(a)	The number of options granted and cancelled/forfeited includes performance based options cancelled and reissued in connection with the stock plan modifications discussed above.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Restricted Stock Awards and Restricted Stock Units

Restricted stock awards were granted under the stock plan during 2010, 2009 and 2008. Grants were made as incentive awards. The restrictions on the awards granted subsequent to the modifications described above will lapse upon a qualified public offering, a change in control or certain employment termination or liquidity events. As such, the Company is not recognizing expense on awards granted subsequent to the modifications described above. The Company is continuing to recognize expense on the restricted stock awards granted prior to the modifications described above based on the original grant date fair value amortized over the remaining original vesting schedule. As of December 31, 2010 there was approximately $25 million of total unrecognized compensation expense, net of estimated forfeitures, related to restricted stock. Approximately $2 million will be recognized over a weighted-average period of approximately 2.4 years while approximately $23 million will only be recognized upon certain liquidity events or certain termination events. During 2010, 2009, and 2008, the Company paid $2.5 million, $0.2 million, and $0.1 million, respectively, to repurchase stock awards from employees that terminated employment with the Company.

A summary of Holdings restricted stock award and restricted stock unit activity for the year ended December 31, 2010 is as follows (awards/units in millions):

	2010 Awards/Units	Weighted- Average Grant-Date Fair Value
Non-vested as of January 1	1.5	$5
Granted	8.1	$3
Cancelled / Forfeited	(1.2)	$4

Non-vested as of December 31	8.4	$3

Note 14: Employee Benefit Plans

Defined Contribution Plans

FDC maintains defined contribution savings plans covering virtually all of the Company’s U.S. employees and defined contribution pension plans for international employees primarily in the United Kingdom. The plans provide tax-deferred amounts for each participant, consisting of employee elective contributions, Company matching and discretionary Company contributions.

The following table presents the aggregate amounts charged to expense in connection with these plans (in millions):

Year ended December 31,
2010	2009	2008
$35.7	$38.3	$35.4

Defined Benefit Plans

The Company has a defined benefit pension plan which is frozen and covers certain full-time employees in the U.S. The Company also has separate plans covering certain employees located in the United Kingdom, Greece, Austria and Germany. As of June 30, 2009, the Company eliminated future benefits relating to length of service, compensation and other factors related to its defined benefit pension plan that covers certain employees in the United Kingdom. The Company has accounted for the elimination of benefits as a curtailment which resulted in a re-measurement of the plan assets and benefit obligation. In addition, the Company changed certain

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

assumptions used in the measurement of its benefit obligation. The re-measurement resulted in a net increase to the net pension liability and a loss, net of income taxes, recorded to other comprehensive income of approximately $53 million due most significantly to a change in the discount rate assumption. This loss is partially offset by a benefit recorded, net of income taxes, to other comprehensive income of approximately $8 million related to the curtailment of the plan. The curtailment will also decrease service cost expense in future periods.

The Company uses December 31 as the measurement date for its plans.

The following table provides a reconciliation of the changes in the plans’ projected benefit obligation and fair value of assets for the years ended December 31, 2010 and 2009, as well as a statement of the funded status as of the respective period ends (in millions);

As of December 31,	2010	2009
Change in benefit obligation
Benefit obligation at beginning of period	$741.5	$544.1
Service costs	3.1	6.6
Interest costs	40.0	37.6
Curtailment	—	(11.6)
Actuarial (gain)/loss	(12.0)	154.5
Divested benefit obligations	—	(1.9)
Termination benefits(a)	1.1	0.1
Benefits paid	(27.3)	(29.6)
Plan participant contributions	—	0.9
Foreign currency translation	(20.5)	40.8

Benefit obligation at end of period	725.9	741.5
Change in plan assets
Fair value of plan assets at the beginning of period	598.4	472.6
Actual return on plan assets	70.0	79.6
Company contributions	31.4	36.8
Plan participant contributions	—	0.9
Benefits paid	(26.8)	(28.3)
Foreign currency translation	(16.7)	36.8

Fair value of plan assets at end of period	656.3	598.4

Funded status of the plans	$(69.6)	$(143.1)

(a)	Related to restructuring activities in Europe.

The net pension liability of $69.6 million at December 31, 2010 was made up of $0.2 million of non-current assets and $69.8 million of non-current liabilities. The projected benefit asset was included in “Other long-term assets” and the liabilities were included in “Other long-term liabilities” on the Consolidated Balance Sheets. The net pension liability of $143.1 million as of December 31, 2009 is made up of non-current liabilities included in “Other long-term liabilities” on the Consolidated Balance Sheets.

The accumulated benefit obligation for all defined benefit pension plans was $724.5 million and $739.8 million as of December 31, 2010 and 2009, respectively.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table summarizes the activity in other comprehensive income, net of tax (in millions):

	Year ended December 31,
	2010	2009	2008
Total unrecognized gain/(loss) included in other comprehensive income at the beginning of period	$(93.4)	$(28.9)	$1.6
Unrecognized gain/(loss) arising during the period	27.1	(73.1)	(30.0)
Curtailment	—	7.7	—
Amortization of deferred gains/(losses) to net periodic benefit expense(a)	1.4	0.9	—
Foreign currency translation	—	—	(0.5)

Total unrecognized gain/(loss) included in other comprehensive income at end of period	$(64.9)	$(93.4)	$(28.9)

(a)	Expected amortization of deferred losses to net periodic benefit expense in 2011 is $1.2 million pretax.

Amounts recorded in other comprehensive income represent unrecognized net actuarial gains and losses. The Company does not have prior year service costs or credits or net transition assets or obligations.

The following table provides the components of net periodic benefit cost for the plans (in millions):

	Year ended December 31,
	2010	2009	2008
Service costs	$3.1	$6.6	$10.8
Interest costs	40.0	37.6	41.1
Expected return on plan assets	(40.4)	(35.3)	(42.4)
Amortization	2.2	1.3	—

Net periodic benefit expense	$4.9	$10.2	$9.5

Assumptions. The weighted-average rate assumptions used in the measurement of the Company’s benefit obligation are as follows:

As of December 31,	2010	2009	2008
Discount rate	5.40%	5.62%	6.52%
Rate of compensation increase*	4.00%	4.00%	3.76%

*	2010 and 2009 applies to a plan in Greece. 2008 applies to plans in the United Kingdom, Germany, Greece and Austria.

The weighted-average rate assumptions used in the measurement of the Company’s net cost are as follows:

As of December 31,	2010	2009	2008
Discount rate	5.55%	6.19%	5.94%
Expected long-term return on plan assets	6.86%	6.95%	6.84%
Rate of compensation increase*	4.00%	3.85%	3.82%

*	2010 applies to Greece. 2009 applies to plans in the United Kingdom (through June 2009) and Greece. 2008 applies to plans in the United Kingdom, Germany, Greece and Austria.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Assumptions for the U.S. plans and the foreign plans are comparable in all of the above periods. The Company employs a building block approach in determining the long-term rate of return for plan assets with proper consideration of diversification and re-balancing. Historical markets are studied and long-term historical relationships between equities and fixed-income securities are preserved consistent with the widely accepted capital market principle that assets with higher volatility generate a greater return over the long run. Current market factors such as inflation and interest rates are evaluated before long-term capital market assumptions are determined. Peer data and historical returns are reviewed to check for reasonableness and appropriateness. All assumptions are the responsibility of management.

Plan assets. The Company’s pension plan target asset allocation, based on the investment policy as of December 31, 2010, is as follows:

Asset Category	Target allocation U.S. plans	Target allocation Foreign plans
Equity securities	40%	60%
Debt securities	60%	40%

The Company employs a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. Risk tolerance is established through careful consideration of plan liabilities and plan funded status. The investment portfolio contains a diversified blend of equity and fixed-income investments. Furthermore, equity investments are diversified across U.S. and non-U.S. stocks, as well as growth, value, and small, mid and large capitalizations. In addition, private equity securities comprise a very small part of the equity allocation. The fixed income allocation is a combination of fixed income investment strategies designed to contribute to the total rate of return of all plan assets while minimizing risk and supporting the duration of plan liabilities.

Investment risk is measured and monitored on an ongoing basis through quarterly investment portfolio reviews, annual liability measurements, and periodic asset and liability studies. The general philosophy of the Investment Council in setting the allocation percentages for the domestic plan shown above is to adhere to the appropriate allocation mix necessary to support the underlying plan liabilities as influenced significantly by the demographics of the participants and the frozen nature of the plan.

The goal of the Board of Trustees of the United Kingdom plan is the acquisition of secure assets of appropriate liquidity which are expected to generate income and capital growth to meet, together with new contributions from the Company, the cost of current and future benefits, as set out in the Trust Deed and Rules. The Trustees, together with the plan’s consultants and actuaries, further design the asset allocation shown above to limit the risk of the assets failing to meet the liabilities over the long term. Currently the equity allocation is diversified amongst both United Kingdom and non-United Kingdom equities from North America, Europe, Japan and Asia Pacific. A small portion is allocated to other global emerging market equity securities. Fixed income is allocated primarily to United Kingdom government bond securities with the remaining portion in investment-grade corporate bonds.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Fair value measurements. Financial instruments included in plan assets carried and measured at fair value on a recurring basis are classified in the table below according to the hierarchy described in Note 7 (in millions):

	Fair Value Measurement Using
As of December 31, 2010	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Investments:
Cash and cash equivalents(a)	$5.5	—	—	$5.5
Registered investment companies(b)	21.1	—	—	21.1
Private investment funds—redeemable(c)	—	$625.0	—	625.0
Private investment funds—non-redeemable(d)	—	—	$0.3	0.3
Insurance annuity contracts(e)	—	—	4.4	4.4

Total investments at fair value	$26.6	$625.0	$4.7	$656.3

(a)	Includes 76% of cash held in demand deposits and 24% of short-term money market accounts.
(b)	Comprised of small and mid-cap equity funds.
(c)	Includes 50% of equity index funds, 49% of fixed income investments, and 1% other investments.
(d)	Comprised of limited liability corporations and limited partnership interests.
(e)	Comprised of assets held under insurance annuity contracts.

As of December 31, 2009	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Investments:
Cash and cash equivalents(a)	$8.5	—	—	$8.5
Registered investment companies(b)	7.0	—	—	7.0
Private investment funds—redeemable(c)	—	$577.2	—	577.2
Private investment funds—non-redeemable(d)	—	—	$0.4	0.4
Insurance annuity contracts(e)	—	—	5.3	5.3

Total investments at fair value	$15.5	$577.2	$5.7	$598.4

(a)	Includes 94% of cash held in demand deposits and 6% of short-term money market accounts.
(b)	Comprised of small and mid-cap equity funds.
(c)	Includes 52% of equity index funds and 48% of fixed income investments.
(d)	Comprised of limited liability corporations and limited partnership interests.
(e)	Comprised of assets held under insurance annuity contracts.

	Fair Value Measurement Using Significant Unobservable Inputs (Level 3)
(in millions)	Insurance annuity contracts	Private investment funds non-redeemable
Beginning balance as of December 31, 2009	$5.3	$0.4
Actual return on plan assets	(0.9)	—
Distributions	—	(0.1)

Ending balance as of December 31, 2010	$4.4	$0.3

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Cash and cash equivalents. The Company’s domestic Plan held cash and cash equivalents of $1.3 million and $0.5 million at December 31, 2010 and 2009, respectively, which consists of an investment in shares of a registered money market fund. The fair value is determined by year end Net Asset Values (“NAV’s”) publicly reported on national exchanges as of December 31, 2010. The Company’s United Kingdom Plan held cash of $4.2 million and $8.0 million at December 31, 2010 and 2009, respectively, which consists of demand deposits.

Registered investment companies. The Company’s domestic Plan was invested in shares of mutual funds as of December 31, 2010 and 2009, which are registered with the Securities and Exchange Commission. Prices of these funds are based on NAV’s calculated by the funds and are publicly reported on national exchanges. The domestic Plan measures fair value of these investments using the NAV’s provided by the fund managers.

Private investment funds—redeemable. The Company’s domestic and United Kingdom Plans are invested in shares or units of several private investment funds, not the underlying assets. Redeemable private investment funds include collective trusts, comingled funds, pooled funds, limited partnerships, limited liability corporations, and group trusts. The funds calculate NAV’s on a periodic basis and are available only from the fund managers. Private investment funds are redeemable at the NAV’s.

Private investment funds—non-redeemable. The Company’s domestic Plan has investments in several partnerships (limited partnership and limited liability corporations) for which the domestic Plan has no ability to redeem or transfer its interests; therefore, there is no market in which the domestic Plan can exit these investments. As a result, the domestic Plan measures fair value of these investments using estimates of fair value which come from partner capital statements provided by the partnerships.

Insurance annuity contracts. The Company’s United Kingdom Plan is invested in several insurance annuity contracts. The value of these contracts is calculated by estimating future payments and discounting them to present value. As a result, there is no market for the Plan to exit these investments.

Contributions. Contributions to the plans in 2011 are expected to be approximately $29 million.

The estimated future benefit payments, which reflect expected future service, are expected to be as follows (in millions):

Year ended December 31,	Amount
2011	$21.6
2012	22.6
2013	23.9
2014	25.5
2015	28.0
2016-2020	171.9

The Company does not offer post-retirement health care or other insurance benefits for retired employees.

Note 15: Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company’s chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company is organized in three segments: Retail and Alliance Services, Financial Services and International.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Effective January 1, 2010, IPS is being reported within All Other and Corporate. Results for 2009 and 2008 have been adjusted to reflect the change. Other amounts in 2009 and 2008 have been adjusted to conform to current year presentation.

The business segment measurements provided to and evaluated by the CODM are computed in accordance with the following principles:

•	The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies.

•	Segment results exclude divested businesses.

•

Retail and Alliance Services segment revenue does not include equity earnings because it is reported using proportionate consolidation as described below. Other segment revenue includes equity earnings in affiliates (excluding amortization expense) and intersegment revenue.

•	Segment revenue excludes reimbursable debit network fees, postage and other revenue.

•

Segment earnings before net interest expense, income taxes, depreciation and amortization (“EBITDA”) includes equity earnings in affiliates and excludes depreciation and amortization expense, net income attributable to noncontrolling interests, other operating expenses and other income (expense). Retail and Alliance Services segment EBITDA does not include equity earnings because it is reported using proportionate consolidation as described below. Additionally, segment EBITDA is adjusted for items similar to certain of those used in calculating the Company’s compliance with debt covenants. The additional items that are adjusted to determine segment EBITDA are:

•	stock based compensation expense is excluded;

•	official check and money order businesses’ EBITDA are excluded;

•

cost of data center technology and savings initiatives are excluded and represent implementation costs associated with initiatives to reduce operating expenses including items such as platform and data center consolidation initiatives in the International segment, expenses related to the reorganization of global application development resources, expenses associated with domestic data center consolidation initiatives and planned workforce reduction expenses, expenses related to the conversion of certain BAMS merchant clients onto First Data platforms, as well as certain platform development and other costs directly associated with the termination of the CPS alliance, all of which are considered nonrecurring projects (excludes costs accrued in purchase accounting);

•

debt issuance costs are excluded and represent costs associated with issuing debt and modifying the Company’s debt structure as well as costs associated with the issuance of debt related to the merger with an affiliate of KKR in 2007;

•

KKR related items are excluded and represent items related to the merger with an affiliate of KKR primarily resulting from annual sponsor fees for management, consulting, financial and other advisory services and the effect of purchase accounting associated with the merger on EBITDA which is primarily the result of revenue recognition adjustments.

•

Retail and Alliance Services segment revenue and EBITDA are reflected based on the Company’s proportionate share of the results of its investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. In addition, Retail and Alliance services segment measures reflect commission payments to certain ISO’s, which are treated as an expense in the Consolidated Statements of Operations, as contra revenue to be consistent with revenue share arrangements with other ISO’s that are recorded as contra revenue.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

•

Corporate operations include administrative and shared service functions such as the executive group, legal, tax, treasury, internal audit, accounting, human resources, information technology and procurement. Costs incurred by Corporate that are directly attributable to a segment are allocated to the respective segment. Administrative and shared service costs are retained by Corporate.

The following tables present the Company’s operating segment results for the years ended December 31, 2010, 2009 and 2008 (in millions):

Year ended December 31, 2010	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$2,923.9	$1,362.2	$1,237.5	$126.8	$5,650.4
Product sales and other	390.9	46.8	353.9	23.9	815.5
Equity earnings in affiliates(a)	—	—	29.4	—	29.4

Total segment reporting revenues	$3,314.8	$1,409.0	$1,620.8	$150.7	$6,495.3

Internal revenue	$18.0	$36.0	$8.4	$—	$62.4
External revenue	3,296.8	1,373.0	1,612.4	150.7	6,432.9
Depreciation and amortization	676.2	362.9	289.9	51.2	1,380.2
Segment EBITDA	1,322.3	553.0	329.8	(178.1)	2,027.0
Other operating expenses and other income (expense) excluding divestitures	(60.2)	(8.5)	(26.4)	(21.0)	(116.1)
Expenditures for long-lived assets	26.4	69.9	167.2	100.7	364.2
Equity earnings in affiliates	104.8	—	12.5	—	117.3
Investment in unconsolidated affiliates	1,013.5	—	194.7	—	1,208.2

Year ended December 31, 2009	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$2,720.1	$1,379.8	$1,197.1	$209.7	$5,506.7
Product sales and other	342.7	63.0	344.9	40.7	791.3
Equity earnings in affiliates(a)	—	—	30.1	—	30.1

Total segment reporting revenues	$3,062.8	$1,442.8	$1,572.1	$250.4	$6,328.1

Internal revenue	$16.5	$34.0	$6.5	$1.1	$58.1
External revenue	3,046.3	1,408.8	1,565.6	249.3	6,270.0
Depreciation and amortization	752.2	353.3	285.6	73.7	1,464.8
Segment EBITDA	1,193.5	645.3	398.7	(122.7)	2,114.8
Other operating expenses and other income (expense) excluding divestitures	(5.3)	(25.6)	(173.9)	(133.1)	(337.9)
Expenditures for long-lived assets	42.5	84.2	170.3	81.8	378.8
Equity earnings in affiliates	86.6	—	11.2	—	97.8
Investment in unconsolidated affiliates	1,075.8	—	215.5	—	1,291.3

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Year ended December 31, 2008	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$2,894.2	$1,480.4	$1,324.3	$220.1	$5,919.0
Product sales and other	383.0	37.1	338.5	156.8	915.4
Equity earnings in affiliates(a)	—	—	33.2	2.5	35.7

Total segment reporting revenues	$3,277.2	$1,517.5	$1,696.0	$379.4	$6,870.1

Internal revenue	$19.7	$35.9	$6.3	$0.7	$62.6
External revenue	3,257.5	1,481.6	1,689.7	378.7	6,807.5
Depreciation and amortization	901.9	321.5	254.6	81.6	1,559.6
Segment EBITDA	1,407.8	753.1	433.3	(39.2)	2,555.0
Other operating expenses and other income (expense) excluding divestitures	(1,104.6)	(1,399.6)	(366.3)	(186.8)	(3,057.3)
Expenditures for long-lived assets	30.4	180.1	202.3	34.0	446.8
Equity earnings in affiliates	109.1	—	11.8	2.1	123.0
Investment in unconsolidated affiliates	1,042.0	—	217.6	—	1,259.6

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows (in millions):

	Year ended December 31,
	2010	2009	2008
Revenues:
Total reported segments	$6,344.6	$6,077.7	$6,490.7
All Other and Corporate	150.7	250.4	379.4
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues(b)	8.0	(0.8)	(43.1)
Eliminations of intersegment revenues	(62.4)	(58.1)	(62.6)

Adjusted revenue	6,440.9	6,269.2	6,764.4

Adjustments to reconcile to Consolidated revenues:
Divested businesses	—	75.2	178.0
Adjustments for non-wholly owned entities(c)	224.1	(12.3)	(375.8)
Official check and money order revenues	(8.0)	0.8	43.1
ISO commission expense	333.8	252.7	100.9
Reimbursable debit network fees, postage and other	3,389.6	2,728.2	2,100.7

Consolidated revenues	$10,380.4	$9,313.8	$8,811.3

Segment EBITDA:
Total reported segments	$2,205.1	$2,237.5	$2,594.2
All Other and Corporate	(178.1)	(122.7)	(39.2)

Adjusted EBITDA	2,027.0	2,114.8	2,555.0

Adjustments to reconcile to “Net loss attributable to First Data Corporation”:
Divested businesses	1.1	43.7	88.3
Adjustments for non-wholly owned entities(c)	34.3	(21.3)	(237.8)
Depreciation and amortization	(1,414.4)	(1,452.3)	(1,369.7)
Interest expense	(1,796.6)	(1,796.4)	(1,964.9)
Interest income	7.8	11.7	26.0
Other items(d)	(97.4)	(351.0)	(3,270.0)
Income tax benefit	323.8	578.8	699.2
Stock based compensation	(16.1)	(19.2)	(16.6)
Official check and money order EBITDA	(21.2)	(19.9)	5.7
Cost of data center, technology and savings initiatives	(33.5)	(147.9)	(229.2)
KKR merger related items	(28.5)	(26.5)	(46.3)
Debt issuance costs	(8.1)	(0.7)	(4.0)
Eliminations	—	(0.2)	—

Net loss attributable to First Data Corporation	$(1,021.8)	$(1,086.4)	$(3,764.3)

(a)	Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value for the International segment and All Other and Corporate.
(b)	Represents an adjustment to exclude the official check and money order businesses from Adjusted revenue.
(c)	Represent the net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment and amortization related to equity method investments not included in segment EBITDA.
(d)	Includes “Other operating expenses” and “Other income (expense)” as presented on the Consolidated Statements of Operations.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Segment assets are as follows (in millions):

As of December 31,	2010	2009
Assets:
Retail and Alliance Services	$24,673.8	$25,377.3
Financial Services	4,982.2	5,238.8
International	5,186.7	5,841.5
All Other and Corporate	2,701.4	3,277.8

Consolidated	$37,544.1	$39,735.4

A reconciliation of reportable segment depreciation and amortization amounts to the Company’s consolidated balances in the Consolidated Statements of Cash Flows is as follows (in millions):

	Year ended December 31,
	2010	2009	2008
Depreciation and Amortization:
Total reported segments	$1,329.0	$1,391.1	$1,478.0
All Other and Corporate	51.2	73.7	81.6

	1,380.2	1,464.8	1,559.6

Adjustments to reconcile to consolidated depreciation and amortization:
Divested businesses	—	8.9	15.8
Adjustments for non-wholly owned entities	107.2	52.4	(26.7)
Amortization of initial payments for new contracts	38.6	27.7	10.9

Total consolidated depreciation and amortization	$1,526.0	$1,553.8	$1,559.6

Information concerning principal geographic areas was as follows (in millions):

	United States	International	Total
Revenues
2010	$8,806.8	$1,573.6	$10,380.4
2009	7,789.3	1,524.5	9,313.8
2008	7,033.2	1,778.1	8,811.3
Long-Lived Assets
2010	$21,979.0	$3,424.6	$25,403.6
2009	22,962.4	3,694.7	26,657.1
2008	20,026.0	3,826.2	23,852.2

“International” represents businesses of significance, which have local currency as their functional currency regardless of the segments to which the associated revenues and long-lived assets applied.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16: Quarterly Financial Results (Unaudited)

Summarized quarterly results for the two years ended December 31, 2010 and 2009, respectively, are as follows (in millions):

2010 by Quarter:	First	Second	Third	Fourth
Revenues	$2,402.1	$2,614.7	$2,633.1	$2,730.5
Expenses	2,332.1	2,467.9	2,492.4	2,571.3
Interest income	2.0	1.4	2.1	2.3
Interest expense	(448.9)	(450.9)	(455.8)	(441.0)
Other income (expense)	8.2	24.8	(52.3)	3.4

Loss before income taxes and equity earnings in affiliates	(368.7)	(277.9)	(365.3)	(276.1)
Income tax (benefit) expense	(138.1)	(122.4)	52.3	(115.6)
Equity earnings in affiliates	22.2	33.3	31.2	30.6

Net loss	(208.4)	(122.2)	(386.4)	(129.9)
Less: Net income attributable to noncontrolling interests	31.7	49.0	44.9	49.3

Net loss attributable to First Data Corporation	$(240.1)	$(171.2)	$(431.3)	$(179.2)

2009 by Quarter:	First	Second	Third	Fourth
Revenues	$2,076.2	$2,208.6	$2,443.2	$2,585.8
Expenses	2,045.8	2,090.4	2,328.4	2,694.4
Interest income	3.3	3.1	3.2	2.1
Interest expense	(448.2)	(449.6)	(447.5)	(451.1)
Other income (expense)	23.3	(3.6)	(84.5)	3.5

Loss before income taxes and equity earnings in affiliates	(391.2)	(331.9)	(414.0)	(554.1)
Income tax benefit	(144.8)	(112.8)	(132.5)	(188.7)
Equity earnings in affiliates	18.5	25.5	26.8	27.0

Net loss	(227.9)	(193.6)	(254.7)	(338.4)
Less: Net income attributable to noncontrolling interests	3.4	2.3	35.9	30.2

Net loss attributable to First Data Corporation	$(231.3)	$(195.9)	$(290.6)	$(368.6)

Note 17: Income Taxes

	Year ended December 31,
(in millions)	2010	2009	2008
Components of pretax (loss) income:
Domestic	$(1,289.1)	$(1,799.2)	$(3,983.1)
Foreign	118.4	205.8	(324.1)

	$(1,170.7)	$(1,593.4)	$(4,307.2)

(Benefit) provision for income taxes:
Federal	$(313.9)	$(579.6)	$(667.8)
State and local	(39.3)	(38.8)	(46.6)
Foreign	29.4	39.6	15.2

	$(323.8)	$(578.8)	$(699.2)

Effective Income Tax Rate	27.7%	36.3%	16.2%

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company’s effective tax rates differ from statutory rates as follows:

	Year ended December 31,
	2010	2009	2008
Federal statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal income tax benefit	2.0	2.1	1.1
Nontaxable income from noncontrolling interests	5.2	1.6	1.3
Impact of foreign operations(a)	1.5	2.5	1.2
Valuation allowances	(15.1)	(1.7)	(0.1)
Liability for unrecognized tax benefits	2.1	(2.5)	(0.7)
Goodwill impairment	0.0	(0.3)	(24.4)
Other	(3.0)	(0.4)	2.8

Effective tax rate	27.7%	36.3%	16.2%

(a)	The impact of foreign operations includes the effects of tax earnings and profits adjustments, foreign losses and differences between foreign tax expense and foreign taxes eligible for the U.S. foreign tax credit.

The Company’s income tax (benefits) provisions consisted of the following components:

	Year ended December 31,
(in millions)	2010	2009	2008
Current
Federal	$(27.7)	$39.8	$31.4
State and local	18.3	13.1	29.2
Foreign	57.7	67.7	103.5

	48.3	120.6	164.1
Deferred
Federal	(286.2)	(619.4)	(699.1)
State and local	(57.6)	(51.9)	(75.8)
Foreign	(28.3)	(28.1)	(88.4)

	(372.1)	(699.4)	(863.3)

	$(323.8)	$(578.8)	$(699.2)

Income tax payments, net of refunds received, of $100.5 million in 2010 were greater than current expense primarily as a result of the decreased liability for unrecognized tax benefits reducing current expense. Income tax payments, net of refunds received, of $79 million in 2009 were less than current expense primarily as a result of the increased liability for unrecognized tax benefits increasing current expense. Income tax payments, net of refunds received, of $69 million in 2008 were less than current expense primarily due to the actual receipt of tax refunds related to the period from September 25, 2007 through December 31, 2007.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the book and tax bases of the Company’s assets and liabilities. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred tax assets are included in both “Other current assets” and “Other long-term assets” in the Company’s Consolidated Balance Sheets. Deferred tax liabilities are included in “Deferred long-term tax liabilities” in the Company’s Consolidated Balance Sheets. The following table outlines the principal components of deferred tax items (in millions):

As of December 31,	2010	2009
Deferred tax assets related to:
Reserves and other accrued expenses	$360.1	$337.3
Pension obligations	43.4	72.7
Employee related liabilities	59.8	57.1
Deferred revenues	15.3	9.1
Unrealized securities and hedging (gain)/loss	101.7	163.1
Net operating losses and tax credit carryforwards	772.8	547.5
U.S. foreign tax credits on undistributed earnings	171.4	186.8
Foreign exchange (gain)/loss	23.1	34.8

Total deferred tax assets	1,547.6	1,408.4
Valuation allowance	(287.2)	(110.6)

Realizable deferred tax assets	1,260.4	1,297.8

Deferred tax liabilities related to:
Property, equipment and intangibles	(1,549.8)	(2,052.2)
Investment in affiliates and other	(472.6)	(328.6)
U.S. tax on foreign undistributed earnings	(113.7)	(138.9)

Total deferred tax liabilities	(2,136.1)	(2,519.7)

Net deferred tax liabilities	$(875.7)	$(1,221.9)

The Company’s deferred tax assets and liabilities were included in the Consolidated Balance Sheets as follows (in millions):

As of December 31,	2010	2009
Current deferred tax assets	$126.4	$121.2
Long-term deferred tax assets	11.6	3.3
Long-term deferred tax liabilities	(1,013.7)	(1,346.4)

Net deferred tax liabilities	$(875.7)	$(1,221.9)

As of December 31, 2010 and December 31, 2009 the Company had recorded valuation allowances of $287.2 million and $110.6 million, respectively, against federal, state and foreign net operating losses and foreign tax credits. The increase to the valuation allowance of $176.6 million in 2010 was primarily due to a change in federal tax law, which adversely affects the Company’s ability to utilize foreign tax credits.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents the approximate amounts of federal, state and foreign net operating loss carryforwards and foreign tax credit, general business credit and minimum tax credit carryforwards (in millions):

As of December 31,	2010
Federal net operating loss carryforwards(a)	$1,566
State net operating loss carryforwards(b)	2,402
Foreign net operating loss carryforwards(c)	240
Foreign tax credit carryforwards(d)	109
General business credit carryforwards(e)	26
Minimum tax credit carryforwards(f)	14

(a)	If not utilized, these carryforwards will expire in years 2015 through 2030.
(b)	If not utilized, these carryforwards will expire in years 2011 through 2030.
(c)	Foreign net operating loss carryforwards of $117 million, if not utilized, will expire in years 2011 through 2020. The remaining foreign net operating loss carryforwards of $123 million have an indefinite life.
(d)	If not utilized, these carryforwards will expire in years 2017 through 2020.
(e)	If not utilized, these carryforwards will expire in years 2025 through 2029.
(f)	These carryforwards have an indefinite life.

A reconciliation of the unrecognized tax benefits for the year ended December 31, 2008, 2009 and 2010 is as follows (in millions):

Balance as of January 1, 2008	$368.1
Increases for tax positions of prior years	23.1
Decreases for tax positions of prior years	(11.6)
Increases for tax positions related to the current period	4.9
Decreases for cash settlements with taxing authorities	(3.3)
Decreases due to the lapse of the applicable statute of limitations	(9.7)

Balance as of December 31, 2008	$371.5
Increases for tax positions of prior years	21.6
Decreases for tax positions of prior years	(5.2)
Increases for tax positions related to the current period	35.4
Decreases for cash settlements with taxing authorities	(2.9)
Decreases due to the lapse of the applicable statute of limitations	(5.4)

Balance as of December 31, 2009	$415.0
Increases for tax positions of prior years	0.5
Decreases for tax positions of prior years	(45.4)
Increases for tax positions related to the current period	1.9
Decreases for cash settlements with taxing authorities	(1.4)
Decreases due to the lapse of the applicable statute of limitations	(2.0)

Balance as of December 31, 2010	$368.6

Most of the unrecognized tax benefits are included in the “Other long-term liabilities” line of the Consolidated Balance Sheets, net of the federal benefit on state income taxes (approximately $24 million at December 31, 2010). However, those unrecognized tax benefits that affect the federal consolidated tax years ending December 31, 2008, 2009 and 2010 are included in the “Long-term deferred tax liabilities” line of the Consolidated Balance Sheets, as these items reduce the Company’s net operating loss and credit carryforwards

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

from those periods. The unrecognized tax benefits at December 31, 2010 and 2009 included approximately $195 million and $217 million, respectively, of tax positions that, if recognized, would affect the effective tax rate.

During the year ended December 31, 2010, the Company’s liability for unrecognized tax benefits was reduced by $39 million upon the closure of the 2002 federal tax year and after negotiating settlements with the Internal Revenue Service (“IRS”) regarding specific contested issues in the 2003 and 2004 federal tax years. The reduction in the liability was recorded through a decrease to tax expense and an increase to deferred tax liabilities.

During the years ended December 31, 2009 and 2008, the Company’s liability for unrecognized tax benefits was reduced by $5 million and $11 million, respectively, after negotiating settlements with certain state jurisdictions. The reductions in the liability were recorded through cash payments and a decrease to tax expense in 2009 and a decrease to goodwill in 2008.

The Company recognizes interest and penalties related to unrecognized tax benefits in the “Income tax benefit” line item of the Consolidated Statements of Operations. Cumulative accrued interest and penalties (net of related tax benefits) are not included in the ending balances of unrecognized tax benefits. Cumulative accrued interest and penalties are included in the “Other long-term liabilities” line of the Consolidated Balance Sheets. The related tax benefits of the accrued interest are included in the “Long-term deferred tax liabilities” line of the Consolidated Balance Sheets. The following table presents the approximate amounts associated with accrued interest expense and the cumulative accrued interest and penalties (in millions):

	Year ended December 31,
	2010	2009	2008
Current year accrued interest expense, net of related tax benefits	$14	$18	$15
Cumulative accrued interest and penalties, net of related tax benefits	67	70	56

As of December 31, 2010, the Company anticipates it is reasonably possible that its liability for unrecognized tax benefits may decrease by approximately $57 million within the next twelve months as the result of the possible closure of its 2003 and 2004 federal tax years, potential settlements with certain states and the lapse of the statute of limitations in various state jurisdictions. The potential decrease relates to various federal and state tax benefits including research and experimentation credits and certain amortization, loss and stock warrant deductions.

The Company or one or more of its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. As of December 31, 2010, the Company is no longer subject to income tax examination by the U.S. federal jurisdiction for years before 2003. State and local examinations are substantially complete through 1999. Foreign jurisdictions generally remain subject to examination by their respective authorities from 2003 forward, none of which are considered major jurisdictions.

The IRS completed its examination of the U.S. federal consolidated income tax returns of the Company for 2003 and 2004 and issued a Notice of Deficiency (the “Notice”) in December 2008. The Notice claims that the Company and its subsidiaries, which included The Western Union Company (“Western Union”) during the years at issue, owe significant additional taxes, interest and penalties with respect to a variety of adjustments. The Company and Western Union agree with several of the adjustments in the Notice. Additionally, during 2010, the IRS conceded certain of the adjustments. As to the adjustments that remain in dispute, for 2003 such issues represent total taxes and penalties allegedly due of approximately $31 million, of which $8 million relates to the

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company and $23 million relates to Western Union, and for 2004 such issues represent total taxes and penalties allegedly due of approximately $91 million, all of which relates to Western Union. The Company estimates that the total interest due (pretax) on such amounts for both years is approximately $53 million through December 31, 2010, of which $4 million relates to the Company and $49 million relates to Western Union. As to the disputed issues, the Company and Western Union are contesting the asserted deficiencies in U.S. Tax Court; however, in the fourth quarter of 2010 all disputed issues were assigned to IRS Appeals and currently are being reviewed in that forum for possible resolution. The Company believes that it has adequately reserved for its disputed issues and final resolution of those issues will not have a material adverse effect on its financial position or results of operations.

Prior to the spin-off transaction, Western Union was part of the FDC consolidated, unitary and combined income tax returns through the spin-off date of September 29, 2006. Under the Tax Allocation Agreement executed at the time of the spin-off of Western Union, Western Union is responsible for and must indemnify the Company against all taxes, interest and penalties that relate to Western Union for periods prior to the spin-off date, including the amounts asserted in the Notice as described above. If Western Union were to agree to or be finally determined to owe any amounts for such periods but were to default in its indemnification obligation under the Tax Allocation Agreement, the Company as parent of the tax group during such periods generally would be required to pay the amounts to the relevant tax authority, resulting in a potentially material adverse effect on the Company’s financial position and results of operations. Accordingly, as of December 31, 2010, the Company had approximately $130 million of uncertain income tax liabilities recorded related to Western Union for periods prior to the spin-off date. The Company has recorded a corresponding account receivable of equal amount from Western Union, which is included as a long-term account receivable in the “Other long-term assets” line of the Company’s Consolidated Balance Sheets, to reflect the indemnification for such liabilities. The uncertain income tax liabilities and corresponding receivable are based on information provided by Western Union regarding its tax contingency reserves for periods prior to the spin-off date. There is no assurance that a Western Union-related issue raised by the IRS or other tax authority will be finally resolved at a cost not in excess of the amount reserved and reflected in the Company’s uncertain income tax liabilities and corresponding receivable from Western Union. The Western Union contingent liability is in addition to the FDC liability for unrecognized tax benefits discussed above.

Note 18: Supplemental Guarantor Condensed Consolidating Financial Statements

As described in Note 8 to these Consolidated Financial Statements, the Company’s 9.875% senior notes, 12.625% senior notes, 10.55% senior PIK notes and 11.25% senior subordinated notes are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned, domestic subsidiaries of FDC other than Integrated Payment Systems Inc. (“Guarantors”). None of the other subsidiaries of FDC, either direct or indirect, guarantee the notes (“Non-Guarantors”). The Guarantors also unconditionally guarantee the senior secured revolving credit facility, senior secured term loan facility and the 8.875% senior secured notes which rank senior in right of payment to all existing and future unsecured and second lien indebtedness of FDC’s guarantor subsidiaries. The Guarantors further unconditionally guarantee the 8.25% senior second lien notes and 8.75%/10.00% PIK toggle senior second lien notes which rank senior in right of payment to all existing and future unsecured indebtedness of FDC’s guarantor subsidiaries. The 9.875% senior note, 12.625% senior note, 10.55% senior PIK note and 11.25% senior subordinated note guarantees are unsecured and rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiaries but senior in right of payment to all existing and future subordinated indebtedness of FDC’s guarantor subsidiaries. The 11.25% senior subordinated note guarantees are unsecured and rank equally in right of payment with all existing and future senior subordinated indebtedness of the guarantor subsidiaries.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following tables present the results of operations, financial position and cash flows of FDC (“FDC Parent Company”), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and consolidation adjustments for the years ended December 31, 2010, 2009 and 2008 and as of December 31, 2010 and 2009 to arrive at the information for FDC on a consolidated basis.

	Year ended December 31, 2010
	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$4,001.7	$2,328.3	$(148.5)	$6,181.5
Product sales and other	—	542.6	319.3	(52.6)	809.3
Reimbursable debit network fees, postage and other	—	2,299.8	1,160.3	(70.5)	3,389.6

	—	6,844.1	3,807.9	(271.6)	10,380.4

Expenses:
Cost of services (exclusive of items shown below)	—	1,944.3	1,227.5	(148.5)	3,023.3
Cost of products sold	—	257.8	170.0	(52.6)	375.2
Selling, general and administrative	264.7	877.2	437.8	—	1,579.7
Reimbursable debit network fees, postage and other	—	2,299.8	1,160.3	(70.5)	3,389.6
Depreciation and amortization	7.6	937.9	468.9	—	1,414.4
Other operating expenses:
Restructuring, net	12.7	46.0	13.3	—	72.0
Impairments	—	7.8	3.7	—	11.5
Litigation and regulatory settlements	—	(2.0)	—	—	(2.0)

	285.0	6,368.8	3,481.5	(271.6)	9,863.7

Operating (loss) profit	(285.0)	475.3	326.4	—	516.7

Interest income	1.0	1.1	5.7	—	7.8
Interest expense	(1,775.2)	(6.4)	(15.0)	—	(1,796.6)
Interest income (expense) from intercompany notes	112.3	(146.4)	34.1	—	—
Other income (expense)	2.8	31.8	(24.5)	(26.0)	(15.9)
Equity earnings from consolidated subsidiaries	323.8	150.2	—	(474.0)	—

	(1,335.3)	30.3	0.3	(500.0)	(1,804.7)

(Loss) income before income taxes and equity earnings in affiliates	(1,620.3)	505.6	326.7	(500.0)	(1,288.0)
Income tax (benefit) expense	(598.5)	164.7	110.0	—	(323.8)
Equity earnings in affiliates	—	117.7	1.5	(1.9)	117.3

Net (loss) income	(1,021.8)	458.6	218.2	(501.9)	(846.9)
Less: Net (loss) income attributable to noncontrolling interests	—	(0.2)	49.3	125.8	174.9

Net (loss) income attributable to First Data Corporation	$(1,021.8)	$458.8	$168.9	$(627.7)	$(1,021.8)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Year ended December 31, 2009
	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$4,111.5	$1,741.2	$(63.8)	$5,788.9
Product sales and other	—	521.0	304.1	(28.4)	796.7
Reimbursable debit network fees, postage and other	—	2,233.5	527.7	(33.0)	2,728.2

	—	6,866.0	2,573.0	(125.2)	9,313.8

Expenses:
Cost of services (exclusive of items shown below)	—	2,138.3	870.6	(63.8)	2,945.1
Cost of products sold	—	229.9	104.0	(28.4)	305.5
Selling, general and administrative	218.9	827.0	392.3	—	1,438.2
Reimbursable debit network fees, postage and other	—	2,233.5	527.7	(33.0)	2,728.2
Depreciation and amortization	6.0	1,063.5	382.8	—	1,452.3
Other operating expenses:
Restructuring, net	3.0	59.0	30.8	—	92.8
Impairments	—	100.2	84.9	—	185.1
Litigation and regulatory settlements	(2.7)	14.5	—	—	11.8

	225.2	6,665.9	2,393.1	(125.2)	9,159.0

Operating (loss) profit	(225.2)	200.1	179.9	—	154.8

Interest income	3.5	0.7	7.5	—	11.7
Interest expense	(1,770.7)	(7.5)	(18.2)	—	(1,796.4)
Interest (expense) income from intercompany notes	(97.3)	58.7	38.6	—	—
Other (expense) income	(88.6)	(0.2)	27.5	—	(61.3)
Equity earnings from consolidated subsidiaries	322.5	28.4	—	(350.9)	—

	(1,630.6)	80.1	55.4	(350.9)	(1,846.0)

(Loss) income before income taxes and equity earnings in affiliates	(1,855.8)	280.2	235.3	(350.9)	(1,691.2)
Income tax (benefit) expense	(769.4)	217.5	(26.9)	—	(578.8)
Equity earnings in affiliates	—	101.5	(1.2)	(2.5)	97.8

Net (loss) income	(1,086.4)	164.2	261.0	(353.4)	(1,014.6)
Less: Net (loss) income attributable to noncontrolling interests	—	(0.1)	10.9	61.0	71.8

Net (loss) income attributable to First Data Corporation	$(1,086.4)	$164.3	$250.1	$(414.4)	$(1,086.4)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Year ended December 31, 2008
	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$2.6	$4,061.9	$1,727.1	$(6.3)	$5,785.3
Product sales and other	—	555.9	394.6	(25.2)	925.3
Reimbursable debit network fees, postage and other	—	1,995.8	104.9	—	2,100.7

	2.6	6,613.6	2,226.6	(31.5)	8,811.3

Expenses:
Cost of services (exclusive of items shown below)	—	1,984.1	892.8	(6.3)	2,870.6
Cost of products sold	—	210.6	131.4	(25.2)	316.8
Selling, general and administrative	223.4	774.3	377.1	—	1,374.8
Reimbursable debit network fees, postage and other	—	1,995.8	104.9	—	2,100.7
Depreciation and amortization	5.9	1,010.8	353.0	—	1,369.7
Other operating expenses:
Restructuring, net	—	12.0	—	—	12.0
Impairments	—	2,680.4	563.2	—	3,243.6

	229.3	8,668.0	2,422.4	(31.5)	11,288.2

Operating loss	(226.7)	(2,054.4)	(195.8)	—	(2,476.9)

Interest income	8.9	3.0	14.1	—	26.0
Interest expense	(1,933.9)	(7.2)	(23.8)	—	(1,964.9)
Interest (expense) income from intercompany notes	(113.6)	87.2	26.4	—	—
Other (expense) income	(24.1)	0.1	9.6	—	(14.4)
Equity (loss) earnings from consolidated subsidiaries	(2,350.6)	32.0	—	2,318.6	—

	(4,413.3)	115.1	26.3	2,318.6	(1,953.3)

Loss before income taxes and equity earnings in affiliates	(4,640.0)	(1,939.3)	(169.5)	2,318.6	(4,430.2)
Income tax (benefit) expense	(858.8)	216.8	(57.2)	—	(699.2)
Equity earnings in affiliates	16.9	98.1	8.0	—	123.0

Net loss	(3,764.3)	(2,058.0)	(104.3)	2,318.6	(3,608.0)
Less: Net income attributable to noncontrolling interests	—	1.8	154.5	—	156.3

Net loss attributable to First Data Corporation	$(3,764.3)	$(2,059.8)	$(258.8)	$2,318.6	$(3,764.3)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	December 31, 2010
	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$164.1	$21.1	$324.3	—	$509.5
Accounts receivable, net of allowance for doubtful accounts	2.6	1,121.1	1,045.9	—	2,169.6
Settlement assets(1)	—	3,476.2	3,217.8	—	6,694.0
Other current assets	86.0	262.4	65.0	—	413.4

Total current assets	252.7	4,880.8	4,653.0	—	9,786.5

Property and equipment, net of accumulated depreciation	30.3	637.2	284.5	—	952.0
Goodwill	—	9,468.3	7,828.6	—	17,296.9
Customer relationships, net of accumulated amortization	—	2,923.8	2,299.9	—	5,223.7
Other intangibles, net of accumulated amortization	606.9	665.4	658.7	—	1,931.0
Investment in affiliates	—	1,169.9	38.3	—	1,208.2
Long-term settlement assets(1)	—	—	365.1	—	365.1
Other long-term assets	482.4	265.5	32.8	—	780.7
Investment in consolidated subsidiaries	25,074.4	5,361.4	—	$(30,435.8)	—

Total assets	$26,446.7	$25,372.3	$16,160.9	$(30,435.8)	$37,544.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$0.4	$95.2	$85.3	—	$180.9
Short-term and current portion of long-term borrowings	31.7	44.9	193.9	—	270.5
Settlement obligations(1)	—	3,476.2	3,582.7	—	7,058.9
Other current liabilities	301.1	651.3	401.3	—	1,353.7

Total current liabilities	333.2	4,267.6	4,263.2	—	8,864.0

Long-term borrowings	22,376.0	21.8	41.0	—	22,438.8
Long-term deferred tax (assets) liabilities	(928.5)	1,838.6	103.6	—	1,013.7
Intercompany payable (receivable)	4,298.1	(3,496.7)	(801.4)	—	—
Intercompany notes	(1,253.2)	1,621.1	(367.9)	—	—
Other long-term liabilities	1,026.8	89.7	23.1	—	1,139.6

Total liabilities	25,852.4	4,342.1	3,261.6	—	33,456.1

Redeemable equity interests	—	—	28.1	$(28.1)	—
Redeemable noncontrolling interests	—	—	—	28.1	28.1
First Data Corporation stockholder’s equity	594.3	21,030.4	5,864.5	(26,894.9)	594.3
Noncontrolling interests	—	(0.2)	52.5	3,413.3	3,465.6
Equity of consolidated alliance	—	—	6,954.2	(6,954.2)	—

Total equity	594.3	21,030.2	12,871.2	(30,435.8)	4,059.9

Total liabilities and equity	$26,446.7	$25,372.3	$16,160.9	$(30,435.8)	$37,544.1

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	December 31, 2009
	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$104.6	$25.4	$607.0	—	$737.0
Accounts receivable, net of allowance for doubtful accounts	17.1	1,106.3	1,332.1	—	2,455.5
Settlement assets(1)	—	3,523.3	3,347.0	—	6,870.3
Other current assets	69.3	243.3	86.2	—	398.8

Total current assets	191.0	4,898.3	5,372.3	—	10,461.6

Property and equipment, net of accumulated depreciation	29.9	677.9	343.6	—	1,051.4
Goodwill	—	9,570.0	7,905.8	—	17,475.8
Customer relationships, net of accumulated amortization	—	3,398.4	2,610.4	—	6,008.8
Other intangibles, net of accumulated amortization	607.0	820.9	693.2	—	2,121.1
Investment in affiliates	—	1,391.7	35.0	$(135.4)	1,291.3
Long-term settlement assets(1)	—	—	480.7	—	480.7
Other long-term assets	563.9	226.5	54.3	—	844.7
Investment in consolidated subsidiaries	26,401.5	5,370.0	—	(31,771.5)	—

Total assets	$27,793.3	$26,353.7	$17,495.3	$(31,906.9)	$39,735.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$0.2	$95.4	$105.1	—	$200.7
Short-term and current portion of long-term borrowings	142.2	36.9	125.8	—	304.9
Settlement obligations(1)	—	3,523.3	3,871.4	—	7,394.7
Other current liabilities	384.8	691.0	479.1	—	1,554.9

Total current liabilities	527.2	4,346.6	4,581.4	—	9,455.2

Long-term borrowings	22,152.8	47.3	104.8	—	22,304.9
Long-term deferred tax (assets) liabilities	(764.3)	2,101.7	9.0	—	1,346.4
Intercompany payable (receivable)	4,203.4	(3,550.8)	(652.6)	—	—
Intercompany notes	(1,044.2)	1,405.0	(360.8)	—	—
Other long-term liabilities	1,133.1	146.3	22.5	—	1,301.9

Total liabilities	26,208.0	4,496.1	3,704.3	—	34,408.4

Redeemable equity interests	—	—	362.3	$(362.3)	—
Redeemable noncontrolling interests	—	—	—	226.9	226.9
First Data Corporation stockholder’s equity	1,585.3	21,857.6	6,315.3	(28,172.9)	1,585.3
Noncontrolling interests	—	—	46.4	3,468.4	3,514.8
Equity of consolidated alliance	—	—	7,067.0	(7,067.0)	—

Total equity	1,585.3	21,857.6	13,428.7	(31,771.5)	5,100.1

Total liabilities and equity	$27,793.3	$26,353.7	$17,495.3	$(31,906.9)	$39,735.4

(1)	The majority of the Guarantor settlement assets relate to FDC’s merchant acquiring business. FDC believes the settlement assets are not available to satisfy any claims other than those related to the settlement liabilities.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Year ended December 31, 2010
	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,021.8)	$458.6	$218.2	$(501.9)	$(846.9)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	7.6	1,036.9	481.5	—	1,526.0
Charges related to other operating expenses and other income (expense)	9.9	20.0	41.5	26.0	97.4
Other non-cash and non-operating items, net	(11.6)	(207.4)	8.8	475.8	265.6
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(608.4)	107.0	216.9	(2.9)	(287.4)

Net cash (used in) provided by operating activities	(1,624.3)	1,415.1	966.9	(3.0)	754.7

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions, net of cash acquired	—	(3.1)	(0.1)	—	(3.2)
Payments related to other businesses previously acquired	—	—	(1.4)	—	(1.4)
Proceeds from dispositions, net of expenses paid and cash disposed	—	—	21.2	—	21.2
Proceeds from sale of property and equipment	—	1.4	4.1	—	5.5
Additions to property and equipment	(4.2)	(113.0)	(92.9)	—	(210.1)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(1.7)	(116.9)	(41.0)	—	(159.6)
Proceeds from the sale of marketable securities	—	—	0.3	—	0.3
Distributions and dividends from subsidiaries	225.8	187.9	—	(413.7)	—
Other investing activities	3.8	135.1	13.7	(134.5)	18.1

Net cash provided by (used in) investing activities	223.7	91.4	(96.1)	(548.2)	(329.2)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	—	—	75.1	—	75.1
Debt modification and related financing costs	(61.2)	—	—	—	(61.2)
Principal payments on long-term debt	(143.8)	(57.0)	(19.6)	—	(220.4)
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests	—	—	(31.0)	(185.1)	(216.1)
Distributions paid to redeemable equity holders	—	—	(7.5)	7.5	—
Distributions paid to equity holders	—	—	(368.5)	368.5	—
Redemption of Parent’s redeemable common stock	(2.5)	—	—	—	(2.5)
Redemption of redeemable equity of consolidated alliance	—	—	(347.8)	347.8	—
Purchase of noncontrolling interest	—	—	—	(213.3)	(213.3)
Cash dividends	(14.9)	—	(225.8)	225.8	(14.9)
Intercompany	1,682.5	(1,454.7)	(227.8)	—	—

Net cash provided by (used in) financing activities	1,460.1	(1,511.7)	(1,152.9)	551.2	(653.3)
Effect of exchange rate changes on cash and cash equivalents	—	0.9	(0.6)	—	0.3

Change in cash and cash equivalents	59.5	(4.3)	(282.7)	—	(227.5)

Cash and cash equivalents at beginning of period	104.6	25.4	607.0	—	737.0

Cash and cash equivalents at end of period	$164.1	$21.1	$324.3	$—	$509.5

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Year ended December 31, 2009
	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,086.4)	$164.2	$261.0	$(353.4)	$(1,014.6)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	6.0	1,153.7	394.1	—	1,553.8
Charges (gains) related to other operating expenses and other income (expense)	88.4	173.9	88.2	—	350.5
Other non-cash and non-operating items, net	38.8	(86.9)	0.9	353.4	306.2
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(795.7)	903.6	(304.2)	—	(196.3)

Net cash (used in) provided by operating activities	(1,748.9)	2,308.5	440.0	—	999.6

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions, net of cash acquired	—	(141.2)	(74.0)	128.7	(86.5)
Payments related to other businesses previously acquired	—	(14.6)	(0.1)	—	(14.7)
Proceeds from dispositions, net of expenses paid and cash disposed	—	—	88.1	—	88.1
Proceeds from sale of property and equipment	—	7.1	22.3	—	29.4
Additions to property and equipment	(8.0)	(92.2)	(98.9)	—	(199.1)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(2.6)	(135.5)	(41.9)	—	(180.0)
Proceeds from the sale of marketable securities	1.5	2.4	—	—	3.9
Other investing activities	104.4	(27.3)	(16.8)	(109.0)	(48.7)

Net cash provided by (used in) investing activities	95.3	(401.3)	(121.3)	19.7	(407.6)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	(18.0)	—	(188.1)	—	(206.1)
Principal payments on long-term debt	(175.1)	(39.8)	(28.2)	—	(243.1)
Proceeds from issuance of common stock	—	—	321.7	(321.7)	—
Distributions and dividends paid to noncontrolling interests	—	—	(10.0)	—	(10.0)
Contribution from noncontrolling interests	—	—	—	193.0	193.0
Cash dividends	—	—	(109.0)	109.0	—
Intercompany	1,940.8	(1,879.5)	(61.3)	—	—

Net cash provided by (used in) financing activities	1,747.7	(1,919.3)	(74.9)	(19.7)	(266.2)
Effect of exchange rate changes on cash and cash equivalents	—	(1.4)	6.3	—	4.9

Change in cash and cash equivalents	94.1	(13.5)	250.1	—	330.7

Cash and cash equivalents at beginning of period	10.5	38.9	356.9	—	406.3

Cash and cash equivalents at end of period	$104.6	$25.4	$607.0	$—	$737.0

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Year ended December 31, 2008
	FDC Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,764.3)	$(2,058.0)	$(104.3)	$2,318.6	$(3,608.0)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	33.6	1,171.6	354.4	—	1,559.6
Charges (gains) related to other operating expenses and other income (expense)	21.1	2,692.3	553.6	—	3,267.0
Other non-cash and non-operating items, net	2,605.8	(239.7)	(9.6)	(2,318.6)	37.9
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(679.9)	224.8	(214.9)	—	(670.0)

Net cash (used in) provided by operating activities	(1,783.7)	1,791.0	579.2	—	586.5

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions, net of cash acquired	—	(3.2)	(185.5)	—	(188.7)
Payments related to other businesses previously acquired	(17.2)	(18.1)	(0.3)	—	(35.6)
Proceeds from dispositions, net of expenses paid and cash disposed	5.1	191.7	18.3	—	215.1
Additions to property and equipment, net	(4.4)	(162.5)	(117.0)	—	(283.9)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(1.4)	(111.1)	(51.4)	—	(163.9)
Proceeds from the sale of marketable securities	—	22.8	52.1	—	74.9
Other investing activities	138.6	12.5	0.9	(153.3)	(1.3)

Net cash provided by (used in) investing activities	120.7	(67.9)	(282.9)	(153.3)	(383.4)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	(42.0)	—	0.1	—	(41.9)
Proceeds from issuance of long-term debt	100.4	—	—	—	100.4
Principal payments on long-term debt	(265.7)	(30.9)	(30.2)	—	(326.8)
Distributions and dividends paid to noncontrolling interests and redeemable controlling interests	—	—	(150.9)	—	(150.9)
Purchases of noncontrolling interests	(17.6)	(60.8)	—	—	(78.4)
Capital contributed by Parent	126.8	—	—	—	126.8
Excess tax benefit from share-based payment arrangement	13.1	—	—	—	13.1
Cash dividends	(1.8)	—	(153.3)	153.3	(1.8)
Intercompany	1,699.7	(1,674.7)	(25.0)	—	—

Net cash provided by (used in) financing activities	1,612.9	(1,766.4)	(359.3)	153.3	(359.5)
Effect of exchange rate changes on cash and cash equivalents	—	21.5	(65.3)	—	(43.8)

Change in cash and cash equivalents	(50.1)	(21.8)	(128.3)	—	(200.2)

Cash and cash equivalents at beginning of period	60.6	60.7	485.2	—	606.5

Cash and cash equivalents at end of period	$10.5	$38.9	$356.9	$—	$406.3

FIRST DATA CORPORATION

SCHEDULE II—Valuation and Qualifying Accounts

(dollars, in millions)

Description	Balance at Beginning of Period	Additions		Deductions	Balance at End of Period
		Charged to Costs and Expenses	Charged to Other Accounts
Year ended December 31, 2010 deducted from receivables	$22.5	$68.7	$0.0	$62.1(a)	$29.1
Year ended December 31, 2009 deducted from receivables	$23.8	$59.3	$0.0	$60.6(a)	$22.5
Year ended December 31, 2008 deducted from receivables	$21.7	$44.3	$0.0	$42.2(a)	$23.8

(a)	Amounts related to business divestitures and write-offs against assets.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2011	2010	2011	2010
Revenues:
Transaction and processing service fees:
Merchant related services(a)	$939.5	$883.8	$1,772.5	$1,676.2
Check services	84.5	97.8	168.5	188.3
Card services(a)	439.2	431.1	868.8	864.3
Other services	130.2	144.6	266.6	276.7
Product sales and other(a)	217.4	207.5	414.3	402.3
Reimbursable debit network fees, postage and other	939.0	849.9	1,803.3	1,609.0

	2,749.8	2,614.7	5,294.0	5,016.8

Expenses:
Cost of services (exclusive of items shown below)	719.5	752.8	1,436.0	1,508.3
Cost of products sold	92.5	99.7	183.3	175.0
Selling, general and administrative	438.6	395.9	850.3	774.6
Reimbursable debit network fees, postage and other	939.0	849.9	1,803.3	1,609.0
Depreciation and amortization	329.8	347.4	671.6	698.7
Other operating expenses:
Restructuring, net	18.4	23.9	31.0	36.4
Litigation and regulatory settlements	—	(1.7)	—	(2.0)

	2,537.8	2,467.9	4,975.5	4,800.0

Operating profit	212.0	146.8	318.5	216.8

Interest income	1.9	1.4	3.8	3.4
Interest expense	(462.3)	(450.9)	(904.6)	(899.8)
Other income (expense)	(1.4)	24.8	(27.7)	33.0

	(461.8)	(424.7)	(928.5)	(863.4)

Loss before income taxes and equity earnings in affiliates	(249.8)	(277.9)	(610.0)	(646.6)
Income tax benefit	(88.1)	(122.4)	(236.1)	(260.5)
Equity earnings in affiliates	33.5	33.3	61.2	55.5

Net loss	(128.2)	(122.2)	(312.7)	(330.6)
Less: Net income attributable to noncontrolling interests	47.6	49.0	80.2	80.7

Net loss attributable to First Data Corporation	$(175.8)	$(171.2)	$(392.9)	$(411.3)

(a)

Includes processing fees, administrative service fees and other fees charged to merchant alliances accounted for under the equity method of $36.5 million and $72.2 million for the three and six months ended June 30, 2011, respectively, and $34.6 million and $64.7 million for the comparable periods in 2010.

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions, except common stock share amounts)	As of June 30, 2011 (Unaudited)	As of December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$611.5	$509.5
Accounts receivable, net of allowance for doubtful accounts of $23.2 (2011) and $20.3 (2010)	1,876.4	2,169.6
Settlement assets	6,883.6	6,694.0
Other current assets	439.1	413.4

Total current assets	9,810.6	9,786.5

Property and equipment, net of accumulated depreciation of $791.9 (2011) and $691.6 (2010)	962.9	952.0
Goodwill	17,444.5	17,296.9
Customer relationships, net of accumulated amortization of $2,872.0 (2011) and $2,490.5 (2010)	4,894.6	5,223.7
Other intangibles, net of accumulated amortization of $1,148.2 (2011) and $975.8 (2010)	1,930.1	1,931.0
Investment in affiliates	1,201.7	1,208.2
Long-term settlement assets	242.7	365.1
Other long-term assets	803.2	780.7

Total assets	$37,290.3	$37,544.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$197.0	$180.9
Short-term and current portion of long-term borrowings	169.7	270.5
Settlement obligations	7,125.2	7,058.9
Other current liabilities	1,500.1	1,353.7

Total current liabilities	8,992.0	8,864.0

Long-term borrowings	22,584.3	22,438.8
Long-term deferred tax liabilities	826.4	1,013.7
Other long-term liabilities	1,023.7	1,139.6

Total liabilities	33,426.4	33,456.1

Commitments and contingencies (See Note 7)
Redeemable noncontrolling interest	45.4	28.1
First Data Corporation stockholder’s equity:
Common stock, $.01 par value; authorized and issued 1,000 shares (2011 and 2010)	—	—
Additional paid-in capital	7,385.6	7,395.1

Paid-in capital	7,385.6	7,395.1
Accumulated loss	(6,556.8)	(6,163.9)
Accumulated other comprehensive loss	(436.1)	(636.9)

Total First Data Corporation stockholder’s equity	392.7	594.3

Noncontrolling interests	3,425.8	3,465.6

Total equity	3,818.5	4,059.9

Total liabilities and equity	$37,290.3	$37,544.1

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
(in millions)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(312.7)	$(330.6)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	725.0	753.8
Charges related to other operating expenses and other income (expense)	58.7	1.4
Other non-cash and non-operating items, net	(1.2)	138.3
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	291.6	264.8
Other assets, current and long-term	80.0	149.6
Accounts payable and other liabilities, current and long-term	64.6	(225.8)
Income tax accounts	(271.2)	(327.9)

Net cash provided by operating activities	634.8	423.6

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions	(13.3)	(0.9)
Payments related to other businesses previously acquired	—	(1.3)
Proceeds from dispositions, net of expenses paid and cash disposed	1.7	21.2
Additions to property and equipment	(111.8)	(95.4)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(103.7)	(82.0)
Other investing activities	0.7	18.0

Net cash used in investing activities	(226.4)	(140.4)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	(110.1)	8.3
Debt modification and related financing costs	(39.7)	—
Principal payments on long-term debt	(35.0)	(119.5)
Proceeds from sale-leaseback transactions	7.3	—
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests	(131.2)	(86.7)
Purchase of noncontrolling interest	—	(213.3)
Redemption of Parent’s redeemable common stock	(0.3)	(0.8)
Cash dividends	—	(14.9)

Net cash used in financing activities	(309.0)	(426.9)

Effect of exchange rate changes on cash and cash equivalents	2.6	(9.6)

Change in cash and cash equivalents	102.0	(153.3)

Cash and cash equivalents at beginning of period	509.5	737.0

Cash and cash equivalents at end of period	$611.5	$583.7

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

			First Data Corporation Shareholder
Six months ended June 30, 2011 (in millions)	Total	Comprehensive Income (Loss)	Accumulated Loss	Accumulated Other Comprehensive Income (Loss)	Common Shares	Paid-In Capital	Noncontrolling Interests
Balance, December 31, 2010	$4,059.9		$(6,163.9)	$(636.9)	0.0	$7,395.1	$3,465.6
Dividends and distributions paid to noncontrolling interests	(114.3)						(114.3)
Comprehensive loss:
Net (loss) income(a)	(328.0)	$(328.0)	(392.9)				64.9
Other comprehensive income, net of taxes:
Unrealized gains on securities	0.6	0.6		0.6
Unrealized gains on hedging activities	46.8	46.8		46.8
Foreign currency translation adjustment	163.0	163.0		153.4			9.6

Other comprehensive income		210.4

Comprehensive loss		$(117.6)

Adjustment to redemption value of redeemable noncontrolling interest	(18.9)					(18.9)
Stock compensation expense and other	9.4					9.4

Balance, June 30, 2011	$3,818.5		$(6,556.8)	$(436.1)	0.0	$7,385.6	$3,425.8

Six months ended June 30, 2010 (in millions)
Balance, December 31, 2009	$5,100.1		$(5,127.3)	$(681.7)	0.0	$7,394.3	$3,514.8
Dividends and distributions paid to noncontrolling interests	(74.8)						(74.8)
Purchase of noncontrolling interest	—					(2.5)	2.5
Comprehensive loss:
Net (loss) income(a)	(348.9)	$(348.9)	(411.3)				62.4
Other comprehensive loss, net of taxes:
Unrealized gains on securities	6.0	6.0		6.0
Unrealized gains on hedging activities	29.6	29.6		29.6
Foreign currency translation adjustment	(273.4)	(273.4)		(264.8)			(8.6)
Pension liability adjustment	2.2	2.2		2.2

Other comprehensive loss		(235.6)

Comprehensive loss		$(584.5)

Adjustment to redemption value of redeemable noncontrolling interests	(7.0)					(7.0)
Stock compensation expense and other	5.8					5.8
Cash dividends paid by First Data Corporation to Parent	(14.9)		(14.9)

Balance, June 30, 2010	$4,424.7		$(5,553.5)	$(908.7)	0.0	$7,390.6	$3,496.3

(a)	The total net loss presented in the Consolidated Statements of Equity for the six months ended June 30, 2011 and 2010 is $15.3 million and $18.3 million, respectively, greater than the amount presented on the Consolidated Statements of Operations due to the net income attributable to the redeemable noncontrolling interests not included in equity.

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2011	2010	2011	2010
Net loss (a)	$(136.0)	$(132.0)	$(328.0)	$(348.9)
Other comprehensive income (loss), net of tax:
Unrealized gains on securities	1.2	6.1	0.6	6.0
Unrealized gains on hedging activities	20.0	19.9	46.8	29.6
Foreign currency translation adjustment	32.4	(153.3)	163.0	(273.4)
Pension liability adjustment	0.2	0.1	(0.0)	2.2

Total other comprehensive income (loss), net of tax	53.8	(127.2)	210.4	(235.6)

Comprehensive loss	(82.2)	(259.2)	(117.6)	(584.5)
Less: Comprehensive income attributable to noncontrolling interests	49.2	36.7	74.5	53.8

Comprehensive loss attributable to First Data Corporation	$(131.4)	$(295.9)	$(192.1)	$(638.3)

(a)

The net loss presented in the Consolidated Statements of Comprehensive Income (Loss) is greater than the amounts presented on the Consolidated Statements of Operations due to the net income attributable to the redeemable noncontrolling interests not included in equity which totaled $7.8 million and $15.3 million for the three and six months ended June 30, 2011, respectively and $9.8 million and $18.3 million for the three and six months ended June 30, 2010, respectively.

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1: Basis of Presentation

The accompanying Consolidated Financial Statements of First Data Corporation (“FDC” or the “Company”) should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Significant accounting policies disclosed therein have not changed.

The accompanying Consolidated Financial Statements are unaudited; however, in the opinion of management, they include all normal recurring adjustments necessary for a fair presentation of the consolidated financial position of the Company as of June 30, 2011, the consolidated results of its operations and comprehensive income (loss) for the three and six months ended June 30, 2011 and 2010 and the consolidated cash flows and changes in equity for the six months ended June 30, 2011 and 2010. Results of operations reported for interim periods are not necessarily indicative of results for the entire year due in part to the seasonality of certain business units.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Actual results could differ from these estimates.

Presentation

Depreciation and amortization presented as a separate line item on the Company’s Consolidated Statements of Operations does not include amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees.” Also not included is amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line. The following table presents the amounts associated with such amortization:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2011	2010	2011	2010
Amortization of initial payments for new contracts	$10.1	$9.1	$19.7	$18.7
Amortization related to equity method investments	$18.0	$18.1	$33.7	$36.4

Revenue Recognition

The Company recognizes revenues from its processing services as such services are performed. Revenue is recorded net of certain costs such as credit and offline debit interchange fees and assessments charged by credit card associations. Debit network fees related to acquired personal identification number based debit (“PIN-debit”) transactions are recognized in the “Reimbursable debit network fees, postage and other” revenue and expense lines of the Consolidated Statements of Operations. The following table presents the amounts associated with processing services revenue:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2011	2010	2011	2010
Interchange fees and assessments	$4,907.7	$4,465.8	$9,382.0	$8,535.4
Debit network fees	$797.5	$708.8	$1,523.2	$1,313.5

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

New Accounting Guidance

In May 2011, the Financial Accounting Standards Board revised its guidance on fair value measurements. The amendment clarifies certain aspects of the Board’s intent for the application of existing fair value measurement requirements and additionally changes certain requirements for measuring fair value or for disclosing information about fair value measurements. The amendments will be effective for the Company during the first quarter of 2012. Management is currently assessing the impact of the revised guidance on its fair value measurements.

Note 2: Supplemental Financial Information

Supplemental Statement of Operations Information

The following table details the components of “Other income (expense)” on the Consolidated Statements of Operations:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2011	2010	2011	2010
Investment gains	$—	$—	$—	$1.8
Derivative financial instruments gains (losses)	6.2	(2.1)	(5.1)	(26.8)
Divestitures, net	(0.9)	—	(0.9)	20.0
Non-operating foreign currency (losses) and gains	(6.7)	26.9	(21.7)	38.0

Other income (expense)	$(1.4)	$24.8	$(27.7)	$33.0

Supplemental Cash Flow Information

During the six months ended June 30, 2011 and 2010, the principal amount of FDC’s senior Payment In-Kind (“PIK”) notes due 2015 increased by $35.6 million and $176.6 million, respectively, resulting from the “payment” of accrued interest expense. Beginning October 1, 2011, the interest on FDC’s senior PIK notes due 2015 will be required to be paid in cash and the first such payment will be due in March 2012.

During the six months ended June 30, 2011 and 2010, the Company entered into capital leases totaling approximately $116 million and $45 million, respectively.

Refer to Note 9 of these Consolidated Financial Statements for information concerning the Company’s stock-based compensation plans.

Note 3: Restructuring

Restructuring Charges and Reversal of Restructuring Accruals

A summary of net pretax benefits (charges), incurred by segment, for each period is as follows:

		Pretax Benefit (Charge)
Three months ended June 30, 2011 (in millions)	Approximate Number of Employees	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	260	$(1.2)	$(0.4)	$(16.0)	$(1.6)	$(19.2)
Restructuring accrual reversal		0.1	—	0.2	0.5	0.8

Total pretax charge, net of reversals		$(1.1)	$(0.4)	$(15.8)	$(1.1)	$(18.4)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

		Pretax Benefit (Charge)
Six months ended June 30, 2011 (in millions)	Approximate Number of Employees	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	520	$(2.7)	$(5.6)	$(22.5)	$(2.8)	$(33.6)
Restructuring accrual reversal		0.8	—	0.9	0.9	2.6

Total pretax charge, net of reversals		$(1.9)	$(5.6)	$(21.6)	$(1.9)	$(31.0)

		Pretax Benefit (Charge)
Three months ended June 30, 2010 (in millions)	Approximate Number of Employees	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	580	$(6.0)	$(1.7)	$(6.3)	$(13.3)	$(27.3)
Restructuring accrual reversal		0.1	0.5	1.9	0.9	3.4

Total pretax charge, net of reversals		$(5.9)	$(1.2)	$(4.4)	$(12.4)	$(23.9)

		Pretax Benefit (Charge)
Six months ended June 30, 2010 (in millions)	Approximate Number of Employees	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Restructuring charges	720	$(6.7)	$(7.1)	$(12.7)	$(17.4)	$(43.9)
Restructuring accrual reversal		0.3	0.7	4.2	2.3	7.5

Total pretax charge, net of reversals		$(6.4)	$(6.4)	$(8.5)	$(15.1)	$(36.4)

The Company recorded restructuring charges during the three and six months ended June 30, 2011 and 2010 in connection with management’s alignment of the business with strategic objectives. Similar initiatives are expected to occur in future periods resulting in additional restructuring charges. Restructuring charges in 2010 also resulted from domestic site consolidations as well as the termination of certain management positions across the organization including the reorganization of executive officers.

The following table summarizes the Company’s utilization of restructuring accruals for the six months ended June 30, 2011:

(in millions)	Employee Severance	Facility Closure
Remaining accrual as of January 1, 2011	$38.7	$0.2
Expense provision	33.6	—
Cash payments and other	(34.2)	—
Changes in estimates	(2.5)	(0.1)

Remaining accrual as of June 30, 2011	$35.6	$0.1

Note 4: Borrowings

Senior Secured Revolving Credit Facility

An affiliate of Lehman Brothers Holdings Inc. provided a commitment in the amount of $230.6 million of the Company’s revolving credit facility. After filing for bankruptcy in September 2008, the affiliate did not

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

participate in requests for funding under the Credit Agreement. In June 2011, the commitment was terminated. In addition, as discussed below, the aggregate revolving credit commitments were reduced by $254.1 million in April 2011.

As of June 30, 2011, FDC’s senior secured revolving credit facility had commitments from financial institutions to provide $1,515.3 million of credit. Up to $500 million of the senior secured revolving credit facility is available for letters of credit, of which $44.9 million and $51.9 million were issued as of June 30, 2011 and December 31, 2010, respectively. FDC had no borrowings outstanding against this facility as of June 30, 2011 or as of December 31, 2010 other than the letters of credit discussed above. At June 30, 2011, $1,470.4 million remained available under this facility after considering the outstanding letters of credit. The maximum amounts outstanding against this facility during both the three and six months ended June 30, 2011 were approximately $43 million.

Other Short-Term Borrowings

As of June 30, 2011 and December 31, 2010, FDC had approximately $367 million and $428 million available, respectively, under short-term lines of credit and other arrangements with foreign banks and alliance partners primarily to fund settlement activity. These arrangements are primarily associated with international operations and are in various functional currencies, the most significant of which are the Australian dollar, the Polish zloty and the euro. Certain of these arrangements are uncommitted but FDC had $74.2 million and $150.6 million of borrowings outstanding against them as of June 30, 2011 and December 31, 2010, respectively. The total amounts outstanding against short-term lines of credit and other arrangements were $77.1 million and $180.3 million as of June 30, 2011 and December 31, 2010, respectively.

Senior Secured Term Loan Facility

The original terms of FDC’s senior secured term loan facility required the Company to pay equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount. However, in conjunction with a debt modification in August 2010 as well as with the modification and amendment discussed below, proceeds from the issuance of new notes were used to prepay portions of the principal balances of FDC’s senior secured term loans which satisfied the future quarterly principal payments until March 2018. Therefore, the Company made no principal payments during the three and six months ended June 30, 2011. During the three and six months ended June 30, 2010, the Company paid $32.0 million and $64.1 million, respectively, of principal payments on the senior secured term loan facility in accordance with the original provisions, of which $29.8 million and $59.5 million, respectively, related to the U.S. dollar denominated loan and $2.2 million and $4.6 million, respectively, related to the euro denominated loan.

10.55% Senior Payment In-Kind (“PIK”) Notes

The terms of FDC’s 10.55% senior PIK notes due 2015 require that interest on the notes for the period up to and including September 30, 2011 be paid entirely by increasing the principal amount of the outstanding notes or by issuing senior PIK notes. During the six months ended June 30, 2011 and 2010, FDC increased the principal amount of these notes by $35.6 and $176.6 million, respectively, in accordance with this provision. The principal amount was not increased during the three months ended June 30, 2011 and 2010.

2010 Debt Financing Costs

During the six months ended June 30, 2011, the Company paid $18.6 million in fees that were recorded in 2010 related to the December 2010 debt exchange.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Modifications and Amendment to the Senior Secured Credit Facilities

On March 24, 2011, FDC executed a 2011 Extension Amendment (the “Amendment Agreement”) relating to its credit agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, among FDC, the several lenders from time to time parties thereto and Credit Suisse AG, as administrative agent (the “Credit Agreement”). The Credit Agreement, as amended pursuant to the Amendment Agreement, is referred to below as the “Amended Credit Agreement.”

The Amendment Agreement, which became effective on April 13, 2011, among other things:

(i) resulted in the extension of the maturity date of $1.0 billion, after giving effect to the reduction discussed below, of the Company’s revolving credit commitments (the “Revolver Extension”) under the Amended Credit Agreement to the earliest of: (x) June 24, 2015, if on such date the aggregate outstanding principal amount of FDC’s 9.875% senior notes due 2015 and 10.55% senior PIK notes due 2015 exceeds $750.0 million, (y) December 31, 2015, if on such date the aggregate outstanding principal amount of FDC’s 11.25% senior subordinated notes due 2016 exceeds $750.0 million and (z) September 24, 2016;

(ii) resulted in the extension of the maturity date of approximately $5.0 billion of term loans (consisting of approximately $4.5 billion of dollar denominated term loans and an amount of euro denominated term loans the dollar equivalent of which is approximately $0.5 billion (the “Term Loan Extension”)) under the Amended Credit Agreement to March 24, 2018;

(iii) provided for an increase in the interest rate applicable to the revolving credit loans subject to the Revolver Extension and the term loans subject to the Term Loan Extension to a rate equal to, at FDC’s option, either (x) LIBOR for deposits in the applicable currency plus 400 basis points or (y) with regard to dollar denominated borrowings, a base rate plus 300 basis points;

(iv) provided for an increase in the commitment fee payable on the undrawn portion of the revolving credit commitments subject to the Revolver Extension to 75 basis points; and

(v) provided FDC with the ability to reduce the revolving credit commitments subject to the Revolver Extension while maintaining the revolving credit commitments not subject to the Revolver Extension in their original amount.

Accordingly, when the Amended Credit Agreement became effective, the Company immediately effected a permanent reduction of the revolving credit commitments that are subject to the Revolver Extension in an amount equal to $254.1 million.

Debt Offering. On April 13, 2011, FDC issued and sold $750 million aggregate principal amount of 7.375% senior secured notes due June 15, 2019. Interest on the notes will be payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2011. In accordance with the terms of FDC’s Amended Credit Agreement, FDC used the net proceeds from the offering to repay approximately $735 million of its outstanding senior secured term loans, including $0.3 billion of the $5.0 billion that was extended until 2018 under the Amendment Agreement discussed above.

FDC may redeem the Notes, in whole or in part, at any time on or after June 15, 2015 at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a make-whole premium. Thereafter, FDC may redeem the notes, in whole or in part, at established redemption prices. In addition, on or prior to June 15, 2014, FDC may redeem up to 35% of the aggregate principal amount of notes with the net cash proceeds from certain equity offerings at established redemption prices.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

The notes will rank equally and ratably with all of FDC’s existing and future senior indebtedness and will be senior to any of FDC’s subordinated indebtedness. The notes will be guaranteed on a senior secured basis by each domestic subsidiary that guarantees FDC’s senior secured credit facilities.

The notes and guarantees also will be secured by first-priority liens, subject to permitted liens, on FDC’s and its subsidiary guarantors’ assets, subject to certain exceptions, that will from time to time secure FDC’s senior secured credit facilities and other first-lien indebtedness on a first-priority basis. The notes will share equally in the collateral securing FDC’s senior secured credit facilities.

Related Financing Costs. In connection with the debt modification and amendments and the debt offering discussed above, the Company incurred costs of $38.8 million, a significant portion of which was recorded as discounts on the debt and will be amortized to interest expense over the remaining terms of the loans.

Note 5: Segment Information

For a detailed discussion of the Company’s principles regarding its operating segments refer to Note 15 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The following tables present the Company’s operating segment results for the three and six months ended June 30, 2011 and 2010:

Three months ended June 30, 2011 (in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$740.9	$337.7	$341.5	$28.0	$1,448.1
Product sales and other	102.8	6.9	100.3	9.1	219.1
Equity earnings in affiliates(a)	—	—	9.7	—	9.7

Total segment reporting revenues	$843.7	$344.6	$451.5	$37.1	$1,676.9

Internal revenue	$4.6	$9.8	$2.4	$—	$16.8
External revenue	839.1	334.8	449.1	37.1	1,660.1
Depreciation and amortization	138.6	89.0	81.9	9.5	319.0
Segment EBITDA	352.2	142.5	119.1	(52.7)	561.1
Other operating expenses and other income (expense) excluding divestitures	(21.5)	(0.3)	(14.1)	17.0	(18.9)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Three months ended June 30, 2010 (in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$750.2	$341.5	$297.6	$36.1	$1,425.4
Product sales and other	103.5	9.9	82.5	13.5	209.4
Equity earnings in affiliates(a)	—	—	7.0	—	7.0

Total segment reporting revenues	$853.7	$351.4	$387.1	$49.6	$1,641.8

Internal revenue	$4.8	$9.5	$2.0	$—	$16.3
External revenue	848.9	341.9	385.1	49.6	1,625.5
Depreciation and amortization	168.8	91.9	68.4	10.2	339.3
Segment EBITDA	344.9	134.6	73.0	(39.6)	512.9
Other operating expenses and other income (expense) excluding divestitures	16.2	0.5	(4.0)	(10.1)	2.6

Six months ended June 30, 2011 (in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$1,405.0	$669.2	$665.2	$60.2	$2,799.6
Product sales and other	203.5	13.0	184.8	16.7	418.0
Equity earnings in affiliates(a)	—	—	16.8	—	16.8

Total segment reporting revenues	$1,608.5	$682.2	$866.8	$76.9	$3,234.4

Internal revenue	$9.0	$20.5	$4.6	$—	$34.1
External revenue	1,599.5	661.7	862.2	76.9	3,200.3
Depreciation and amortization	294.3	175.7	155.9	21.9	647.8
Segment EBITDA	637.7	279.2	210.8	(98.8)	1,028.9
Other operating expenses and other income (expense) excluding divestitures	(21.8)	(5.5)	(19.8)	(10.7)	(57.8)

Six months ended June 30, 2010 (in millions)	Retail and Alliance Services	Financial Services	International	All Other and Corporate	Totals
Revenues:
Transaction and processing service fees	$1,401.8	$679.8	$598.7	$75.0	$2,755.3
Product sales and other	189.1	17.7	166.3	32.8	405.9
Equity earnings in affiliates(a)	—	—	13.8	—	13.8

Total segment reporting revenues	$1,590.9	$697.5	$778.8	$107.8	$3,175.0

Internal revenue	$9.0	$18.0	$4.2	$—	$31.2
External revenue	1,581.9	679.5	774.6	107.8	3,143.8
Depreciation and amortization	337.2	175.9	142.3	24.9	680.3
Segment EBITDA	594.2	267.7	151.1	(75.8)	937.2
Other operating expenses and other income (expense) excluding divestitures	12.8	(4.4)	(8.1)	(21.7)	(21.4)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2011	2010	2011	2010
Segment Revenues:
Total reported segments	$1,639.8	$1,592.2	$3,157.5	$3,067.2
All Other and Corporate	37.1	49.6	76.9	107.8
Adjustment to reconcile to Adjusted revenue:
Official check and money order revenues(b)	(3.9)	(4.7)	(6.8)	(14.6)
Eliminations of intersegment revenues	(16.8)	(16.3)	(34.1)	(31.2)

Adjusted revenue	1,656.2	1,620.8	3,193.5	3,129.2

Adjustment to reconcile to Consolidated revenues:
Adjustments for non-wholly-owned entities(c)	50.1	57.7	98.1	110.1
Official check and money order revenues(b)	3.9	4.7	6.8	14.6
ISO commission expense	100.6	81.6	192.3	153.9
Reimbursable debit network fees, postage and other	939.0	849.9	1,803.3	1,609.0

Consolidated revenues	$2,749.8	$2,614.7	$5,294.0	$5,016.8

Segment EBITDA:
Total reported segments	$613.8	$552.5	$1,127.7	$1,013.0
All Other and Corporate	(52.7)	(39.6)	(98.8)	(75.8)

Adjusted EBITDA	561.1	512.9	1,028.9	937.2

Adjustments to reconcile to “Net loss attributable to First Data Corporation”:
Divested businesses	—	1.4	—	1.4
Adjustments for non-wholly-owned entities(c)	10.9	7.8	24.1	18.0
Depreciation and amortization	(329.8)	(347.4)	(671.6)	(698.7)
Interest expense	(462.3)	(450.9)	(904.6)	(899.8)
Interest income	1.9	1.4	3.8	3.4
Other items (d)	(22.5)	2.6	(66.9)	(1.4)
Income tax benefit	88.1	122.4	236.1	260.5
Stock-based compensation	(4.4)	(1.2)	(8.5)	(6.5)
Official check and money order EBITDA(b)	1.2	1.2	1.3	7.6
Costs of alliance conversions	(6.7)	(5.9)	(13.0)	(11.7)
Stock plan modification expenses	—	(7.8)	—	(7.8)
KKR related items	(9.8)	(7.7)	(19.0)	(13.5)
Debt issuance costs	(3.5)	—	(3.5)	—

Net loss attributable to First Data Corporation	$(175.8)	$(171.2)	$(392.9)	$(411.3)

(a)

Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value for the International segment.

(b)	Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(c)	Represents the net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment and amortization related to equity method investments not included in segment EBITDA.
(d)	Includes restructuring, litigation and regulatory settlements, and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.

Segment assets are as follows:

(in millions)	As of June 30, 2011	As of December 31, 2010
Assets:
Retail and Alliance Services	$24,293.9	$24,673.8
Financial Services	4,809.7	4,982.2
International	5,545.6	5,186.7
All Other and Corporate	2,641.1	2,701.4

Consolidated	$37,290.3	$37,544.1

A reconciliation of reportable segment depreciation and amortization amounts to the Company’s consolidated balances in the Consolidated Statements of Cash Flows is as follows:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2011	2010	2011	2010
Depreciation and amortization:
Total reported segments	$309.5	$329.1	$625.9	$655.4
All Other and Corporate	9.5	10.2	21.9	24.9

	319.0	339.3	647.8	680.3

Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities	28.8	26.2	57.5	54.8
Amortization of initial payments for new contracts	10.1	9.1	19.7	18.7

Total consolidated depreciation and amortization	$357.9	$374.6	$725.0	$753.8

Note 6: Redeemable Noncontrolling Interest

The following table presents a summary of the redeemable noncontrolling interest activity:

	Six months ended June 30,
(in millions)	2011	2010
Balance as of January 1	$28.1	$226.9
Distributions	(16.9)	(11.9)
Share of income	15.3	18.3
Purchase of noncontrolling interests	—	(213.3)
Adjustment to redemption value of redeemable noncontrolling interest	18.9	7.0
Other	—	0.1

Balance as of June 30	$45.4	$27.1

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 7: Commitments and Contingencies

The Company is involved in various legal proceedings. Accruals have been made with respect to these matters, where appropriate, which are reflected in the Company’s consolidated financial statements. The Company may enter into discussions regarding settlement of these matters, and may enter into settlement agreements, if it believes settlement is in the best interest of the Company. The matters discussed below, if decided adversely to or settled by the Company, individually or in the aggregate, may result in liability material to the Company’s financial condition and/or results of operations.

Legal

On July 2, 2004, a class action complaint was filed against the Company, its subsidiary Concord EFS, Inc., and various financial institutions. Plaintiffs claim that the defendants violated antitrust laws by conspiring to artificially inflate foreign ATM fees that were ultimately charged to ATM cardholders. Plaintiffs seek a declaratory judgment, injunctive relief, compensatory damages, attorneys’ fees, costs and such other relief as the nature of the case may require or as may seem just and proper to the court. Five similar suits were filed and served in July, August and October 2004 (referred to collectively as the “ATM Fee Antitrust Litigation”). The Court granted judgment in favor of the defendants, dismissing the case on September 17, 2010. On October 14, 2010, the plaintiffs appealed the summary judgment. The Company continues to believe the complaints are without merit and intends to vigorously defend them.

There are asserted claims against the Company where an unfavorable outcome is considered to be reasonably possible. These claims can generally be categorized in the following three areas: (1) patent infringement which results from claims that the Company is using technology that has been patented by another party; (2) Merchant customer matters often associated with alleged processing errors or disclosure issues and claims that one of the subsidiaries of the Company has violated a federal or state requirement regarding credit reporting or collection in connection with its check verification guarantee, and collection activities; and (3) other matters which may include issues such as employment. The Company’s estimates of the possible ranges of losses in excess of any amounts accrued are $0 to $2 million for patent infringement, $0 to $20 million for merchant customer matters and $0 to $4 million for other matters, resulting in a total estimated range of possible losses of $0 to $26 million for all of the matters described above.

The estimated range of reasonably possible losses is based on currently available information and involves elements of judgment and significant uncertainties. As additional information becomes available and the resolution of the uncertainties become more apparent, it is possible that actual losses may exceed even the high end of the estimated range.

Other

In the normal course of business, the Company is subject to claims and litigation, including indemnification obligations to purchasers of former subsidiaries. Management of the Company believes that such matters will not have a material adverse effect on the Company’s results of operations, liquidity or financial condition.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 8: Employee Benefit Plans

The following table provides the components of net periodic benefit expense for the Company’s defined benefit pension plans:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2011	2010	2011	2010
Service costs	$0.8	$0.8	$1.6	$1.6
Interest costs	10.1	9.7	20.0	19.8
Expected return on plan assets	(11.8)	(9.8)	(23.4)	(20.0)
Amortization	0.3	0.5	0.6	1.1

Net periodic benefit expense/(income)	$(0.6)	$1.2	$(1.2)	$2.5

The Company estimates pension plan contributions for 2011 to be approximately $30 million. During the six months ended June 30, 2011, approximately $16 million was contributed to the United Kingdom plan and no contributions were made to the U.S. plan.

Note 9: Stock Compensation Plans

The Company recognizes stock-based compensation expense related to stock options and non-vested restricted stock awards and units that were granted prior to plan modifications made in May 2010. Due to the nature of call rights associated with options and restricted stock awards and units granted subsequent to the plan modifications in 2010, the Company will recognize expense related to such awards only upon certain liquidity or employment termination events.

Total stock-based compensation expense recognized in the “Selling, general and administrative” line item of the Consolidated Statements of Operations was as follows:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2011	2010	2011	2010
Total stock-based compensation expense (pretax)	$4.4	$1.2	$8.9	$6.5

The amount of stock-based compensation expense recognized in the three months ended June 30, 2011 as compared to the same period in 2010 was higher due to a forfeiture rate adjustment made during the three months ended June 30, 2010.

Stock Options

During the six months ended June 30, 2011 time-based and performance-based options were granted under the stock plan. The time-based options granted vest equally over a three to five year period and performance-based options vest based upon the Company achieving certain EBITDA targets.

As of June 30, 2011 there was approximately $110 million of total unrecognized compensation expense, net of estimated forfeitures, related to non-vested stock options. Approximately $23 million will be recognized over a weighted-average period of approximately 2.5 years while approximately $87 million will only be recognized upon the occurrence of certain liquidity or employment termination events.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

The fair value of Holdings stock options granted for the six months ended June 30, 2011 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

Six months ended June 30, 2011
Risk-free interest rate	2.89%
Dividend yield	—
Volatility	54.72%
Expected term (in years)	7
Fair value of stock	$3
Fair value of options	$2

A summary of Holdings stock option activity for the six months ended June 30, 2011 is as follows:

(options in millions)	Options	Weighted-Average Exercise Price
Outstanding at January 1, 2011	70.0	$3
Granted	6.5	$3
Cancelled / Forfeited	(3.0)	$3

Outstanding at June 30, 2011	73.5	$3

Restricted Stock Awards and Restricted Stock Units

Restricted stock awards were granted under the stock plan during the six months ended June 30, 2011. As of June 30, 2011 there was approximately $32 million of total unrecognized compensation expense, net of estimated forfeitures, related to restricted stock. Approximately $2 million will be recognized over a weighted-average period of approximately 2 years while approximately $30 million will only be recognized upon the occurrence of certain liquidity or employment termination events.

A summary of Holdings restricted stock award and restricted stock unit activity for the six months ended June 30, 2011 is as follows:

(awards/units in millions)	Awards/Units	Weighted-Average Grant-Date Fair Value
Non-vested at January 1, 2011	8.4	$3
Granted	2.8	$3
Cancelled / Forfeited	(0.3)	$3

Non-vested at June 30, 2011	10.9	$3

Note 10: Investment Securities

The majority of the Company’s investment securities are a component of settlement assets and represent the investment of funds received by FDC from the sale of payment instruments (official checks and financial institution money orders) by authorized agents. The Company’s investment securities included in current settlement assets primarily consists of money market funds, discounted and municipal commercial paper, corporate, state, and municipal bonds maturing within one year, and time deposits. The Company’s long-term

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

settlement assets are primarily comprised of student loan auction rate securities (“SLARS”) and corporate bonds. Realized gains and losses and other-than-temporary impairments (“OTTI”) on investments classified as settlement assets are recorded in the “Product sales and other” line item of the Consolidated Statements of Operations. The Company carried other investments including equity securities and shares of a money market fund which are carried at fair value and included in the “Other current assets” and “Other long-term assets” line items of the Consolidated Balance Sheets. Realized gains and losses on these investments are recorded in the “Other income (expense)” line item of the Consolidated Statements of Operations described in Note 2.

The principal components of the Company’s investment securities are as follows:

As of June 30, 2011 (in millions)	Cost(a)	Gross Unrealized Gain	Gross Unrealized (Loss) excluding OTTI(b)	OTTI Recognized in OCI(b)(c)	Fair Value(d)
Student loan auction rate securities	$218.2	$1.9	$(1.8)	$—	$218.3
Corporate bonds	62.4	0.1	—	—	62.5
State and municipal obligations	43.1	—	—	—	43.1
Other securities:
Cost method investments	24.0	—	—	—	24.0
Other	0.1	1.0	—	—	1.1

Total other	24.1	1.0	—	—	25.1

Totals	$347.8	$3.0	$(1.8)	$—	$349.0

As of December 31, 2010 (in millions)
Student loan auction rate securities	$341.1	$—	$—	$—	$341.1
Corporate bonds	63.0	0.1	(0.1)	—	63.0
State and municipal obligations (e)	0.5	—	—	—	0.5
Other securities:
Cost method investments	24.5	—	—	—	24.5
Other	0.1	0.1	—	—	0.2

Total other	24.6	0.1	—	—	24.7

Totals	$429.2	$0.2	$(0.1)	$—	$429.3

(a)	Represents amortized cost for debt securities.
(b)	“OTTI” refers to other-than-temporary impairments.
(c)	For debt securities, represents the fair value adjustment excluding that attributable to credit losses.
(d)	Represents cost for cost method investments.
(e)	State and municipal obligations have been reclassed from “Other” to conform to current year presentation.

The following table presents the gross unrealized losses and fair value of the Company’s investments with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

As of June 30, 2011 (in millions)	Less than 12 months		More than 12 months		Total Fair Value	Total Unrealized Losses
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Student loan auction rate securities	$109.3	$(1.8)	$—	$—	$109.3	$(1.8)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

	Less than 12 months		More than 12 months		Total Fair Value	Total Unrealized Losses
As of December 31, 2010 (in millions)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate bonds	$45.8	$(0.1)	$—	$—	$45.8	$(0.1)

During the six months ended June 30, 2011, the Company sold and redeemed SLARS with an amortized cost basis of $122.9 million, resulting in net realized losses of $1.9 million. Also during the six months ended June 30, 2011, the Company sold corporate bonds with an amortized cost basis of $60.7 million, resulting in a realized gain of approximately $0.2 million.

In June 2011, the Company participated in a tender offer, tendering $35.7 million of its holdings in SLARS. The offer was accepted on June 30, 2011 and the Company anticipates a realized gain of approximately $1.6 million during the third quarter of 2011.

All of the above investments, with the exception of cost method investments, were classified as available-for-sale. The Company uses specific identification to determine the cost of a security sold and the amount of gains and losses reclassified out of other comprehensive income (“OCI”) into the Consolidated Statements of Operations. Unrealized gains and losses on investments carried at fair value are included as a separate component of OCI, net of any related tax effects.

The following table presents additional information regarding available-for-sale securities:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2011	2010	2011	2010
Proceeds from sales(a)	$63.3	$2.3	$181.9	$21.3
Gross realized gains included in earnings as a result of sales(a)	0.5	—	1.0	5.0
Gross realized (losses) included in earnings as a result of sales(a)	—	—	(2.7)	—
Impairments included in earnings	—	—	—	(0.3)
Net unrealized gains or (losses) included in OCI, net of tax	1.5	6.1	(0.5)	5.8
Net gains or (losses) reclassified out of OCI into earnings, net of tax	0.3	—	(1.1)	(0.2)

(a)	Includes activity resulting from sales, redemptions, liquidations and related matters. Gains and losses are recorded in the “Product sales and other” or “Other income (expense)” line items of the Consolidated Statements of Operations.

The following table presents maturity information for the Company’s investments in debt securities as of June 30, 2011:

(in millions)	Fair Value
Due within one year	$84.5
Due after one year through five years	21.1
Due after five years through 10 years	29.3
Due after 10 years	189.0

Total debt securities	$323.9

The Company also maintained investments in non-marketable securities, held for strategic purposes (collectively referred to as “cost method investments”) which are carried at cost and included in “Other long-term assets” in the Company’s Consolidated Balance Sheets. These investments are evaluated for impairment upon an

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

indicator of impairment such as events or changes in circumstances that may have a significant adverse effect on the fair value of the investment. As of June 30, 2011, there were no indicators of impairment. Where there are no indicators of impairment present, the Company estimates the fair value for the cost method investments only if it is practicable to do so. As of June 30, 2011, it was deemed impracticable to estimate the fair value on $18.6 million of cost method assets due to the lack of sufficient data upon which to develop a valuation model and the costs of obtaining an independent valuation in relation to the size of the investments. Realized pretax gains and losses associated with these investments are recognized in the “Other income (expense)” line item of the Consolidated Statements of Operations described in Note 2.

Note 11: Derivative Financial Instruments

Risk Management Objectives and Strategies

The Company is exposed to various financial and market risks, including those related to changes in interest rates and foreign currency exchange rates that exist as part of its ongoing business operations. The Company utilizes certain derivative financial instruments to enhance its ability to manage these risks.

As of June 30, 2011, the Company uses derivative instruments (i) to mitigate cash flow risks with respect to changes in interest rates (forecasted interest payments on variable rate debt), (ii) to preserve the ratio of fixed rate and floating rate debt that the Company held prior to the debt modifications and amendments discussed in Note 4 and (iii) to protect the initial net investment in certain foreign subsidiaries and/or affiliates with respect to changes in foreign currency exchange rates.

Derivative instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. The Company applies strict policies to manage each of these risks, including prohibition against derivatives trading, derivatives market-making or any other speculative activities. Although certain derivatives do not qualify for hedge accounting, they are maintained for economic hedge purposes and are not considered speculative.

The Company’s policy is to manage its cash flow and net investment exposures related to adverse changes in interest rates and foreign currency exchange rates. The Company’s objective is to engage in risk management strategies that provide adequate downside protection.

Accounting for Derivative Instruments and Hedging Activities

The Company recognizes all derivatives in the “Other long-term assets”, “Other current liabilities” and “Other long-term liabilities” captions in the Consolidated Balance Sheets at their fair values. The Company has designated certain of its interest rate swaps as cash flow hedges of forecasted interest rate payments related to its variable rate debt and a cross-currency swap as a foreign currency hedge of its net investment in a foreign subsidiary. Other interest rate swaps and cross-currency swaps on various foreign currencies no longer qualify or have not been designated as accounting hedges and do not receive hedge accounting treatment.

With respect to derivative instruments that are afforded hedge accounting, the effective portion of changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge is recorded in OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Changes in the fair value of a net investment hedge that qualifies for hedge accounting are recorded as part of the cumulative translation adjustment in OCI. Any ineffectiveness associated with the aforementioned cash flow hedges, as well as any change in the fair value of a derivative that is not designated as a hedge, is recorded immediately in “Other income (expense)” in the Consolidated Statements of Operations.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

The Company formally documents all relationships between hedging instruments and the underlying hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to forecasted transactions and net investment hedges to the underlying investment in a foreign subsidiary or affiliate. The Company formally assesses, both at inception of the hedge and on an ongoing basis, whether the hedge is highly effective in offsetting changes in cash flows or foreign currency exposure of the underlying hedged items. The Company also performs an assessment of the probability of the forecasted transactions on a periodic basis. If it is determined that a derivative ceases to be highly effective during the term of the hedge or if the forecasted transaction is no longer probable, the Company will discontinue hedge accounting prospectively for such derivative.

Credit Risk

The Company monitors the financial stability of its derivative counterparties and all counterparties remain highly-rated (in the “A” category or higher). The credit risk inherent in these agreements represents the possibility that a loss may occur from the nonperformance of a counterparty to the agreements. The Company performs a review at inception of the hedge, as circumstances warrant, and at least on a quarterly basis of the credit risk of these counterparties. The Company also monitors the concentration of its contracts with individual counterparties. The Company’s exposures are in liquid currencies (primarily in U.S. dollars, euros and Australian dollars), so there is minimal risk that appropriate derivatives to maintain the hedging program would not be available in the future.

Derivatives Not Qualifying For Hedge Accounting

As of June 30, 2011, the Company had certain derivative instruments that functioned as economic hedges but no longer qualified or were not designated to qualify for hedge accounting. Such instruments included cross-currency swaps to mitigate foreign currency exposure on intercompany loans and interest rate swaps to mitigate the exposure on interest payments on variable rate debt to fluctuations in interest rates. Additionally, during 2011, the Company entered into a fixed to floating interest rate swap in order to preserve the ratio of fixed rate and floating rate debt that it held prior to the debt modification and amendments discussed in Note 4. The swap has a notional value of $750.0 million and expires on June 15, 2019.

During the first quarter of 2011, the Company held a foreign exchange rate collar with a notional value of $1.9 million that expired on March 31, 2011.

As of June 30, 2011, the Company held cross-currency swaps not qualifying for hedge accounting with a notional value of 91.1 million euro (approximately $130.2 million). The notional value of the interest rate swaps that do not qualify for hedge accounting was $2.3 billion.

The periodic change in the fair value of the derivative instruments not designated as accounting hedges is recorded immediately in the “Other income (expense)” line of the Consolidated Statements of Operations. For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets and derivative gains and losses in the Consolidated Statements of Operations, see the tabular information presented below.

Derivatives That Qualify for Hedge Accounting

Hedge of a net investment in a foreign operation. As of June 30, 2011, the Company held a cross-currency swap that was designated as a hedge of a net investment in a foreign operation with an aggregate notional amount of 115.0 million Australian dollars (approximately $120.1 million).

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Cash flow hedges. As of June 30, 2011, the Company held interest rate swaps which were designated as cash flow hedges of the variability in the interest payments on $3.5 billion of the approximate $11.3 billion of variable rate senior secured term loan. Although these hedges remain highly effective on an ongoing basis in offsetting the variability in the interest payments, any ineffectiveness is recognized immediately in the Consolidated Statements of Operations.

At June 30, 2011, the maximum length of time over which the Company is hedging its exposure is approximately 1.2 years. The Company follows the hypothetical derivative method to measure hedge ineffectiveness which resulted mostly from the hedges being off-market at the time of designation. Ineffectiveness associated with these hedges is recognized immediately in the Consolidated Statements of Operations. The amount of losses in OCI related to the hedged transactions as of June 30, 2011 that is expected to be reclassified into the Consolidated Statements of Operations within the next 12 months is approximately $75.9 million.

For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets and derivative gains and losses in the Consolidated Statements of Operations, see the tabular information presented below.

Fair Value of Derivative Instruments

Fair Value of Derivative Instruments in the Consolidated Balance Sheets

	As of June 30, 2011
(in millions)	Assets(a)	Liabilities(b)
Derivatives designated as hedging instruments
Interest rate contracts	$—	$(192.6)
Foreign exchange contracts	—	(29.2)

Total derivatives designated as hedging instruments	$—	$(221.8)

Derivatives not designated as hedging instruments
Interest rate contracts	$15.2	$(80.3)
Foreign exchange contracts	0.5	(3.0)

Total derivatives not designated as hedging instruments	15.7	(83.3)

Total derivatives	$15.7	$(305.1)

	As of December 31, 2010
(in millions)	Assets(a)	Liabilities(b)
Derivatives designated as hedging instruments
Interest rate contracts	$—	$(252.2)
Foreign exchange contracts	—	(21.3)

Total derivatives designated as hedging instruments	$—	$(273.5)

Derivatives not designated as hedging instruments
Interest rate contracts	$—	$(105.0)
Foreign exchange contracts	7.7	(0.9)

Total derivatives not designated as hedging instruments	7.7	(105.9)

Total derivatives	$7.7	$(379.4)

(a)	Derivative assets are included in the “Other long-term assets” line of the Consolidated Balance Sheets.
(b)	Derivative liabilities are included in the “Other current liabilities” and “Other long-term liabilities” lines of the Consolidated Balance Sheets.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

The Effect of Derivative Instruments on the Consolidated Statements of Operations

	Three months ended June 30,
	2011		2010
(in millions, pretax)	Interest Rate Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Foreign Exchange Contracts
Derivatives in cash flow hedging relationships:
Amount of gain or (loss) recognized in OCI (effective portion)	$12.8	—	$(12.3)	—
Amount of gain or (loss) reclassified from accumulated OCI into income(a)	$(19.0)	—	$(44.1)	—
Amount of gain or (loss) recognized in income (ineffective portion)(b)	$(0.6)	—	$(1.3)	—

Derivatives in net investment hedging relationships:
Amount of gain or (loss) recognized in OCI (effective portion)	—	$(4.9)	—	$4.1
Amount of gain or (loss) recognized in income (ineffective portion)(b)	—	—	—	$3.3
Derivatives not designated as hedging instruments
Amount of gain or (loss) recognized in income(b)	$10.0	$(3.2)	$(16.0)	$11.9

(a)	Gain (loss) is recognized in the “Interest expense” line of the Consolidated Statements of Operations.
(b)	Gain (loss) is recognized in the “Other income (expense)” line of the Consolidated Statements of Operations.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

	Six months ended June 30,
	2011		2010
(in millions, pretax)	Interest Rate Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Foreign Exchange Contracts
Derivatives in cash flow hedging relationships:
Amount of gain or (loss) recognized in OCI (effective portion)	$32.3	—	$(36.2)	—
Amount of gain or (loss) reclassified from accumulated OCI into income(a)	$(38.0)	—	$(83.6)	—
Amount of gain or (loss) recognized in income (ineffective portion)(b)	$(1.7)	—	$(3.5)	—

Derivatives in net investment hedging relationships:
Amount of gain or (loss) recognized in OCI (effective portion)	—	$(9.8)	—	$4.1
Amount of gain or (loss) recognized in income (ineffective portion)(b)	—	—	—	$0.5
Derivatives not designated as hedging instruments
Amount of gain or (loss) recognized in income(b)	$6.1	$(9.5)	$(42.8)	$19.0

(a)	Gain (loss) is recognized in the “Interest expense” line of the Consolidated Statements of Operations.
(b)	Gain (loss) is recognized in the “Other income (expense)” line of the Consolidated Statements of Operations.

Accumulated Derivatives Gains and Losses

The following table summarizes activity in other comprehensive income for the six months ended June 30, 2011 related to derivative instruments classified as cash flow hedges and a net investment hedge held by the Company:

(in millions, after tax)	Six months ended June 30, 2011
Accumulated loss included in other comprehensive income (loss) at beginning of the period	$(181.3)
Less: Reclassifications into earnings from other comprehensive income (loss)	23.8

(157.5)
Net gain in fair value of derivatives (a)	16.8

Accumulated loss included in other comprehensive income (loss) at end of the period	$(140.7)

(a)	Gains and losses are included in “Unrealized gains on hedging activities” and in “Foreign currency translation adjustment” on the Consolidated Statements of Equity.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Fair Value Measurement

Fair Value of Financial Instruments

Carrying amounts for certain of the Company’s financial instruments (cash and cash equivalents and short-term borrowings) approximate fair value due to their short maturities. Accordingly, these instruments are not presented in the following table. The following table provides the estimated fair values of the remaining financial instruments:

As of June 30, 2011 (in millions)	Carrying Value	Fair Value(a)
Financial instruments:
Settlement assets:
Short-term investment securities	$84.5	$84.5
Long-term investment securities	$240.0	$240.0
Other long-term assets:
Long-term investment securities	$0.5	$0.5
Cost method investments	$24.0	$24.0
Derivative financial instruments	$15.7	$15.7
Other current liabilities:
Derivative financial instruments	$4.5	$4.5
Long-term borrowings:
Long-term borrowings	$22,584.3	$22,007.4
Other long-term liabilities:
Derivative financial instruments	$300.6	$300.6

(a)	Represents cost for cost method investments. Refer to Note 10 of these Consolidated Financial Statements for a more detailed discussion of cost method investments.

The estimated fair values of investment securities and derivative financial instruments are described below. Refer to Notes 10 and 11 of these Consolidated Financial Statements for additional information regarding the Company’s investment securities and derivative financial instruments, respectively.

The estimated fair market value of FDC’s long-term borrowings was primarily based on market trading prices. For additional information regarding the Company’s borrowings, refer to Note 4 of these Consolidated Financial Statements as well as to Note 8 of the Company’s Consolidated Financial Statements in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Concentration of Credit Risk

The Company’s investment securities are diversified across multiple issuers within its investment portfolio (investment securities plus cash and cash equivalents). In addition to investment securities, the Company maintains other financial instruments with various financial institutions. The Company’s largest single issuer represents approximately 11% of the total carrying value of the investment portfolio and the Company limits its derivative financial instruments credit risk by maintaining contracts with counterparties having a credit rating of “A” or higher. The Company periodically reviews the credit standings of these institutions.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Assets and Liabilities Measured at Fair Value on a Recurring Basis

Financial instruments carried and measured at fair value on a recurring basis are classified in the table below according to the fair value hierarchy:

	Fair Value Measurement Using
As of June 30, 2011 (in millions)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Assets:
Settlement assets:
Student loan auction rate securities	$—	$—	$218.3	$218.3
Corporate bonds	—	62.5	—	62.5
State and municipal obligations	—	42.6	—	42.6
Preferred stock	1.1	—	—	1.1

Total settlement assets	1.1	105.1	218.3	324.5
Other long-term assets:
Available-for-sale securities	—	0.5	—	0.5
Foreign currency derivative contracts	—	0.5	—	0.5
Interest rate swap contracts	—	15.2	—	15.2

Total other long-term assets	—	16.2	—	16.2

Total assets at fair value	$1.1	$121.3	$218.3	$340.7

Liabilities:
Other current liabilities:
Interest rate swap contracts	$—	$4.5	$—	$4.5
Other long-term liabilities:
Interest rate swap contracts	—	268.4	—	268.4
Foreign currency derivative contracts	—	32.2	—	32.2

Total liabilities at fair value	$—	$305.1	$—	$305.1

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

	Fair Value Measurement Using
As of December 31, 2010 (in millions)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Assets:
Settlement assets:
Student loan auction rate securities	$—	$—	$341.1	$341.1
Corporate bonds	—	63.0	—	63.0
Preferred stock	0.2	—	—	0.2

Total settlement assets	0.2	63.0	341.1	404.3

Other long-term assets:
Available-for-sale securities	—	0.5	—	0.5
Foreign currency derivative contracts	—	7.7	—	7.7

Total other long-term assets	—	8.2	—	8.2

Total assets at fair value	$0.2	$71.2	$341.1	$412.5

Liabilities:
Other current liabilities:
Interest rate swap contracts	$—	$4.4	$—	$4.4
Other long-term liabilities:
Interest rate swap contracts	—	352.8	—	352.8
Foreign currency derivative contracts	—	22.2	—	22.2

Total liabilities at fair value	$—	$379.4	$—	$379.4

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Settlement assets - Student loan auction rate securities. Due to the lack of observable market activity for the SLARS held by the Company as of June 30, 2011, the Company, with the assistance of a third-party valuation firm upon which the Company in part relied, made certain assumptions, primarily relating to estimating both the weighted-average life for the securities held by the Company and the impact on the fair value of the current inability to redeem the securities at par value. All key assumptions and valuations were determined by and are the responsibility of management. The securities were valued using an income approach based on a probability-weighted discounted cash flow analysis. The Company considered each security’s key terms including date of issuance, date of maturity, auction intervals, scheduled auction dates, maximum auction rates, as well as underlying collateral, ratings, and guarantees or insurance. The impact of the Company’s judgment in the valuation was significant and, accordingly, the resulting fair value was classified as Level 3 within the fair value hierarchy. A 50 basis point change in liquidity risk premium, as well as slight changes in other factors, would impact the value of the SLARS by approximately $5 million. For additional information regarding sales, settlements and impairments of the SLARS, refer to Note 10 of these Consolidated Financial Statements.

(in millions)	Fair Value Measurement Using Significant Unobservable Inputs (Level 3) Student loan auction rate securities
Beginning balance as of January 1, 2011	$341.1
Total gains or losses (realized or unrealized):
Included in other comprehensive income	0.1
Included in product sales and other	(1.9)
Sales	(116.3)
Settlements	(4.7)
Transfers in (out) of Level 3	—

Ending balance as of June 30, 2011	$218.3

Settlement assets - Other available-for-sale securities. Prices for the corporate bonds and state and municipal obligations are not quoted on active exchanges but are priced through an independent third-party pricing service based on quotations from market-makers in the specific instruments or, where appropriate, from other market inputs. The bonds were valued under a market approach using observable inputs including reported trades, benchmark yields, broker/dealer quotes, issuer spreads and other standard inputs. The municipal paper was valued under a market approach using observable inputs including maturity date, issue date, credit rating, current commercial paper rate and settlement date.

The Company’s experience with these types of investments and the expectations of the current investments held is that they will be satisfied at the current carrying amount. These securities were classified as Level 2.

Derivative financial instruments. The Company uses derivative instruments to mitigate certain risks. The Company’s derivatives are not exchange listed and therefore the fair value is estimated under an income approach using Bloomberg analytics models that are based on readily observable market inputs. These models reflect the contractual terms of the derivatives, such as notional value and expiration date, as well as market-based observables including interest and foreign currency exchange rates, yield curves and the credit quality of the counterparties. The models also incorporate the Company’s creditworthiness in order to appropriately reflect non-performance risk. Inputs to the derivative pricing models are generally observable and do not contain a high level of subjectivity and, accordingly, the Company’s derivatives were classified within Level 2 of the fair value

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

hierarchy. While the Company believes its estimates result in a reasonable reflection of the fair value of these instruments, the estimated values may not be representative of actual values that could have been realized or that will be realized in the near future. Refer to Note 11 of these Consolidated Financial Statements for additional information regarding the Company’s derivative financial instruments.

Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis

During the six months ended June 30, 2011, the Company did not have any assets measured at fair value on a non-recurring basis.

Note 13: Supplemental Guarantor Condensed Consolidating Financial Statements

As described in Note 8 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, FDC’s 9.875% senior notes, 12.625% senior notes, 10.55% senior PIK notes due 2015 and 11.25% senior subordinated notes are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned, domestic subsidiaries of FDC other than Integrated Payment Systems Inc. (“Guarantors”). None of the other subsidiaries of FDC, either direct or indirect, guarantee the notes (“Non-Guarantors”). The Guarantors also unconditionally guarantee FDC’s senior secured revolving credit facility, senior secured term loan facility, the 8.875% senior secured notes and the 7.375% senior secured notes which rank senior in right of payment to all existing and future unsecured and second lien indebtedness of FDC’s guarantor subsidiaries. The Guarantors further unconditionally guarantee FDC’s 8.25% senior second lien notes and 8.75%/10.00% PIK toggle senior second lien notes which rank senior in right of payment to all existing and future unsecured indebtedness of FDC’s guarantor subsidiaries. The 9.875% senior note, 12.625% senior note, 10.55% senior PIK note due 2015 and 11.25% senior subordinated note guarantees are unsecured and rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiaries but senior in right of payment to all existing and future subordinated indebtedness of FDC’s guarantor subsidiaries. The 11.25% senior subordinated note guarantees are unsecured and rank equally in right of payment with all existing and future senior subordinated indebtedness of the guarantor subsidiaries.

The following tables present the results of operations, financial position and cash flows of FDC (“FDC Parent Company”), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and consolidation adjustments for the three and six months ended June 30, 2011 and 2010, and as of June 30, 2011 and December 31, 2010 to arrive at the information for FDC on a consolidated basis.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(in millions)	Three months ended June 30, 2011
	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$1,015.6	$619.8	$(42.0)	$1,593.4
Product sales and other	—	136.5	97.0	(16.1)	217.4
Reimbursable debit network fees, postage and other	—	634.1	325.5	(20.6)	939.0

	—	1,786.2	1,042.3	(78.7)	2,749.8

Expenses:
Cost of services (exclusive of items shown below)	—	489.6	271.9	(42.0)	719.5
Cost of products sold	—	66.9	41.7	(16.1)	92.5
Selling, general and administrative	70.7	242.2	125.7	—	438.6
Reimbursable debit network fees, postage and other	—	634.1	325.5	(20.6)	939.0
Depreciation and amortization	2.1	202.2	125.5	—	329.8
Other operating expenses:
Restructuring, net	(0.3)	4.8	13.9	—	18.4

	72.5	1,639.8	904.2	(78.7)	2,537.8

Operating (loss) profit	(72.5)	146.4	138.1	—	212.0

Interest income	0.1	0.2	1.6	—	1.9
Interest expense	(456.9)	(2.1)	(3.3)	—	(462.3)
Interest income (expense) from intercompany notes	39.9	(42.9)	3.0	—	—
Other income (expense)	(15.7)	—	14.3	—	(1.4)
Equity earnings from consolidated subsidiaries	149.8	33.4	—	(183.2)	—

	(282.8)	(11.4)	15.6	(183.2)	(461.8)

(Loss) income before income taxes and equity earnings in affiliates	(355.3)	135.0	153.7	(183.2)	(249.8)
Income tax (benefit) expense	(179.5)	68.1	23.3	—	(88.1)
Equity earnings in affiliates	—	33.0	0.5	—	33.5

Net (loss) income	(175.8)	99.9	130.9	(183.2)	(128.2)
Less: Net income attributable to noncontrolling interests	—	0.2	14.3	33.1	47.6

Net (loss) income attributable to First Data Corporation	$(175.8)	$99.7	$116.6	$(216.3)	$(175.8)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(in millions)	Six months ended June 30, 2011
	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$1,966.3	$1,188.6	$(78.5)	$3,076.4
Product sales and other	—	267.5	177.4	(30.6)	414.3
Reimbursable debit network fees, postage and other	—	1,225.6	617.9	(40.2)	1,803.3

	—	3,459.4	1,983.9	(149.3)	5,294.0

Expenses:
Cost of services (exclusive of items shown below)	—	952.7	561.8	(78.5)	1,436.0
Cost of products sold	—	135.2	78.7	(30.6)	183.3
Selling, general and administrative	134.2	471.1	245.0	—	850.3
Reimbursable debit network fees, postage and other	—	1,225.6	617.9	(40.2)	1,803.3
Depreciation and amortization	4.3	418.3	249.0	—	671.6
Other operating expenses:
Restructuring, net	(0.4)	15.5	15.9	—	31.0

	138.1	3,218.4	1,768.3	(149.3)	4,975.5

Operating (loss) profit	(138.1)	241.0	215.6	—	318.5

Interest income	0.2	0.4	3.2	—	3.8
Interest expense	(894.2)	(3.7)	(6.7)	—	(904.6)
Interest income (expense) from intercompany notes	75.7	(84.7)	9.0	—	—
Other income (expense)	(99.9)	9.3	62.9	—	(27.7)
Equity earnings from consolidated subsidiaries	279.2	56.2	—	(335.4)	—

	(639.0)	(22.5)	68.4	(335.4)	(928.5)

(Loss) income before income taxes and equity earnings in affiliates	(777.1)	218.5	284.0	(335.4)	(610.0)
Income tax (benefit) expense	(384.2)	125.2	22.9	—	(236.1)
Equity earnings in affiliates	—	60.8	0.4	—	61.2

Net (loss) income	(392.9)	154.1	261.5	(335.4)	(312.7)
Less: Net income attributable to noncontrolling interests	—	0.2	27.1	52.9	80.2

Net (loss) income attributable to First Data Corporation	$(392.9)	$153.9	$234.4	$(388.3)	$(392.9)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

	Three months ended June 30, 2010
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$1,011.0	$582.8	$(36.5)	$1,557.3
Product sales and other	—	140.3	80.3	(13.1)	207.5
Reimbursable debit network fees, postage and other	—	579.5	288.7	(18.3)	849.9

	—	1,730.8	951.8	(67.9)	2,614.7

Expenses:
Cost of services (exclusive of items shown below)	—	484.3	305.0	(36.5)	752.8
Cost of products sold	—	65.2	47.6	(13.1)	99.7
Selling, general and administrative	66.5	219.5	109.9	—	395.9
Reimbursable debit network fees, postage and other	—	579.5	288.7	(18.3)	849.9
Depreciation and amortization	2.2	231.9	113.3	—	347.4
Other operating expenses:
Restructuring, net	10.6	8.6	4.7	—	23.9
Litigation and regulatory settlements	—	(1.7)	—	—	(1.7)

	79.3	1,587.3	869.2	(67.9)	2,467.9

Operating (loss) profit	(79.3)	143.5	82.6	—	146.8

Interest income	0.2	(0.2)	1.4	—	1.4
Interest expense	(446.9)	(1.7)	(2.3)	—	(450.9)
Interest income (expense) from intercompany notes	41.0	(49.3)	8.3	—	—
Other income (expense)	56.8	42.2	(48.2)	(26.0)	24.8
Equity earnings from consolidated subsidiaries	95.1	29.7	—	(124.8)	—

	(253.8)	20.7	(40.8)	(150.8)	(424.7)

(Loss) income before income taxes and equity earnings in affiliates	(333.1)	164.2	41.8	(150.8)	(277.9)
Income tax (benefit) expense	(161.9)	40.1	(0.6)	—	(122.4)
Equity earnings in affiliates	—	34.0	0.4	(1.1)	33.3

Net (loss) income	(171.2)	158.1	42.8	(151.9)	(122.2)
Less: Net income attributable to noncontrolling interests	—	—	11.8	37.2	49.0

Net (loss) income attributable to First Data Corporation	$(171.2)	$158.1	$31.0	$(189.1)	$(171.2)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

	Six months ended June 30, 2010
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Revenues:
Transaction and processing service fees	$—	$1,947.7	$1,127.7	$(69.9)	$3,005.5
Product sales and other	—	259.5	167.9	(25.1)	402.3
Reimbursable debit network fees, postage and other	—	1,112.0	532.1	(35.1)	1,609.0

	—	3,319.2	1,827.7	(130.1)	5,016.8

Expenses:
Cost of services (exclusive of items shown below)	—	909.3	668.9	(69.9)	1,508.3
Cost of products sold	—	125.2	74.9	(25.1)	175.0
Selling, general and administrative	127.4	428.8	218.4	—	774.6
Reimbursable debit network fees, postage and other	—	1,112.0	532.1	(35.1)	1,609.0
Depreciation and amortization	4.0	463.7	231.0	—	698.7
Other operating expenses:
Restructuring, net	9.9	18.1	8.4	—	36.4
Litigation and regulatory settlements	—	(2.0)	—	—	(2.0)

	141.3	3,055.1	1,733.7	(130.1)	4,800.0

Operating (loss) profit	(141.3)	264.1	94.0	—	216.8

Interest income	0.5	0.2	2.7	—	3.4
Interest expense	(888.4)	(3.6)	(7.8)	—	(899.8)
Interest income (expense) from intercompany notes	67.4	(84.1)	16.7	—	—
Other income (expense)	91.8	43.9	(76.7)	(26.0)	33.0
Equity earnings from consolidated subsidiaries	138.4	55.7	—	(194.1)	—

	(590.3)	12.1	(65.1)	(220.1)	(863.4)

(Loss) income before income taxes and equity earnings in affiliates	(731.6)	276.2	28.9	(220.1)	(646.6)
Income tax (benefit) expense	(320.3)	48.8	11.0	—	(260.5)
Equity earnings in affiliates	—	57.0	0.4	(1.9)	55.5

Net (loss) income	(411.3)	284.4	18.3	(222.0)	(330.6)
Less: Net (loss) income attributable to noncontrolling interests	—	(0.2)	23.3	57.6	80.7

Net (loss) income attributable to First Data Corporation	$(411.3)	$284.6	$(5.0)	$(279.6)	$(411.3)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(in millions)	As of June 30, 2011
	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$207.7	$22.3	$381.5	$—	$611.5
Accounts receivable, net of allowance for doubtful accounts	2.7	957.1	916.6	—	1,876.4
Settlement assets(a)	—	3,699.7	3,183.9	—	6,883.6
Other current assets	83.5	274.9	80.7	—	439.1

Total current assets	293.9	4,954.0	4,562.7	—	9,810.6

Property and equipment, net of accumulated depreciation	32.5	645.2	285.2	—	962.9
Goodwill	—	9,495.9	7,948.6	—	17,444.5
Customer relationships, net of accumulated amortization	—	2,727.6	2,167.0	—	4,894.6
Other intangibles, net of accumulated amortization	606.3	645.7	678.1	—	1,930.1
Investment in affiliates	—	1,162.1	39.6	—	1,201.7
Long-term settlement assets(a)	—	—	242.7	—	242.7
Other long-term assets	459.0	302.0	42.2	—	803.2
Investment in consolidated subsidiaries	25,302.6	5,541.8	—	(30,844.4)	—

Total assets	$26,694.3	$25,474.3	$15,966.1	$(30,844.4)	$37,290.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1.3	$97.9	$97.8	$—	$197.0
Short-term and current portion of long-term borrowings	32.4	42.2	95.1	—	169.7
Settlement obligations(a)	—	3,699.7	3,425.5	—	7,125.2
Other current liabilities	582.1	539.7	378.3	—	1,500.1

Total current liabilities	615.8	4,379.5	3,996.7	—	8,992.0

Long-term borrowings	22,471.6	74.1	38.6	—	22,584.3
Long-term deferred tax (assets) liabilities	(1,034.0)	1,739.1	121.3	—	826.4
Intercompany payable (receivable)	5,001.6	(4,090.4)	(911.2)	—	—
Intercompany notes	(1,659.7)	1,779.0	(119.3)	—	—
Other long-term liabilities	906.3	96.0	21.4	—	1,023.7

Total liabilities	26,301.6	3,977.3	3,147.5	—	33,426.4

Redeemable equity interest	—	—	45.4	(45.4)	—
Redeemable noncontrolling interest	—	—	—	45.4	45.4
First Data Corporation stockholder’s equity	392.7	21,497.0	5,861.8	(27,358.8)	392.7
Noncontrolling interests	—	—	65.7	3,360.1	3,425.8
Equity of consolidated alliance	—	—	6,845.7	(6,845.7)	—

Total equity	392.7	21,497.0	12,773.2	(30,844.4)	3,818.5

Total liabilities and equity	$26,694.3	$25,474.3	$15,966.1	$(30,844.4)	$37,290.3

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(in millions)	As of December 31, 2010
	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$164.1	$21.1	$324.3	$—	$509.5
Accounts receivable, net of allowance for doubtful accounts	2.6	1,121.1	1,045.9	—	2,169.6
Settlement assets(a)	—	3,476.2	3,217.8	—	6,694.0
Other current assets	86.0	262.4	65.0	—	413.4

Total current assets	252.7	4,880.8	4,653.0	—	9,786.5

Property and equipment, net of accumulated depreciation	30.3	637.2	284.5	—	952.0
Goodwill	—	9,468.3	7,828.6	—	17,296.9
Customer relationships, net of accumulated amortization	—	2,923.8	2,299.9	—	5,223.7
Other intangibles, net of accumulated amortization	606.9	665.4	658.7	—	1,931.0
Investment in affiliates	—	1,169.9	38.3	—	1,208.2
Long-term settlement assets(a)	—	—	365.1	—	365.1
Other long-term assets	482.4	265.5	32.8	—	780.7
Investment in consolidated subsidiaries	25,074.4	5,361.4	—	(30,435.8)	—

Total assets	$26,446.7	$25,372.3	$16,160.9	$(30,435.8)	$37,544.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$0.4	$95.2	$85.3	$—	$180.9
Short-term and current portion of long-term borrowings	31.7	44.9	193.9	—	270.5
Settlement obligations(a)	—	3,476.2	3,582.7	—	7,058.9
Other current liabilities	301.1	651.3	401.3	—	1,353.7

Total current liabilities	333.2	4,267.6	4,263.2	—	8,864.0

Long-term borrowings	22,376.0	21.8	41.0	—	22,438.8
Long-term deferred tax (assets) liabilities	(928.5)	1,838.6	103.6	—	1,013.7
Intercompany payable (receivable)	4,298.1	(3,496.7)	(801.4)	—	—
Intercompany notes	(1,253.2)	1,621.1	(367.9)	—	—
Other long-term liabilities	1,026.8	89.7	23.1	—	1,139.6

Total liabilities	25,852.4	4,342.1	3,261.6	—	33,456.1

Redeemable equity interest	—	—	28.1	(28.1)	—
Redeemable noncontrolling interest	—	—	—	28.1	28.1
First Data Corporation stockholder’s equity	594.3	21,030.4	5,864.5	(26,894.9)	594.3
Noncontrolling interests	—	(0.2)	52.5	3,413.3	3,465.6
Equity of consolidated alliance	—	—	6,954.2	(6,954.2)	—

Total equity	594.3	21,030.2	12,871.2	(30,435.8)	4,059.9

Total liabilities and equity	$26,446.7	$25,372.3	$16,160.9	$(30,435.8)	$37,544.1

(a)	The majority of the Guarantor settlement assets relate to FDC’s merchant acquiring business. FDC believes the settlement assets are not available to satisfy any claims other than those related to the settlement liabilities.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

	Six months ended June 30, 2011
(in millions)	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(392.9)	$154.1	$261.5	$(335.4)	$(312.7)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	4.3	465.3	255.4	—	725.0
Charges (gains) related to other operating expenses and other income (expense)	99.5	6.2	(47.0)	—	58.7
Other non-cash and non-operating items, net	(223.4)	(117.1)	3.9	335.4	(1.2)
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(111.0)	171.3	104.7	—	165.0

Net cash (used in) provided by operating activities	(623.5)	679.8	578.5	—	634.8

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions	—	(13.2)	(0.1)	—	(13.3)
Proceeds from dispositions, net of expenses paid and cash diposed	—	—	1.7	—	1.7
Additions to property and equipment	(4.1)	(56.7)	(51.0)	—	(111.8)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(0.1)	(80.1)	(23.5)	—	(103.7)
Distributions and dividends from subsidiaries	45.6	110.4	—	(156.0)	—
Other investing activities	0.7	1.6	(1.6)	—	0.7

Net cash provided by (used in) investing activities	42.1	(38.0)	(74.5)	(156.0)	(226.4)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	—	—	(110.1)	—	(110.1)
Debt modification and related financing costs	(39.7)	—	—	—	(39.7)
Principal payments on long-term debt	(0.1)	(26.9)	(8.0)	—	(35.0)
Proceeds from sale of leaseback transactions	—	—	7.3	—	7.3
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interests	—	—	(25.2)	(106.0)	(131.2)
Distributions paid to equity holders	—	—	(216.4)	216.4	—
Redemption of Parent’s redeemable common stock	(0.3)	—	—	—	(0.3)
Cash dividends	—	—	(45.6)	45.6	—
Intercompany	665.1	(603.3)	(61.8)	—	—

Net cash provided by (used in) financing activities	625.0	(630.2)	(459.8)	156.0	(309.0)

Effect of exchange rate changes on cash and cash equivalents	—	(10.4)	13.0	—	2.6

Change in cash and cash equivalents	43.6	1.2	57.2	—	102.0

Cash and cash equivalents at beginning of period	164.1	21.1	324.3	—	509.5

Cash and cash equivalents at end of period	$207.7	$22.3	$381.5	$—	$611.5

FIRST DATA CORPORATION

Offer to Exchange

$3,000,000,000 aggregate principal amount of 12.625% Senior Notes due 2021, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding unregistered 12.625% Senior Notes due 2021,

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Arizona Registrant

Concord Emerging Technologies, Inc. is incorporated under the laws of Arizona.

Article 5 of the Arizona Business Corporation Act of the State of Arizona, (the “ABCA”), permits a corporation to indemnify a person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by or in the right of the corporation or a proceeding charging improper personal benefit to the director), because he or she is or was a director or officer of the corporation or is or was serving at the corporation’s request as a director, officer or partner, trustee, employee or agent of another corporation or other enterprise. A corporation may indemnify such persons against obligations to pay a judgment, settlement, penalty or fine or reasonable expenses incurred with respect to such proceedings if such individual conducted himself or herself in good faith and reasonably believed that such conduct was in the best interests of the corporation, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

The ABCA allows a corporation to indemnify a director or officer in connection with a proceeding by or in the right of the corporation, against reasonable expenses, including attorney fees, unless the director or officer was adjudged liable to the corporation. A corporation may indemnify a director or officer in connection with a proceeding charging improper financial benefit to the director or officer unless the director or officer was adjudged liable on the basis that financial benefit was improperly received by the director or officer.

The bylaws of the Arizona Registrant provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the ABCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the ABCA so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses.

The Articles of Incorporation of the Arizona Registrant in this section (a) provide indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

California Registrants

(a) Size Technologies, Inc. and TASQ Technology, Inc. are incorporated under the laws of California.

Section 317 of the California General Corporation Law sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made if it is determined that person acted in good faith or in a manner the person reasonably believed to be in the best interests of the corporation by action of the company through:

•	a majority vote of a quorum of the corporation’s Board of Directors consisting of directors who are not party to the proceedings;

•	if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

•	approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

•	such court in which the proceeding is or was pending upon application by designated parties.

Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent’s defense is successful on the merits. The law allows a corporation to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable. The indemnification provided by Section 317 for acts while serving as a director or officer of the corporation, but not involving breach of duty to the corporation and its shareholders, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw to the extent authorized by the corporation’s articles of the corporation.

The bylaws of the California Registrants provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. “Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

(b) Cardservice International, LLC is registered under the laws of California.

Under Section 17155 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

Colorado Registrants

Concord Transaction Services, LLC and CTS Holdings, LLC are registered under the laws of Colorado.

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary course of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The operating agreement of Concord Transaction Services, LLC in this section provides, in relevant part, that no Member or officer shall be liable to the Company, any other Members or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or officer by this Agreement, except that a Member or officer shall be liable for any such loss, damage or claim incurred by reason of such Member’s or officer’s gross negligence or willful misconduct. To the full extent permitted by applicable law, a Member or officers shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or officer by this Agreement, except that no Member or officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member or officer by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

The operating agreement of CTS Holdings, LLC in this section provides, in relevant part, that the Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

Delaware Registrants

(a) Bankcard Investigative Group Inc., BUYPASS Inco Corporation, CESI Holdings, Inc., Concord Computing Corporation, Concord Corporate Services, Inc., Concord EFS Financial Services, Inc., Concord EFS, Inc., Concord Financial Technologies, Inc., Concord Processing, Inc., EPSF Corporation, FDR Ireland Limited, FDR Limited, FDR Missouri Inc., FDS Holdings, Inc., First Data Capital, Inc., First Data Commercial Services Holdings, Inc., First Data Communications Corporation, First Data Corporation, First Data Government Solutions, Inc., First Data Latin America Inc., First Data Mobile Holdings, Inc., First Data Technologies, Inc., FSM Services Inc., FundsXpress, Inc., MAS Inco

Corporation, MAS Ohio Corporation, Star Networks, Inc., Star Processing, Inc., Star Systems Assets, Inc., Star Systems, Inc. and TeleCheck Services, Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The bylaws and certificate of incorporation of First Data Corporation in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was a director, officer, or employee of the corporation serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with their defense of such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful.

The corporation shall pay the actual and reasonable expenses incurred in investigating or defending a threatened or pending action, suit or proceeding, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

The bylaws of CESI Holdings, Inc., Concord EFS, Inc., Concord Financial Technologies, Inc., FDR Ireland Limited, FDR Missouri Inc., FDS Holdings, Inc., First Data Capital, Inc., First Data Commercial Services Holdings, Inc., First Data Communications Corporation, First Data Government Solutions, Inc. First Data Mobile Holdings Inc., First Data Technologies, Inc., FSM Services Inc., and FundsXpress, Inc. in this section (a)

provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. “Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

The bylaws of BUYPASS Inco Corporation, Concord Computing Corporation, Concord EFS Financial Services, Inc., Concord Processing, Inc., EPSF Corporation, MAS Inco Corporation, MAS Ohio Corporation, Star Networks, Inc., Star Processing, Inc., Star Systems Assets, Inc. and Star Systems, Inc. in this section (a) provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses.

The bylaws of Bankcard Investigative Group Inc. and First Data Latin America Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

The bylaws of TeleCheck Services, Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Section 145 of the DGCL or any successor provisions of the laws of the State of Delaware, including without limitation the payment of fees and expenses of defense as incurred.

Expenses incurred by a person who is or was a director, officer, employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with Section 145 of the DGCL or any successor provisions of the laws of the State of Delaware.

(b) Call Interactive Holdings LLC, Concord One, LLC, FDFS Holdings, LLC, FDGS Group, LLC, First Data EC, LLC, First Data Merchant Services Northeast, LLC, First Data Merchant Services Southeast, L.L.C., First Data Payment Services, LLC, First Data Real Estate Holdings L.L.C., First Data Resources, LLC, First Data Secure LLC, Gratitude Holdings LLC, Instant Cash Services, LLC, LoyaltyCo LLC, Money Network Financial, LLC, PayPoint Electronic Payment Systems, LLC, REMITCO LLC, Sagebrush Holdings LLC, Star Systems, LLC, Strategic Investment Alternatives LLC, TASQ LLC, Transaction Solutions, LLC and ValueLink, LLC are registered under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreements of Concord One, LLC in this section (b) provide, in relevant part, that each Person (“Indemnified Person”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (“Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of whom he is the legal representative, is or was a Member shall be indemnified by the Company against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including, without limitation, attorneys’ fees) actually incurred by such Indemnified Person in connection with such Proceeding except to the extent such indemnification is prohibited by law.

The operating agreements of FDFS Holdings, LLC, First Data EC, LLC, First Data Merchant Services Southeast, L.L.C., First Data Merchant Services Northeast, LLC, First Data Payment Services, LLC, First Data Real Estate Holdings L.L.C., First Data Secure LLC, Gratitude Holdings LLC, Instant Cash Services, LLC, LoyaltyCo LLC, Money Network Financial, LLC, PayPoint Electronic Payment Systems, LLC, REMITCO LLC, Sagebrush Holdings LLC, Star Systems, LLC, TASQ LLC, Transaction Solutions, LLC and ValueLink, LLC, in this section (b) provide, in relevant part, that the Members shall not have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act.

The operating agreement of First Data Real Estate Holdings L.L.C. in this section (b) provides, in relevant part, that no manager or liquidator shall be liable for any monetary damages to the LLC or any Member for any breach of any duties.

The operating agreement of Strategic Investment Alternatives LLC in this section (b) provides, in relevant part, that the Member shall not be personally liable for any debts, obligations or losses of the Company beyond its capital contributions to the Company and the undistributed profits.

(c) First Data Government Solutions, L.P. is registered under the laws of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The bylaws and limited partnership agreements of the Delaware Registrants in this section (c) provide, in relevant part, that the General Partner shall not have any liability for the debts, obligations or liabilities of the Partnership except to the extent provided by the Act.

(d) First Data Voice Services General Partnership is a general partnership under the laws of Delaware.

Section 15-110 of the Delaware Revised Uniform Partnership Act permits a partnership, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Partnership Agreement of the Delaware Registrant in this section (d), provides that the Partnership shall indemnify any officer or director made a party to any proceeding, other than an action, suit or proceeding by or in the right of the Partnership, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with their defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Partnership, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful.

The Partnership shall pay the actual and reasonable expenses incurred in investigating or defending a proceeding, in advance of its final disposition if the Partnership, at its discretion determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the Partnership, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Partnership hereunder.

Florida Registrants

First Data Merchant Services Corporation and PaySys International, Inc. are incorporated under the laws of Florida.

Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders; or (e) recklessness or an act or omission in bad faith or with malicious purpose of with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company (or is or was serving at the request of the company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

The Florida Business Corporation Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Corporation Act (relating to the liability of directors for improper distributions) are applicable.

The bylaws of First Data Merchant Services Corporation provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Section 607.0850 of the Florida Business Corporation Act (the “Act”) or any successor provisions of the laws of the State of Florida, including without limitation the payment of fees and expenses of defense as incurred.

Expenses incurred by a person who is or was a director, officer, employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with Section 607.0850 of the Act or any successor provisions of the laws of the State of Florida.

The bylaws of PaySys International, Inc. provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. “Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Georgia Registrants

(a) Concord Payment Services, Inc., New Payment Services, Inc. and TeleCheck International, Inc. are incorporated under the laws of Georgia.

Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the “Code”) provides that a corporation’s articles of incorporation may include a provision that eliminates or limits the liability of directors for monetary damages to a corporation or its shareholders for any action taken, or failure to take any action, as a director. The section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions which involve intentional misconduct or a knowing violation of law, for any transaction from which the director received an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Code if it is established that the director did not perform his or her duties in compliance with Section 14-2-832 of the Code, which sets forth general standards for directors.

Sections 14-2-851 and 14-2-857 of the Code provide that a corporation may indemnify a director or officer if such individual conducted himself or herself in good faith and reasonably believed that such conduct was in the best interests of the corporation, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

Sections 14-2-852 and 14-2-857 of the Code provide that any director or officer who is wholly successful in the defense of any proceeding to which he or she was a party because her or she was an officer or a director of the corporation are entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of the Code Section 14-2-855, by either the Board of Directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

The bylaws of Concord Payment Services, Inc. in this section (a) provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Code so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses.

The bylaws of New Payment Services, Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. “Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

The bylaws of TeleCheck International, Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under sections 14-2-851 and -852 (with respect to directors) and section 14-2-857 (with respect to non-director officers, employees and agents) of the Code or any successor provisions of the laws of the State of Georgia, including without limitation the payment of fees and expenses of defense as incurred.

Expenses incurred by a person who is or was a director, officer, employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with section 14-2-853 (with respect to directors) and 14-2-857 (with respect to non-director officers, employees or agents) of the Code or any successor provisions of the laws of the State of Georgia.

(b) Unified Merchant Services General Partnership is a general partnership under the laws of Georgia.

Section 14-8-18 of the Georgia Code provides that a partnership must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by him in the ordinary and proper conduct of its business, or for the preservation of its business or property.

The Partnership Agreement of the Georgia Registrant in this section (b), provides, in relevant part, that the Partnership shall indemnify and hold harmless the Partners and their Affiliates and any director, officer, employee, or agent of a Partner, the Partnership, an Affiliate of the Partnership and the legal representatives of any of them, and each other person who may incur liability as a general partner or otherwise in connection with the management of the Partnership against any and all liabilities and expenses (including amounts paid in satisfaction of judgments, compromises, fines and penalties, and as counsel fees) reasonably incurred by him/her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he/she or it may be involved or with which he/she or it may be threatened, while a Partner or serving in such other capacity or thereafter, by reason of his/her or its being or having been a Partner, or by serving in such other capacity, except with respect to any matter which constitutes willful misconduct, bad faith, gross negligence or reckless disregard of his/her or its duties, or criminal intent. The Partnership shall have the right to approve any counsel selected by any indemnified Person and to approve the terms of any proposed settlement.

The Partnership shall advance, in the sole discretion of the Partners, to an indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each indemnified Person shall agree in writing prior to any such advancement that in the event he/she or it receives any such advance, such indemnified Person shall reimburse the Partnership for such fees, costs and expenses to the extent that it shall be determined that he/she or it was not entitled to indemnification.

Maryland Registrant

First Data Card Solutions, Inc. is incorporated under the laws of Maryland.

Section 2-418 of the Maryland General Corporation (the “MGCL”) Law permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is proven that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or with active and deliberate dishonesty; the director or officer actually received an improper personal benefit; or in the case of a criminal proceeding, the director or officer had reason to believe that his conduct was unlawful. The MGCL provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation. The MGCL also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Section 2-418 of the MGCL provides that unless limited by the charter of a Maryland corporation, a director or officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The bylaws of the Maryland Registrant provide, in relevant part, that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

Nevada Registrants

Linkpoint International, Inc. is incorporated under the laws of Nevada.

Chapter 78 of the Nevada Revised Statutes allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

In addition, the applicable statutory provisions mandate that the registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

The bylaws of the Nevada Registrant provides, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. “Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

New York Registrant

National Payment Services Inc. is incorporated under the laws of New York.

Section 722(a) of the New York Business Corporation Law (the “NYBCL”) provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Section 722(c) of the NYBCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification under this Section shall be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723(a) of the NYBCL provides that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

Section 721 of the NYBCL provides that the indemnification provided shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled, whether contained in the certificate of incorporation or the bylaws, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

The bylaws of National Payment Services Inc. provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the NYBCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the NYBCL so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses.

Oklahoma Registrant

Gift Card Services, Inc. is incorporated under the laws of Oklahoma.

Section 1031 of the Oklahoma General Corporation Act provides that an Oklahoma corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. An Oklahoma corporation may indemnify officers and directors in an action by or in the right of the corporation for expenses, including attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, except that, no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The bylaws of the Oklahoma Registrant provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. “Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Pennsylvania Registrant

TeleCheck Pittsburgh/West Virginia, Inc. is incorporated under the laws of Pennsylvania.

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (“PBCL”), provides, that a corporation may indemnify directors and officers against liabilities they may incur as such, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation.

The bylaws of the Pennsylvania Registrant provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee, agent or representative of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, all to the full extent permitted under Chapter 17, subchapter D of the PBCL or any successor provisions of the laws of the Commonwealth of Pennsylvania, including without limitation the payment of fees and expenses of defense as incurred.

Expenses incurred by a person who is or was a director, officer, employee, agent or representative of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with section 1745 of the PBCL or any successor provisions of the laws of the Commonwealth of Pennsylvania.

Tennessee Registrants

CTS, Inc. and EFS Transportation Services, Inc. are incorporated under the laws of Tennessee.

The Tennessee Business Corporation Act (“TBCA”) sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors, officers, employees and agents of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if the director acted in good faith, reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and in connection with any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

Officers, employees, and agents who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA to the same degree of indemnification afforded to directors under Sections 48-18-503 and 48-18-505.

The bylaws of EFS Transportation Services, Inc. provides, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the TBCA so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses.

The bylaws of CTS, Inc. provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. “Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Texas Registrants

(a) FundsXpress Financial Network, Inc. is incorporated under the laws of Texas.

Under Article 2.02-1 of the Texas Business Corporation Act (“TBCA”), a company may indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent against judgment, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys’ fees) actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification acted in good faith, reasonably believed that his or her conduct was in or at least not opposed to the corporation’s best interests, and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A company is required by Article 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys’ fees) incurred by the director or officer in connection with a proceeding in which the director or officer is a named defendant or respondent because the director or officer is or was in that position if the director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The TBCA prohibits a company from indemnifying a director or officer in respect of a proceeding in which the person is found liable to the company or on the basis that a personal benefit was improperly received by him or her, other than for reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding; provided, that the TBCA further prohibits a company from indemnifying a director or officer in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duties.

Under Article 2.02-1(J) of the TBCA, a court of competent jurisdiction may order a company to indemnify a director or officer if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the director or officer is found liable to the company or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding.

A corporation may purchase and maintain insurance or another arrangement on behalf of a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article.

The bylaws of the Texas Registrant in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. “Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

(b) First Data Retail ATM Services L.P. is registered under the laws of Texas.

Under the Texas Revised Limited Partnership Act (the “TRLPA”), a general partner must be indemnified by the limited partnership in cases in which the general partner is wholly successful on the merits or in the defense of the proceedings. Section 11.02 of the TRLPA provides that a limited partnership may indemnify a person who was, is or is threatened to be named a defendant in a proceeding only if that person acted in good faith, reasonably believed, in the case of conduct in the person’s official capacity as a general partner of the limited partnership, that the person’s conduct was in the limited partnership’s best interests and in all other cases, that the person’s conduct was at least not opposed to the limited partnership’s best interests and in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. If a person is found liable to the limited partnership or the limited partners or is found liable on the basis that the person improperly received personal benefit, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the limited partnership or the limited partners. The TRLPA allows a Texas limited partnership to indemnify and advance expenses to persons who are not or were not limited partners, employees, or agents of the limited partnership but who are or were serving at the request of the limited partnership as a representative of another enterprise and allows a limited partnership to purchase and maintain liability insurance for such person, whether or not the partnership would have the power to indemnify such person against such liability.

The Limited Partnership Agreement of the Texas Registrant in this section (b), provides that neither the General Partner, any Limited Partner, nor any of their respective officers, directors, or employees shall be liable, responsible or accountable in damages or otherwise to the Partnership or the Partners for any act or omission performed or made (i) with respect to the General Partner and its officers, directors, or employees, by any of them in the capacity as a General Partner or any other capacity in which any of them act at the request of the Partnership or otherwise, and (ii) with respect to the Limited Partners and their officers, directors, or employees, by any of them in any capacity in which any of them act at the request of the Partnership or otherwise, if, in either case, such Person shall not have been guilty of gross negligence or willful misconduct with respect to such act or omission. Without limitation of the foregoing, no Partner, its officers, directors, and employees shall be so liable, responsible or accountable for any allocation, distribution or other act or omission performed or made by them in good faith reliance on financial statements of the Partnership reported on by independent certified public accountants or for any act or omission performed or made by them in good faith reliance on advice of legal counsel. No Partner nor any of its officers, directors, or employees shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any act or omission if such Person shall have been merely negligent with respect to such act or omission.

The Partnership shall have the power and authority to and shall, and the General Partner is directed on behalf of the Partnership to, indemnify and hold harmless, and advance and reimburse expenses related thereto to, the General Partner, the Limited Partner, and any of their partners, members, officers, directors, shareholders and employees, to the fullest extent permitted by the Act and any other applicable law; provided, however, that this indemnification shall be satisfied only out of assets of the Partnership and not out of assets of the Partners.

Washington Registrant

First Data Solutions, Inc. is incorporated under the laws of Washington.

Section 23B.08.510 of the Washington Business Corporation Act (the “WBCA”) provides, in relevant part, that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith, if the individual reasonably believed in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and in all other cases, that the individual’s conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the individual must have had no reasonable cause to believe the individual’s conduct was unlawful. A corporation may not indemnify a director under this section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 23B.08.520 of the WBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 23B.08.570 provides that unless a corporation’s articles of incorporation provide otherwise, an officer of the corporation who is not a director will be entitled to mandatory indemnification to the same extent as directors, and that a corporation may provide for indemnification of officers to the same extent as directors. A corporation may also indemnify an officer who is not a director to the extent, consistent with the law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

The bylaws of the Washington Registrant provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. “Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Certain Other Arrangements

First Data maintains a directors’ and officers’ liability insurance policy that covers the directors and officers of each of the registrants in amounts that First Data believes are customary for companies similarly situated, including for liabilities in connection with the registration, offering and sale of the notes.

In addition, pursuant to the Management Agreement entered into with the Sponsors and their affiliates, First Data has agreed to customary exculpation and indemnification provisions for the benefit of the Sponsors, their affiliates, directors, officers and certain other persons. See “Certain Relationships and Related Party Transactions—Sponsor Management Agreement” in the prospectus included in this registration statement.

Item 21.	Exhibits and Financial Statement Schedules.

(a)Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	First Data Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3(i) of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

3.2	First Data Corporation By-Laws (incorporated by reference to Exhibit 3(ii) of First Data Corporation’s Quarter Report on Form 10-Q filed on May 13, 2011, Commission File No. 1-11073).

3.3	FDS Holdings, Inc. and B1 PTI Services, Inc. Certificate of Merger, dated November 3, 2008. (incorporated by reference to Exhibit 3.7 of First Data Corporation’s Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).

3.4	Certificate of Amendment of Certificate of Incorporation of FDS Holdings, Inc. (formerly known as B1 PTI Services, Inc.) dated November 3, 2008. (incorporated by reference to Exhibit 3.8 of First Data Corporation’s Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).

3.5	FDS Holdings, Inc. (formerly known as B1 PTI Services, Inc.) Certificate of Incorporation (incorporated by reference to Exhibit 3.9 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

3.6	FDS Holdings, Inc. (formerly known as B1 PTI Services, Inc.) By-Laws (incorporated by reference to Exhibit 3.10 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.7	Bankcard Investigative Group Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.11 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.8	Bankcard Investigative Group Inc. By-Laws (incorporated by reference to Exhibit 3.12 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.9	BUYPASS Inco Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.15 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.10	BUYPASS Inco Corporation By-Laws (incorporated by reference to Exhibit 3.16 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.11	Call Interactive Holdings LLC Certificate of Formation (incorporated by reference to Exhibit 3.17 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.12	Call Interactive Holdings LLC Operating Agreement (incorporated by reference to Exhibit 3.18 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.14	Cardservice International, LLC Limited Liability Company Agreement.

3.15	CESI Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.25 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.16	CESI Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.26 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.17	Concord Computing Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.31 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.18	Concord Computing Corporation By-Laws (incorporated by reference to Exhibit 3.32 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.19	Concord Corporate Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.33 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.20	Concord Corporate Services, Inc. By-Laws (incorporated by reference to Exhibit 3.34 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.21	Concord EFS Financial Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.35 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

3.22	Concord EFS Financial Services, Inc. By-Laws (incorporated by reference to Exhibit 3.36 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.23	Concord EFS, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.37 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.24	Concord EFS, Inc. By-Laws (incorporated by reference to Exhibit 3.38 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.25	Concord Emerging Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.39 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.26	Concord Emerging Technologies, Inc. By-Laws (incorporated by reference to Exhibit 3.40 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.27	Concord Financial Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.43 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.28	Concord Financial Technologies, Inc. By-Laws (incorporated by reference to Exhibit 3.44 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.29	Concord One, LLC Certificate of Formation (incorporated by reference to Exhibit 3.47 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.30	Concord One, LLC Operating Agreement (incorporated by reference to Exhibit 3.48 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.31	Concord Payment Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.49 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.32	Concord Payment Services, Inc. By-Laws (incorporated by reference to Exhibit 3.50 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.33	Concord Processing, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.51 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.34	Concord Processing, Inc. By-Laws (incorporated by reference to Exhibit 3.52 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.35	Concord Transaction Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.53 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.36	Concord Transaction Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.54 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

3.37	CTS Holdings, LLC Certificate of Formation (incorporated by reference to Exhibit 3.57 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.38	CTS Holdings, LLC Operating Agreement (incorporated by reference to Exhibit 3.58 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.39	CTS, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.59 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.40	CTS, Inc. By-Laws (incorporated by reference to Exhibit 3.60 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.41	EFS Transportation Services, Inc. Amended and Restated Charter.

3.42	EFS Transportation Services, Inc. By-Laws (incorporated by reference to Exhibit 3.66 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.43	EPSF Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.69 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.44	EPSF Corporation By-Laws (incorporated by reference to Exhibit 3.70 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.45	FDC International Inc. By-Laws (incorporated by reference to Exhibit 3.72 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.46	FDFS Holdings, LLC Certificate of Formation (incorporated by reference to Exhibit 3.73 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.47	FDFS Holdings, LLC Operating Agreement (incorporated by reference to Exhibit 3.74 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.48	FDGS Group, LLC Certificate of Formation (incorporated by reference to Exhibit 3.75 of First Data Corporation’s Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).

3.49	FDGS Group, LLC Limited Liability Company Agreement (incorporated by reference to Exhibit 3.76 of First Data Corporation’s Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).

3.50	FDR Ireland Limited Certificate of Incorporation (incorporated by reference to Exhibit 3.85 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.51	FDR Ireland Limited By-Laws (incorporated by reference to Exhibit 3.86 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

3.52	FDR Limited Certificate of Incorporation (incorporated by reference to Exhibit 3.87 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.53	FDR Limited By-Laws.

3.54	FDR Missouri Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.89 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.55	FDR Missouri Inc. By-Laws (incorporated by reference to Exhibit 3.90 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.56	First Data Capital, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.97 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.57	First Data Capital, Inc. By-Laws (incorporated by reference to Exhibit 3.98 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.58	First Data Card Solutions, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.99 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.59	First Data Card Solutions, Inc. By-Laws (incorporated by reference to Exhibit 3.100 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.60	First Data Commercial Services Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.101 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.61	First Data Commercial Services Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.102 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.62	First Data Communications Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.103 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.63	First Data Communications Corporation By-Laws (incorporated by reference to Exhibit 3.104 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.64	First Data EC, LLC Certificate of Formation (incorporated by reference to Exhibit 3.99 of First Data Corporation’s Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).

3.65	First Data EC, LLC Limited Liability Company Agreement (incorporated by reference to Exhibit 3.100 of First Data Corporation’s Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).

3.66	First Data Government Solutions, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.109 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

3.67	First Data Government Solutions, Inc. By-Laws (incorporated by reference to Exhibit 3.110 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.68	First Data Government Solutions, L.P. Certificate of Limited Partnership (incorporated by reference to Exhibit 3.113 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.69	First Data Government Solutions, L.P. Limited Partnership Agreement (incorporated by reference to Exhibit 3.114 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.70	First Data Latin America Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.117 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.71	First Data Latin America Inc. By-Laws (incorporated by reference to Exhibit 3.118 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.72	First Data Merchant Services Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.121 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.73	First Data Merchant Services Corporation By-Laws (incorporated by reference to Exhibit 3.122 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.74	First Data Merchant Services Northeast, LLC Certificate of Formation (incorporated by reference to Exhibit 3.123 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.75	First Data Merchant Services Northeast, LLC Operating Agreement (incorporated by reference to Exhibit 3.124 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.76	First Data Merchant Services Southeast, L.L.C. Certificate of Formation (incorporated by reference to Exhibit 3.125 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.77	First Data Merchant Services Southeast, L.L.C. Agreement (incorporated by reference to Exhibit 3.126 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.78	First Data Mobile Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.127 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.79	First Data Mobile Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.128 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.80	First Data Payment Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.129 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

3.81	First Data Payment Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.130 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.82	First Data Real Estate Holdings L.L.C. Certificate of Formation (incorporated by reference to Exhibit 3.135 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.83	First Data Real Estate Holdings L.L.C. Agreement (incorporated by reference to Exhibit 3.136 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.84	First Data Resources, LLC Certificate of Formation (incorporated by reference to Exhibit 3.137 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.85	First Data Resources, LLC Operating Agreement (incorporated by reference to Exhibit 3.138 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.86	First Data Retail ATM Services L.P. Certificate of Limited Partnership (incorporated by reference to Exhibit 3.139 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.87	First Data Retail ATM Services L.P. Limited Partnership Agreement (incorporated by reference to Exhibit 3.140 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.88	First Data Secure LLC Certificate of Formation (incorporated by reference to Exhibit 3.141 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.89	First Data Secure LLC Operating Agreement (incorporated by reference to Exhibit 3.142 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.90	First Data Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.145 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.91	First Data Technologies, Inc. By-Laws (incorporated by reference to Exhibit 3.146 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.92	First Data Voice Services (a General Partnership) Partnership Agreement (incorporated by reference to Exhibit 3.147 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.93	FSM Services Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.148 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.94	FSM Services Inc. By-Laws (incorporated by reference to Exhibit 3.149 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

3.95	FundsXpress Financial Network, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.150 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.96	FundsXpress Financial Network, Inc. By-Laws (incorporated by reference to Exhibit 3.151 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.97	FundsXpress, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.152 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.98	FundsXpress, Inc. By-Laws (incorporated by reference to Exhibit 3.153 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.99	Gift Card Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.158 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.100	Gift Card Services, Inc. By-Laws (incorporated by reference to Exhibit 3.159 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.101	Gratitude Holdings LLC Certificate of Formation (incorporated by reference to Exhibit 3.160 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.102	Gratitude Holdings LLC Operating Agreement (incorporated by reference to Exhibit 3.161 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.103	Instant Cash Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.170 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.104	Instant Cash Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.171 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.105	First Data Solutions, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.172 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.106	First Data Solutions, Inc. By-Laws (incorporated by reference to Exhibit 3.173 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.107	Linkpoint International, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.180 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.108	Linkpoint International, Inc. By-Laws (incorporated by reference to Exhibit 3.181 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.109	LoyaltyCo LLC Certificate of Formation (incorporated by reference to Exhibit 3.182 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

3.110	LoyaltyCo LLC Operating Agreement (incorporated by reference to Exhibit 3.183 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.111	MAS Inco Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.184 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.112	MAS Inco Corporation By-Laws (incorporated by reference to Exhibit 3.185 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.113	MAS Ohio Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.186 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.114	MAS Ohio Corporation By-Laws (incorporated by reference to Exhibit 3.187 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.115	Money Network Financial, LLC Certificate of Formation (incorporated by reference to Exhibit 3.188 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.116	Money Network Financial, LLC Operating Agreement (incorporated by reference to Exhibit 3.189 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.117	National Payment Systems Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.190 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.118	National Payment Systems Inc. By-Laws (incorporated by reference to Exhibit 3.191 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.119	New Payment Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.192 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.120	New Payment Services, Inc. By-Laws (incorporated by reference to Exhibit 3.193 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.121	PayPoint Electronic Payment Systems, LLC Certificate of Formation (incorporated by reference to Exhibit 3.196 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.122	PayPoint Electronic Payment Systems, LLC Operating Agreement (incorporated by reference to Exhibit 3.197 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.123	PaySys International, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.198 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

3.124	PaySys International, Inc. By-Laws (incorporated by reference to Exhibit 3.199 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.125	REMITCO LLC Certificate of Formation (incorporated by reference to Exhibit 3.204 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.126	REMITCO LLC Operating Agreement (incorporated by reference to Exhibit 3.205 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.127	Sagebrush Holdings LLC Certificate of Formation (incorporated by reference to Exhibit 3.194 of First Data Corporation’s Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).

3.128	Sagebrush Holdings LLC Limited Liability Company Agreement (incorporated by reference to Exhibit 3.195 of First Data Corporation’s Registration Statement on Form S-4 filed on July 17, 2009, Commission File No. 333-153004).

3.129	Size Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.214 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.130	Size Technologies, Inc. By-Laws (incorporated by reference to Exhibit 3.215 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.131	Star Networks, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.218 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.132	Star Networks, Inc. By-Laws (incorporated by reference to Exhibit 3.219 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.133	Star Processing, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.220 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.134	Star Processing, Inc. By-Laws (incorporated by reference to Exhibit 3.221 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.135	Star Systems Assets, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.222 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.136	Star Systems Assets, Inc. By-Laws (incorporated by reference to Exhibit 3.223 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.137	Star Systems, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.224 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

3.138	Star Systems, Inc. By-Laws (incorporated by reference to Exhibit 3.225 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.139	Star Systems, LLC Certificate of Formation (incorporated by reference to Exhibit 3.226 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.140	Star Systems, LLC Operating Agreement (incorporated by reference to Exhibit 3.227 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.141	Strategic Investment Alternatives LLC Certificate of Formation (incorporated by reference to Exhibit 3.228 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.142	Strategic Investment Alternatives LLC Operating Agreement (incorporated by reference to Exhibit 3.229 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.143	TASQ LLC Certificate of Formation.

3.144	TASQ LLC Agreement.

3.145	TASQ Technology, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.236 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.146	TASQ Technology, Inc. By-Laws (incorporated by reference to Exhibit 3.237 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.147	TeleCheck International, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.248 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.148	TeleCheck International, Inc. By-Laws (incorporated by reference to Exhibit 3.249 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.149	TeleCheck Pittsburgh/West Virginia, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.250 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.150	TeleCheck Pittsburgh/West Virginia, Inc. By-Laws (incorporated by reference to Exhibit 3.251 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.151	TeleCheck Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.252 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.152	TeleCheck Services, Inc. By-Laws (incorporated by reference to Exhibit 3.253 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.153	Transaction Solutions, LLC Certificate of Formation (incorporated by reference to Exhibit 3.256 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

3.154	Transaction Solutions, LLC Operating Agreement (incorporated by reference to Exhibit 3.257 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.155	Unified Merchant Services (a General Partnership) Partnership Agreement (incorporated by reference to Exhibit 3.260 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004)

3.156	ValueLink, LLC Certificate of Formation (incorporated by reference to Exhibit 3.263 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.157	ValueLink, LLC Operating Agreement (incorporated by reference to Exhibit 3.264 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

3.158	Cardservice International, LLC Articles of Organization – Conversion.

4.1	Indenture, dated as of December 17, 2010, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 12.625% Senior Notes due 2021 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on December 22, 2010).

4.2	Registration Rights Agreement, dated as of December 17, 2010, among the Company, the subsidiary guarantors named therein and the dealer managers named therein (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed on December 22, 2010).

5.1+	Simpson Thacher & Bartlett LLP.

5.2+	Opinion of Bass Berry & Sims LLP.

5.3+	Opinion of Fox Rothschild LLP.

5.4+	Opinion of Holland & Hart LLP.

5.5+	Opinion of Lathrop Gage LLP.

5.6+	Opinion of Sidley Austin LLP.

5.7+	Opinion of Sutherland Asbill & Brennan LLP.

10.1	Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007 among First Data Corporation, the several lenders from time to time parties thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, swingline lender and letter of credit issuer, Citibank, N.A., as syndication agent, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners (incorporated by reference to Exhibit 10.1 of First Data Corporation’s Annual Report on Form 10-K filed on March 13, 2008, Commission file No. 1-11073).

10.2	Amendment Agreement, dated as of August 10, 2010, among First Data Corporation, certain of its subsidiaries, certain of the lenders under the Credit Agreement, and Credit Suisse AG, Cayman Islands Branch, as administrative agent (incorporated by reference to Exhibit 10.1 of First Data Corporation’s Current Report on Form 8-K filed on August 16, 2010, Commission File No. 1-11073).

EXHIBIT NO.	DESCRIPTION

10.3	2011 Extension Agreement, dated as of March 24, 2011, among First Data Corporation, certain of its subsidiaries, certain of the lenders under the Credit Agreement, and Credit Suisse AG, Cayman Islands Branch, as administrative agent (incorporated by reference to Exhibit 10.1 of First Data Corporation’s Current Report on Form 8-K filed on April 13, 2011, Commission File No. 1-11073).

10.4	Guarantee Agreement, dated September 24, 2007, among First Data Corporation, the subsidiaries of First Data Corporation identified therein and Credit Suisse, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.11 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.5	Pledge Agreement, dated September 24, 2007, among First Data Corporation, the subsidiaries of First Data Corporation identified therein, and Credit Suisse, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.12 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.6	Security Agreement, dated September 24, 2007, among First Data Corporation, the subsidiaries of First Data Corporation identified therein, and Credit Suisse, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.13 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.7	Management Agreement, dated September 24, 2007, among First Data Corporation, Kohlberg Kravis Roberts & Co. L.P. and New Omaha Holdings L.P. (incorporated by reference to Exhibit 10.10 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.8	Letter Agreement, dated as of June 27, 2007, between New Omaha Holdings L.P. and Michael Capellas, as assumed by First Data Corporation and New Omaha Holdings Corporation as of September 24, 2007 (incorporated by reference to Exhibit 10.4 of First Data Corporation’s Current Report on Form 8-K filed on September 28, 2007, Commission file No. 1-11073).

10.9	Employment Agreement between First Data Corporation and Edward A. Labry III dated April 1, 2003 (incorporated by reference to the Exhibit 10.27 of First Data Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, Commission file No. 1-11073).

10.10	2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates (incorporated by reference to Exhibit 10.5 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.11	Form of Stock Option Agreement for Executive Committee Members (incorporated by reference to Exhibit 10.6 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.12	Form of Management Stockholder’s Agreement for Executive Committee Members (incorporated by reference to Exhibit 10.7 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.13	Form of Sale Participation Agreement (incorporated by reference to Exhibit 10.8 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.14	First Data Corporation 1992 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit A of First Data Corporation’s Proxy Statement for its May 12, 1999 Annual Meeting, Commission File No. 1-11073).

10.15	First Data Corporation 2002 First Data Corporation Long-Term Incentive Plan, as amended through February 21, 2007 (incorporated by reference to Exhibit C of First Data Corporation’s Definitive Proxy Statement on Schedule 14A filed on April 17, 2007, Commission File No. 1-11073).

EXHIBIT NO.	DESCRIPTION

10.16	Registrant’s Senior Executive Incentive Plan, as amended and restated effective January 1, 2011 (incorporated by reference to the Exhibit 10.3 of First Data Corporation’s Quarterly Report on Form 10-Q for the period ended March 31, 2011, Commission file No. 1-11073).

10.17	Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for Executive Officers (incorporated by reference to Exhibit 99.1 of First Data Corporation’s Current Report on Form 8-K filed on December 14, 2004, Commission File No. 1-11073).

10.18	Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for Section 16 Executive Committee members, as amended July 2005 (incorporated by reference to Exhibit 10.3 of First Data Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, Commission File No. 1-11073).

10.19	Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for Section 16 non-Executive Committee members, as amended July 2005 (incorporated by reference to Exhibit 10.4 of First Data Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, Commission File No. 1-11073).

10.20	Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for employees other than Executive Officers (incorporated by reference to Exhibit 10.10 of First Data Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No. 1-11073).

10.21	Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for employees other than Executive Committee members, as amended July 2005 (incorporated by reference to Exhibit 10.5 of First Data Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, Commission File No. 1-11073).

10.22	Form of Non-Qualified Stock Option Agreement under the First Data 1992 Long-Term Incentive Plan for Executive Officers (incorporated by reference to Exhibit 10.11 of First Data Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No. 1-11073).

10.23	Form of Non-Qualified Stock Option Agreement under the First Data 1992 Long-Term Incentive Plan for employees other than Executive Officers (incorporated by reference to Exhibit 10.12 of First Data Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No. 1-11073).

10.24	First Data Corporation Severance/Change in Control Policy, as adopted July 26, 2005 as amended and restated effective September 24, 2007 (incorporated by reference to Exhibit 10.27 of First Data Corporation’s Annual Report on Form 10-K filed on March 13, 2008, Commission file No. 1-11073).

10.25	Amendment No. 1 to the First Data Corporation Severance/Change in Control Policy (incorporated by reference to Exhibit 10.23 of First Data Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, Commission File No. 001-11073).

10.26	Description of Named Executive Officer salary and bonus arrangements for 2009 (incorporated by reference to Exhibit 10.24 of First Data Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, Commission file No. 1-11073).

10.27	Description of First Data Holdings Inc. director compensation (incorporated by reference to Exhibit 10.24 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION

10.28	First Data Holdings Inc. 2008 Non-Employee Director Deferred Compensation Plan (incorporated by reference to Exhibit 10.25 of First Data Corporation’s Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

10.29	Indenture, dated as of October 24, 2007, between First Data Corporation, the subsidiaries of First Data Corporation identified therein and Wells Fargo Bank, National Association, as trustee, governing the 9 7/8% Senior Notes (incorporated by reference to Exhibit 4.2 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.30	Senior Indenture, dated as of September 24, 2008, between First Data Corporation, the subsidiaries of First Data Corporation identified therein and Wells Fargo Bank, National Association, as trustee, governing the Senior Cash Pay Notes due 2015 and Senior PIK Notes due 2015 (incorporated by reference to Exhibit 4.1 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2008, Commission File No. 001-11073).

10.31	Senior Subordinated Indenture, dated as of September 24, 2008, between First Data Corporation, the subsidiaries of First Data Corporation identified therein and Wells Fargo Bank, National Association, as trustee, governing the Senior Subordinated Notes due 2016 (incorporated by reference to Exhibit 4.2 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2008, Commission File No. 001-11073).

10.32	Indenture, dated as of August 20, 2010, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 8.875% Senior Secured Notes Due 2020 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on August 26, 2010).

10.33	Pledge Agreement, dated as of August 20, 2010, among the Company, the other pledgors named therein and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on August 26, 2010).

10.34	Security Agreement, dated as of August 20, 2010, among the Company, the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on August 26, 2010).

10.35	Indenture, dated as of December 17, 2010, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 8.25% Senior Second Lien Notes due 2021 and the 8.75/10.00% PIK Toggle Senior Second Lien Notes due 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 22, 2010).

10.36	Pledge Agreement, dated as of December 17, 2010, among the Company, the other pledgors named therein and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on December 22, 2010).

10.37	Security Agreement, dated as of December 17, 2010, among the Company, the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on December 22, 2010).

10.38	Indenture, dated as of April 13, 2011, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 7.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed April 13, 2011).

EXHIBIT NO.	DESCRIPTION

10.39	Indenture dated as of March 26, 1993 between the Registrant and Wells Fargo Bank Minnesota, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the First Data Corporation’s Registration Statement on Form S-3 filed on June 3, 1994 (Registration No. 33-74568)).

10.40	2007 Supplemental Indenture, dated as of August 22, 2007, between First Data Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of First Data Corporation’s Current Report on Form 8-K filed on August 28, 2007, Commission File No. 1-11073).

12.1	Computation in Support of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant.

23.1+	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2+	Consent of Bass Berry & Sims LLP (included as part of its opinion filed as Exhibit 5.2 hereto).

23.3+	Consent of Fox Rothschild LLP (included as part of its opinion filed as Exhibit 5.3 hereto).

23.4+	Consent of Holland & Hart LLP (included as part of its opinion filed as Exhibit 5.4 hereto).

23.5+	Consent of Lathrop Gage LLP (included as part of its opinion filed as Exhibit 5.5 hereto).

23.6+	Consent of Sidley Austin LLP (included as part of its opinion filed as Exhibit 5.6 hereto).

23.7+	Consent of Sutherland Asbill & Brennan LLP (included as part of its opinion filed as Exhibit 5.7 hereto).

23.8	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Omnibus Powers of Attorney.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association with respect to the Indenture governing the 12.625% Senior Notes due 2021.

99.1	Form of Letter of Transmittal.

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3	Form of Letter to Clients.

99.4	Form of Notice of Guaranteed Delivery.

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definitions Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	These interactive data files shall not be deemed filed for purposes of Section 11 or 12 of the Securities Act of 1933, as amended, or Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under those sections.
+	To be filed as an amendment.

FIRST DATA CORPORATION

SCHEDULE II—Valuation and Qualifying Accounts

(dollars, in millions)

Description	Balance at Beginning of Period	Additions		Deductions		Balance at End of Period
		Charged to Costs and Expenses	Charged to Other Accounts
Year ended December 31, 2010 deducted from receivables	$22.5	$68.7	$0.0	$62.1	(a)	$29.1
Year ended December 31, 2009 deducted from receivables	$23.8	$59.3	$0.0	$60.6	(a)	$22.5
Year ended December 31, 2008 deducted from receivables	$21.7	$44.3	$0.0	$42.2	(a)	$23.8

(a)	Amounts related to business divestitures and write-offs against assets.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on October 17, 2011.

FIRST DATA CORPORATION

By:	/S/ JONATHAN J. JUDGE
Name:	Jonathan J. Judge
Title:	Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer and Director	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2011

/S/ JOE W. FOREHAND Joe W. Forehand	Director and Chairman of the Board	October 17, 2011

/S/ JAMES R. FISHER James R. Fisher	Director	October 17, 2011

/S/ HENRY R. KRAVIS Henry R. Kravis	Director	October 17, 2011

/S/ SCOTT C. NUTTALL Scott C. Nuttall	Director	October 17, 2011

/S/ TAGAR C. OLSON Tagar C. Olson	Director	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

Concord Transaction Services, LLC
By:	Concord Computing Corporation, a managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

By:	CTS Holdings, LLC, a managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ PATRICK R. MOORE Patrick R. Moore	Director of Concord Computing Corporation	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of Concord Computing Corporation.	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

FDGS Group, LLC

By:	First Data Communications Corporation, a managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President and Assistant Secretary

By:	First Data Merchant Services Corporation, a managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President and Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ DOUGLAS G. BRANDBERG Douglas G. Brandberg	Director of First Data Communications Corporation	October 17, 2011

/S/ PATRICK R. MOORE Patrick R. Moore	Director of First Data Merchant Services Corporation	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Communications Corporation and First Data Merchant Services Corproation	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on October 17, 2011.

FDR LIMITED

By:	/S/ STANLEY J. ANDERSEN
Name:	Stanley J. Andersen
Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	(Principal executive officer)	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ ROGER BRACKEN Roger Bracken	Director	October 17, 2011

/S/ EDWARD CADDLE Edward Caddle	Director	October 17, 2011

/S/ WOLFGANG HEINRICH Wolfgang Heinrich	Director	October 17, 2011

/S/ ROSALIND RAYMAN Rosalind Rayman	Director	October 17, 2011

/S/ SCOT SILVERGLATE Scot Silverglate	Director	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

First Data Government Solutions, LP

By:	FDGS Partner, LLC, its general partner,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

First Data Merchant Services Northeast, LLC

By:	First Data Merchant Services Corporation, a managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

By:	FDS Holdings, Inc., a managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ PATRICK R. MOORE Patrick R. Moore	Director of First Data Merchant Services Corporation and FDS Holdings, Inc.	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Merchant Services Corporation and FDS Holdings, Inc.	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

First Data Retail ATM Services L.P.

By:	Concord One, LLC, its general partner,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

Money Network Financial, LLC

By:	First Data Merchant Services Corporation, a managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

By:	Concord Transaction Services, LLC, a managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ PATRICK R. MOORE Patrick R. Moore	Director of First Data Merchant Services Corporation	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Merchant Services Corporation	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

PayPoint Electronic Payment Systems, LLC

By:	First Data Voice Services, its managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

Sagebrush Holdings LLC

By:	Concord Computing Corporation, the sole managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President and Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ PATRICK R. MOORE Patrick R. Moore	Director of Concord Computing Corporation	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of Concord Computing Corporation	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on October 17, 2011.

TeleCheck Services, Inc.

By:	/S/ MARK S. WALLIN
Name:	Mark S. Wallin
Title:	President and Principal Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK S. WALLIN Mark S. Wallin	Chief Executive Officer, Chief Financial Officer and Director	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Principal accounting officer	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

Transaction Solutions, LLC

By:	First Data Merchant Services Corporation, a managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

By:	FDS Holdings, Inc., a managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ PATRICK R. MOORE Patrick R. Moore	Director of First Data Merchant Services Corporation and FDS Holdings, Inc.	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Merchant Services Corporation and FDS Holdings, Inc.	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on October 17, 2011.

REGISTRANTS (as listed on the attached Schedule I of Subsidiary Registrants)

By:	/S/ STANLEY J. ANDERSEN
Name:	Stanley J. Andersen
Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ PATRICK R. MOORE Patrick R. Moore	Director	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

REGISTRANTS (as listed on the attached Schedule II of Subsidiary Registrants)

By:	First Data Corporation, its managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer and Director of First Data Corporation, Managing Member of Registrant	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2011

/S/ JOE W. FOREHAND Joe W. Forehand	Director and Chairman of the Board of First Data Corporation, Managing Member of Registrant	October 17, 2011

/S/ JAMES R. FISHER James R. Fisher	Director of First Data Corporation, Managing Member of Registrant	October 17, 2011

/S/ HENRY R. KRAVIS Henry R. Kravis	Director of First Data Corporation, Managing Member of Registrant	October 17, 2011

/S/ SCOTT C. NUTTALL Scott C. Nuttall	Director of First Data Corporation, Managing Member of Registrant	October 17, 2011

/S/ TAGAR C. OLSON Tagar C. Olson	Director of First Data Corporation, Managing Member of Registrant	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

REGISTRANTS (as listed on the attached Schedule III of Subsidiary Registrants)

By:	First Data Resources, LLC, its managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

REGISTRANTS (as listed on the attached Schedule IV of Subsidiary Registrants)

By:	Concord EFS, Inc., its managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ PATRICK R. MOORE Patrick R. Moore	Director of Concord EFS, Inc., Managing Member of Registrant	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of Concord EFS, Inc., Managing Member of Registrant	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

REGISTRANTS (as listed on the attached Schedule V of Subsidiary Registrants)

By:	Concord Processing, Inc., its managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ PATRICK R. MOORE Patrick R. Moore	Director of Concord Processing, Inc., Managing Member of Registrant	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of Concord Processing, Inc., Managing Member of Registrant	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

REGISTRANTS (as listed on the attached Schedule VI of Subsidiary Registrants)

By:	First Data Merchant Services Corporation, its managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ PATRICK R. MOORE Patrick R. Moore	Director of First Data Merchant Services Corporation, Managing Member of Registrant	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Merchant Services Corporation, Managing Member of Registrant	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

REGISTRANTS (as listed on the attached Schedule VII of Subsidiary Registrants)

By:	FDS Holdings, Inc., its managing member,
	By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President and Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ PATRICK R. MOORE Patrick R. Moore	Director of FDS Holdings, Inc.	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of FDS Holdings, Inc.	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

REGISTRANTS (as listed on the attached Schedule VIII of Subsidiary Registrants)

By:	/S/ STANLEY J. ANDERSEN
Name:	Stanley J. Andersen
Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer and Executive Vice President	October 17, 2011

/S/ DOUGLAS G. BRANDBERG Douglas G. Brandberg	Director	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director	October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on October 17, 2011.

REGISTRANTS (as listed on the attached Schedule IX of Subsidiary Registrants)

By:	/S/ STANLEY J. ANDERSEN
Name:	Stanley J. Andersen
Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Chief Executive Officer	October 17, 2011

/S/ RAY E. WINBORNE Ray E. Winborne	Chief Financial Officer, Chief Accounting Officer, Executive Vice President and Director	October 17, 2011

/S/ STANLEY J. ANDERSEN Stanley J. Andersen	Director	October 17, 2011

SCHEDULE I OF SUBSIDIARY REGISTRANTS

BUYPASS Inco Corporation

CESI Holdings, Inc.

Concord Computing Corporation

Concord Corporate Services, Inc.

Concord EFS Financial Services, Inc.

Concord EFS, Inc.

Concord Emerging Technologies, Inc.

Concord Financial Technologies, Inc.

Concord Payment Services, Inc.

Concord Processing, Inc.

CTS, Inc.

EFS Transportation Services, Inc.

EPSF Corporation

FDS Holdings, Inc.

First Data Card Solutions, Inc.

First Data Commercial Services Holdings, Inc.

First Data Government Solutions, Inc.

First Data Merchant Services Corporation

First Data Mobile Holdings, Inc.

FSM Services Inc.

Linkpoint International, Inc.

National Payment Systems Inc.

New Payment Services, Inc.

TASQ Technology, Inc.

TeleCheck International, Inc.

TeleCheck Pittsburgh/West Virginia, Inc.

Unified Merchant Services

SCHEDULE II OF SUBSIDIARY REGISTRANTS

Call Interactive Holdings LLC

FDFS Holdings, LLC

First Data Real Estate Holdings L.L.C.

First Data Resources, LLC

First Data Secure LLC

Gratitude Holdings LLC

SCHEDULE III OF SUBSIDIARY REGISTRANTS

First Data Payment Services, LLC

Instant Cash Services, LLC

REMITCO LLC

SCHEDULE IV OF SUBSIDIARY REGISTRANTS

CTS Holdings, LLC

Star Systems, LLC

Strategic Investment Alternatives LLC

SCHEDULE V OF SUBSIDIARY REGISTRANTS

Concord One, LLC

SCHEDULE VI OF SUBSIDIARY REGISTRANTS

First Data Merchant Services Southeast, L.L.C.

LoyaltyCo LLC

ValueLink, LLC

SCHEDULE VII OF SUBSIDIARY REGISTRANTS

Cardservice International, LLC

First Data EC, LLC

TASQ LLC

SCHEDULE VIII OF SUBSIDIARY REGISTRANTS

Bankcard Investigative Group Inc.

FDR Ireland Limited

FDR Missouri Inc.

First Data Communications Corporation

First Data Latin America Inc.

First Data Solutions, Inc.

First Data Voice Services

FundsXpress Financial Network, Inc.

FundsXpress, Inc.

Gift Card Services, Inc.

MAS Inco Corporation

MAS Ohio Corporation

PaySys International, Inc.

Size Technologies, Inc.

Star Networks, Inc.

Star Processing, Inc.

Star Systems Assets, Inc.

Star Systems, Inc.

SCHEDULE IX OF SUBSIDIARY REGISTRANTS

First Data Capital, Inc.

First Data Technologies, Inc.

S-9